Filed Pursuant to Rule 424(b)(3)
Registration No. 333-160849
PROSPECTUS SUPPLEMENT NO. 7

American Defense Systems, Inc.
5,695,505 Shares
Common Stock

This prospectus supplement no. 7 supplements our prospectus dated August 10, 2009, as supplemented by prospectus supplement no. 1 dated August 14, 2009, prospectus supplement no. 2 dated August 27, 2009, prospectus supplement no. 3 dated September 22, 2009, prospectus supplement no. 4 dated October 27, 2009, prospectus supplement no. 5 dated November 2, 2009 and prospectus supplement no. 6 dated April 23, 2010, that relates to the offer and sale of 5,695,505 shares of common stock that may be sold from time to time by the selling stockholders identified in the prospectus. We will not receive any proceeds from the sale of common stock covered by the prospectus.

Our common stock is traded on the NYSE Amex under the symbol EAG. The closing sales price for our common stock on April 22, 2010 was $0.35 per share.

This prospectus supplement is being filed to include the information set forth in our (i) Current Reports on Form 8-K filed with the Securities and Exchange Commission (or SEC) on November 23, 2009, November 24, 2009, December 18, 2009, January 7, 2010, January 15, 2010, January 28, 2010, April 15, 2010 and April 20, 2010, respectively, (ii) Schedule 14A filed with the SEC on March 4, 2010, (iii) Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 23, 2009 and (iv) Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on April 15, 2010, which are attached below. This prospectus supplement should be read in conjunction with the prospectus, as supplemented by prospectus supplement nos. 1 through 6.

Investing in our securities involves risks. You should consider the risks that we have described in Risk Factors beginning on page 2 of the prospectus and page 16 of our Form 10-K for the year ended December 31, 2009 filed on April 15, 2010 before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus, prospectus supplement nos. 1 through 6 or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 23, 2010.

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 23, 2009 (November 20, 2009)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 20, 2009, the management and Audit Committee of the board of directors of American Defense Systems, Inc. (the “Company”) concluded that the Company’s consolidated financial statements as of and for the year ended December 31, 2008 and the interim periods within that year and the interim periods ended March 31, 2009 and June 30, 2009 should be restated and should no longer be relied upon as a result of certain errors described below.

●
All or a portion of the Company’s Series A Convertible Preferred Stock and related investor warrant derivative liability will be reclassified as current liabilities rather than long term liabilities on the Company’s balance sheets as of December 31, 2008, March 31, 2009 and June 30, 2009.

●
The Assets from Discontinued Operations and Liabilities from Discontinued Operations will be reclassified from long term to short term on the Company’s balance sheets as of December 31, 2008, March 31, 2009 and June 30, 2009.

●
Warrants issued to placement agents with respect to prior private placements of the Company’s securities that were originally included in additional paid in capital will be reclassified as derivative warrant liabilities effective January 1, 2009, in accordance with a newly adopted accounting pronouncement, on the Company’s balance sheets as of March 31, 2009 and June 30, 2009 reported at fair value with period to period changes in fair value reported in the statement of operations ..

●
An asset from a prior asset acquisition by the Company will be reclassified from a current asset included in prepaid expenses and other current assets to a long term asset on the Company’s balance sheets as of December 31, 2008, March 31, 2009 and June 30, 2009.

●
Certain legal fees originally capitalized in prepaid expenses and other current assets will be reclassified as deferred financing costs while others should be expensed as incurred as of December 31, 2008. The related amortization of these costs will also be reclassified in the Company’s statements of operations from general and administrative expenses to interest expense for the periods in year ended December 31, 2008, three months ended March 31, 2009 and the three and six month ended June 30, 2009.

●	Certain costs relating to the Company’s initial registration of its common stock with the SEC and stock exchange listing application originally included in additional paid in capital on the Company’s balance sheets as of December 31, 2008, March 31, 2009 and June 30, 2009 will be expensed in the Company’s statement of operations for the periods in the year ended December 31, 2008

●
The dividends on the Company’s Series A Convertible Preferred Stock will be reclassified from dividends to interest expense on its statements of income for each of the interim periods in the year ended December 31, 2008, three months ended March 31, 2009 and the three and six months ended June 30, 2009 to be consistent with the liability classification of the instrument.

●
The Company’s May 2009 settlement with the holders of Series A Convertible Preferred Stock resulted in a deemed extinguishment of the instrument resulting in a loss that was previously classified as part of unrealized gain (loss) on adjustment of fair value of the Series A Convertible Preferred Stock and warrant liabilities and will be reclassified to deemed extinguishment of debt on the Company’s statement of operations for the three and six months ended June 30, 2009.

●
Stock-based compensation expense with respect to stock option and common stock grants made to an employee and certain directors will be added to the Company’s statement of operations for the three months ended March 31, 2009 and the three and six months ended June 30, 2009.

The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (which will include the restatements for the three months ended March 31, 2008 and the three and six months ended June 30, 2008) which will explain and quantify the errors and provide corrected disclosure.  The Company intends to file such amended reports to reflect the restatements as soon as practicable.  The Company also intends to include explanatory information and provide corrected disclosure with respect to the restated information as of December 31, 2008 and the year then ended, for the three and nine month periods ended September 30, 2008, and as of and for the three and six month periods ended June 30, 2009, in its Form 10-Q for the quarter ended September 30, 2009 to be filed as soon as practicable.

2

The Company’s management has assessed the effect of the restatement on the Company’s disclosure controls and procedures and internal control over financial reporting, and has determined that a material weakness exists with respect to our reporting of complex and non-routine transactions as of the end of each of the periods being restated.  To address this material weakness, the Company intends to engage outside experts to provide counsel and guidance in areas where it cannot economically maintain the required expertise internally (e.g., with the appropriate classifications and treatments of complex and non-routine transactions).

The Company’s management has discussed the matters is in this Form 8-K with its current auditors, Marcum LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

3

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 24, 2009 (November 23, 2009)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 23, 2009, American Defense Systems, Inc. (the “Company”) issued a press release announcing financial results for the third quarter ended September 30, 2009. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this current Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 23, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

2

Company Contacts:	Investor Relations:
Roger Ward	Ron Both
V.P. of Marketing & Investor Relations	Managing Director
American Defense Systems, Inc.	Liolios Group, Inc.
Tel 516-390-5300, x326	Tel 949-574-3860
rward@adsiarmor.com	info@liolios.com

American Defense Systems Reports Third Quarter 2009 Financial Results

HICKSVILLE, N.Y. — November 23, 2009 — American Defense Systems, Inc. (ADSI) (AMEX: EAG), a leading provider of advanced transparent and opaque armor, architectural hardening and security products for Defense and Homeland Security, reported financial results for the third quarter ended September 30, 2009.

Q3 2009 Financial Results

Revenues from continuing operations in the third quarter of 2009 decreased 5% to $12.6 million from $13.8 million in the same year-ago quarter. The decrease in revenue in the third quarter of 2009 was primarily due to a delay in the acceptance of a large completed order for Mac-50 cranes which were shipped at the start of the fourth quarter of 2009. Revenue from the company’s physical security product business increased 121% to $1.2 million from $543,000 in the same year-ago quarter.

Revenues from continuing operations for the nine months ended September 30, 2009 increased 16% to $36.2 million from $31.3 million in the comparable period in 2008. The increase was due primarily to increased order fulfillment under a large U.S. Marine Corp. contract, including orders which were expected to ship in the fourth quarter of 2008 that were delayed into the first and second quarters of 2009. The revenue increase for the nine month period was also due to additional sales generated by the company’s physical security product business of $1.2 million (all of which occurred in the third quarter of 2009), which represented a 20% increase over $1.0 million for the nine months ended September 30, 2008.

Gross margin as a percentage of revenue for the third quarter was 21% as compared to 32% for the third quarter of 2008. The decrease in the third quarter 2009 gross margin was due primarily to the introduction of a new product with more aggressive initial pricing per a particular contract which shipped in the third quarter of 2009, and which was not offset by more favorable margin products that did not ship due to delay order acceptance. This also resulted in a gross profit margin of 33% for the nine months ended September 30, 2009, as compared to 35% for the same period in 2008. Gross margins are expected to return to historical ranges in 2010.

Loss from operations in the third quarter of 2009 totaled $1.9 million versus income from operations of $94,000 in the same period a year-ago. Loss from operations for the first nine months of 2009 totaled $1.4 million versus a loss from operations of $875,000 in the same period a year-ago.

Net loss in the third quarter of 2009 totaled $3.6 million or $(0.08) per share, compared to a net loss of $808,000 or $(0.02) per basic and diluted share in the same year-ago period. Net loss for the first nine months of 2009 totaled $7.9 million or $(0.19) per share versus a net loss of $27,000 or $(0.00) per share in the same year-ago period.

Adjusted EBITDA loss for the quarter was $1.7 million or $(0.04) per basic and diluted share versus an adjusted EBITDA loss of $72,000 or $(0.00) per basic and diluted share in the same year-ago period (see the definition and important discussion about the presentation of adjusted EBITDA, a non-GAAP term, below).

Adjusted EBITDA loss for the first nine months of 2009 was $627,000 or $(0.01) per basic and diluted share versus an adjusted EBITDA loss of $878,000 or $(0.02) per basic and diluted share in the same year-ago period.

Contract backlog at September 30, 2009 totaled $46 million, a decrease of 4% from $48 million at the end of the previous quarter and lower by 16% from $55 million at September 30, 2008.

Q3 2009 Operational Highlights

•
ADSI received the coveted “Qualified Anti-Terrorism Technology” designation and certification from the U.S. Department of Homeland Security (DHS) for its American Anti-Ram™ (AAR™) vehicle barricade product line. The DHS office of the Under Secretary for Science and Technology has classified APSG's AAR technology an "Approved Product for Homeland Security" after careful review of third party crash tests which demonstrated AAR satisfies the criteria set forth in the federal Support Anti-terrorism by Fostering Effective Technologies Act of 2002, otherwise known as the SAFETY Act, as well as its supporting regulations. APSG joined the ranks of other prestigious DHS designees that include ADT Security Systems, Northrop Grumman Space & Mission Systems Corporation, and the Raytheon Company. The new designation and certification means these products meet the highest standards of the DHS. Along with the reduced insurance costs, the company expects this to encourage greater adoption of APSG’s architectural hardening products and related services.

•
U.S. Marine Corps Systems Command placed a $9 million order for crew protection kit spare parts which will be used to reset ADSI Add-on-Armor (AoA) Crew Protection Kits (CPKs) currently deployed on U.S. Marine Corps construction vehicles. The new order fulfilled the remaining portion of the three-year, $30 million contract ahead of schedule and is expected to be completed by March of 2010, with the majority of the order shipped by the end of 2009.

•
Began to ship a newly designed CPK to Caterpillar Inc. according to an order valued at approximately $2.5 million. ADSI has initially shipped more than a dozen of the CPKs to Caterpillar, with the remainder of the order calling for approximately 60 more CPKs to be delivered by the end of the year. The shipment is the first to Caterpillar since the world's leading manufacturer of construction and mining equipment officially selected ADSI as a Tier 1 supplier in February of this year.

•
Shipped orders for spare parts totaling approximately $800,000 out of a total of $1.3 million in parts recently ordered by the U.S. Army’s TACOM Life Cycle Management Command (LCMC). The remainder of the orders are scheduled for completion by November 2009. The parts will be used to repair and recondition ADSI CPKs currently deployed on U.S. Military construction vehicles. ADSI's Field Service Representatives are expected to assist in the installation of the spare parts. In February of this year, ADSI had reported that TACOM had extended its field service contract for approximately $750,000 to cover periods through the end of 2009.

Management Commentary

“Following a record revenue quarter in which we generated the highest income from operations as a public company, this third quarter of 2009 was disappointing but not reflective of the strength of our business and the increasing demands we see in our sales pipeline,” said Anthony J. Piscitelli, chairman and CEO of American Defense Systems. “It does, however, indicate the challenges we face as we pursue larger and more aggressive contracts, and particularly where a brief delay in a single large order acceptance can mean the difference between another record revenue quarter and one that disappoints, as well as one that can affect order shipments in subsequent quarters.”

“In light of this, we are revisiting our approach to our practice of issuing annual guidance. We can say at this point that while we expect improvement in the final quarter of 2009, because of these emerging factors, it is unlikely we will achieve our previously stated revenue goal for 2009,” said Piscitelli. “In preparation for the next year, we are focusing on things we can better control and have begun to execute on a cost restructuring program designed to create greater efficiencies and substantial savings in our general and administrative costs.”

“Notwithstanding the troop reductions in Iraq and possible continued build up in Afghanistan, we expect that demand in those countries for armored military construction vehicles will continue in order to repair significant war damage and for nation-building purposes. In order to diversify our revenue stream and reduce our dependence upon large military orders, we are continuing to pursue expansion of our physical security product business. The recent designations and certification our APSG unit has received by the DHS are an excellent fulcrum for this endeavor, as evidenced by the substantial increase of related sales in the third quarter. We are also exploring interests in armored construction equipment expressed by other countries to address issues with mine-infested regions.

Conference Call and Webcast

The company will hold a conference call today at 4:30 p.m. Eastern time to discuss its third quarter performance. Members of ADSI’s executive management team will host the presentation, followed by a question and answer period.

Date: Monday, November 23, 2009
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Dial-In Number: 1-800-894-5910
International: 1-785-424-1052
Conference ID#: 7DEFENSE

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s Web site at www.adsiarmor.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until December 23, 2009:

Toll-free replay number: 1-800-388-5895
International replay number: 1-402-220-1110
(No passcode required)

Use of Non-GAAP Financial Information

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. ADSI defines adjusted EBITDA as net income/(loss) before interest; taxes; depreciation; unrealized (gain) loss on adjustment of fair value series a convertible preferred stock classified as a liability, loss on deemed extinguishment of debt, finance charge and unrealized (gain) loss on investor warrant liability. Other companies (including the company’s competitors) may define adjusted EBITDA differently. The company presents adjusted EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of ADSI nor is it intended to be predictive of potential future results. Investors should not consider adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP Income (Loss) to adjusted EBITDA (Loss)” below for further information on this non-GAAP measure and reconciliation of adjusted EBITDA to GAAP net loss for the periods indicated.

American Defense Systems, Inc. and Subsidiaries
Reconciliation of GAAP Income (Loss) to Adjusted EBITDA (Loss)
(in thousands, except per share amounts)
(unaudited)

	Sept 30,	Sept 30,
	2009	2008

GAAP net income (loss)	$(3,591)	$(808)

Reconciling items from GAAP to Adjusted EBITDA (loss)
Interest expense, net	1,114	648
Depreciation	278	266
Unrealized (gain) loss on adjustment of fair value
Series A convertible preferred stock classified
as a liability	498	(126)
Finance charge	41	-
Unrealized (gain) on investor warrant liability	(11)	(52)

Adjusted EBITDA (loss)	$(1,671)	$(72)

Adjusted EBITDA (loss) per common share:
Basic and diluted	$(0.04)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	45,514	39,443

	Nine Months Ended
	Sept 30,	Sept 30,
	Q3 2009	Q3 2008

GAAP net income (loss)	$(7,916)	$(27)

Reconciling items from GAAP to Adjusted EBITDA (loss)
Interest expense, net	2,636	1,269
Depreciation	798	549
Unrealized (gain) loss on adjustment of fair value
Series A convertible preferred stock classified
as a liability	1,184	(1,303)
Loss on deemed extinguishment of debt	2,614	-
Finance charge	41	-
Unrealized (gain) loss on investor warrant liability	16	(1,366)

Adjusted EBITDA (loss)	$(627)	$(878)

Adjusted EBITDA (loss) per common share:
Basic and diluted	$(0.01)	$(0.02)

Weighted average common shares outstanding:
Basic and diluted	42,388	39,443

About Restated Financials

On November 20, 2009, the management and Audit Committee of the board of directors of the company concluded that its consolidated financial statements as of and for the year ended December 31, 2008 including the interim periods and the interim periods ended March 31, 2009 and June 30, 2009 should be restated and should no longer be relied upon as a result of certain errors. The errors relate primarily to the accounting treatment of the company’s Series A Convertible Preferred Stock, warrants and other matters relating to complex and non-routine transactions. The financial information included in this press release for dates other than September 30, 2009 and the periods then ended has been adjusted to reflect restated amounts. The company expects to file with the SEC today a Current Report on Form 8-K as to the non-reliance on, and restatement of, such financial statements, as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 which will provide explanatory and quantitative information on certain of the restated information. The company also expects to file with the SEC as soon as practicable amendments to its Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 to include explanatory information and provide corrected disclosure with respect to the restated information.

About American Defense Systems, Inc.

American Defense Systems, Inc. (“ADSI”) offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry. For more information, visit the ADSI corporate Web site at www.adsiarmor.com.

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s anticipated future growth, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues,” “projects” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s ability to finance the redemption of ADSI’s series A convertible preferred stock in accordance with the terms of such stock and ADSI’s settlement agreement with the holders of stock; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.

Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its most recent annual report on Form 10-K and quarterly report on Form 10-Q. Statements in this press release should be evaluated in light of these important factors.

American Defense Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)

ASSETS	September 30, 2009	December 31, 2008
	Unaudited	Restated
CURRENT ASSETS
Cash	$107,381	$374,457
Accounts receivable, net	5,948,023	4,981,150
Accounts receivable-factoring	256,888	-
Inventory	480,288	621,048
Prepaid expenses and other current assets	1,995,302	2,088,801
Costs in excess of billings on uncompleted contracts	10,198,639	7,143,089
Deposits	309,685	437,496
Assets of discontinued operations	-	736,613
TOTAL CURRENT ASSETS	19,296,206	16,382,654

Property and equipment, net	3,286,796	3,743,936
Deferred Financing Costs	2,131,603	1,500,533
Deferred Offering Costs	222,000	-
Notes Receivable	925,000	925,000
Intangible Assets	606,000	606,000
Goodwill	450,000	450,000
Deferred Tax Asset	1,167,832	1,167,832
Other Assets	159,559	159,560
TOTAL ASSETS	$28,244,996	$24,935,515

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$9,209,076	$2,480,652
Accrued expenses	385,620	755,615
Line of Credit	-	76,832
Mandatory redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares authorized issued and outstanding	7,500,000	10,981,577
Warrant liability	86,762	90,409
Liabilities of discontinued operations	-	736,613
TOTAL CURRENT LIABILITIES	17,181,458	15,121,698

LONG TERM LIABILITIES
Mandatory Redeemable Series A Convertible Preferred Stock, - Long Term	5,360,813	-
TOTAL LIABILITIES	22,542,271	15,121,698

SHAREHOLDERS' EQUITY
Common stock, $0.001 par value, 100,000,000 shares authorized, 45,531,457 and 39,585,960 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	45,532	39,586
Additional paid-in capital	14,222,331	11,096,031
Accumulated Deficit	(8,565,138)	(1,321,800)
TOTAL SHAREHOLDERS' EQUITY	5,702,725	9,813,817
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$28,244,996	$24,935,515

American Defense Systems, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2009	2008 (Restated)	2009	2008 (Restated)
CONTRACT REVENUES EARNED	$12,643,488	$13,308,862	$36,166,765	$31,268,223

COST OF REVENUES EARNED	9,999,606	8,996,384	24,112,580	20,340,867

GROSS PROFIT	2,643,882	4,312,478	12,054,185	10,927,356

OPERATING EXPENSES
General and administrative expenses	2,410,261	2,125,910	6,707,592	5,386,549
General and administrative salaries	1,051,214	967,152	3,146,617	3,221,803
Marketing	560,231	688,024	2,017,804	2,047,591
T2 expenses	154,766	-	392,438	-
Research and development	117,268	170,784	320,495	539,936
Settlement of litigation	-	-	63,441	57,377
Depreciation	278,264	266,434	797,676	548,869
TOTAL OPERATING EXPENSES	4,572,004	4,218,304	13,446,063	11,802,125

(LOSS) INCOME FROM CONTINUING OPERATIONS	(1,928,122)	94,174	(1,391,878)	(874,769)

OTHER INCOME (EXPENSE)

Unrealized gain (loss) on adjustment of fair value
Series A convertible preferred stock classified
as a liability	(498,407)	126,228	(1,183,719)	1,302,722
Unrealized gain (loss) on investor warrant liability	10,674	52,001	(15,676)	1,365,844
Loss on deemed extinguishment of debt	-		(2,613,630)	-
Other income (expense)	(21,040)	(332,406)	(33,770)	(335,345)
Interest expense	(663,527)	(272,730)	(1,444,675)	(582,897)
Interest expense - Mandatorily redeemable preferred stock dividends	(450,000)	(399,000)	(1,200,000)	(800,252)
Interest income	3	24,152	8,859	114,233
Finance charge	(41,025)	-	(41,025)	-
TOTAL OTHER INCOME (EXPENSE)	(1,663,322)	(801,755)	(6,523,636)	1,064,305

(LOSS INCOME) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,591,444)	(707,581)	(7,915,514)	189,536

INCOME TAX PROVISION		-	-	-

(LOSS) FROM CONTINUING OPERATIONS	(3,591,444)	(707,581)	(7,915,514)	189,536

LOSS FROM DISCONITNUED OPERATIONS, NET OF TAX:

Loss from operations of discontinued division	-	$(100,352)	-	$(216,816)

NET LOSS	$(3,591,444)	$(807,933)	$(7,915,514)	$(27,280)

Weighted Average Shares Outstanding (Basic and Diluted)	45,513,965	39,442,800	42,388,377	39,442,800

(Loss) Earnings per Share - Basic and Diluted:
(LOSS) INCOME FROM CONTINUED OPERATIONS	$(0.08)	$(0.02)	$(0.19)	$-

LOSS OF DISCONTINUED OPERATIONS	$-	$-	$-	$-

NET LOSS	$(0.08)	$(0.02)	$(0.19)	$-

American Defense Systems, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(unaudited)
	For the nine months ended September 30,
	2009	2008 (Restated)

CASHFLOWS FROM OPERATING ACTIVITIES:
NET LOSS	$(7,915,514)	$(27,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value associated with preferred stock and Warrants Liabilities	1,199,395	(2,668,556)
Stock based compensation expense	220,198	75,820
Loss on deemed extinguishment of debt	2,613,630
Amortization of deferred financing costs	592,010	292,631
Amortization of Discount on Series A preferred stock	407,868	288,098
Depreciation and amortization	797,676	548,869
Non cash interest expense	-	800,252

Changes in operating assets and liabilities:

Accounts receivable	(966,873)	(1,797,173)
Accounts receivable-Factoring	(256,888)	-
Inventory	140,761	(567,813)
Deposits and other assets	127,811	174,697
Cost in excess of billing on uncompleted contracts	(3,055,550)	(2,617,501)
Prepaid expenses and other assets	93,499	(1,388,556)

		-
Advances for future acquisitions	-	(76,427)
Investment in affiliate	-	(1,387,741)
Accounts payable	6,728,424	569,470
Accrued expenses	830,005	321,814
Due to related party	-	(38,286)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,556,452	(7,497,682)

CASH FLOWS FROM INVESTING ACTIVTIES:

Purchase of equipment	(340,536)	(2,772,104)
Cash paid for acquisition in excess of cash received	-	(100,000)

NET CASH USED IN INVESTING ACTIVITIES	(340,536)	(2,872,104)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	-	84,311
Repayments of line of credit	(76,832)	(19,026)
Proceeds from the sale of common stock	-	203,152
Proceeds from sale of Series A Convertible preferred shares, net of capitalization
cost of $1,050,000		13,950,000
Deferred Offering costs	(222,000)
Deferred financing costs	(1,184,160)
		(1,668,450)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,482,992)	12,549,987
NET (DECREASE) INCREASE IN CASH	(267,076)	2,180,201

CASH AT BEGINNING OF YEAR	374,457	1,479,886
CASH AT THE END OF PERIOD	$107,381	$3,660,087

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$33,770	$11,744

Supplemental disclosure of non-cash investing and financing activities
Stock options issued in lieu of compensation	$-	$75,820
Fair value of placement agent warrants	$-	$511,742

Stock issued for payment of accrued dividends on preferred stock	$1,200,000	$-
Reclassification of derivative warrant liability upon exercise	$2,550,000	$-

Cumulative effect on a change in accounting principle on:
Warrants	$165,777	$-
Additional Paid in Capital	$(837,954)	$-
Accumulative Deficit	$672,179	$-

Assets and liabilities received in acquisition of American Anti-Ram, Inc.
Fixed assets	$-	$30,000
Inventory	$-	$120,000
Goodwill	$-	$280,000
Accounts payable and accrued expense	$-	$(30,000)
Shares issuable in connection with acquisition	$-	$(200,000)
Cash paid to American Anti-Ram, Inc.	$-	$(100,000)
Amounts due to American Anti-Ram, Inc	$-	$(100,000)
Amounts due to American Anti-Ram, Inc	$-	$(100,000)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 18, 2009 (December 18, 2009)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 18, 2009, American Defense Systems, Inc. (the “Company”) issued a press release announcing guidance for the first quarter of 2010 and implementation of a cost reduction program for 2010.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this current Item 7.01 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 18, 2009

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

FOR IMMEDIATE RELEASE

Company Contacts:	Investor Relations:
Roger Ward	Ron Both
V.P. of Marketing & Investor Relations	Managing Director
American Defense Systems, Inc.	Liolios Group, Inc.
Tel 516-390-5300, x326	Tel 949-574-3860
rward@adsiarmor.com	info@liolios.com

American Defense Systems Issues Q1 2010 Guidance and Outlines Expense Reduction Program for FY2010

HICKSVILLE, N.Y. — December 18, 2009 — American Defense Systems, Inc. (ADSI) (AMEX: EAG), a leading provider of advanced transparent and opaque armor, architectural hardening and security products for Defense and Homeland Security, expects to exceed $12 million in revenue in the first quarter of 2010 ending March 31, 2010, as compared to $9 million in the same year-ago quarter, with significant improvement in both income from operations and EBITDA. Contract backlog is expected to exceed $45 million.

The company has also implemented a cost reduction program for fiscal 2010 from which it expects to realize more than $4.5 million in annualized savings and help return the company to profitability. The program will be fully implemented by the start of the New Year, with negligible restructuring costs.

Key elements of the program include:

•	10% decrease in salaries throughout the entire organization, including senior management
•	15% reduction in Board of Directors and Board of Advisory member compensation
•	Reduction in staff by 20%, or approximately 26 employees
•	Suspension of bonus compensation program
•	25% reduction in vacation time throughout the entire organization
•	Significant reduction in government lobbyist expenses
•	Sales staff base salary reduced in favor of a more aggressive commissioned-based model
•	50% reduction in trade show expenditures
•	25% reduction in tuition reimbursement
•	Company medical plan contributions reduced by 50%
•	Full time in-house counsel hired to reduce third party legal fees

“As we discussed when reporting our Q3 2009 results, we are revisiting our approach to our practice of issuing annual guidance,” said Anthony J. Piscitelli, chairman and CEO of American Defense Systems. “This change in method is largely due to the increasing challenges we face as we pursue larger and more aggressive contracts. This became particularly evident in the last quarter, when a brief delay in a single large order acceptance meant the difference between another record performing quarter and one that disappoints, as well as one that can affect order shipments in subsequent quarters. So in 2010, we will focus on providing only quarterly guidance where we have greater visibility into the order acceptance activities of our customers.”

“We also recently talked about focusing on things we can better control, like our expenses,” continued Piscitelli, “and we have now begun to execute on a cost restructuring program designed to create greater efficiencies and substantial savings in our general and administrative costs. We have also introduced a more aggressive commission-based approach for our sales force, which we expect will stimulate contract activities. We anticipate these efforts will return us to profitability and strong cash flow as we move through the first half of the year.

“On the revenue generating side, we naturally expect to benefit from the recently announced troop surge in Afghanistan, and have a number of new major contracts in our pipeline. However, we also expect to benefit long after the troop drawdown, as we believe the demand for armored military construction vehicles will continue in order to repair significant war damage and for nation-building purposes in Afghanistan as well as in other countries, including Iraq.

“In order to diversify our revenue stream and reduce our dependence upon large military orders, we will also continue to pursue product expansion in 2010. This includes further development of our physical security product business, as well as our military equipment offerings. And we have made significant progress in addressing interests in armored construction equipment expressed by other countries, which we expect to report more on in the near future.”

About American Defense Systems, Inc.

ADSI offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry. For more information, visit the ADSI corporate Web site at www.adsiarmor.com.

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s revenue guidance and anticipated future growth and expense reductions, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues,” “projects” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s ability to finance the redemption of ADSI’s series A convertible preferred stock in accordance with the terms of such stock and ADSI’s settlement agreement with the holders of stock; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.

Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its most recent annual report on Form 10-K and quarterly report on Form 10-Q. Statements in this press release should be evaluated in light of these important factors.

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010 (December 31, 2009)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to a Settlement Agreement, Waiver and Amendment, dated May 22, 2009 (the “settlement agreement”), among American Defense Systems, Inc. (the “Company”) and the holders of its Series A Convertible Preferred Stock (“Series A Preferred”), the Company agreed, among other things, to redeem $7,500,000 in stated value of its Series A Preferred by December 31, 2009.  The Company did not effect such redemption.  The settlement agreement was filed as an exhibit to, and described in, the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2009.

The settlement agreement provides that if the Company fails to so redeem the $7,500,000 in stated value of the Series A Preferred, then, in lieu of any other remedies or damages available to the holders (the “Series A Holders”) of the Series A Preferred (absent fraud), (i) the redemption price payable by the Company will increase by an amount equal to 10% of the stated value, (ii) the Company will use its best efforts to obtain stockholder approval to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50, and (iii) the Company will expand the size of its Board of Directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies (the “Series A Directors”) by January 10, 2010, and will use its best efforts to amend its certificate of incorporation to grant the Series A Holders the right to elect the Series A Directors.

In furtherance of the matters described in items (ii) and (iii) above, the Company intends to call a special meeting of its stockholders to vote upon amendments to its certificate of incorporation to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50 and provide for the ability of the Series A Holders to elect the Series A Directors.  The Company is finalizing a preliminary proxy statement for such special stockholder meeting.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2010

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

3

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 15, 2010 (December 28, 2009)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

American Defense Systems, Inc. (the “Company”) was awarded by the U.S. Army Tank and Automotive Command, Life Cycle Management Command (“TACOM”), an amendment to that certain contract between the Company and TACOM, dated October 7, 2005, as amended (the “Original Contract”), effective as of December 28, 2009 (the “Amendment”).  The Original Contract was previously filed as an exhibit to Amendment No. 1 to Form 10 filed with the Securities and Exchange Commission on March 21, 2008.  The Amendment has added the scope of work for the D7G Dozer and Hydraulic Excavator Crew Protection Kits (CPK’s) to the Original Contract and increased the Company’s not-to-exceed amount under the Original Contract by $6.6 million, of which $3.4 million is subject to the final pricing terms to be determined within 180 days from the effective date of the Amendment.

The description of the terms of the Amendment set forth herein is qualified in its entirety to the full text of the Amendment, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amendment/Modification No. P00042 to Contract No. W56HZV-05-D-0382 between the Company and the U.S. Army Tank and Automotive Command, Life Cycle Management Command, effective as of December 28, 2009

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 15, 2010

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

3

1. Contract ID Code:
Firm-Fixed-Price

2. Amendment/Modification No.
P00042

3. Effective Date
2009DEC28

4. Requisition/Purchase Req. No.
SEE SCHEDULE

5. Project No.

6. Issued By:	Code: W56HZV

U.S. ARMY CONTRACTING COMMAND AMSCC-TAC-ADEC
JUSTIN A. MASON (586)282-7564
WARREN, MICHIGAN 48397-5000
HTTP: //CONTRACTING. TACOM.ARMY.MIL
EMAIL: JUSTIN.A.MASON@US.ARMY.MIL

7. Administered By:	Code: S3309A

DCMA LONG ISLAND
605 STEWART AVENUE
GARDEN CITY, NY 11530-4761
SCD: A         PAS: 2005SEP23 ADP PT: HQ0337

8. Name and Address of Contractor
AMERICAN DEFENSE SYSTEMS, INC.
230 DUFFY AVENUE, UNIT A
HICKSVILLE, NY 11801-3641

TYPE OF BUSINESS: Other Small Business Performing in U.S.

9A. Amendment Of Solicitation No.

9B. Dated (See Item 11)

10A. Modification Of Contract/Order No.
W56HZV-05-D-0382

10B. Dated (See Item 13)
2005OCT07

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

12. Accounting And Appropriation Data
NO CHANGE TO OBLIGATION DATA

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS
KIND MOD CODE:W
C. This Supplemental Agreement Is Entered Into Pursuant to Authority Of:
MUTUAL AGREEMENT OF PARTIES
E. IMPORTANT: CONTACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ____ COPIES TO THE ISSUING OFFICE.

14. Description of Amendment/Modification
SEE SECOND PAGE FOR DESCRIPTION
Contract Expiration Date: 2010OCT07

15A. Name And Title of Signer

15B. Contractor/Offeror

15C. Date Signed

16A. Name And Title Of Contracting Officer
KATHLEEN A. LAMBERT
KATHLEEN.LAMBERT@US.ARMY.MIL (586)282-6802

16B. United States of America
By /signed/

16C. Date Signed 2009DEC28

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 2 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

SECTION A - SUPPLEMENTAL INFORMATION

DEPARTMENT OF THE ARMY
UNITED STATES ARMY CONTRACTING COMMAND
TACOM CONTRACTING CENTER
6501 EAST 11 MILE ROAD
WARREN, MICHIGAN 48397-5000

REPLY TO THE ATTENTION OF:

AMSCC-TAC-ADEC

Mr. Gary Evans
VP for Contract Administration
American Defense Systems, Inc
292 Garrisonville Road, Suite 201
Stafford, Virginia 22554

Dear Mr. Evans:

This letter constitutes an Undefinitized Contract Action (UCA) and signifies the intent of the U.S. Army TACOM Contracting Center to execute a definitive Firm-Fixed-Price Letter Contract Modification with your company for delivery of supplies as set forth in the UCA, upon the terms and conditions states therein, which are incorporated into and made part of this UCA.

You are directed to proceed immediately and to commence performance of work, and to pursue such work with all diligence to the end that supplies may be delivered or the services performed within the time specified in the Letter Contract Modification, or if no time is specified, at the earliest practicable date. Additionally, you shall obtain such approvals in respect of commitments hereunder as may be specified in the contract.

In accordance with the clause entitled Contract Definitization you shall submit a proposal to the Government for the items and services covered by this letter. Your proposal shall be supported by cost breakdown reflecting the factors outlined in the suggested format attached, and such other information as may be specified herein. A certificate of current cost and pricing data shall be submitted upon agreement of contract price.

Please indicate your acceptance of the foregoing by signing this letter and returning it with all supporting documentation to TACOM, AMSCC-TAC-ADEC, ATTN: Kathleen A. Lambert.

This Letter Contract Modification is entered into pursuant to 10.U.S.C. 2304 (2) and the required justification and approval has been executed.

Kathleen A. Lambert
Contracting Officer

EXECUTED AS OF THE DATE SHOWN BELOW:

for American Defense Systems, INC

Name: _____________________________

Title: ______________________________

Signature: __________________________

Date: ______________________________

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 3 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

The purpose of modification P00042 to contract W56HZV-05-D-0382 is to:

1. Incorporate the Undefinitized Contract Action (UCA)letter on page 2 into this contract.

2. Add the Scope of Work (SOW) for the D7G Dozer and Hydraulic Excavator (HYEX) Crew Protection Kits (CPK’s) in section C under paragraphs C.1 through C.3.

3. Establish the following CLINs:

a.        CLIN 0085HA - D7G Dozer CPK & PLL
b.        CLIN 0085HC - D7G & HYEX OCONUS crating
c.        CLIN 0095HA - HYEX CPK & PLL

4. The CLINS’s will be valued at $3,226,703.46 , which equals 49 percent of ADSI’s not-to-exceed the price of $6,585,109.10 for this effort. The price will be negotiated and definitized within 180 days of this contract modification and includes the following:

a.        CLIN 0085HA - D7G Dozer CPK & PLL
b.        CLIN 0085HC - D7G & HYEX OCONUS crating
c.        CLIN 0095HA - HYEX CPK & PLL

5. Add the following Clauses:

52.216-23 - Execution and Commencement of work (APR 1984)

52.216-24 - Limitation of Government Liability (APR 1984)

252.217-7027 - Contract Definitization (OCT 1998)

52.246-4025 - Higher- Level Contract Quality Requirement - TACOM Quality System Requirement (May 2005)

52.246-4040 - Drawings for inspection (TACOM AUG 2007)

252.211-7006 - Radio Frequency Identification (FEB 2007)

252.211-7003 - Item Identification and Valuation (AUG 2008)

6. Update the following clause:

2.211-4016 - CARC Paint-Pretreatment Requirements for Ferrous, Galvanized and Aluminum Surfaces (DEC 05)

7. Modification P00042 is a bilateral agreement.

8. Except as provided by modification P00042, all other terms and conditions remain unchanged and in full force and effect.

***END OF NARRATIVE A00042***

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 4 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE		AMOUNT
	SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

0085	SECURITY CLASS: Unclassified

0085HA	D7G DOZER CPK & PLL		LO				$6,585,109.10

	NOUN: DOZER CPK & PLL

	The quantity for the D7G Dozer CPK & PLL is 72 EA.

	The limitation for government liability for CLIN 0085HA is $3,226,703.46, which represents 49% of proposed ceiling price of $6,585,109.10.

	(End of narrative B001)

0085HC	D7G & HYEX OCONUS CRATING	72	LO	$	**NSP**	$	**NSP**

	Per Section C, Scope of Work, C.1.1

0095HA	HYEX CPK	12	EA	$	**NSP**	$	**NSP**

	Per Section C, Scope of Work, C.1.1

	(End of Narrative B002)

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 5 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C.1 General:

C.1.1 The purpose of this effort is to have the Contractor build and deliver Add on Armor (AoA) Crew Protection Kits (CPK) for the D7G Dozer and HYEX . The contractor shall also build and deliver kits of spare parts defined below as Prescribed Load List kits, and Authorized Stockage List kits.

C.1.2 References: The following standards are incorporated into this contract to the extent that they are referenced:

MIL-STD-209K

FED-STD-595C

These are available at: http://assist.daps.dla.mil/quicksearch/

C.2 Hardware Requirements:

C.2.1 The Contractor shall produce the D7G Dozer Add on Armor (AoA) Crew Protection Kits (CPK), AoA Kit NSN: 2540-01-538-9976, Cage: 31UG4, Part Number: CPKD7G and HYEX Add on Armor (AoA) Crew Protection Kits (CPK), AoA Kit NSN: 2540-01-542-1260, Cage: 19207, Part Number: DTA184000.

Each kit shall include:

C.2.1.1 A list of kit contents.

C.2.1.2 A set of installation instructions will be provide with each kit.

C.2.2 The Contractor shall produce Authorized Stockage List sets of parts in accordance with Attachment 0001.

C.2.3 The Contractor shall produce Prescribed Load List sets of parts in accordance with Attachment 0002. One PLL kit shall be overpacked with each CPK kit.

C.2.4 All components shall be painted Tan 686, color number 33446 in accordance with FED-STD-595C, except that fasteners (e.g. bolts, screws, washers and nuts) need not be painted.

C.2.5 The Contractor shall mark each side of each shipping container with an Add on Armor placard that will be supplied by the government.

C.3 MANAGEMENT

The Contractor shall promptly report to the Government Procuring Contracting Officer and Administrative Contracting Officer any problems that may result in the Contractor failing to meet the contractual delivery schedule.

**END OF NARRATIVE C0003***

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 6 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

SECTION E - INSPECTION AND ACCEPTANCE

Status	Regulatory Cite	Title	Date

E-1 CHANGED	52.246-4025	HIGHER-LEVEL CONTRACT QUALITY	MAY/2005
	(TACOM)	REQUIREMENT—TACOM QUALITY
SYSTEM REQUIREMENT

(a)  As the contractor, you shall implement and maintain a quality system that ensures the functional and physical conformity of all products or services you furnish under this contract. Your quality system shall achieve (i) defect prevention and (ii) process control, providing adequate quality controls throughout all areas of contract performance.

(b)  Your quality system under this contract shall be in accordance with the quality system indicated by an X below:

☐ ISO 9001:2000 (tailored: delete paragraph 7.3) or comparable quality system

☒ ISO 9001:2000 (untailored) or comparable quality system

☐ IS0 9001:2000 (tailored or comparable quality system

If you intend to use a system comparable to ISO 9001:2000, please identify your quality system below. You may use an in-house quality system, or one based on a commercial, military, national, or international system.

_________n/a_____________________________________________

In addition to identifying your proposed system in the space above, you must attach a description of this system to your offer in response to the solicitation, so that we can assess its suitability. If you receive a contract award, your proposed system will be required by the contract.)

(c)  Certification of compliance or registration of the quality system you identify above, by an independent standards organization or auditor does not need to be furnished to us under this contract. However, you may attach a copy of such certification with your offer in response to the solicitation, as proof of system compliance.

(d)  At any point during contract performance, we have the right to review your quality system to assess its effectiveness in meeting contractual requirements.

[End of Clause]

Status	Regulatory Cite	Title	Date

E-2 ADDED	52.211-4016	CARC PAINT-PRETREATMENT REQUIREMENTS	DEC/2005
FOR FERROUS, GALVANIZED AND
	(TACOM)	ALUMINUM SURFACES

(a) Ferrous and galvanized surfaces shall be cleaned and pretreated with a Type 1, zinc phosphate system per TT-C-490. Alternate pretreatment systems for ferrous substances must meet the performance tests specified in paragraphs 3.5.7, 3.5.8, 4.2.7, and 4.2.8 of TT- C-490.

Corrosion resistance tests on steel substrates will be conducted on a monthly basis using two test coupons. This test frequency shall begin once the process has been found to be in statistical control.

Unless otherwise specified, MIL-P-53022 and -53030 primers on steel substrates shall be salt spray tested for 336 hours (ASTM B117) . All electrocoat primers on steel substrates shall be tested for 1000 hours. Test coupons shall be scraped at a 30 degree contact angle (approximate), with a one inch (approximate) metal blade such as a putty knife, between 24 and 168 hours after removal from the neutral salt spray cabinet for coupon evaluation. All TT-C-490E (Type I) zinc phosphate pretreatment systems must be documented and approved by the procuring activity prior to use. The procedure containing all the elements specified in paragraph 3.2 of TT-C-490 shall be available for review at the applicator’s facility.

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 7 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

The prime contractor shall notify the procuring activity no less than 45 days prior to start of pretreatment and painting that the procedure is available for review and approval. Qualification will consist of verification that the process with its controls can meet the performance requirements in the specification.

Re-qualification of the process shall be required if the process is changed outside the limits defined in the TACOM letter of system approval provided to the application facility.

Note: Zinc phosphate systems for galvanized surfaces require different controls than those for steel. Hot dipped galvanized surfaces are highly prone to chloride contamination from the galvanizing flux process. This contaminant must be removed prior to pretreatment for the coating system to pass these performance tests. The test coupons must duplicate the production painting process as closely as possible. If production is force cured, test coupons shall be cured in an identical manner.

(b)   Qualification and control of pretreatment systems for galvanized substrates shall be performed using Accelerated Corrosion Test protocol contained in GM 9540P rather than salt spray. Test coupons with pretreatment and primer only shall be cured for seven days, and then scribed through the primer to the substrate. After 40 cycles of test exposure, the test coupons shall be scraped at a 30 degree contact angle (approximate), with a one inch (approximate) metal blade such as a putty knife, both parallel and perpendicular to the scribe after removal from the test chamber for coupon evaluation. There shall be no more than 3 mm of corrosion, blistering, or loss of paint adhesion from the scribe line and no more than 5 blisters in the field with none greater than 1 mm diameter. This test shall be performed at three month intervals (two test coupons) to ensure that the process remains in control.

(c)    Aluminum substrates require a chromate conversion coating per MIL-C-5541E (or alternate, see note below). If any other alternate pretreatment is considered, it must pass 120 cycles of GM9540P with a design of experiments test matrix approved by the procuring activity. After completion of the cyclic salt environment exposure, the panels shall be scraped as described above, and shall have no more than 0.5 mm paint loss (creep-back) from the scribe. In addition, there shall be no more than 5 blisters in the field with none larger than 1mm diameter. After completion of the 120 cycle corrosion resistance test evaluation, each test panel will be subjected to cross hatch tape test (ASTM D3359, method b 6 cut pattern. minimum tape adhesion rating of 45 oz. per inch of width) and shall be done no closer than 12 mm from any panel edge or the scribe. The removal of two or more complete squares of primer shall constitute failure. Any alternate system must demonstrate its ability to pass both corrosion and adhesion tests on 5 consecutive days of production to be considered acceptable.

For information purposes:

Note: The only alternative products which have demonstrated their ability to meet these requirements for 5000 and 6000 series aluminum alloys are Alodine 5200 and Alodine 5700. Documented process controls shall be established which comply with the manufacturer’s technical bulletin. Spray-to-waste systems will require fewer process controls than an immersion process.

(d)    The use of TT-C-490E Type III: Vinyl Wash Primer (DOD-P-15328) has hexavalent chromium content and high VOC level. Bonderite 7400 is an approved, environmentally friendly alternative for wash primer. The application and control process shall be documented. This product is subject to the same salt spray requirements as a zinc phosphated product. The number of process controls for this product is dependent upon its method of application. The specific controls shall be in agreement with the product manufacturer’s technical bulletin to provide the level of performance required for zinc phosphated substrates. Spray-to-waste applications will require fewer process controls than an immersion process.

(e)     Acceptance of production painted parts is contingent upon the painted surface meeting the dry film thickness and cross hatch adhesion requirements. The CARC painted surface shall be free of any blisters, pores or coverage voids.

(End of Clause)

Status	Regulatory Cite	Title	Date

E-3 ADDED	52.246-4048	DRAWINGS FOR INSPECTION	AUG/2007
(TACOM)

When requested, the Contractor shall make available to the Government Inspector, the drawings and specifications to which the product was manufactured. Upon completion of product inspection and acceptance by the Government Inspector, all drawings and specifications will be returned to the Contractor.

(End of Clause)

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 8 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

SECTION F - DELIVERIES OR PERFORMANCE

Status	Regulatory Cite	Title	Date

F-1 ADDED	252.211-7006	RADIO FREQUENCY IDENTIFICATION	FEB/2007

F-2 CHANGED	252.211-7003	ITEM IDENTIFICATION AND VALUATION	AUG/2008

(a) Definitions. As used in this clause

“Automatic identification device” means a device, such as a reader or interrogator, used to retrieve data encoded on machine-readable media.

“Concatenated unique item identifier” means

(1)   For items that are serialized within the enterprise identifier, the linking together of the unique identifier data elements in order of the issuing agency code, enterprise identifier, and unique serial number within the enterprise identifier; or

(2)   For items that are serialized within the original part, lot, or batch number, the linking together of the unique identifier data elements in order of the issuing agency code; enterprise identifier; original part, lot, or batch number; and serial number within the original part, lot, or batch number.

“Data qualifier” means a specified character (or string of characters) that immediately precedes a data field that defines the general category or intended use of the data that follows.

“DoD recognized unique identification equivalent” means a unique identification method that is in commercial use and has been recognized by DoD. All DoD recognized unique identification equivalents are listed at http://www.acq.osd.mil/dpap/pdi/uid/iuid_equivalents.html.

“DoD unique item identification” means a system of marking items delivered to DoD with unique item identifiers that have machine- readable data elements to distinguish an item from all other like and unlike items. For items that are serialized within the enterprise identifier, the unique item identifier shall include the data elements of the enterprise identifier and a unique serial number. For items that are serialized within the part, lot, or batch number within the enterprise identifier, the unique item identifier shall include the data elements of the enterprise identifier; the original part, lot, or batch number; and the serial number.

“Enterprise” means the entity (e.g., a manufacturer or vendor) responsible for assigning unique item identifiers to items.

 “Enterprise identifier” means a code that is uniquely assigned to an enterprise by an issuing agency.

“Governments unit acquisition cost” means

(1)      For fixed-price type line, subline, or exhibit line items, the unit price identified in the contract at the time of delivery;

(2)      For cost-type or undefinitized line, subline, or exhibit line items, the Contractors estimated fully burdened unit cost to the Government at the time of delivery; and

(3)      For items produced under a time-and-materials contract, the Contractors estimated fully burdened unit cost to the Government at the time of delivery.

“Issuing agency” means an organization responsible for assigning a non-repeatable identifier to an enterprise (i.e., Dun & Bradstreets Data Universal Numbering System (DUNS) Number, GS1 Company Prefix, or Defense Logistics Information System (DLIS) Commercial and Government Entity (CAGE) Code).

“Issuing agency code” means a code that designates the registration (or controlling) authority for the enterprise identifier.

“Item” means a single hardware article or a single unit formed by a grouping of subassemblies, components, or constituent parts.

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 9 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

“Lot or batch number” means an identifying number assigned by the enterprise to a designated group of items, usually referred to as either a lot or a batch, all of which were manufactured under identical conditions.

“Machine-readable” means an automatic identification technology media, such as bar codes, contact memory buttons, radio frequency identification, or optical memory cards.

“Original part number” means a combination of numbers or letters assigned by the enterprise at item creation to a class of items with the same form, fit, function, and interface.

“Parent item” means the item assembly, intermediate component, or subassembly that has an embedded item with a unique item identifier or DoD recognized unique identification equivalent.

“Serial number within the enterprise identifier” means a combination of numbers, letters, or symbols assigned by the enterprise to an item that provides for the differentiation of that item from any other like and unlike item and is never used again within the enterprise.

“Serial number within the part, lot, or batch number” means a combination of numbers or letters assigned by the enterprise to an item that provides for the differentiation of that item from any other like item within a part, lot, or batch number assignment.

“Serialization within the enterprise identifier” means each item produced is assigned a serial number that is unique among all the tangible items produced by the enterprise and is never used again. The enterprise is responsible for ensuring unique serialization within the enterprise identifier.

“Serialization within the part, lot, or batch number” means each item of a particular part, lot, or batch number is assigned a unique serial number within that part, lot, or batch number assignment. The enterprise is responsible for ensuring unique serialization within the part, lot, or batch number within the enterprise identifier.

“Unique item identifier” means a set of data elements marked on items that is globally unique and unambiguous. The term includes a concatenated unique item identifier or a DoD recognized unique identification equivalent.

“Unique item identifier type” means a designator to indicate which method of uniquely identifying a part has been used. The current list of accepted unique item identifier types is maintained at http://www.acq.osd.mil/dpap/pdi/uid/uii_types.html.

(b)      The Contractor shall deliver all items under a contract line, subline, or exhibit line item.

(c)      Unique item identifier.

(1)  The Contractor shall provide a unique item identifier for the following:

(i)      All delivered items for which the Governments unit acquisition cost is $5,000 or more.

(ii)      The following items for which the Governments unit acquisition cost is less than $5,000:

Contract Line,
Subline, or
Exhibit Line	Item Number	Item Description

__n/a	n/a	n/a

__n/a	n/a	n/a

__n/a	n/a	n/a

(iii)     Subassemblies, components, and parts embedded within delivered items as specified in Attachment Number 0001.

(2) The unique item identifier and the component data elements of the DoD unique item identification shall not change over the life of the item.

(3) Data syntax and semantics of unique item identifiers. The Contractor shall ensure that

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 10 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

(i) The encoded data elements (except issuing agency code) of the unique item identifier are marked on the item using one of the following three types of data qualifiers, as determined by the Contractor:

(A) Application Identifiers (AIs) (Format Indicator 05 of ISO/IEC International Standard 15434), in accordance with ISO/IEC International Standard 15418, Information Technology EAN/UCC Application Identifiers and Fact Data Identifiers and Maintenance and ANSI MH 10.8.2 Data Identifier and Application Identifier Standard.

(B) Data Identifiers (DIs) (Format Indicator 06 of ISO/IEC International Standard 15434), in accordance with ISO/IEC International Standard 15418, Information Technology EAN/UCC Application Identifiers and Fact Data Identifiers and Maintenance and ANSI MH 10.8.2 Data Identifier and Application Identifier Standard.

(C) Text Element Identifiers (TEIs) (Format Indicator 12 of ISO/IEC International Standard 15434), in accordance with the Air Transport Association Common Support Data Dictionary; and

(ii) The encoded data elements of the unique item identifier conform to the transfer structure, syntax, and coding of messages and data formats specified for Format Indicators 05, 06, and 12 in ISO/IEC International Standard 15434, Information Technology Transfer Syntax for High Capacity Automatic Data Capture Media.

(4) Unique item identifier.

(i) The Contractor shall

(A) Determine whether to

(1)      Serialize within the enterprise identifier;

(2)      Serialize within the part, lot, or batch number; or

(3)      Use a DoD recognized unique identification equivalent; and

(B) Place the data elements of the unique item identifier (enterprise identifier; serial number; DoD recognized unique identification equivalent; and for serialization within the part, lot, or batch number only: original part, lot, or batch number) on items requiring marking by paragraph (c) (1) of this clause, based on the criteria provided in the version of MIL-STD-130, Identification Marking of U.S. Military Property, cited in the contract Schedule.

(ii) The issuing agency code

(A)  Shall not be placed on the item; and

(B)   Shall be derived from the data qualifier for the enterprise identifier.

(d) For each item that requires unique item identification under paragraph (c) (1) (i) or (ii) of this clause, in addition to the information provided as part of the Material Inspection and Receiving Report specified elsewhere in this contract, the Contractor shall report at the time of delivery, either as part of, or associated with, the Material Inspection and Receiving Report, the following information:

(1) Unique item identifier.

(2) Unique item identifier type.

(3) Issuing agency code (if concatenated unique item identifier is used).

(4) Enterprise identifier (if concatenated unique item identifier is used).

(5) Original part number (if there is serialization within the original part number).

(6) Lot or batch number (if there is serialization within the lot or batch number).

(7) Current part number (optional and only if not the same as the original part number).

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 11 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

(8) Current part number effective date (optional and only if current part number is used).

(9)   Serial number (if concatenated unique item identifier is used).

(10) Governments unit acquisition cost.

(11) Unit of measure.

(e) For embedded subassemblies, components, and parts that require DoD unique item identification under paragraph (c) (1) (iii) of this clause, the Contractor shall report as part of, or associated with, the Material Inspection and Receiving Report specified elsewhere in this contract, the following information:

(1)       Unique item identifier of the parent item under paragraph (c) (1) of this clause that contains the embedded subassembly, component, or part.

(2)       Unique item identifier of the embedded subassembly, component, or part.

(3)       Unique item identifier type.**

(4)       Issuing agency code (if concatenated unique item identifier is used).**

(5)       Enterprise identifier (if concatenated unique item identifier is used).**

(6)       Original part number (if there is serialization within the original part number).**

(7)       Lot or batch number (if there is serialization within the lot or batch number).**

(8)       Current part number (optional and only if not the same as the original part number).**

(9)       Current part number effective date         (optional and only if current part number is used).**

(10)     Serial number           (if concatenated unique item identifier is used).**

(11)     Description.

** Once per item.

(f) The Contractor shall submit the information required by paragraphs (d) and (e) of this clause in accordance with the datea submission procedures at http: //www.acq.osd.mil/dpap/pdi/uid/data_submission_information.html

(g) Subcontracts. If the Contractor acquires by subcontract, any item)s) for which unique item identification is required in accordance with paragraph ( c) (1) of this clause, the Contractor shall include this clause, including this paragraph (g) in the applicable subcontract(s).

(End of clause)

F.1 ATTENTION GOVERNMENT TRANSPORTATION PERSONNEL: Process shipments under this contract in accordance with DCMA Information Memorandum No. 05-077 available at http://guidebook.dcma.mil/61/dc05-077.htm.

***END OF NARRATIVE F0003***

CONTINUATION SHEET	Reference No. of Document Being Continued PIIN/SIIIN W56HZV-05-D-0382 MOD/AMD P00042	Page 12 of 12
Name of Offeror or Contractor AMERICAN DEFENSE SYSTEMS, INC.

SECTION I - CONTRACT CLAUSES

Status	Regulatory Cite	Title	Date

I-1 CHANGED	52.216-23	EXECUTION AND COMMENCEMENT OF WORK	APR/1984

The Contractor shall indicate acceptance of this letter contract by signing three copies of the contract and returning them to the Contracting Officer not later than 5 JAN 2009 Upon acceptance by both parties, the Contractor shall proceed with performance of the work, including purchase of necessary materials.

(End of Clause)

I-2 CHANGED	52.216-24	LIMITATION OF GOVERNMENT LIABILITY	APR/1984

(a)      In performing this contract, the Contractor is not authorized to make expenditures or incur obligations exceeding $3,226,703.46 dollars.

(b)      The maximum amount for which the Government shall be liable if this contract is terminated is $3,226,703.46 dollars.

(End of Clause)

I-3 CHANGED	252.217-7027	CONTRACT DEFINITIZATION	OCT/1998

(a) A letter contract modification is contemplated. The Contractor agrees to begin promptly negotiating with the Contracting Officer the terms of a definitive contract that will include (1) all clauses required by the Federal Acquisition Regulation (FAR) on the date of execution of the undefinitized contract action, (2) all clauses required by law on the date of execution of the definitive contract action, and (3) any other mutually agreeable clauses, terms, and conditions. The Contractor agrees to submit a Firm Fixed Price proposal and cost or pricing data supporting its proposal.

(b) The schedule for definitizing this contract action is as follows:

Beginning of Alpha Effort	9 DEC 2009
Submission of Proposal	16 DEC 2009
Target date of Definitization	5 APR 2010

(c) If agreement on a definitive contract action to supersede this undefinitized contract action is not reached by the target date in paragraph (b) of this clause, or within any extension of it granted by the Contracting Officer, the Contracting Officer may, with the approval of the head of the contracting activity, determine a reasonable price or fee in accordance with Subpart 15.4 and Part 31 of the FAR, subject to Contractor appeal as provided in the Disputes clause. In any event, the Contractor shall proceed with completion of the contract, subject only to the Limitation of Government Liability clause.

(1) After the Contracting Officers determination of price or fee, the contract shall be governed by

(i)     All clauses required by the FAR on the date of execution of this undefinitized contract action for either fixed-price or cost- reimbursement contracts, as determined by the Contracting Officer under this paragraph (c);

(ii)    All clauses required by law as of the date of the Contracting Officers determination; and

(iii)        Any other clauses, terms, and conditions mutually agreed upon.

(2) To the extent consistent with paragraph (c) (1) of this clause, all clauses, terms, and conditions included in this undefinitized contract action shall continue in effect, except those that by their nature apply only to an undefinitized contract action.

(d) The definitive contract resulting from this undefinitized contract action will include a negotiated firm fixed price in no event to exceed $6,585,109.10.

(End of clause)

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 28, 2010 (January 13, 2010)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

On January 13, 2010, American Defense Systems, Inc., a Delaware corporation (the “Company”), entered into an amendment, effective as of January 1, 2010, to each of (i) the employment agreement between the Company and Anthony Piscitelli, the Company’s Chief Executive Officer and President, effective as of January 1, 2007, (ii) the employment agreement between the Company and Fergal Foley, the Company’s Chief Operating Officer, effective as of January 9, 2009 and (iii) the employment agreement between the Company and Gary Sidorsky, the Company’s Chief Financial Officer, effective as of January 1, 2007, as amended effective as of January 9, 2009 (collectively, the “Amendments”).  Messrs. Piscitelli, Foley and Sidorsky are each referred to herein as an “Executive” and collectively, as the “Executives.”

Pursuant to the Amendments, each Executive agreed to reduce his Base Salary for 2010 (as such term is defined in his employment agreement) by 10% from their 2009 Base Salary, and the Company agreed to review the Base Salary for the Executives after the completion of the Company’s second fiscal quarter of 2010 to determine if the Base Salary for 2010 can be increased to restore it in whole or in part to its 2009 level and restore the Base Salary for the Executives fully to at least their respective 2009 Base Salary amounts for year 2011 and thereafter.  The Amendments also provide that upon termination of employment of an Executive by the Company without Cause (as such term is defined in the applicable employment agreement) and by the Executive for Good Reason (as such term is defined in the applicable employment agreement), any salary continuation required under such Executive’s employment agreement shall be at the unreduced amount.  Pursuant to the Amendment with the Mr. Piscitelli, Mr. Piscitelli will be entitled to add the amount of the reduction to his Base Salary for 2010 to the lump sum payment he is entitled to upon termination by the Company of his employment without Cause or termination by him for Good Reason.

The employment agreements with Messrs. Piscitelli and Sidorsky were previously filed as exhibits to the Company’s Registration Statement on Form 10 filed on February 11, 2008.  The employment agreement with Mr. Foley and the amendment to the employment agreement with Mr. Sidorsky were previously filed as exhibits to the Company’s Current Report on Form 8-K filed on January 15, 2009.

The description of the terms of the Amendments set forth herein is qualified in its entirety to the full text of the Amendments, which are filed as exhibits hereto.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 13, 2010, the Board of Directors of the Company (the “Board”) adopted resolutions approving the First Amendment (the “First Amendment”) of the Company’s Amended and Restated Bylaws (the “Bylaws”) to be effective as of January 13, 2010.  Previously, the Bylaws provided that special meeting may be held whenever called by the Chairman of the Board, the Chief Executive Officer, or by any two or more members of the Board of Directors if notice is given by the person or persons calling the meeting as set forth in the Bylaws.  The First Amendment has changed the number of directors required to call a special meeting of the Board from two to three.

The Bylaws were previously filed as an exhibit to the Form 8-A filed on May 23, 2008.  The description of the First Amendment of the Bylaws set forth herein is qualified in its entirety to the full text of such amendment, which is filed as an exhibit hereto.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

3.1	First Amendment to Amended and Restated Bylaws of the Company

10.1	Amendment to Employment Agreement, effective as of January 1, 2010, between the Company and Anthony Picitelli.

10.2	Amendment to Employment Agreement, effective as of January 1, 2010, between the Company and Fergal Foley.

10.3	Second Amendment to Employment Agreement, effective as of January 1, 2010, between the Company and Gary Sidorsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer

 FIRST AMENDMENT
TO
AMENDED AND RESTATED BYLAWS
OF
AMERICAN DEFENSE SYSTEMS, INC.

January 13, 2010

FIRST:           A proper officer of American Defense Systems, Inc., a Delaware corporation (the “Corporation”), pursuant to the approval of the Corporation’s Board of Directors, does hereby amend the Amended and Restated Bylaws of the Corporation (the “Bylaws”) by deleting in its entirety Section 2.4 of the Bylaws and inserting the following in lieu thereof:

Section 2.4         Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, or by any three or more members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting (i) at least twenty-four (24) hours before the special meeting if given personally, by telecopier, telephone or other means of electronic transmission and (ii) five (5) business days if given by mail.

SECOND:      A copy of this First Amendment shall be placed in the Corporation’s minute book.

THIRD:          This First Amendment was adopted by the Board of Directors of the Corporation pursuant to a Board resolution dated January 13, 2010.

Anthony J. Piscitelli
Chief Executive Officer

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of January 1, 2010 (the “Effective Date”) by and between Anthony Piscitelli, (“Piscitelli” or the “Executive”) and American Defense Systems, Inc. (“ADSI” or the “Company”).

WHEREAS, ADSI and Piscitelli have previously entered into an employment agreement dated January 1, 2007  ( the “Original Employment Agreement”); and

WHEREAS, ADSI and Piscitelli desire to amend the Original Employment Agreement between the parties.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ADSI and Piscitelli hereby agree as follows:

1.           Section 3.1 of the Original Employment Agreement (Base Salary) is hereby amended to provide that Executive’s Base Salary will be reduced for 2010 by 10% from the 2009 Base Salary.  The Company will review Executive’s Base Salary after the completion of the Company’s Second Fiscal Quarter (Q-2) of 2010 to determine if Executive’s Base Salary for 2010 can be increased to restore it in whole or in part to its 2009 level.  Executive’s Base Salary will be restored fully to at least his 2009 Base Salary amount for year 2011 and thereafter.

2.           Section 5.4 (Termination by the Company Without Cause) and as referenced in Section 5.6 (Termination by Executive for Good Reason), of the Original Employment Agreement is hereby amended to reflect that so long as the Base Salary reduction contemplated by Section 1 hereof is in effect any salary continuation as set forth in Section 5.4(b) of the Original Employment Agreement shall be at the unreduced amount (i.e., the 2009 Base Salary prior to the reduction set forth in this Amendment to said Section 3.1).  Additionally, Sections 5.4 (Termination by the Company Without Cause) and 5.6 (Termination by Executive for Good Reason) as set forth in Schedule A to the Original Employment Agreement are hereby amended to provide that in the event of a termination without Cause by the Company or a termination for Good Reason by Executive, the amount of the reduction to Executive’s Base Salary for 2010 will be added to the lump sum payment set forth in subsection (a) of Sections 5.4 and 5.6 of Schedule A.

3.           Except as amended hereby, all of the terms of the Original Employment Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references after the date hereof to the Original Employment Agreement shall be deemed to refer to the Original Employment Agreement as amended hereby.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

American Defense Systems, Inc.

By:	/s/ Gary Sidorsky
Name:	Gary Sidorsky
Title:	CFO

Anthony Piscitelli

/s/ Anthony Piscitelli

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of January 1, 2010 (the “Effective Date”) by and between Fergal Foley (“Foley” or the “Executive”) and American Defense Systems, Inc. (“ADSI” or the “Company”).

WHEREAS, ADSI and Foley have previously entered into an employment agreement dated January 9, 2009 (collectively the “Original Employment Agreement”); and

WHEREAS, ADSI and Foley desire to amend the Original Employment Agreement between the parties.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ADSI and Foley hereby agree as follows:

1.           Section 3.1 of the Original Employment Agreement (Base Salary) is hereby amended to provide that Executive’s Base Salary will be reduced for 2010 by 10% from the 2009 Base Salary.  The Company will review Executive’s Base Salary after the completion of the Company’s Second Fiscal Quarter (Q-2) of 2010 to determine if Executive’s Base Salary for 2010 can be increased to restore it in whole or in part to its 2009 level.  Executive’s Base Salary will be restored fully to at least his 2009 Base Salary amount for year 2011 and thereafter.

2.           Section 5.4 (Termination by the Company Without Cause) and as referenced in Section 5.6 (Termination by Executive for Good Reason), of the Original Employment Agreement is hereby amended to reflect that so long as the Base Salary reduction contemplated by Section 1 hereof is in effect any salary continuation as set forth in Section 5.4(b) of the Orignal Employment Agreement shall be at the unreduced amount (i.e., the 2009 Base Salary prior to the reduction set forth in this Amendment to said Section 3.1).

3.           Except as amended hereby, all of the terms of the Original Employment Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references after the date hereof to the Original Employment Agreement shall be deemed to refer to the Original Employment Agreement as amended hereby.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

American Defense Systems, Inc.

By:	/s/ Anthony Piscitelli
Name:	Anthony Piscitelli
Title:	CEO

Fergal Foley

/s/ Fergal Foley

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of January 1, 2010 (the “Effective Date”) by and between Gary Sidorsky  (“Sidorsky” or the “Executive”) and American Defense Systems, Inc. (“ADSI” or the “Company”).

WHEREAS, ADSI and Sidorsky have previously entered into an employment agreement dated January 1, 2007 (the “Original Employment Agreement”) as amended by that certain Amendment to the Employment Agreement dated January 9, 2009 (the “First Amendment”, and together with the Original Employment Agreement, the “Employment Agreement”); and

WHEREAS, ADSI and Sidorsky desire to amend the Employment Agreement between the parties.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ADSI and Sidorsky hereby agree as follows:

1.           Section 3.1 of the Original Employment Agreement (Base Salary) is hereby amended to provide that Executive’s Base Salary will be reduced for 2010 by 10% from the 2009 Base Salary.  The Company will review Executive’s Base Salary after the completion of the Company’s Second Fiscal Quarter (Q-2) of 2010 to determine if Executive’s Base Salary for 2010 can be increased to restore it in whole or in part to its 2009 level.  Executive’s Base Salary will be restored fully to at least his 2009 Base Salary amount for year 2011 and thereafter.

2.           Section 5.4 (Termination by the Company Without Cause) and as referenced in Section 5.6 (Termination by Executive for Good Reason), of the Original Employment Agreement is hereby amended to reflect that so long as the Base Salary reduction contemplated by Section 1 hereof is in effect any salary continuation as set forth in Section 5.4(b) of the Original Employment Agreement shall be at the unreduced amount (i.e., the 2009 Base Salary prior to the reduction set forth in this Amendment to said Section 3.1).

3.           Except as amended hereby, all of the terms of the Employment Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references after the date hereof to the Employment Agreement shall be deemed to refer to the Employment Agreement as amended hereby.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

American Defense Systems, Inc.

By:	/s/ Anthony Piscitelli
Name:	Anthony Piscitelli
Title:	CEO

Gary Sidorsky

/s/ Gary Sidorsky

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 15, 2010 (April 8, 2010)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry Into a Material Definitive Agreement

American Defense Systems, Inc. (the “Company”) previously entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated March 7, 2008, with certain investors (the “Series A Holders”), pursuant to which the investors acquired shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”).  Pursuant to the Certificate of Designations, Preferences and Rights of such Series A Preferred (the “Certificate of Designations”), the Company was required to redeem any outstanding shares of the Series A Preferred on the Maturity Date, December 31, 2010, as such term is further defined therein (the “Mandatory Redemption Provision”).

On April 8, 2010, the Company entered into a waiver agreement with the Series A Holders (the “Waiver Agreement”), pursuant to which the Series A Holders agreed to extend the Maturity Date from December 31, 2010 to April 1, 2011 (the period from December 31, 2010 to April 1, 2011 hereinafter referred to as the “Extension Period”).  Pursuant to the Waiver Agreement, during the Extension Period, (i) the Series A Holders agreed to waive any right to the redemption of the Series A Preferred under the Mandatory Redemption Provision until the last day of the Extension Period, (ii) the Company’s failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period shall be deemed not to be a breach of such provision or the terms and conditions of, or applicable to, the Series A Preferred and (iii) the Series A Holders agreed to waive all rights and remedies that would otherwise be available to the Series A Holders under the Certificate of Designations or any other Transaction Documents (as such term is defined in the Purchase Agreement) as a result of the Company’s failure to comply with the Mandatory Redemption Provision during the Extension Period to the extent that such rights or remedies arise as a result of the existence or continuation of the Company’s failure to comply with the Mandatory Redemption Provision and any Equity Conditions Failure and any Triggering Event otherwise arising under the Certificate of Designations as a result of any such failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period.

The description of the terms of the Waiver Agreement set forth herein is qualified in its entirety to the full text of the Waiver Agreement, which is filed as an exhibit hereto.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a special meeting of stockholder of the Company held on April 8, 2010, the stockholders approved  amendments to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”), as set forth in Item 5.07 below.   Pursuant to the stockholder approval, the Company filed a First Certificate of Amendment to the Charter with the Delaware Secretary of State (the “Amendment”), which became effective as of April 9, 2010 (the “Effective Date”).

Prior to the Effective Date, pursuant to the Charter, the Series A Holders were to vote as a class with the holders of the Company’s common stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by terms of the Charter to be submitted to a class vote of the Series A Holders, in which case the Series A Holders only would vote as a separate class.  The Charter, as amended by the Amendment, grants the Series A Holders, voting as a separate class, the right to elect two persons to serve on the Company’s board of directors (the “Board”).  In addition, pursuant to the Amendment, the Conversion Price of the Series A Preferred was reduced from $2.00 to $0.50.

The Charter was previously filed as an exhibit to the Company’s Form 8-A filed on May 23, 2008.  The description of the Amendment set forth herein is qualified in its entirety to the full text of such Amendment, which is filed as an exhibit hereto.

Item 5.07.          Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of the Company was held on April 8, 2010. The proposals set forth in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on March 4, 2010, proposed approvals (i) to amend the Charter to grant the Series A Holders, voting as a separate class, the right to elect two persons to serve on the Board, (ii) to amend the Charter to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50, (iii) to approve the potential issuance of an aggregate of 22,500,000 or more shares of common stock upon conversion of all of the Company’s Series A Preferred as a result of the reduction of the Conversion Price of the Series A Preferred, as contemplated in the foregoing proposal , and (iv) to adjourn or postpone the meeting to permit further solicitation of proxies in the event there were insufficient votes at the time of the meeting to adopt the foregoing proposals. The proposals were approved by the holders of a majority of our common stock and Series A Preferred. Results of the voting were as follows:

Proposal 1 - Amendment to the Charter to grant the Series A Holders the right to elect two persons to serve on the Board:

	For	Against	Abstain
Common Stock	21,472,691	3,965,164	14,755
Series A Convertible Preferred Stock (on an as converted to common stock basis.	7,500,000	—	—
Totals:	28,972,691	3,965,164	14,755

Proposal 2 - Amendment to the Charter to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50:

	For	Against	Abstain
Common Stock	19,947,909	5,465,301	39,400
Series A Convertible Preferred Stock (on an as converted to common stock basis.	7,500,000	—	—
Totals:	27,447,909	5,465,301	39,400

Proposal 3 - Approval of the potential issuance of an aggregate of 22,500,000 or more shares of common stock upon conversion of all of the Company’s outstanding Series A Preferred:

	For	Against	Abstain
Common Stock	19,827,782	5,576,636	48,192
Series A Convertible Preferred Stock (on an as converted to common stock basis.	7,500,000	—	—
Totals:	27,327,782	5,576,636	48,192

Proposal 4 - Adjournment or postponement of the meeting:

	For	Against	Abstain
Common Stock	19,975,198	5,405,862	71,550
Series A Convertible Preferred Stock (on an as converted to common stock basis.	7,500,000	—	—
Totals:	27,475,198	5,405,862	71,550

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

3.1	First Certificate of Amendment to Third Amended and Restated Certificate of the Company

10.1	Waiver Agreement between the Company and Series A Holders, dated April 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorksy
Chief Financial Officer

FIRST CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERICAN DEFENSE SYSTEMS, INC.

American Defense Systems, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.           The certificate of incorporation of the Corporation (the “Third Amended and Restated Certificate of Incorporation”) is hereby amended by deleting in its entirety Section 2(a)(xxiv) of Appendix A to the Third Amended and Restated Certificate of Incorporation and inserting the following in lieu thereof:

(xxiv) “Initial Conversion Price” means $0.50 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events after the First Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on or about April 9, 2010 becomes effective in accordance with the Delaware General Corporation Law).

2.           The Third Amended and Restated Certificate of Incorporation is hereby amended by adding the following to the end of Section 7 of Appendix A to the Third Amended and Restated Certificate of Incorporation:

So long as any shares of Series A Convertible Preferred Stock remain outstanding, the holders of shares of Series A Convertible Preferred Stock, voting separately as a single class, shall be entitled to elect, by vote or written consent (notwithstanding any other provision of the Certificate of Incorporation) two (2) directors of the Company at each annual election of directors (and to fill any vacancies with respect thereto)(the “Series A Directors”). Effective upon the first day that no shares of Series A Convertible Preferred Stock remain outstanding, without any further action, (i) the terms of office of the Series A Directors shall be automatically terminated, (ii) the Series A Directors shall no longer be qualified to serve as Series A Directors, (iii) the right of the holders of Series A Convertible Preferred Stock, voting as a separate class, to elect two (2) directors pursuant to the immediately preceding sentence shall terminate, and (iv) the total authorized number of directors of the Corporation shall automatically be reduced by two (2), and any further change in the number of directors shall be made in accordance with Article V of the Company’s certificate of incorporation.

3.           The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this First Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by Gary Sidorsky, its Chief Financial Officer, this 9th day of April, 2010.

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Name:	Gary Sidorsky
Title:	Chief Financial Officer

WAIVER AGREEMENT

This Waiver Agreement (the “Agreement”) is made and entered into, effective as of April 8, 2010 (the “Effective Date”), by and among American Defense Systems, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company parties hereto (individually, a “Holder” and collectively, the “Holders”).  Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Certificate of Designations (as defined below).

RECITALS

A.           The Company and the Holders are parties to the Securities Purchase Agreement, dated as of March 7, 2008 (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holders purchased from the Company shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), the terms of which are set forth in the certificate of designation for such series of preferred stock filed by the Company with the Secretary of State of the State of Delaware on March 7, 2008 (the “Certificate of Designations”).

B.           Under the Certificate of Designations, if any share of the Series A Preferred Stock remains outstanding on December 31, 2010, the Company is required to redeem all of the then outstanding shares of the Series A Preferred Stock on such date (such provision of the Certificate of Designations is herein referred to as the “Mandatory Redemption Provision”).

C.           The Holders are willing to extend the Maturity Date to April 1, 2011, on the terms and conditions hereinafter provided.

TERMS OF AGREEMENTS

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Extension of Maturity Date.  As of the Effective Date, notwithstanding any provision of the Certificate of Designations or any of the other Transaction Documents (as defined in the Securities Purchase Agreement, the “Transaction Documents”) to the contrary, the parties hereto hereby agree to extend the Maturity Date from December 31, 2010 to April 1, 2011 (the period from December 31, 2010 to April 1, 2011, inclusive, the “Extension Period”).

2.           Waiver.    As of the Effective Date, the Holders hereby agree that, during the Extension Period: (i) the Holders hereby waive any right to the redemption of the Series A Preferred Stock under the Mandatory Redemption Provision until the last day of the Extension Period; (ii) the Company’s failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period shall be deemed not to be a breach of such provision or the terms and conditions of, or applicable to, the Series A Preferred Stock; (iii) and the Holders shall and do hereby waive (A) all rights and remedies that would otherwise be available to the Holders under the Certificate of Designations or any of the other Transaction Documents as a result of the Company’s failure to comply with the Mandatory Redemption Provision during the Extension Period to the extent that such rights or remedies arise as a result of the existence or continuation of the Company’s failure to comply with the Mandatory Redemption Provision, including, without limitation, the remedies available to the Holders pursuant to Section (4)(a)(ii) of the Certificate of Designations and (B) any Equity Conditions Failure and any Triggering Event otherwise arising under the Certificate of Designations as a result of any such failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period.

3.           Agreements of the Company.    The Company hereby (a) agrees that except as expressly provided in Sections 1 and 2 hereof, nothing in this Agreement shall constitute a waiver by the Holders of any Triggering Event or Equity Condition Failure which may be continuing on the date hereof or may occur after the date hereof and (b) affirms that the Company's obligation to comply with the Mandatory Redemption Provision arises upon the last day of the Extension Period, with respect to all then outstanding shares of the Series A Preferred Stock.  Except as provided herein, each Holder reserves the right, in its discretion, to exercise any or all rights or remedies under the Certificate of Designation, the other Transaction Documents, applicable law and otherwise as a result of any Triggering Event or Equity Condition Failure that may be continuing on the date hereof or any Triggering Event that may occur after the date hereof, and each Holder has not waived any of such rights or remedies.  Except as expressly provided in this Agreement, no delay on the Holder’s part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies.  Upon the last day of the Extension Period, the agreement of the Holders to waive any of its remedies and rights pursuant to Section 2 hereof shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Holders to seek to exercise any and all of its rights and remedies at any time and from time to time thereafter, including, without limitation, the right to require redemption of all or any portion of Series A Preferred Stock and exercise any other rights and remedies set forth in the Certificate of Designation, the other Transaction Documents, applicable law or otherwise, in each case, without any notice, passage of time or forbearance of any kind.

4.           Miscellaneous.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute under or in connection with this Agreement or the other documents or agreements contemplated hereby (including the Securities Purchase Agreement and the documents and agreements executed in connection therewith, notwithstanding any provision therein to the contrary) or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature and a signature delivered electronically (including by delivery via electronic mail of a signature page in “pdf” format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between or among the Holders, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 4(e) shall be binding on all Holders and holders of Securities (as such term is defined in the Securities Purchase Agreement), as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.

3

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:
American Defense Systems, Inc.
230 Duffy Avenue, Unit C
Hicksville, NY 11801 Telephone: (516) 390-5300 Facsimile: (516) 390-5308
Attention: Chief Financial Officer

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
1750 Tysons Boulevard
Suite 1200
McLean, Virginia 22102 Telephone: (703) 749-1336 Facsimile: (703) 749-1301 Attention: Jeffrey R. Houle, Esq.

If to a Holder, to its address and facsimile number set forth on the Schedule of Buyers attached to the Securities Purchase Agreement, with copies to such Holder's representatives as set forth on such Schedule of Buyers, with a copy (for informational purposes only) to:

Reicker, Pfau, Pyle & McRoy LLP
1421 State Street, Suite B
Santa Barbara, CA 93101 Telephone: (805) 966-2440 Facsimile: (805) 966-3320 Attention: Michael E. Pfau, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

4

(g)         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of shares of the Series A Preferred Stock.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders.  No Holder shall assign or otherwise transfer any shares of Series A Preferred Stock without the written agreement of the assignee or transferee of such stock to be bound by this Agreement in all respects as a Holder hereunder.

(h)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, to vote all of such Holder’s capital stock of the Company in favor of any amendments to the Company’s certificate of incorporation and Certificate of Designations to change the Maturity Date to April 1, 2011.

(j)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)          Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement.  Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.  The Company acknowledges and each Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

COMPANY:

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Name: Gary Sidorsky
Title: Chief Financial Officer

6

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

HOLDERS:

WEST COAST OPPORTUNITY FUND, LLC

By:	/s/ Atticus Lowe
Name: Atticus Lowe
Title: CIO of Managing Member

7

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

HOLDERS:

CENTAUR VALUE FUND, LP

By:	/s/ Zeke Ashton
Name: Zeke Ashton
Title: Managing Partner
Centaur Capital Partners

8

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 20, 2010 (April 19, 2010)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 19, 2010, American Defense Systems, Inc. (the “Company”) issued a press release announcing financial results for the fiscal year ended December 31, 2009. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this current Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 20, 2010

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Chief Financial Officer

EXHIBIT INDEX

99.1              Press Release dated April 19, 2010

Company Contacts:	Investor Relations:
Roger Ward	Ron Both
V.P. of Marketing & Investor Relations	Managing Director
American Defense Systems, Inc.	Liolios Group, Inc.
Tel 516-390-5300, x326	Tel 949-574-3860
rward@adsiarmor.com	info@liolios.com

American Defense Systems Reports Fiscal 2009 Results

2009 Revenues Increased 29% to Record $45.9 Million; Physical Security Product Business up 125% to $4.5 Million in 2009

HICKSVILLE, N.Y., April 19, 2010 — American Defense Systems, Inc. (ADSI) (AMEX: EAG), a provider of advanced transparent and opaque armor, architectural hardening and security products for Defense and Homeland Security, reported financial results for the year ended December 31, 2009.

2009 Financial Results

Revenues from continuing operations in 2009 increased 29% to a record $45.9 million from $35.6 million in 2008. The increase in revenue in 2009 was primarily due to increased order fulfillment under a large military contract, including the acceptance of certain orders that were delayed from the fourth quarter of 2008 into the first and second quarters of 2009. The improvement was also due to improvement in the physical security product business of the company’s subsidiary, American Physical Security Group, LLC (“APSG”), which increased 125% to $4.5 million from $2.0 million in 2008.

Gross margin as a percentage of revenue in 2009 was 26% as compared to 31% in 2008. The decrease in gross margin for the year was due primarily to sales under the military contract mentioned above that contributed lower gross margins as well as an aggressive sales program with OEM vendors of armor solutions. Gross margins are expected to return to historically higher ranges in 2010, starting in the first quarter.

Loss from continuing operations in 2009 totaled $15.7 million or $(0.37) per share versus a loss of $2.4 million or $(0.06) per share in the same period a year-ago.

Net loss in 2009 totaled $16.3 million or $(0.38) per share, compared to a net loss of $4.5 million or $(0.11) per share in the same year-ago period.

Adjusted EBITDA loss for 2009 was $6.1 million or $(0.14) per basic and diluted share versus an adjusted EBITDA loss of $4.9 million or $(0.12) per basic and diluted share in 2008 (see the definition and important discussion about the presentation of adjusted EBITDA, a non-GAAP term, below).

Fourth Quarter 2009 Operational Highlights

ADSI advanced operationally in a number of areas during the fourth quarter of 2009, including:

•
Received the recommendation by the National Tactical Officers Association (NTOA) and its highest ratings for ADSI’s portable transparent ballistic shield. The ratings are based upon design, quality and durability. The NTOA member-tested and recommendation program is designed as a service to assist the association's membership in selecting the best products available to the tactical community.

•
Introduced a new portable transparent protective shield called “COBRA,” for Collapsible Optic Bullet Resistant Armor. The COBRA is designed primarily for the purpose of VIP protection with its ability to easily roll through standard doorways and onto elevators. The design provides broader coverage than ADSI's Portable Transparent Ballistic Shield ("PTBS"), while being more portable than the PTBS due to its collapsible capability. This new shield also presents a more affordable alternative for security at commercial and government buildings that cannot justify the cost of hardening the entire facade of the structure, while providing effective protection against a specific threat level.

Management Commentary

“The record revenues we achieved in 2009 demonstrated the strength of our business, the quality of our products, and our expanding relationships with our customers,” said Anthony J. Piscitelli, chairman and CEO of American Defense Systems. “However, in 2009 we also invested heavily in bringing a new product to market with Caterpillar and completed the extensive expense reduction program we announced in December that we believe will result in more than $4 million in annualized savings. We also incurred substantial costs due to regulatory compliance activity and other professional fees related to our obligation to redeem our Series A Convertible Preferred Stock.”

“Now as a result of both a better operational structure and a higher margin product mix, along with a top line that exceeded our earlier expectations,” continued Piscitelli, “we expect to report a positive net income from operations for first quarter of 2010. One important factor driving our growth is the continued expansion of our physical security unit, APSG, which more than doubled its sales in 2009 and is effectively diversifying our sales mix beyond our traditional military business. APSG, which received two key certifications from the U.S. Department of Homeland Security in 2009, has recently delivered products to one of the nation’s largest international airports and a major federal government institution.”

Fergal Foley, ADSI’s chief operating officer, commented: “The success of our physical security business has also provided the economies of scale to bring the manufacturing of our protective glass products in-house, and we’ve recently leased a 72,000 square foot manufacturing facility located just north of Fort Bragg and Fayetteville, North Carolina. In addition to producing APSG physical security products and housing our APSG offices, this facility will also be able to produce the specialized glass used in our transparent armor solutions for military construction vehicles. Operation of this facility is therefore expected to eventually improve our gross margins company-wide along with other operational benefits.

“From our extensive efforts in 2009 to establish a better footing for ADSI in an expanding global market for both government and commercial physical security and protection, we expect positive results to continue through the remainder of 2010 and beyond.”

Guidance

The company expects to report first quarter 2010 revenue of approximately $14 million, as compared to guidance of $12 million issued in December, and report income from operations between $0.01 and $0.03 per share. Management plans to provide second quarter guidance in its upcoming first quarter 2010 press release and conference call.

Conference Call and Webcast

The company will hold a conference call to discuss its fiscal 2009 results on Tuesday, April 20, 2010. Members of ADSI’s executive management team will host the presentation, followed by a question and answer period.

Date: Tuesday, April 20, 2010
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Dial-In Number: 1-800-895-0231
International: 1-785-424-1054
Conference ID#: 7DEFENSE

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s Web site at www.adsiarmor.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until May 20, 2010:

Toll-free replay number: 1-800-723-0488
International replay number: 1-402-220-2651
(No passcode required)

Use of Non-GAAP Financial Information

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. ADSI defines adjusted EBITDA as net income/(loss) before interest (net); taxes; depreciation; unrealized (gain) loss on adjustment of fair value of its series a convertible preferred stock classified as a liability, income tax expense (benefit), loss (gain) on disposal of discontinued division, loss on deemed extinguishment of debt, finance charge and unrealized (gain) loss on investor warrant liability. Other companies (including the company’s competitors) may define adjusted EBITDA differently. The company presents adjusted EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of ADSI nor is it intended to be predictive of potential future results. Investors should not consider adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP (Loss) to adjusted EBITDA (Loss)” below for further information on this non-GAAP measure and reconciliation of adjusted EBITDA to GAAP net loss for the periods indicated.

American Defense Systems, Inc.
Reconciliation of GAAP Loss to Adjusted EBITDA Loss
(in thousands, except per share amounts)
(unaudited)

	Dec 31,	Dec 31,
	2009	2008

GAAP net income (loss)	$(16,290)	$(4,506)

Reconciling items from GAAP to Adjusted EBITDA loss
Interest expense, net	4,669	2,186
Depreciation	1,085	843
Unrealized (gain) loss on adjustment of fair value
Series A convertible preferred stock classified
as a liability	326	(2,901)
Income tax expense (benefit)	753	(996)
Loss (gain) on disposal of discontinued division	575	1,916
Loss on deemed extinguishment of debt	2,614	-
Finance charge	210	23
Unrealized (gain) on investor warrant liability	(36)	(1,450)

Adjusted EBITDA (loss)	$(6,094)	$(4,886)

Adjusted EBITDA (loss) per common share:
Basic and diluted	$(0.14)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	43,192	39,416

About American Defense Systems, Inc.

American Defense Systems, Inc. (“ADSI”) offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry. For more information, visit the ADSI corporate Web site at www.adsiarmor.com.

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s anticipated future growth, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues,” “projects” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s ability to finance the redemption of ADSI’s series A convertible preferred stock in accordance with the terms of such stock; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.

Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its most recent annual report on Form 10-K. Statements in this press release should be evaluated in light of these important factors.

American Defense Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)

	As of December 31,
ASSETS	2009	2008

CURRENT ASSETS
Cash	$-	$374,457
Accounts receivable, net of allowance for doubtful accounts of $222,448 and $0 as of December 31, 2009 and 2008, respectively	2,288,666	4,981,150
Accounts receivable-factoring	199,876	-
Tax receivable	108,741
Inventory	1,352,873	621,048
Prepaid expenses and other current assets	540,381	2,088,801
Costs in excess of billings on uncompleted contracts	6,409,963	7,143,089
Deferred Tax Assets	521	-
Deposits	407,137	437,496
Assets of discontinued operations	-	736,613

TOTAL CURRENT ASSETS	11,308,158	16,382,654

Property and equipment, net	3,078,724	3,743,936
Deferred Financing Costs, net	1,547,551	1,500,533
Notes Receivable, net	400,000	925,000
Intangible Assets	606,000	606,000
Goodwill	450,000	450,000
Deferred Tax Asset	-	1,167,832
Other Assets	138,001	159,560

TOTAL ASSETS	$17,528,434	$24,935,515

LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY

CURRENT LIABILITIES
Accounts payable	$6,744,285	$2,480,652
Accrued expenses	498,795	755,615
Line of Credit	-	76,832
Warrant liability	35,413	90,409
Mandatory redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares authorized issued and outstanding	-	10,981,577
Liabilities of discontinued operations	-	736,613

TOTAL CURRENT LIABILITIES	7,278,493	15,121,698

LONG TERM LIABILITIES
Mandatory redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares authorized issued and outstanding	12,429,832	-
Deferred Tax Liability	521	-

TOTAL LIABILITIES	19,708,846	15,121,698

COMMITMENTS AND CONTINGENCIES - Note 6

SHAREHOLDERS' (DEFICIENCY) EQUITY

Common stock, $0.001 par value, 100,000,000 shares authorized, 46,611,457 and 39,585,960 shares issued and outstanding as of December 31, 2009 and 2008, respectively	46,611	39,586
Additional paid-in capital	14,712,414	11,096,031
Accumulated Deficit	(16,939,437)	(1,321,800)

TOTAL SHAREHOLDERS' (DEFICIENCY) EQUITY	(2,180,412)	9,813,817

TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY	$17,528,434	$24,935,515

American Defense Systems, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(unaudited)

	Year Ended December 31,
	2009	2008

CONTRACT REVENUES EARNED	$45,893,979	$35,588,849

COST OF REVENUES EARNED	33,929,327	24,702,714

GROSS PROFIT	11,964,652	10,886,135

OPERATING EXPENSES
General and administrative expenses	7,519,114	5,661,781
General and administrative salaries	4,144,666	4,758,968
Sales and marketing	2,661,636	2,722,224
T2 expenses	531,506	-
Research and development	412,285	788,100
Settlement of litigation	63,441	57,377
Depreciation and amortization	1,085,331	842,532
Professional fees	2,734,816	1,561,415
TOTAL OPERATING EXPENSES	19,152,795	16,392,397

OPERATING LOSS	(7,188,143)	(5,506,262)

OTHER INCOME (EXPENSE)

Unrealized (loss) gain on adjustment of fair value
Series A convertible preferred stock classified as a liability	(325,837)	2,900,799
Unrealized gain on warrant liability	35,673	1,450,117
Loss on deemed extinguishment of debt	(2,613,630)	-
Other income	8,869	8,551
Interest expense	(3,019,079)	(1,222,205)
Interest expense - Mandatory redeemable preferred stock dividends	(1,650,000)	(1,081,081)
Interest income	-	117,312
Finance charge	(209,698)	(22,598)
TOTAL OTHER INCOME (EXPENSE)	(7,773,702)	2,150,895

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(14,961,845)	(3,355,367)

INCOME TAX EXPENSE (BENEFIT)	752,971	(996,000)

LOSS FROM CONTINUING OPERATIONS	(15,714,816)	(2,359,367)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX:
Loss from operations of discontinued division	-	(230,834)
Loss from disposal of discontinued division	(575,000)	(1,915,903)
	(575,000)	(2,146,737)

NET LOSS	(16,289,816)	(4,506,104)

Weighted Average Shares Outstanding (Basic and Diluted)	43,192,175	39,416,278

Loss per Share - Basic and Diluted:
LOSS FROM CONTINUING OPERATIONS	$(0.37)	$(0.06)

LOSS FROM DISCONTINUED OPERATIONS	$(0.01)	$(0.05)

NET LOSS	$(0.38)	$(0.11)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

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AMERICAN DEFENSE SYSTEMS, INC.
230 Duffy Avenue
Hicksville, New York 11801

March 4, 2010

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of American Defense Systems, Inc., which will be held at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801, on April 8, 2010, at 10:00a.m. local time. Our Board of Directors and management look forward to personally greeting those stockholders able to attend.

American Defense Systems, Inc. became a public reporting company with the Securities and Exchange Commission in April 2008 and one month later our common stock commenced trading on the NYSE Amex (then, the American Stock Exchange). As you may recall, we also raised gross proceeds of $15,000,000 through the private sale of Series A Convertible Preferred Stock and related warrants in March and April of that year.

In order to meet certain of the listing requirements of the NYSE Amex, in May 2008 we entered into a further agreement with the holders of our Series A Convertible Preferred Stock. In that agreement, we agreed to achieve certain revenue and EBITDA targets for 2008 and to publicly disclose the results of our 2008 operations by a certain date. We did not meet those covenants. To resolve these breaches and other related claims, we entered into a settlement agreement with the Series A Convertible Preferred Stockholders in May 2009.

As part of the settlement agreement, we agreed to redeem $7,500,000 in stated value of the Series A Convertible Preferred Stock by December 31, 2009 and if we were unable to do so, in lieu of other remedies or damages, we would, among other things, take action to (i) obtain stockholder approval to reduce the Conversion Price of the Series A Convertible Preferred Stock from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A Convertible Preferred Stock is convertible) and (ii) expand the size of our Board of Directors by two and elect two persons designated by the Series A Convertible Preferred Stock holders to fill those positions, and obtain stockholder approval to amend our certificate of incorporation to grant such preferred stockholders the continued right to elect two persons to our expanded Board of Directors.

We did not have funds or access to funds sufficient to redeem the $7,500,000 in stated value of Series A Convertible Preferred Stock at December 31, 2009, and as a consequence we are now pursuing stockholder approval of the Conversion Price adjustment and Board of Directors change described above. Accordingly, at the special meeting, stockholders will be asked to consider and vote upon the following proposals:

(1)	A proposal to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors.
(2)	A proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

(3)	A proposal to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.
(4)	A proposal to adjourn or postpone the special meeting to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the meeting to adopt the above proposals.

The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting as a single class, is required to approve Proposals 1 and 2. The affirmative vote of a majority of our outstanding capital stock represented in person or by proxy and entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required to approve Proposals 3 and 4.

In the event one or more of Proposals 1 through 3 do not receive the necessary vote to approve the proposal(s), the adjournment or postponement proposal will be presented at the special meeting for adoption.

These matters are discussed in greater detail in the accompanying Proxy Statement.

Our Board of Directors unanimously recommends a vote FOR the adoption of Proposals 1 through 4 identified above.

Whether or not you plan to attend the special meeting, we urge you to use our Internet or telephone voting system, or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the special meeting. If you later decide to attend the special meeting or change your vote, you may withdraw your proxy and vote in person at any time prior to the vote at the special meeting. Voting through our Internet or telephone voting system, or by written proxy will ensure your representation at the special meeting if you do not attend in person.

We wish to thank you for your loyal support of us and your participation in this process.

Sincerely,

Anthony J. Piscitelli
Chief Executive Officer, President and Chairman

American Defense Systems, Inc.
230 Duffy Avenue
Hicksville, New York 11801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 8, 2010

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of American Defense Systems, Inc. will be held at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801, on April 8, 2010, at 10:00 a.m., local time, for the purpose of considering and voting upon the following proposals:

(1)	A proposal to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors.
(2)	A proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.
(3)	A proposal to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.
(4)	A proposal to adjourn or postpone the special meeting to permit further solicitation and vote of proxies in the event there are insufficient votes at the times of the meeting to adopt the above proposals.

The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting as a single class, is required to approve Proposals 1 and 2. The affirmative vote of a majority of our outstanding capital stock represented in person or by proxy and entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required to approve Proposals 3 and 4.

In the event one or more of Proposals 1 through 3 do not receive the necessary vote to approve the proposal(s), the adjournment or postponement proposal will be presented at the special meeting for adoption.

Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of Proposals 1 through 4 identified above.

Only stockholders of record at the close of business on February 15, 2010 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. If you plan to attend the special meeting, we request that you please attempt to provide at least two business days' advance notice, if possible, of your intent to attend by contacting Roger Ward, our Vice President of Investor Relations, at (516) 390-5300. To assure your representation at the meeting, however, you are urged to use our Internet or telephone voting system, or to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

By the Order of the Board of Directors

Fergal Foley
Chief Operating Officer and Secretary

Hicksville, New York
March 4, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 8, 2010.

The Proxy Statement is available without charge at
http://phx.corporate-ir.net/phoenix.zhtml?c=219879&p=proxy

American Defense Systems, Inc.
230 Duffy Avenue
Hicksville, New York 11801

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:	When and where is the special meeting?
A:	Our special meeting of stockholders is being held on April 8, 2010 at 10:00 a.m. at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801.
Q:	Why am I receiving these materials?
A:	You are receiving a notice of special meeting, proxy statement and a proxy card or voting instruction form because you owned shares of our common stock and/or Series A Convertible Preferred Stock on February 15, 2010, the record date for determining the stockholders entitled to vote at the special meeting. This proxy statement contains detailed information relating to the proposals on which we would like you, as a stockholder, to vote. The proxy card or voting instruction form is used for voting on the proposals.
Q:	How many shares must be present to hold the meeting?
A:	To hold the meeting, a quorum must be present. A quorum is the holders of a majority in voting power of our outstanding shares of stock entitled to vote at the meeting (consisting of common stock and Series A Convertible Preferred Stock), which may be represented at the meeting either in person or by proxy. Proxies received but marked as abstentions or containing broker non-votes on a particular matter will be included in the calculation of the number of shares entitled to vote for the purpose of determining the presence of a quorum.
Q:	What am I voting on?
A:	You are being asked to vote on four proposals. The first proposal is to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors, which was expanded by our Board of Directors from nine members to eleven members as of January 10, 2010.

The second proposal is to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

The third proposal is to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

The fourth proposal is to approve the adjournment or postponement of the special meeting to a later date or dates to permit further solicitation and vote of proxies in the event that there are insufficient votes at the time of the special meeting to adopt any of the above proposals.

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Q:	How does our Board of Directors recommend I vote?
A:	Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board has determined that the proposals are advisable and in your best interests and unanimously recommends that you vote:

“FOR” the proposal to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors.

“FOR” the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

“FOR” the proposal to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

“FOR” the proposal to adjourn or postpone the special meeting to permit further solicitation and vote of proxies in the event that there are insufficient votes at the time of the special meeting to adopt the above proposals.

In the event one or more of Proposals 1 through 3 do not receive the necessary vote to approve the proposal(s), the adjournment or postponement proposal will be presented at the special meeting for adoption.

Q:	How many votes do I have?
A:	Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held and 500 votes per share of our Series A Convertible Preferred Stock held, as of the record date, on the matters to be voted on at the meeting. On the record date, there were issued and outstanding 46,811,457 shares of our common stock and 15,000 shares of our Series A Convertible Preferred Stock.
Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?
A:	Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. There are important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. If you are a stockholder of record, we have enclosed a proxy card for your use in voting your shares.

Beneficial Owner

If your shares are held in street name (such as in a brokerage account or by another nominee, such as a bank or trust company), you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction form, are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares, but unless you receive a proxy from your broker, you cannot vote your shares directly or by proxy — you must instruct your broker or other nominee as to how to vote your shares. You also are invited to attend the special meeting. To vote your shares at the meeting, you will need a legal proxy from your broker or other nominee authorizing you to vote at the meeting.

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Q:	How do I vote my shares?
A:	If you are a stockholder of record, there are three ways for you to vote by proxy:
1.	Log on to the Internet at http://www.proxyvoting.com/eag and follow the instructions at that site;
2.	Call 1-866-540-5760 and follow the instructions; or
3.	Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote for each proposal, and return the proxy card in the prepaid envelope provided.

Telephone and Internet voting will close at 11:59 p.m. Eastern Time the day prior to the special meeting date.

If you sign your proxy card but do not mark any boxes showing how you wish to vote, Fergal Foley and Gary Sidorsky, as the proxies designated by our Board of Directors to act on behalf of stockholders, will vote your shares and cumulate your votes “FOR” the proposals as recommended by the Board.

If you are the beneficial owner of shares held in street name, you will receive a voting instruction form directly from your broker, bank or other nominee describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

1.	Via the Internet;
2.	By telephone; or
3.	By completing, signing and returning the voting instruction form in the accompanying prepaid envelope.

Whether you are a stockholder of record or the beneficial owner of shares, you will need to have your proxy card or voting instruction form in hand when you call or log on to the Internet.

Q:	What do I do if I change my mind after I vote my shares?
A:	If you are a stockholder of record, you may change your vote at any time prior to the vote at the special meeting by:
1.	Re-voting by telephone or via the Internet prior to 11:59 p.m. Eastern Time the day prior to the special meeting (only your latest vote will be counted);
2.	Submitting another proxy card with a later date (again, only your latest vote will be counted);
3.	Sending written notice to our Secretary (which must be received at our corporate headquarters prior to the vote at the special meeting) stating that you would like to revoke (that is, cancel) your proxy; or
4.	Voting in person at the special meeting.

If you are the beneficial owner of shares held in street name, you may submit new voting instructions by following the instructions provided by your broker, bank or other nominee. You also may vote in person at the special meeting if you obtain a legal proxy from your broker or other nominee authorizing you to vote at the meeting.

Attendance at the special meeting will not cause your previously granted proxy to be revoked unless you specifically request such a revocation or submit a vote at the meeting. If you are a stockholder of record and wish to vote at the meeting, you may do so by presenting your completed proxy card or ballot to the judge of election. If you are a beneficial owner of shares held in street name and wish to vote at the meeting, you must present a legal proxy from your broker or other nominee to the judge of election along with your ballot.

Q:	How are the votes counted?
A:	All votes will be tabulated by the inspector of election appointed for the special meeting who will separately tabulate affirmative and negative votes, and abstentions.

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Q:	What is the required vote for the proposal to pass?
A:	For (i) the proposal to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors, and (ii) the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50, assuming that a quorum is present, the affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as negative votes.

For (i) the proposal to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2, and (ii) the proposal to adjourn or postpone the special meeting to permit the further solicitation and vote of proxies in the event that there are insufficient votes at the time of the special meeting to adopt the above proposals and, assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of our capital stock (consisting of common stock and Series A Convertible Preferred Stock) which are present and entitled to vote thereon is required. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as a negative vote.

As of the record date, the holder of a majority of the outstanding shares of our Series A Convertible Preferred Stock was entitled to cast a total of 21,173,867 votes at the special meeting (which includes the number of votes as to which such holder is authorized to vote and act as the proxy of Anthony Piscitelli, our Chairman, President, and Chief Executive Officer, under an Irrevocable Proxy and Voting Agreement with holders of our Series A Convertible Preferred Stock), which represent approximately 39.0% of the voting power represented by our outstanding capital stock entitled to vote at the meeting (consisting of common stock and Series A Convertible Preferred Stock). We anticipate that such holder of a majority of the outstanding shares of our Series A Convertible Preferred Stock will vote, and will exercise its proxy to vote, in favor of each of the proposals set forth in this proxy statement.

Q:	Will my shares be voted if I do not sign and return my proxy card or voting instruction form?
A:	If you are a stockholder of record and do not provide a proxy, your shares will not be voted unless you attend the meeting and vote your shares. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker or other nominee may either use its discretion to vote your shares on “routine” matters or leave your shares unvoted. The matters set forth in Proposals 3 and 4 are considered “routine” by the NYSE Amex and your broker or other nominee will be able to vote without your instructions. The matters set forth in Proposals 1 and 2 are considered “non-routine” by the NYSE Amex as the amendment set forth in the two proposals would alter the terms or conditions of existing stock, if adopted. Accordingly, your broker or other nominee will not be able to vote without your instructions with respect to Proposals 1 and 2.

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Q:	What does it mean if I get more than one proxy card or voting instruction form?
A:	It may mean that you have multiple accounts at the transfer agent or hold your shares in more than one brokerage account. Please provide voting instructions for all proxy cards and voting instruction forms that you receive. If you are a stockholder of record, we encourage you to contact our transfer agent to obtain information about how to combine your accounts. You may contact our transfer agent at the following address and telephone numbers:

BNY Mellon Shareowner Services
480 Washington Boulevard
Jersey City, New Jersey 07310

Telephone: (877) 277-2068

Q:	Who pays the cost of proxy solicitation?
A:	We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

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SUMMARY

This summary is being provided with respect to each of the proposals. All of the proposals are described in detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you.

Background

On March 7 and April 4, 2008, we sold shares of our Series A Convertible Preferred Stock (or Series A Preferred) and warrants to purchase our common stock (or Investor Warrants) for aggregate gross proceeds of $15.0 million, before fees and expenses. On April 11, 2008 we became a reporting company under the Securities Exchange Act of 1934 (or the 1934 Act) and on May 30, 2008, our common stock commenced trading as a listed security on the NYSE Amex (formerly the American Stock Exchange). In order to meet certain of the listing requirements of the NYSE Amex, we entered into a Consent and Agreement (or Consent Agreement) on May 23, 2008 with the holders of our Series A Preferred (or Series A Holders) where the Series A Holders agreed to limit the number of shares of common stock issuable upon conversion of, or as dividends on, the Series A Preferred and upon the exercise of the Investor Warrants without approval of our common stockholders (which stockholder approval was received December 12, 2008). In return, among other things, we agreed for the fiscal year ending December 31, 2008 (A) to achieve (i) revenues equal to or exceeding $50,000,000 and (ii) consolidated EBITDA equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate, and to certify to the Series A Holders, our operating results for such period, no later than February 15, 2009 (we collectively refer to these as the Financial Covenants). Under the Consent Agreement, the breach of the Financial Covenants were each deemed a “Triggering Event” under the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (or Certificate of Designations), which would purportedly give the Series A Holders the right to require us to redeem all or a portion of their Series A Preferred at a price per share calculated under the Certificate of Designations.

We did not satisfy the terms of the Financial Covenants and in April 2009 we received a Notice of Triggering Event Redemption from the holder of 94% of our Series A Preferred. The notice demanded the full redemption of such holder’s Series A Preferred as a consequence of the breach of the Financial Covenants and demanded payment of accrued dividends on the Series A Preferred and legal fees and expenses incurred in connection with negotiations concerning the breach of the Financial Covenants.

On May 22, 2009, we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (or Settlement Agreement) pursuant to which, among other things, (i) the Series A Holders waived any breach by us of the Financial Covenants or our obligation to timely pay dividends on the Series A Preferred for any period through September 30, 2009, and waived any “Equity Conditions Failure” and any “Triggering Event” under the Certificate of Designation otherwise arising from such breaches, (ii) the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share, (iii) we issued the Series A Holders an aggregate of 2,000,000 shares of our common stock (or Dividend Shares), in full satisfaction of our obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009, and (iv) we agreed to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009. We agreed that, if we failed to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a Redemption Failure), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by us would increase by an amount equal to 10% of the stated value, (ii) we would use our best efforts to obtain stockholder approval to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50, and (iii) we would expand the size of our Board of Directors by two, would elect two persons designated by the Series A Holders to fill the two newly-created vacancies (or Series A Directors) by January 10, 2010, and we would use our best efforts to amend our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on our Board of Directors.

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In connection with the Settlement Agreement, on May 22, 2009, Anthony Piscitelli, our Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders (or Voting Agreement), pursuant to which Mr. Piscitelli agreed, among other things, that if a Redemption Failure occurs he will vote all shares of our voting stock owned by him in favor of (i) reducing the Conversion Price of the Series A Preferred from $2.00 to $0.50 and (ii) amending our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the Board of Directors (collectively, the Company Actions). Mr. Piscitelli also appointed one of the Series A Holders as his proxy to vote his shares of our voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of our stockholders at which such matters are considered.

Pursuant to the terms of the Settlement Agreement, we also entered into a Registration Rights Agreement with the Series A Holders (or Registration Rights Agreement), in which we agreed to file with the Securities and Exchange Commission (or SEC), by June 1, 2009, a registration statement covering the resale of the shares of common stock issued as dividends on the Series A Preferred pursuant to the Settlement Agreement, and to use our best efforts to have such registration statement declared effective as soon as practicable thereafter. We further agreed with the Series A Holders to include in such registration statement the shares of common stock issued upon the exercise of the warrants acquired by the Series A Holders in connection with their investment in the Series A Preferred in May and June 2009. A registration statement covering such shares of common stock was filed, and subsequently declared effective on August 10, 2009.

The descriptions of the terms of the Settlement Agreement, Voting Agreement and Registration Rights Agreement contained herein are qualified in their entireties to the full text of such agreements, which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on May 26, 2009.

Reason for Amendments to our Certificate of Incorporation

Pursuant to the Settlement Agreement, we agreed to take actions necessary to seek to obtain approval from our stockholders to amend our Third Amended and Restated Certificate of Incorporation (or certificate of incorporation) as may be necessary or convenient for reducing the Conversion Price from $2.00 to $0.50 and granting Series A Holders the right to elect the Series A Directors (including but not limited to (i) calling a meeting of our stockholders to consider amendment to our certificate of incorporation, (ii) submitting to the SEC a preliminary proxy statement for the contemplated stockholder meeting, (iii) mailing notice of a stockholders’ meeting to our stockholders, and (iv) subject to receipt of the requisition stockholder approval, filing the amendment to effect such changes) if, as of December 1, 2009, we do not reasonably believe that we will be able to redeem at least $7.5 million of Series A Preferred on or before December 31, 2009. We did not have funds or access to funds sufficient to redeem the $7,500,000 in stated value of the Series A Preferred at December 31, 2009, and as a consequence we are now pursuing stockholder approval to amend our certificate of incorporation, as required by the Settlement Agreement.

Summary of Current Terms of Our Series A Convertible Preferred Stock

Set forth below are the material terms of our Series A Preferred as set forth in our certificate of incorporation. The description of the terms of our Series A Preferred set forth below is qualified in its entirety to the full text of our certificate of incorporation which has been filed as an exhibit to our Form 8-A filed with the SEC on May 23, 2008.

Dividends.  Holders of the Series A Preferred are entitled to dividends, payable quarterly and on any dates on which the shares are converted, at the rate of 9% if paid in cash and 10% if paid in shares of common stock (or Dividend Shares). During a “Triggering Event,” the dividend rate increases by 3% if paid in cash and by 9% if paid in common stock. The terms of the Series A Preferred provide that a “Triggering Event” occurs if (i) the common stock is suspended from trading or is not listed for a specified period of time after we become a reporting company under the 1934 Act, (ii) we fail to convert or intend not to effect the conversion of the Series A Preferred as required, (iii) we fail for a specified period to reserve the required number of shares of common stock for each holder of Series A Preferred to effect the conversion of such preferred stock, (iv) we fail to pay any amount due with respect to the Series A Preferred and such failure is not timely cured, (v) involuntary bankruptcy or insolvency proceedings, appointment of a custodian or any similar action are initiated against us for a specified period of time, (vi) we commence actions similar to those

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referenced in clause (v), or (vii) we breach any material representation, warranty or covenant in the transaction documents relating to the initial issuance of the Series A Preferred where such breach has or would have a cost or adverse impact to us or the Series A Holders in excess of $500,000. If certain conditions, which are referred to as the Equity Conditions, are not met, we are required to pay the dividends on the Series A Preferred in cash. Equity Conditions generally means that: (A) on each day during the 30 day period prior to the date the Series A Holders receive a dividend notice (which date is to be at least 10 trading days prior to the applicable dividend due date) or a notice of the exercise of our right to redeem the Series A Preferred (as described below) (i) the shares of common stock issuable upon conversion of the Series A Preferred (or Conversion Shares) and upon exercise of the Investor Warrants (or Warrant Shares) are eligible to be sold pursuant to Rule 144 under the Securities Act of 1933 without limitation, (ii) the common stock remains listed on the NYSE Amex, NYSE or NASDAQ (each, an eligible market) and is not suspended or subject to or threatened with delisting proceedings, (iii) Conversion Shares, Dividend Shares and Warrant Shares are timely delivered as applicable, and (iv) after April 22, 2009, a registration statement covering the resale of the Dividend Shares shall be in effect; (B) the Dividend Shares may be issued without violating the Maximum Percentage restriction referenced below and the rules of the eligible market on which the common stock is listed; (C) during the 30 day period referenced above, (i) we shall have timely made all payments then due, and (ii) there shall not have occurred a Triggering Event or event that would lead to a Triggering Event with the passage of time or giving of notice; and (D) we have no knowledge of any fact that would cause the failure to maintain the effectiveness of the registration of the Dividend Shares or the ineligibility of the Conversion Shares and Warrant Shares to be sold under Rule 144 as referenced above.

Conversion.  Each share of Series A Preferred is convertible into common stock at a rate (the Conversion Rate) based upon the quotient of the Conversion Amount divided by the Conversion Price, where the Conversion Amount and the Conversion Price initially equal $1,000 and $2.00, respectively. Accordingly, each share of Series A Preferred is initially convertible into 500 shares of common stock, and the 15,000 shares of outstanding Series A Preferred is initially convertible into an aggregate of 7,500,000 shares of common stock. The Conversion Price is subject to reduction until the third anniversary of the date we became a reporting company under the 1934 Act. Subject to certain exceptions, in the event additional shares of common stock (or securities exercisable for or convertible into shares of common stock) are issued at a price less than the Conversion Price then in effect, the Conversion Price will be reduced and thus the number of shares of common stock into which the Series A Preferred is convertible will be increased based on a weighted average formula. The number of shares of common stock into which the Series A Preferred is convertible also is subject to proportional adjustment in the event the common stock is subdivided into a greater number of shares or is combined into a lesser number of shares. In addition, if the common stock was not listed on one of a number of specified trading markets, the Conversion Price was subject to reductions. Such listing condition, however, has been satisfied.

The terms of the Series A Preferred provide that the Series A Preferred will not be converted, and no holder of such shares will have the right to convert any Series A Preferred, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such person’s affiliates) would have acquired, through conversion of Series A Preferred or otherwise, beneficial ownership of a number of shares of common stock that exceeds 9.99% (or Maximum Percentage) of the number of shares of common stock outstanding immediately after giving effect to such conversion (or Blocker Provision). Pursuant to a waiver agreement, dated June 8, 2009, we waived the Blocker Provision.

If the proposed amendment to our certificate of incorporation is adopted at the special meeting of stockholders, as set forth in Proposal 2, the Conversion Price of our Series A Preferred would be reduced from $2.00 to $0.50 and the number of shares of common stock into which the Series A Preferred is convertible would increase from 7,500,000 to 30,000,000 as a result of such reduction in the Conversion Price.

Redemption.  Provided that we have funds legally available therefor, the Series A Holders may cause us to redeem Series A Preferred upon a Triggering Event as described above or, if the Equity Conditions are not satisfied as of December 31, 2008 (to the extent applicable as of such date), upon any later date that any Equity Condition is not satisfied. In addition, provided that we have funds legally available therefor, we (i) are required to redeem the Series A Preferred on December 31, 2010 and (ii) have the option, subject to the satisfaction of the Equity Conditions, to redeem the Series A Preferred (1) after the two year anniversary of

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the date we become a reporting company under the 1934 Act provided certain trading price and volume and other conditions are achieved or exist and (2) six months after a qualifying public offering. The redemption price per share would equal the then applicable Conversion Amount, 110% of such Conversion Amount or an amount equal to the then applicable Conversion Rate multiplied by the closing sales price of the common stock immediately preceding a Triggering Event, depending upon the basis for such redemption.

Pursuant to the Settlement Agreement described above, we agreed to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009. We also agreed that, if we fail to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a Redemption Failure), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), among other things, (i) the redemption price payable by us will increase by an amount equal to 10% of the stated value and (ii) we will use our best efforts to obtain stockholder approval to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50 and grant our Series A Holders the right to elect two persons to serve on our Board of Directors.

Voting.  Each Series A Holder is entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series A Preferred would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock. We will not give effect to any voting rights of the Series A Preferred, and any holder of such shares will not have the right to exercise voting rights with respect to any Series A Preferred, to the extent that giving effect to such voting rights would result in such holder (together with its affiliates) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of common stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. Series A Holders vote as a class with the holders of our common stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms of our certificate of incorporation to be submitted to a class vote of the Series A Holders, in which case the Series A Holders only will vote as a separate class.

If our certificate of incorporation is amended in accordance with Proposal 1, the Series A Holders would have the right, voting as a separate class, to elect two persons to serve on our Board of Directors.

Please see discussion of the Consent Agreement and Settlement Agreement under the caption “Background” above.

Dilution

The decrease in the Conversion Price will increase the number of shares of our common stock issuable to holders of our Series A Preferred when these holders convert their shares of Series A Preferred to common stock. As of the date hereof, the number of shares of our common stock issuable upon conversion of Series A Preferred using the current Conversion Rate of $2.00 per share is 7,500,000 shares. If the amendment to our certificate of incorporation is adopted, as set forth in Proposal 2, the number of shares of our common stock issuable upon conversion of Series A Preferred using the new Conversion Rate of $0.50 would be 30,000,000 shares, and based upon an aggregate of 46,811,457 shares of common stock outstanding as of February 26, 2010, the holder of a majority of shares of our Series A Preferred would deemed to be the beneficial owner of approximately 45.6% of common stock, an increase of 5.9% as compared to the percentage based upon the Conversion Price of $2.00. In addition, as a result, if our certificate of incorporation is amended in accordance with Proposal 2, the total number of votes that holders of our Series A Preferred would be entitled to would increase from 7,500,000 to 30,000,000 as such holders are entitled to the whole number of votes equal to the number of shares of common stock into which their Series A Preferred would be convertible on a record date. Accordingly, the proposed amendment to our certificate of incorporation would result in significant dilution of equity interest and voting power of holders of our common stock.

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NYSE Amex

Pursuant to that certain stock purchase agreement between us and holders of our Series A Preferred, dated March 7, 2008 (or Purchase Agreement), we are required to maintain listing of all shares of common stock issuable upon conversion of, and as stock dividends on, the Series A Preferred and the exercise of related warrants (or Investor Warrants) so long as any shares of Series A Preferred are outstanding. If the Conversion Price of the Series A Preferred is decreased as described in Proposal 2, the number of shares of our common stock issuable upon conversion of all of our Series A Preferred will increase from 7,500,000 to 30,000,000 and the additional 22,500,000 shares would be covered by such requirement.

Section 713 of the NYSE Amex Company Guide (or Company Guide) describes transactions for which NYSE Amex requires stockholder approval as a prerequisite to approval of applications to list additional shares. Specifically, stockholder approval is required under the Company Guide for a transaction, other than a public offering, involving:

the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more or presently outstanding stock for less than the greater of book or market value of the stock.

Our Series A Preferred were initially convertible into common stock at a rate equal to or greater than the fair market value of the common stock at the date such preferred stock was issued, and we anticipate, based upon the recent trading price of our common stock, that on the date the reduction in Conversion Price contemplated by Proposal 2 is effected, the conversion rate will, at the time of such reduction, also be at a rate equal to or greater than the fair market value of the common stock on such date. However, the formulas used to determine the Conversion Rate of the Series A Preferred include an adjustment feature based upon the amount of per share consideration received by us for future sales of common stock. The formula and adjustment feature, if implemented, could increase the Conversion Rate and number of shares that may be purchased upon certain events including the issuance of common stock at a per share price below the fair market value of the common stock at the date the reduction in Conversion Price in Proposal 2 is effected. Securities with these types of adjustment features are included in the term “Future Priced Securities” used by the NYSE Amex with respect to, among other things, stockholder approval requirements of certain security issuances.

The NYSE Amex considers the Series A Preferred “Future Priced Securities”, and on May 23, 2008, as part of NYSE Amex’s conditional approval of the our application to our common stock, the NYSE Amex approved the issuance of up to a total of 7,858,358 shares of common stock upon conversion of the Series A Preferred, as stock dividends on such preferred stock and upon exercise of the Investor Warrants (which amount equaled approximately 19.99% of the total shares of common stock outstanding on the initial closing date under the Purchase Agreement) but indicated that approval for listing of shares in excess of 7,858,358 shares was contingent upon receipt of stockholder approval of the issuance of such excess shares. We received such stockholder approval on December 12, 2008.

Consistent with the above, we are requesting that stockholders approve the issuance of an additional 22,500,000 or more shares of common stock upon conversion of the Series A Preferred as a result of the reduction of the Conversion Price from $2.00 to $0.50 as contemplated in Proposal 2.

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Change in Board Composition

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors comprising our Board of Directors is eleven, nine of which are divided into three classes, with one class standing for election each year for a three-year term, and two of which are intended to be elected annually if our certificate of incorporation is amended in accordance with Proposal 1. At each annual meeting of stockholders, directors of a particular class are elected for three-year terms to succeed the directors of that class whose terms are expiring. Gary Sidorsky, Richard Torykian and Victor Trizzino are in the class of directors whose term will expire at the 2010 annual meeting of stockholders. Anthony Piscitelli, Fergal Foley and Stephen Seiter are in the class of directors whose term will expire in 2011. Alfred Gray and Pasquale D'Amuro are in the class of directors whose term will expire in 2012. Christopher Brady, who was in the class of directors whose term would expire in 2012, resigned from our Board of Directors on September 18, 2009, and the Board is currently seeking to fill the vacancy resulted from Mr. Brady’s resignation.

Currently, holders of our Series A Preferred do not have the right to separately elect members of our Board of Directors and instead vote together with the holders of our common stock to elect directors. If the proposed amendment to our certificate of incorporation is adopted, as set forth in Proposal 1, holders of our Series A Preferred would have the right to elect two persons to serve as Series A Directors in addition to their current right to vote together with the holders of our common stock to elect directors. As of January 10, 2010, solely to satisfy the requirements of the Settlement Agreement, our Board of Directors increased the number of directors from nine to eleven. Such Board seats would be filled by election of the Series A Holders voting as a separate class annually, if our certificate of incorporation is amended in accordance with Proposal 1.

11

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO GRANT OUR SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS, VOTING AS A SEPARATE CLASS, THE RIGHT TO ELECT TWO PERSONS TO SERVE ON OUR BOARD OF DIRECTORS.

Votes Required for Approval of Proposal 1

The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required to approve Proposal 1. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the same effect as negative votes with respect to Proposal 1.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with Proposal 1.

Annex Relating to Proposal 1

The form of amendment to our Third Amended and Restated Certificate of Incorporation which is approved by voting “FOR” Proposal 1 is attached to this proxy statement as Annex 1.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal 1 to amend our Third Amended and Restated Certificate of Incorporation to grant our Series A Convertible Preferred Stockholders, voting as a separate class, the right to elect two persons to serve on our Board of Directors.

12

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE CONVERSION PRICE OF OUR SERIES A CONVERTIBLE PREFERRED STOCK FROM $2.00 TO $0.50.

Votes Required for Approval of Proposal 2

The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required to approve Proposal 2. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the same effect as negative votes with respect to Proposal 2.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with Proposal 2.

Annex Relating to Proposal 2

The form of amendment to our Third Amended and Restated Certificate of Incorporation which is approved by voting “FOR” Proposal 2 is attached to this proxy statement as Annex 1.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal 2 to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

13

PROPOSAL 3

APPROVAL OF THE POTENTIAL ISSUANCE OF AN AGGREGATE OF 22,500,000 OR MORE SHARES OF OUR COMMON STOCK UPON CONVERSION OF ALL OF OUR OUTSTANDING SERIES A CONVERTIBLE PREFERRED STOCK AS A RESULT OF THE REDUCTION OF THE CONVERSION PRICE OF THE SERIES A CONVERTIBLE PREFERRED STOCK AS CONTEMPLATED IN PROPOSAL 2.

Votes Required for Approval of Proposal 3

The affirmative vote of the holders of a majority in voting power of the shares of our capital stock (consisting of common stock and Series A Convertible Preferred Stock) which are present and entitled to vote thereon will be required to approve Proposal 3. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the same effect as a negative vote with respect to Proposal 3.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with Proposal 3.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal 3 to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

14

PROPOSAL 4

APPROVAL OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN FAVOR OF THE ABOVE PROPOSALS IF AT THE TIME OF THE SPECIAL MEETING THERE ARE INSUFFICIENT VOTES TO ADOPT SUCH PROPOSALS.

Votes Required for Approval of Proposal 4

The affirmative vote of the holders of a majority in voting power of the shares of our capital stock (consisting of common stock and Series A Convertible Preferred Stock) which are present and entitled to vote thereon will be required to approve Proposal 4. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the same effect as a negative vote with respect to Proposal 4.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with Proposal 4.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal 4 to adjourn or postpone the special meeting to permit further solicitation and vote of proxies in the event there are insufficient votes at the times of the meeting to adopt Proposals 1, 2 or 3.

15

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock and Series A Convertible Preferred Stock (on an as converted to common stock basis) as of February 26, 2010, by:

•	each holder of more than 5% of our common stock;
•	our chief executive officer and each of the two other most highly compensated executive officers as of December 31, 2009 whose combined salary and bonus was over $100,000;
•	each of our directors; and
•	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 46,811,457 shares of common stock outstanding as of February 26, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of February 26, 2010, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of the our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the persons below is c/o American Defense Systems, Inc., 230 Duffy Avenue, Hicksville, New York 11801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Executive Officers and Directors
Anthony J. Piscitelli(1)(7)	8,372,394	17.8%
Gary Sidorsky(2)	134,250	*
Fergal Foley(3)	203,225	*
Richard P. Torykian, Sr.(4)	385,000	*
Alfred M. Gray(5)	75,000	*
Stephen R. Seiter	52,500	*
Victor Trizzino	58,500	*
Pasquale J. D’Amuro	50,000	*
All directors and officers as a group (15 persons)(1)(2)(3)(4)(5)(6)	10,647,262	22.5%
Other 5% Stockholder
West Coast Opportunity Fund, LLC(7)(8)	21,478,867	39.7%

*	An asterisk indicates that the total beneficial ownership or the total voting power of our common stock (in each case, including shares subject to options and warrants that may be exercised within 60 days of February 26, 2010) is less than 1%.
(1)	Includes 305,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of February 26, 2010.
(2)	Includes 150 shares of common stock owned by Mr. Sidorsky’s daughter, of which Mr. Sidorsky disclaims beneficial ownership. The beneficial ownership information includes 31,000 and 500 shares of common stock issuable upon exercise of options that may be exercised within 60 days of February 26, 2010 by Mr. Sidorsky and his daughters, respectively.
(3)	Includes 10,000 shares of common stock owned by Mr. Foley’s wife, of which Mr. Foley disclaims beneficial ownership. The beneficial ownership information includes 31,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of February 26, 2010.
(4)	Includes 35,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of February 26, 2010.

16

(5)	Includes 25,000 shares of common stock owned by Mr. Gray’s wife, of which Mr. Gray disclaims beneficial ownership.
(6)	Includes 1,010,060, 138,333, 10,000, 25,000 and 0 shares of common stock owned by Curtis Taufman, Russell Scales, Charles Pegg, Victor La Sala and Kevin J. Healy, respectively. The beneficial ownership information includes 30,000, 16,000, 10,000, 47,000 and 30,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of February 26, 2010 by Curtis Taufman, Charles Pegg, Russell Scales, Robert Aldrich and Victor La Sala, respectively.
(7)	Pursuant to an Irrevocable Proxy and Voting Agreement (the “Voting Agreement”) between holders of our Series A Convertible Preferred Stock (“Series A Preferred”) and Anthony Piscitelli, dated May 22, 2009, Mr. Piscitelli has agreed, among other things, that if we fail to redeem $7,500,000 in stated value of our Series A Preferred by December 31, 2009, he will vote all shares of voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred and (ii) amending our certificate of incorporation to grant the holders of Series A Preferred the right to elect two persons to serve on our board of directors, as specified in the Voting Agreement (the “Company Actions”). Mr. Piscitelli appointed West Coast Opportunity Fund, LLC (“WCOF”) as his proxy to vote his shares of voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of our stockholders at which such matters are considered. Accordingly, WCOF may be deemed to be the beneficial owner of an aggregate of 8,372,394 shares of common stock owned by Mr. Piscitelli, which include 305,000 shares of common stock issuable upon the exercise of options that may be exercised within 60 days of February 26, 2010, held by Mr. Piscitelli.
(8)	WCOF directly owns 14,025 shares of our Series A Preferred Convertible Stock that are initially convertible into 7,012,500 shares of our common stock. The address of WCOF is c/o West Coast Asset Management, Inc., 1205 Coast Village Road, Montecito, California 93108. The foregoing information is derived from a Schedule 13D/A filed on June 18, 2009 and a Form 4 filed on January 14, 2010.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2010 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the 1934 Act, by the Securities and Exchange Commission, or SEC, must have been received at our principal executive offices not later than December 18, 2009, which is 120 days prior to the first anniversary of the date of the proxy statement released to our stockholders in connection with the 2009 annual meeting. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under our bylaws, stockholders who wish to submit a proposal at the 2010 annual meeting, other than one that will be included in our proxy statement as discussed above, must notify us between January 15, 2010 and February 14, 2010, unless the date of the 2010 annual meeting of the stockholders is more than 30 days before or more than 70 days after the one-year anniversary of the 2009 annual meeting, in which case, notice must be delivered by a stockholder not earlier than the close of the 120th day prior to such annual meeting and not later than the close of business 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by our company. If a stockholder who wishes to present a proposal fails to notify us by February 14, 2010 and such proposal is brought before the 2010 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2010 annual meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. Stockholders should submit their proposals to American Defense Systems, Inc., 230 Duffy Avenue, Hicksville, New York 11801, Attention: Corporate Secretary.

Other Matters

No other matters will be submitted to the special meeting.

Dated: March 4, 2010

17

Annex 1

Form of Amendment to Third Amended and Restated Certificate of Incorporation

FIRST CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERICAN DEFENSE SYSTEMS, INC.

American Defense Systems, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The certificate of incorporation of the Corporation (the “Third Amended and Restated Certificate of Incorporation”) is hereby amended by deleting in its entirety Section 2(a)(xxiv) of Appendix A to the Third Amended and Restated Certificate of Incorporation and inserting the following in lieu thereof:

(xxiv) “Initial Conversion Price” means $0.50 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events after the First Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on or about _________, 2010 becomes effective in accordance with the Delaware General Corporation Law).

2. The Third Amended and Restated Certificate of Incorporation is hereby amended by adding the following to the end of Section 7 of Appendix A to the Third Amended and Restated Certificate of Incorporation:

So long as any shares of Series A Convertible Preferred Stock remain outstanding, the holders of shares of Series A Convertible Preferred Stock, voting separately as a single class, shall be entitled to elect, by vote or written consent (notwithstanding any other provision of the Certificate of Incorporation) two (2) directors of the Company at each annual election of directors (and to fill any vacancies with respect thereto)(the “Series A Directors”). Effective upon the first day that no shares of Series A Convertible Preferred Stock remain outstanding, without any further action, (i) the terms of office of the Series A Directors shall be automatically terminated, (ii) the Series A Directors shall no longer be qualified to serve as Series A Directors, (iii) the right of the holders of Series A Convertible Preferred Stock, voting as a separate class, to elect two (2) directors pursuant to the immediately preceding sentence shall terminate, and (iv) the total authorized number of directors of the Corporation shall automatically be reduced by two (2), and any further change in the number of directors shall be made in accordance with Article V of the Company’s certificate of incorporation.

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting date.

American Defense Systems, Inc.

INTERNET
http://www.proxyvoting.com/eag
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
68950

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS AS TO WHICH NO VOTE IS SPECIFIED.

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature ____________________ Signature ____________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarter Ended September 30, 2009

Commission File Number 001-33888

 American Defense Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-0357690
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Duffy Avenue
Hicksville, NY 11801
(516) 390-5300
(Address including zip code, and telephone number, including area code, of principal executive offices)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐  No ☒

As of November 19, 2009, 45,531,457 shares of common stock, par value $0.001 per share, of the registrant were outstanding.

2

PART I

Item 1.    Condensed Consolidated Financial Statements

American Defense Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008
	Unaudited	Restated
Assets:

Current Assets:
Cash	$107,381	$374,457
Accounts receivable, net	5,948,023	4,981,150
Accounts receivable-factoring	256,888	-
Inventory	480,288	621,048
Prepaid expenses and other current assets	1,995,302	2,088,801
Costs in excess of billings on uncompleted contracts	10,198,639	7,143,089
Deposits	309,685	437,496
Assets of discontinued operations	-	736,613

TOTAL CURRENT ASSETS	19,296,206	16,382,654

Property and equipment, net	3,286,796	3,743,936
Deferred Financing Costs, net	2,131,603	1,500,533
Deferred Offering Costs	222,000	-
Notes Receivable	925,000	925,000
Intangible Assets	606,000	606,000
Goodwill	450,000	450,000
Deferred Tax Asset	1,167,832	1,167,832
Other Assets	159,559	159,560

TOTAL ASSETS	$28,244,996	$24,935,515

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$9,209,076	$2,480,652
Accrued expenses	385,620	755,615
Line of Credit	-	76,832
Mandatory redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares authorized issued and outstanding	7,500,000	10,981,577
Warrant Liability	86,762	90,409
Liabilities of Discontinued operations	-	736,613

TOTAL CURRENT LIABILITIES	17,181,458	15,121,698
Long Term Liabilites:
Mandatory Redeemable Series A Convertible Preferred Stock, - Long Term	5,360,813	-

Total Liabilities	22,542,271	15,121,698

Shareholders' Equity:

Common stock, $0.001 par value, 100,000,000 shares authorized, 45,531,457 and 39,585,960 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	45,532	39,586
Additional paid-in capital	14,222,331	11,096,031
Accumulated deficit	(8,565,138)	(1,321,800)

Total Shareholders' Equity	5,702,725	9,813,817

TOTAL LIABILITIES AND SHAREHOULDERS' EQUITY	$28,244,996	$24,935,515

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30		Sept 30
	2009	2008 (Restated)	2009	2008 (Restated)

CONTRACT REVENUES EARNED	$12,643,488	$13,308,862	$36,166,765	$31,268,223

COST OF REVENUES EARNED	9,999,606	8,996,384	24,112,580	20,340,867

GROSS PROFIT	2,643,882	4,312,478	12,054,185	10,927,356

OPERATING EXPENSES
General and administrative expenses	2,410,261	2,125,910	6,707,592	5,386,549
General and administrative salaries	1,051,214	967,152	3,146,617	3,221,803
Marketing	560,231	688,024	2,017,804	2,047,591
T2 expenses	154,766	-	392,438	-
Research and development	117,268	170,784	320,495	539,936
Settlement of litigation	-	-	63,441	57,377
Depreciation	278,264	266,434	797,676	548,869
Total operating expenses	4,572,004	4,218,304	13,446,063	11,802,125

(LOSS) INCOME FROM OPERATIONS	(1,928,122)	94,174	(1,391,878)	(874,769)

OTHER INCOME (EXPENSE)

Unrealized gain (loss) on adjustment of fair value
Series A convertible preferred stock classified as a liability	(498,407)	126,228	(1,183,719)	1,302,722
Unrealized gain (loss) on warrant liability	10,674	52,001	(15,676)	1,365,844
Loss on deemed extinguishment of debt	-	-	(2,613,630)	-
Other income (expense)	(21,040)	(332,406)	(33,770)	(335,345)
Interest expense	(663,527)	(272,730)	(1,444,675)	(582,897)
Interest expense - mandatory redeemable preferred stock dividends	(450,000)	(399,000)	(1,200,000)	(800,252)
Interest income	3	24,152	8,859	114,233
Finance charge	(41,025)	-	(41,025)	-
Total other income (expense)	(1,663,322)	(801,755)	(6,523,636)	1,064,305

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,591,444)	(707,581)	(7,915,514)	189,536

INCOME TAX PROVISION	-	-	-	-

(LOSS) INCOME FROM CONTINUING OPERATIONS	(3,591,444)	(707,581)	(7,915,514)	189,536

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX:
Loss from operations of discontinued divison	-	(100,352)	-	(216,816)

NET LOSS	$(3,591,444)	$(807,933)	$(7,915,514)	$(27,280)

Weighted Average Shares Outstanding (Basic and Diluted)	45,513,965	39,442,800	42,388,377	39,442,800

EARNINGS PER SHARE - Basic and Diluted
Loss from continuing operations	$(0.08)	$(0.02)	$(0.19)	$-
Loss from discontinued operations	$-	$-	$-	$-
Net (loss)	$(0.08)	$(0.02)	$(0.19)	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

AMERICAN DEFENSE SYSTEMS, INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	For the nine month ended September 30,
	2009	2008 (Restated)

CASHFLOWS FROM OPERATING ACTIVITIES:
NET LOSS	$(7,915,514)	$(27,280)

Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value associated with preferred stock and Warrants Liabilities	1,199,395	(2,668,556)
Stock based compensation expense	220,198	75,820
Loss on deemed Extingishment of debt	2,613,630	-
Amortization of deferred financing costs	592,010	292,631
Amortization of Discount on Series A preferred stock	407,868	288,098
Depreciation and amortization	797,676	548,869
Non cash interest expense	-	800,252

Changes in operating assets and liabilities:

Accounts receivable	(966,873)	(1,797,173)
Accounts receivable-Factoring	(256,888)	-
Inventory	140,761	(567,813)
Deposits and other assets	127,811	174,697
Cost in excess of billing on uncompleted contracts	(3,055,550)	(2,617,501)
Prepaid expenses and other assets	93,499	(1,388,556)

Advances for future acquisitions	-	(76,427)
Investment in affiliate	-	(1,387,741)
Accounts payable	6,728,424	569,470
Accrued expenses	830,005	321,814
Due to related party	-	(38,286)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,556,452	(7,497,682)

CASH FLOWS FROM INVESTING ACTIVTIES:

Purchase of equipment	(340,536)	(2,772,104)
Cash paid for acquistion in excess of cash received	-	(100,000)

NET CASH USED IN INVESTING ACTIVITIES	(340,536)	(2,872,104)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	-	84,311
Repayments of line of credit	(76,832)	(19,026)
Proceeds from the sale of common stock	-	203,152
Proceeds from sale of Series A Convertible preferred shares, net of capitalization
cost of $1,050,000	-	13,950,000
Deferred Offering costs	(222,000)	-
Deferred financing costs	(1,184,160)	(1,668,450)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,482,992)	12,549,987

NET (DECREASE) INCREASE IN CASH	(267,076)	2,180,201

CASH AT BEGINNING OF YEAR	374,457	1,479,886
CASH AT THE END OF PERIOD	$107,381	$3,660,087

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$33,770	$11,744

Supplemental disclosure of non-cash investing and financing activities
Stock options issued in lieu of compensation	$-	$75,820
Fair value of placement agent warrants	-	$511,742

Stock issued for payment of accrued dividends on preferred stock	$1,200,000	$-
Reclassification of derivatitve warrant liability upon exercise	$2,550,000	$-

Cumulative effect on a change in accounting principle on (note 2):
Warrants	$165,777	$-
Additional Paid in Capital	$(837,954)	$-
Accumulated Deficit	$672,179	$-

Assets and liabilities received in acquisition of American Anti-Ram, Inc.
Fixed assets	$-	$30,000
Inventory	$-	$120,000
Goodwill	$-	$280,000
Accounts payable and accrued expense	$-	$(30,000)
Shares issuable in connection with acquisition	$-	$(200,000)
Cash paid to American Anti-Ram, Inc.	$-	$(100,000)
Amounts due to American Anti-Ram, Inc	$-	$(100,000)
Amounts due to American Anti-Ram, Inc	$-	$(100,000)

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

American Defense Systems, Inc. (the “Company” or “ADSI”) was incorporated under the laws of the State of Delaware on December 6, 2002.

On May 1, 2003, the stockholder of A. J. Piscitelli & Associates, Inc. (“AJP”) exchanged all of his issued and outstanding shares for shares of American Defense Systems, Inc. The exchange was accounted for as a recapitalization of the Company, wherein the stockholder retained all the outstanding stock of American Defense Systems, Inc. At the time of the acquisition American Defense Systems, Inc. was substantially inactive.

On November 15, 2007, the Company entered into an Asset Purchase Agreement with Tactical Applications Group (“TAG”), a North Carolina based sole proprietorship, and its owner.   TAG has a retail establishment located in Jacksonville, North Carolina that supplies tactical equipment to military and security personnel.  As discussed more fully in Note 8, the operations of TAG were discontinued on January 2, 2009.

In January 2008, American Physical Security Group, LLC (“APSG”) was established as a wholly owned subsidiary of the Company for the purposes of acquiring the assets of American Anti-Ram, Inc., a manufacturer of crash tested vehicle barricades. This acquisition represents a new product line for the Company.  APSG is located in North Carolina.

Interim Review Reporting

The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months periods ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. For further information, refer to the financial statements and footnotes thereto included in the Company’s Form 10-K annual report filed on April 15, 2009. See Note 2 for reclassification footnote.

Nature of Business

The Company designs and supplies transparent and opaque armor solutions for both military and commercial applications. Its primary customers are United States government agencies and general contractors who have contracts with governmental entities. These products, sold under Vista trademarks, are used in transport and fighting vehicles, construction equipment, sea craft and various fixed structures which require ballistic and blast attenuation.

6

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company also provides engineering and consulting services, develops and installs detention and security hardware, entry control and monitoring systems, intrusion detection systems, and security glass. The Company also supplies vehicle anti-ram barriers.  Its primary customer for these services and products are the detention and security industry.

Principles of Consolidation

The consolidated financial statements include the accounts of American Defense Systems, Inc. and its wholly-owned subsidiaries, A.J Piscitelli & Associates, Inc. and American Physical Security Group, LLC. The accounts of TAG have been presented as discontinued operations as discussed more fully in Note 8.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Terms and Definitions

ADSI	American Defense Systems, Inc. (the “Company”)
AJP	A.J. Piscitelli & Associates, Inc., a subsidiary
APB	Accounting Principles Board
ARB	Accounting Review Board
APSG	American Physical Security Group, LLC, a subsidiary
ASC	FASB Accounting Standards Codification
FASB	Financial Accounting Standards Board
GAAP	Generally Accepted Accounting Principles
PCAOB	Public Companies Accounting Oversight Board
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards
TAG	Tactical Applications Group, a subsidiary

Management Liquidity Plans

As of September 30, 2009, the Company had working capital of $2,114,748, an accumulated deficit of $8,565,138 and cash on hand of $107,381.  The Company also had losses from operations of  $1,928,122 and $1,391,878 and net losses of $3,591,444 and $7,915,514 for the three and nine months ended September 30, 2009, respectively.  ADSI believes that its current cash, cash equivalents, net accounts receivable and cost in excess of billing together with its expected cash flows from operations and its ability to sell accounts receivable under its factoring agreement, the Company will be sufficient to meet its anticipated cash requirements for working capital for at least 12 months, except with respect to its agreement to redeem $7.5 million in stated value of its outstanding Series A Preferred stock by December 31, 2009, if the company does not raise the $7.5 million in stated value by December 31, 2009, the Company can remedy the nonpayment by having the series A holder place two members on the board and reducing the conversion price to $.50. In addition, restrictions imposed pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s state of incorporation, would prohibit the Company from satisfying such redemption if it lacks sufficient surplus, as such term is defined under the DGCL. The company is currently seeking to raise capital in public markets to finance such redemption, and provide additional working capital although there are no assurances it will be able to do so on the terms acceptable to them.  If ADSI is unable to timely raise such capital in the public market or do not otherwise successfully raise capital or obtain access to a credit facility sufficient to fund such redemption, its cash flow could be adversely affected and business significantly harmed.

7

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.

Significant estimates for all periods presented include cost in excess of billings, liabilities associated with the Series A Preferred Stock and Warrants and valuation of deferred tax assets.

Subsequent Events

 The Company has evaluated events that occurred subsequent to September 30, 2009 through November 23, 2009, the date on which the financial statements for the period ended September 30, 2009 were issued. Management concluded that no other events required disclosure in these financial statements.

Concentrations

The Company’s bank accounts are maintained in financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

The Company received certain of its components from sole suppliers. Additionally, the Company relies on a limited number of contract manufacturers and suppliers to provide manufacturing services for its products. The inability of any contract manufacturer or supplier to fulfill supply requirements of the Company could materially impact future operating results.

For the three months ended September 30, 2009 and 2008, the Company derived 60% and 86% of its revenues from various U.S. government entities.  For the nine months ended September 30, 2009 and 2008, the Company derived 75% and 78% of its revenues from various U.S. government entities.

Inventory

Inventory, which consists of spare parts, is stated at the lower of cost or market, with cost determined using the first-in, first-out method.

8

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Earnings per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is anti-dilutive. Dilutive potential common shares would primarily consist of employee stock options and warrants and convertible preferred stock.

Securities that could potentially dilute basic EPS in the future that were not included in the computation of the diluted EPS because to do so would be anti-dilutive consist of the following:

	Three Months Ended Sept 30		Nine Months Ended Sept 30
In Thousands	2009	2008	2009	2008

Warrants to purchase Common Stock	1,449	5,198	1,449	5,198

Options to Purchase Common Stock	2,095	1,895	2,095	1,895

Series A Convertible Preferred Stock	7,500	7,500	7,500	7,500

Total Potential Common Stock	11,044	14,593	11,044	14,593

Debt Extinguishment

The Company accounted for the effects of the May 22, 2009 settlement agreements (see Note 7) in accordance with the guidelines enumerated in EITF Issue No. 96-19 “ Debtor’s Accounting for a Modification of Exchange of Debt Instruments” as codified in ASC 470-50.  ASC 470-50 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt. ASC 470-50 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modifications.

The Company evaluated the modification of the payment terms and the related adjustment to financial instruments to determine whether these modifications resulted in the issuance of a substantially different instrument. The Company determined after giving effect to the changes in the due dates of payments and the consideration paid to the debt holders, in the form of reduced conversion and exercise prices, that the Company had issued substantially different debt instruments, which resulted in a constructive extinguishment of the original debt instrument. Accordingly, the Company recorded a loss on the extinguishment of debt in the amount of $2,613,630 which represented the difference in the carrying value of the old debt and fair value of the new debt. The debt instrument charge is included in the accompanying statement of operations for the nine months ended September 30, 2009.

9

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash and cash equivalents, accounts receivable, note receivable, accrued compensation, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1

Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2

Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

10

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Level 3

Unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

The following summarizes the Company’s assets and liabilities measured at fair value as of September 30, 2009:

	Fair Value Measurements at Reporting Date Using
		Quoted Prices
		in Active
	Balance as of	Markets for	Significant Other	Significant
	September	Identical	Observable	Unobservable
	30,	Assets	Inputs	Inputs
Description	2009	(Level 1)	(Level 2)	(Level 3)

Liabilities
Series A Preferred (1)	$12,860,814	$—	$—	$12,860,814
2005 Warrants (1)	18,907	—	—	18,907
2006 Warrants (1)	6,463	—	—	6,463
Placement Agent Warrants (1)	61,390	—	—	61,390

Total Liabilities	$12,947,574	$—	$—	$12,947,574

(1)	Methods and significant inputs and assumptions are discussed in Note 6 below

11

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes according to ASC 740 “Income Taxes” which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

The Corporation adopted the provisions of ASC 740-10 "Accounting for Uncertainty in Income Taxes” effective January 1, 2007. ASC 740-10 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. ASC 740-10 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Adoption of ASC 740-10 did not have a significant impact on the Company's financial statements.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company has not been subject to U.S. federal income tax examinations by tax authorities nor state authorities since its inception in 2000.

Recent accounting pronouncements

The Financial Accounting Standards Board (“FASB”), in June 2009, issued new accounting guidance that established the FASB Accounting Standards Codification,  ("Codification" or “ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities, except for the rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws, which are sources of authoritative Generally Accepted Accounting Principles (“GAAP”) for SEC registrants.  The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. This new guidance became effective for interim and annual periods ending after September 15, 2009.  Other than the manner in which new accounting guidance is referenced, the adoption of these changes did not have a material effect on the Company’s consolidated financial statements.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued new accounting guidance, under ASC Topic 805 on business combinations, which establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent considerations, and certain acquired contingencies. This guidance also requires acquisition-related transaction expenses and restructuring costs to be expensed as incurred rather than capitalized as a component of the business combination.  This guidance is effective for business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this guidance will have an impact on accounting for businesses acquired after the effective date of this pronouncement.

In December 2007, the FASB issued new accounting guidance, under ASC Topic 805 on business combinations, which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as minority interests).  This guidance also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon the adoption of this guidance, the Company will be required to report any noncontrolling interests as a separate component of consolidated stockholders’ equity. The Company will also be required to present any net income allocable to noncontrolling interest and net income attributable to the stockholders of the Company separately in its consolidated statements of operations. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after January 1, 2009.  The implementation of this guidance would require retroactive adoption of the presentation and disclosure requirements for existing minority interests, with all other requirements of this guidance to be applied prospectively. As the Company does not have noncontrolling interests in any subsidiary, the adoption of this guidance did not have any impact upon the Company’s consolidated financial position or results of operations.

In March 2008, the FASB issued new accounting guidance, under ASC Topic 815 on derivatives and hedging,   which amends and expands existing disclosure requirements to require qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This guidance is effective beginning January 1, 2009. The adoption of this guidance did not have a material impact upon the Company’s consolidated financial position or results of operations but changed the disclosures on its derivative instruments.

In June 2008, the FASB issued new accounting guidance, under ASC Topic 815-40 on derivatives and hedging, as to how an entity should determine whether an instrument (or an embedded feature) is indexed to an entity’s own stock. This guidance provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.  This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008.  Upon adoption of this guidance on January 1, 2009, the Company has determined that certain of its warrants were not equity-linked financial instruments, and accordingly, were derivative instruments.  The Company has recorded the fair value of these instruments and the resulting cumulative effect of this change in accounting method, as of January 1, 2009 (See Note 2).

13

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In April 2009, the FASB issued new accounting guidance, under ASC Topic 820 on fair value measurements and disclosures, which established the requirements for estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Under this guidance, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This guidance is effective for interim and annual periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations.

In May 2009, the FASB issued new accounting guidance, under ASC Topic 855 on subsequent events, which sets forth general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This guidance is effective for interim and annual periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations.

In June 2009, the FASB issued new accounting guidance, under SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)”, which modify how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. This guidance clarified that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. An ongoing reassessment is required of whether a company is the primary beneficiary of a variable interest entity. Additional disclosures are also required about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial position or results of operations. This guidance has not yet been integrated into the FASB Accounting Standards Codification.

In October 2009, the FASB issued new accounting guidance, under ASC Topic 605 on revenue recognition, which amends revenue recognition policies for arrangements with multiple deliverables. This guidance eliminates the residual method of revenue recognition and allows the use of management’s best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence (VSOE), vendor objective evidence (VOE) or third-party evidence (TPE) is unavailable. This guidance is effective for all new or materially modified arrangements entered into on or after January 1, 2011 with earlier application permitted as of the beginning of a fiscal year. Full retrospective application of the new guidance is optional.  The Company has not completed its assessment of this new guidance on its financial condition, results of operations.

14

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In October 2009, the FASB issued new accounting guidance, under ASC Topic 985 on software, which amends the scope of existing software revenue recognition accounting. Tangible products containing software components and non-software components that function together to deliver the product’s essential functionality would be scoped out of the accounting guidance on software and accounted for based on other appropriate revenue recognition guidance.  This guidance is effective for all new or materially modified arrangements entered into on or after January 1, 2011 with earlier application permitted as of the beginning of a fiscal year. Full retrospective application of this new guidance is optional. This guidance must be adopted in the same period that the company adopts the amended accounting for arrangements with multiple deliverables described in the preceding paragraph. The Company has not completed its assessment of this new guidance on its financial position or results of operations.

2.	Restatements

On November 20, 2009, the Company’s management and the Audit Committee of its Board of Directors concluded that the Company’s consolidated financial statements as of and for the year ended December 31, 2008 and the interim periods within the year and the interim periods ended March 31, 2009 and June 30, 2009 should be restated and should no longer be relied upon as a result of certain errors discovered as described below:

Series A Convertible Preferred Stock:
On April 14, 2009, the Company received a Notice of Triggering Event Redemption from the holder of 94% of the Series A Redeemable Convertible Preferred Stock. The notice demanded the full redemption of the holders’ shares of Series A Redeemable Convertible Preferred Stock pursuant to a right to require the Company to redeem shares of Series A Redeemable Convertible Preferred Stock provided under the Certificate of Designation, Preferences and Rights of the Series A Redeemable Convertible Preferred Stock. The redemption right purportedly was triggered by the Company’s breach of certain covenants under a Consent and Agreement, dated May 23, 2008, between the Company and holders of the Series A Redeemable Convertible Preferred Stock. Although such redemption notice had been received, the entire carrying amount of the Series A Redeemable Convertible Preferred Stock continued to be reflected as a long term liability as of December 31, 2008, March 31, 2009 and June 30, 2009 due to restrictions that precluded the Company from satisfying such demand. These restrictions were imposed pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s state of incorporation, which would prohibit the Company from satisfying such redemption demand due to its lack of sufficient surplus, as such term is defined under the DGCL. In addition, the Company was restricted, under its revolving line of credit with TD Bank, from affecting such a redemption. Based on these external restrictions, management determined that the Company could not have satisfied the redemption demand without violating Delaware law and its contractual obligations under its credit facility with TD Bank. In May 2009 the Company and the Series A Redeemable preferred stock holders entered into a settlement agreement which amended the preferred stock to include payment of $7,500,000 on December 31, 2009 with provision to cure if not paid. (See note 6).

15

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Management has reconsidered the classification of the Series A Redeemable Convertible Preferred Stock and determined that, notwithstanding the legal and contractual restrictions to satisfying the demanded redemption, the obligation to redeem such preferred stock purportedly remained outstanding. Accordingly, management concluded that the entire carrying amount of the Series A Redeemable Convertible Preferred Stock should be classified as a current liability as of December 31, 2008 and March 31, 2009 and that $7,500,000 should be classified as a current liability at September 30, 2009, rather than a non current liability, in accordance with paragraph 5 of Statement of Financial Accounting Standard 78 as codified in ASC , which indicates that liabilities due within one year should be presented within the financial statements as current liabilities.

Investor Warrants:
The company has restated its financial statements as of December 31, 2008 and March 31, 2009 to reclassify its derivative warrant liability associated with its detachable warrants issued to the investors in the Series A Preferred Stock (see Note 7).  The warrant contains features that allow the holder to request that the Company repurchase the warrant upon the occurrence of certain events as defined in the agreement. The Company re-evaluated the classification of this liability and determined that the warrant holder’s right to “put” the warrant to the Company represented the ability to request cash on demand and as such should be classified as a current liability. The Company previously recorded the warrant liability as a long term liability.

Assets from Discontinued Operations and Liabilities from Discontinued Operations:
In order to reflect the nature of the assets and liabilities associated with the Company’s discontinued operations, Management and its Audit Committee have reclassified its balance sheet presentation from long term to short term. This change was made to reflect that such assets and liabilities would be realized within a period of less than one year.

Adoption of EITF 07-5
Effective January 1, 2009, the Company was required to analyze its Outstanding Financial Instruments following the guidance of EITF 07-5 (as codified in ASC 815-40): and that pronouncements effect in interpreting Statement of Financial Accounting Standards (“SFAS”) Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” as codified in ASC 815. The Company determined that certain warrants issued in 2005, 2006 and 2008 contained provisions whereby the exercise price could be adjusted upon certain financing transactions at a lower price per share could no longer be viewed as indexed to the Company’s common stock. As such, the Company should have changed the accounting for this warrant to a “derivative” at fair value under ASC 815. As a result the Company recorded the warrant liability at the fair value of the warrant of $166,775 as of January 1, 2009 and reclassified its issuance date fair value from additional paid-in-capital. The cumulative effect on adoption of ASC 815-40 as of January 1, 2009 is as follows:

	Additional Paid in Capital	Retained Earnings

Balance December 31, 2008	$9,534,616	$466,715
Cumulative effect of a change in accounting principle	(837, 954)	672,179

Balance – January 1, 2009	$8,696,662	$1,138,894

16

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The derivative warrant liability is recorded at fair value in each subsequent reporting period with changes in fair value recorded in the statement of operations.

Intangible Asset:
The Company has restated its balance sheet as of December 31, 2008, March 31, 2009 and June 30, 2009 to reclassify an acquired indefinite lived intangible asset of approximately $606,000 from its acquisition of the assets of American Anti-Ram in 2008 to a long term asset.  Previously this intangible asset was recorded as a current asset included in prepaid expenses and other current assets.

Certain legal expenses recorded as current assets:
The Company has restated its financial statements as of December 31, 2008 and for the year then ended, as of March 31, 2009 and the three months then ended and as of June 30, 2009 and for the three and six months then ended to reclassify and expense certain legal fees that were originally capitalized in prepaid expenses and other current assets.  The legal expenses pertained to fees incurred related to a lawsuit and certain costs incurred in connection with the Series A Redeemable Convertible Preferred Stock.  The litigation fees of approximately $227,000, as of December 31, 2008, should have been expensed as incurred and while the Series A Redeemable Convertible Preferred Stock fees of approximately $222,700, as of December 31, 2008, should have been recorded as deferred financing costs rather than as a current asset. Additionally the amortization of these deferred financing costs should been recorded as interest expense during the year ended 2008 and the interim periods in 2009. The company previously recorded this amortization in general and administrative expense. This revision was and continues to be immaterial to the statement of operations for the year ended December 31,2008, however upon a SAB 99 and 108 analysis performed subsequently by management, it was deemed necessary to record this adjustment to keep the 2009 interim period financial statements from being materially misstated.

Certain expenditures recorded as additional paid in capital
The Company recorded certain costs totaling approximately $1,561,000 incurred during the year ended December 31, 2008 for the initial registering of its securities (which were issued in previous periods) and obtaining stock exchange listing in additional paid in capital.  The Company reviewed the provisions of SAB Topic 5A, ASC 470 Debt, ASC 480 Distinguishing Liabilities from Equity and 505 Equity and determined that these costs were not directly attributable to a proposed or actual offering of equity securities.  As such the Company determined that a restatement was needed as of December 31, 2008 and for the year then ended to expense these costs as incurred rather than as a reduction to additional paid in capital.

Preferred Stock Dividends and deemed extinguishment of debt:

The Company determined that was required to restate its statement of operations for the year ended December 31, 2008 and for the three months ended March 31, 2009 and the three and six months ended June 30, 2009 as it had previously recorded the dividends that accrue on its mandatorily redeemable preferred stock as a charge directly to retained earnings. The Company determined that in accordance with ASC 480 “Distinguishing Liabilities from Equity” that accrued dividends (whether or not declared) and any other amounts paid or to be paid to holders of those contracts be reflected as interest cost, separately from payments to and interest due to other creditors, because that is consistent with the reporting of those shares as liabilities.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As disclosed in Note 1 the Company entered into a settlement agreement with its Series A preferred stock holder on May 22, 2009 which resulted in a loss of $2,613,630 for the three months ended June 30, 2009 on the deemed extinguishment of the debt in accordance with the guidelines enumerated in EITF Issue No. 96-19 “ Debtor’s Accounting for a Modification of Exchange of Debt Instruments” as codified in ASC 470-50. Previously this loss had been reported as part of the unrealized gain (loss) on adjustment of fair value of the Series A preferred stock and warrant liabilities.

Stock based Compensation

The Company, in reviewing its stock based compensation expense, determined that it had not recorded certain expenses totaling $125,442 for the three months ended March 31, 2009 and $41,229 and $166,671 for the three and six months ended June 30, 2009 related to the grant of common stock and stock options to an employee and certain directors.

Management has conducted an additional review of whether the matters discussed above were material under Staff Accounting Bulletin No. 99, “Materiality” and Staff Accounting Bulletin No. 108, “Considering Effects of Prior Misstatements When Quantifying Misstatements in Current Year Financial Statements”, for the 2008 and 2009 periods. Management determined that the above errors were material for the year ended December 31, 2008 and the three months ended March 31, 2009 and the three and six months ended June 30, 2009. The adjustments related to the restatement of the financial statements as of December 31, 2008 have not yet been audited.  Accordingly, management recommended to the Audit Committee that restatements were required.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The effect of the restatements on specific amounts provided in the condensed consolidated financial statements is as follows:

	Nine Months Ended		Three Months Ended
	September 30, 2008		September 30, 2008
Statement of Operations	As previously Reported	As Restated	As previously Reported	As Restated
General & administrative expenses	$4,185,355	$5,386,549	$1,817,725	$2,125,910
Total operating expenses	$10,600,931	11,802,125	3,910,069	4,218,304

Income (loss) from operations	(106,345)	(874,769)	(402,409)	94,174

Interest expense - Mandatory redeemable preferred stock dividends	-	(800,252)	-	(399,000)
Total other income (expense)	1,863,695	1,064,305	(402,271)	(801,755)

Income from continuing operations	1,757,350	189,536	(346)	(707,581)
Net Income (loss)	1,757,350	(27,280)	(346)	(807,933)
Preferred stock dividends	(800,252)	-	(399,000)	-
Net Income (loss) allocated to common shareholders	$957,098	-	$(399,346)	-

Basic and Diluted Net Income (Loss) Per Share	$0.02	$(0.00)	$(0.01)	$(0.02)

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2008
Balance Sheets	As previously Reported	As Restated

Assets
Prepaid expenses and other current assets	$3,144,601	$2,088,801
Assets of discontinued operations, current	-	736,613
Total current assets	16,701,840	16,382,654

Deferred financing costs, net	1,277,833	1,500,533
Intangible assets	-	606,000
Assets of discontinued operations	736,613	-
Total Assets	25,162,614	24,935,515

Liabilities
Investor warrant liability - current	-	90,409
Preferred stock - current	-	10,981,577
Liabilities from discontinued operations -current	-	736,613
Total current liabilities	3,313,099	15,121,698

Preferred stock	10,981,577	-
Investor warrant liability	90,409	-
Liabilities from discontinued operations	736,613	-
Total liabilities	15,121,698	15,121,698

Equity
Additional paid in capital	9,534,616	11,096,031
Retained earnings (accumulated deficit)	(466,715)	(1,321,800)
Total Equity	10,040,917	9,813,817
Total Liabilities and Equity	25,162,615	24,935,515

20

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	June 30, 2009
Balance Sheets	As previously Reported	As Restated
Assets
Prepaid expenses and other current assets	$4,933,040	$2,666,102
Total current assets	23,332,557	21,065,619

Deferred financing costs, net	979,917	2,081,006
Intangible assets	-	606,000
Total Assets	30,539,559	29,979,710

Liabilties
Accrued expenses	898,163	396,103
Derivative warrant liability	-	97,435
Preferred stock - current	-	7,500,000
Total current liabilities	8,903,429	16,000,864
Preferred stock	12,223,642	4,723,642
Total liabilities	21,127,071	20,724,506

Equity
Common stock	45,281	45,506
Additional paid in capital	12,844,845	14,184,752
Retained earnings (accumulated deficit)	(3,477,638)	(4,973,694)
Total Equity	9,412,488	9,256,564

Total Liabilities and Equity	30,539,559	29,979,710

21

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Six Months Ended		Three Months Ended
	June 30, 2009		June 30, 2009
Statement of Operations	As previously Reported	As Restated	As previously Reported	As Restated
General & administrative expenses	$3,538,245	$4,297,331	$1,889,767	$2,223,336
Total operating expenses	8,114,973	8,874,059	4,118,347	4,451,096

Income (loss) from operations	1,295,330	(536,244)	1,255,363	920,974

Unrealized gain (loss) on adjustment to fair value of Series A preferred stock	(972,961)	(685,312)	(278,507)	9,142
Unrealized loss on investor warrant liability	(2,420,671)	(26,350)	(2,434,725)	(107,022)
Interest expense	(592,177)	(781,151)	(301,857)	(439,041)
Interest expense - Mandatory redeemable preferred stock dividends	-	(749,380)	-	(374,380)
Loss on extinguishment of debt	-	(2,613,630)	-	(2,613,630)
Total other income (expense)	(3,989,683)	(4,859,697)	(3,027,809)	(3,537,651)

Income tax provision	500,000	-	500,000	-
Net loss	(3,194,353)	(4,323,453)	(2,272,446)	(2,615,037)
Preferred stock dividends	(749,380)	-	(374,380)	-
Net loss allocated to common shareholders	(3,943,733)	-	(2,647,446)	-

Basic and Fully Diluted Net Loss Per Share	(0.09)	(0.10)	(0.06)	(0.06)

22

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.	COSTS IN EXCESS OF BILLINGS (BILLINGS IN EXCESS OF COSTS) ON UNCOMPLETED CONTRACTS AND ACCOUNTS RECEIVABLE

Costs in Excess of Billings and Billing in Excess of Costs
The cost in excess of billings on uncompleted purchase orders issued pursuant to contracts reflects the accumulated costs incurred on purchase order in production but not completed.  Upon completion, inspection and acceptance by the customer, the purchase order is invoiced and the accumulated costs are charged to statement of operations as costs of revenues.  During the production cycle of the purchase order, should any progress billings occur or any interim cash payments or advances be received, such billings and/or receipts on uncompleted contracts are accumulated as billings in excess of costs. The Company fully expects to collect net costs incurred in excess of billing and periodically evaluates each purchase order and contract for potential disputes related to overruns and uncollectable amounts.  There was no bad debt expense recorded for the three and nine months ended September 30, 2009 and 2008.

Net costs incurred in excess of billing consisted of the following as of September 30, 2009, and December 31, 2008

	2009	2008

Cost in excess of billings on uncompleted contracts	$10,198,639	$7,143,089
Billings and/or receipts on uncompleted contracts	-	-
Net costs incurred in excess of billing on uncompleted contracts	$10,198,639	$7,143,089

Accounts Receivable
The Company records accounts receivable related to its long-term contracts, based on billings or on amounts due under the contractual terms.  Accounts receivable consist primarily of receivables from completed purchase orders and progress billings on uncompleted contracts.  Allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Any amounts considered recoverable under the customer’s surety bonds are treated as contingent gains and recognized only when received.

Accounts receivable throughout the year may decrease based on payments received, credits for change orders, or back charges incurred. At September 30, 2009 and December 31, 2008, the Company had $5,948,023 and $4,981,150, respectively, of accounts receivable, of which the Company considers all to be fully collectible.  There was no bad debt expense recorded for the three and nine months ended September 30, 2009 or 2008.

4.	PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2009 and December 31, 2008 consisted of the following:

23

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	September 30,	December 31,
	2009	2008
Leasehold improvements	$1,778,474	$1,749,367
General equipment	763,723	666,120
Light vehicles and trailers	221,247	221,247
T2 Demonstration range and firearms	744,454	744,454
Office equipment	1,066,286	855,294
Furniture and fixtures	192,224	163,658
Aircraft	868,750	868,750
	5,635,158	5,268,890
Less: accumulated depreciation and amortization	2,348,362	1,524,954
	$3,286,796	$3,743,936

For the three and nine months ended September 30, 2009 and 2008, the Company recorded $278,264 and 266,434, $797,696 and $548,869 in depreciation and amortization expense, respectively.

The Company maintains its firearms under the custodianship of an individual in accordance with New York State law. The firearms are used for testing and demonstrating the effectiveness of the Company’s bullet resistant and blast mitigation products.

5.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings

Southern California Gold Products d/b/a Gypsy Rack
On July 10, 2007, the Company filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor’s President and owner, Glenn Harris, and an associated individual, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court’s order, the Company filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using the Company’s confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney’s fees and the costs of suit.  Defendants filed an answer to the amended complaint on April 16, 2008. Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res judicata. The Company filed opposition to the motion. The defendants’ motion and a subsequent application for an immediate interlocutory appeal were denied. A mediation settlement conference was held on October 31, 2008, which was unsuccessful. The defendants filed a second motion for summary judgment that was denied in May 2009. After that denial, discovery continued. A second mediation settlement conference was held in July 2009. As a result of that conference, the parties believe they may have reached a settlement in principle. The parties requested that the Court stay discovery and the trial for a period of sixty (60) days.  On August 5, 2009, the Court vacated all dates in this action and removed the case from its active caseload. On October 2, 2009, the parties submitted to the Court a joint status report informing the Court that a settlement was expected to be finalized within twenty (20) days. The settlement was not finalized within the expected twenty day period, and negotiations are ongoing.

24

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Breach of Contract
On February 29, 2008, a former employee commenced an action against the Company for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. The Company filed an answer to the complaint and will be commencing discovery.  Meritorious defenses to the claims exist and the Company intends to vigorously defend this action.

Breach of Contract
On March 4, 2008, Thomas Cusack, the Company’s former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. The Complaint seeks damages in excess of $3,000,000. On April 2, 2008, the Company filed a response to the charges. The Company believes the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, Mr. Cusack also commenced against the Company for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County.  On May, 7 2008, the Company served a motion to dismiss the complaint, and on or about September 26, 2008, the Court dismissed several claims (tortious interference with a contract, tortious interference with economic opportunity, fraudulent inducement to enter into a contract and breach of good faith and fair dealing). The remaining claims are Mr. Cusack’s breach of contract claims and claims seeking the lifting of the transfer restrictions on his stock, as well as one claim for conversion of his personal property which Mr. Cusack has also asserted against the Company’s chief executive officer, chief operating officer and chief financial officer. On October 13, 2008, Mr. Cusack filed an amended complaint as to the remaining claims, and on November 5, 2008, the Company filed an answer to the complaint and filed counterclaims against Mr. Cusack for fraud. The parties are conducting discovery and have completed scheduled depositions. The Company believes meritorious defenses to the claims exist and intends to vigorously defend this action.

25

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.	STOCKHOLDERS’ EQUITY

The following table summarizes the changes in shareholders' equity for the nine months ended September 30, 2009:

Balance, December 31, 2008	$9,813,818

Cumulative effect of change in accounting principle	(165,777)

Balance - January 1, 2009	9,648,041

Stock based compensation	220,198

Shares issued for payment of dividends recorded as interest expense	1,200,000

Reclassification of Warrants upon exercise	2,550,000

Net Loss	(7,915,514)

Balance - September 30, 2009	$5,702,725

Warrants

The following is a summary of stock warrants outstanding at September 30, 2009:
	Warrants	Weighted Avenue Exercise Price
Balance – January 1, 2009	5,198,680	$1.00
Granted	3,750,000	$0.01
Exercised	(3,750,000)	$(1.00)
Cancelled, Forfeited or expired	(3,750,000)	$(1.00)
Balance – September 30, 20009	1,448,680	$1.00

26

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Option Plan

The Company accounts for all stock based compensation as an expense in the financial statements and associated costs are measured at the fair value of the award.  The Company also recognized the excess tax benefit related to stock option exercises as financing cash inflows instead of operating inflows.  As a result, the Company’s net loss before taxes for the three month and nine months ended September 30, 2009 included approximately $25,853 and $80,698, respectively, of stock based compensation.  The three and nine months ended September 30, 2008 included approximately $21,523 and $75,820, respectively, of stock based compensation.  The stock based compensation expense is included general and administrative expense in the consolidated statements of operations.  The Company has selected a “with-and-without” approach regarding the accounting for the tax effects of share-based compensation awards.

The following is a summary of stock options outstanding at September 30, 2009:

	Stock Options	Weighted- Average Exercise Price	Aggregate Intrinsic Value

Outstanding, January 1, 2009	1,995,000	$1.92	-
Granted	100,000	$2.00	-
Exercised	-	-	-
Cancelled/forfeited	-	$-	-
Outstanding, September 30, 2009	2,095,000	$1.92	-
Exercisable, September 30, 2009	379,000	$1.91	-
Remaining weighted average contractual life (in years)	5.35

As of September 30, 2009, there was a total of $345,322 of unrecognized compensation arrangements granted under the Plan.  The cost is expected to be recognized through 2016.

On January 12, 2009, the Company issued options to purchase an aggregate of 100,000 shares of the Company’s common stock to its consultants for services rendered.  The exercise price for each option is $2.00 per share and each option vested immediately upon the issuance.

The Black-Scholes method option pricing model was used to estimate fair value as of the date of grant using the following assumptions:

Risk-Free rate	2.99%
Expected volatility	45.00%
Forfeiture rate	10.00%
Expected life	5 Years
Expected dividends	-

27

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Based on the assumptions noted above, the fair market value of the options issued during 2009 was valued at $13,183 as of September 30, 2009.

Stock Grants

In January 2009, the Company granted 175,000 shares of its common stock to non-employee directors. The fair value of these shares on the date of grant was $96,250 based on the stock price on the date of issuance.  In May 2009 the Company granted 50,000 shares of its common stock to two advisory board members.  The fair value of these shares on the date of grant was $31,500 based on the stock price on the date of grant. In September 2009 the Company granted 25,000 shares of its common stock to an employee. The fair value of these shares on the date of grant was $11,750 based on the stock price on the date of grant.   All of these awards were fully vested on the date of grant.  The Company recorded stock based compensation of $11,750 and $139,500 for the three and nine months ended September 30, 2009.

7.	SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT LIABILITIES

Features of the Series A Preferred and Warrants Liabilities

2005 Warrants

On June 30, 2005, in connection with the closing of its 2005 private placement offering, the Company issued purchase warrants for up to 555,790 shares of common stock at the exercise price of $1.10 per share and with the expiration date of June 30, 2010 (the “2005 Warrant”). Subsequent to the issuance of the 2005 Warrant, the Company issued common stock at an effective price per share of $1.00 and, in accordance with the terms of the 2005 Warrants agreement, the exercise price was adjusted to $1.00 per share and resulted in 611,369 warrants. The following is a summary of the 2005 Warrants outstanding as of September 30, 2009:

	2005 Warrants	Exercise Price
Beginning balance, January 1, 2009	576,587	$1.00
Add: Grants	-	n/a
Less: Exercised	-	n/a
Ending balance, September 30, 2009	576,587	$1.00

2006 Warrants

On October 24, 2006, in accordance with the terms and conditions of the Company’s closing of its 2005 private placement offering, the Company issued purchase warrants for up to 179,175 shares of common stock at the exercise price of $1.10 per share and with the expiration date of June 30, 2010 (the “2006 Warrant”). Subsequent to the issuance of the 2006 Warrant, the Company issued common stock at an effective price per share of $1.00 and, in accordance with the terms of the 2006 Warrants agreement, the exercise price was adjusted to $1.00 per share and resulted in 17,918 warrants. The following is a summary of the 2006 Warrants outstanding as of September 30, 2009:

28

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	2006 Warrants	Exercise Price
Beginning balance, January 1, 2009	197,093	$1.00
Add: Grants	-	-
Less: Exercised	-	n/a
Ending balance, September 30, 2009	197,093	$1.00

Series A Redeemable Convertible Preferred Stock and Investor Warrants and Placement Agent Warrants

The Company entered into a Securities Purchase Agreement (“Purchase Agreement”) on March 7, 2008 to sell shares of its Series A Redeemable Convertible Preferred Stock (“Series A Preferred”) and warrants (“Investor Warrants”) to purchase shares of its common stock, and to conditionally sell shares of the Company’s common stock, to three investors (the “Series A Holders”). The investors purchased an aggregate of 15,000 shares of Series A Preferred and Investor Warrants to purchase up to 3,750,000 shares of common stock, and to conditionally purchase 100,000 shares of common stock. The aggregate purchase price for the Series A Preferred and Investor Warrants was $15,000,000 and the aggregate purchase price for the common stock was $500,000.  The Company completed the sale of the Series A Preferred and Investor Warrants in two rounds, on March 7, 2008 and April 4, 2008, and the Company and investors determined not to complete the conditional sale of the 100,000 shares of common stock. The Series A Holders are entitled to receive cumulative dividends, due at each subsequent calendar quarter-end until maturity, at a rate of 9% if settled via cash or at a rate of 10% if settled via shares (at the option of the Company) of the Company’s common stock. The dividends rate is subject to increase in the event of a “Triggering Event” under the Certificate of Designation and in the event of an “Equity Condition Failure” under the Certificate of Designation, settlement via shares would not be allowed for the remaining dividend payments.

The Series A Holders may convert shares of Series A Preferred, plus the amount of accrued but unpaid dividends, into shares of the Company’s common stock at the conversion price of $2.00 (“Conversion Price”). The Conversion Price is subject to certain adjustments upon issuance of certain securities, under the Certificate of Designation, with a lower exercise price and/or with negative dilutive effect. The Series A Holders may require the Company to redeem, at the amount of 100% if settled in cash or 110% if settled in cash, all or any portion of the outstanding shares of Series A Preferred upon a Triggering Event or Equity Condition Failure.

The Company may redeem all or any portion of the outstanding shares of Series A Preferred in cash at the amount of (i) 100% of the “Conversion Amount” at any time after either the two-year anniversary of the “Public Company Date” , if certain other conditions are met, or the six-month anniversary of the “Qualified Public Offering Date”, if certain other conditions are met under the Certificate of Designation (ii) 110% of the Conversion Amount upon an Equity Condition Failure or (iii) 115% of the Conversion Amount prior to any “Fundamental Transaction” under the Certificate of Designation.

29

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company is required to redeem, in cash, any outstanding shares of Series A Preferred on December 31, 2010.

Settlement Agreements

In connection with a Notice of Triggering Event Redemption received by the Company on April 14, 2009, the Company entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders on May 22, 2009 (the “ Settlement Agreement”) pursuant to which, among other things, (i) the Series A Holders waived any breach by the Company of certain financial covenants or its obligation to timely pay dividends on the Series A Preferred for any period through September 30, 2009 and waived any Equity Conditions Failure and any Triggering Event otherwise arising from such breaches  (ii) the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share, (iii) the Company issued the Holders an aggregate of 2,000,000 shares of the Company’s common stock (the “ Dividend Shares ”), in full satisfaction of the Company’s obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009, and (iv) the Company agreed to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009 (the “December 2009 Redemption”).  The Company agreed that, if it fails to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a “ Redemption Failure ”), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by the Company will increase by an amount equal to 10% of the stated value, (ii) the Company will use its best efforts to obtain stockholder approval to reduce the conversion price of the Series A Preferred from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A preferred is convertible), and (iii) the Company will expand the size of its board of directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies, and will use its best efforts to amend the Company’s certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board.

Pursuant to the terms of the Settlement Agreement, the Company entered into a Registration Rights Agreement with the Series A Holders pursuant to which, among other things, the Company agreed to file with the Securities and Exchange Commission, by June 1, 2009, a registration statement covering the resale of the Dividend Shares, and to use its best efforts to have such registration statement declared effective as soon as practicable thereafter.  The Company further agreed with the Series A Holders to include in such registration statement the shares of common stock issued upon the exercise of the Investor Warrants in May and June 2009.  A registration statement was filed, and subsequently declared effective on August 10, 2009.

30

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the terms of the Settlement Agreement, each of the Company’s directors and executive officers has entered into a Lock-Up Agreement, pursuant to which each such person has agreed that, for so long as any shares of Series A Preferred remain outstanding, he will not sell any shares of the Company’s common stock owned by him as of May 22, 2009. Also pursuant to the terms of the Settlement Agreement, the Company’s Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders (the “Voting Agreement”), pursuant to which the Company’s CEO agreed, among other things, that if a Redemption Failure occurs he will vote all shares of the Company’s voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred from $2.00 to $0.50 and (ii) amending the Company’s certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board of directors (collectively, the “ Company Actions”).  The Company’s CEO also appointed WCOF as his proxy to vote his shares of the Company’s voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of the Company’s stockholders at which such matters are considered.

2008 Investor Warrants

In connection with the sale of the Series A Preferred, Investor Warrants to purchase up to 3,750,000 shares of Common Stock at $2.40 per share were issued and with an expiration date of April 11, 2011 (the “2008 Investor Warrant”). The warrant holder may require the Company to repurchase the warrant upon the occurrence of certain defined events in the Agreement.  As such the Company recorded the warrants as a derivative at fair value at issuance and subsequent reporting periods in accordance with ASC 815 “Derivatives and Hedging”. Changes in the fair value from period to period are reported in the statement of operations.  In accordance with the Settlement Agreement entered into on May 22, 2009, the 2008 Investor Warrants were amended to reduce the exercise price from $2.40 to $.01.  The 2008 Investor Warrants were fully exercised on May 27, 2009, June 1, 2009, and June 8, 2009.

Placement Agent Warrants

In connection with the sale of the Series A Preferred and 2008 Investor Warrants, the placement agent was entitled to receive warrants (the “Placement Agent Warrants”) to purchase a total of 6% of the number of common stock issued in the Series A Preferred financing or 675,000 shares at the exercise price of $2.00 per share and with the expiration date of March 7, 2013.  The following is a summary of the Placement Agent Warrants outstanding as of September 30, 2009:

	Placement Agent Warrants	Exercise Price
Beginning balance, January 1, 2009	675,000	$2.00
Add: Grants	0	n/a
Less: Exercised	0	n/a
Ending balance, September 30, 2009	675,000	$2.00

31

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounting for the Series A Preferred and Warrant Liabilities

2005 Warrants, 2006 Warrants, and Placement Agent Warrants

Upon issuance, the 2005 Warrants, 2006 Warrants, and Placement Agent Warrants met the requirements for equity classification set forth in EITF Issue 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock, and SFAS No. 133, as codified in ASC 815. However, effective January 1, 2009 the Company was required to analyze its then outstanding financial instruments in accordance with EITF 07-5 as codified in ASC 815-40. Based on the Company’s analysis, its 2005 Warrants, 2006 Warrants, and Placement Agent Warrants, include price protection provisions whereby the exercise price could be adjusted upon certain financing transaction at a lower price per share and could no longer be viewed as indexed to the Company’s common stock. As a result, the 2005 Warrants, 2006 Warrants, and Placement Agent Warrants are accounted for as “derivatives” under ASC 815 and recorded as liabilities at fair value as of January 1, 2009 with changes in subsequent period fair value recorded in the statement of operations (See Note 2). The following summarizes the changes in the fair value of the warrant liabilities as of September 30, 2009:

Fair Value of Derivative Warrants Liabilities

Balance at January 1, 2009 (1)	$165,775
Fair value adjustment (2)	(79,014)

Balance at September 30, 2009 (1)	$86,761

(1)	Methods and significant inputs and assumptions are discussed below
(2)	Amounts included in change in fair value of warrant liabilities on statement of operations.

Series A Preferred

The Series A Preferred Stock is redeemable on December 31, 2010 and convertible into shares of common stock at $2.00 per share subject to adjustment should the Company issue future common stock at a lesser price. As a result the Company elected to record the hybrid instrument, preferred stock and conversion option together, at fair value. Subsequent reporting period changes in fair value are to be reported in the statement of operations.

The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to placement agent in connection with the transaction, were allocated to the instruments based upon relative fair value upon issuance as these instruments must be measured initially at fair value.

32

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Therefore, after the initial recording of the Series A Preferred based upon net proceeds received, the carrying value of the Series A Preferred was adjusted to the fair value at the date of issuance, with the difference recorded as a gain or loss. The following summarizes the changes in the fair value of the Series A Preferred as of September 30, 2009:

Fair Value of Series A Preferred Liabilities

Balance at January 1, 2009 (1)	$10,981,577
Fair value adjustment (2)	1,l83,719
Amortization of debt discount	407,868
Loss on deemed extinguishment of debt	287,649

Balance at September 30, 2009 (1)	$12,860,813

(1)	Methods and significant inputs and assumptions are discussed below
(2)	Amounts included in change in fair value of Series A Preferred liabilities on statement of operations.

The Settlement Agreement provides that $7,500,000 in stated value of the Series A Preferred is to be redeemed at December 31, 2009. Accordingly, the Company records $7,500,000 of the total fair value of Series A Preferred as a current liability.

Deferred Financing Costs

Deferred financing costs include the corresponding amount associated with the Placement Agent Warrants as indicated above, along with all other direct costs associated with obtaining the Series A Preferred financing.  Since the Series A Preferred and Investor Warrants are classified as liabilities, the carrying value of the Placement Agent Warrants has been recorded as deferred financing costs on the balance sheet and is amortized as additional financing costs over the term of the Series A Preferred using the interest method.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Deferred financing costs included the following:

Placement agent costs	$900,000
Investor expenses	60,000
Legal and other related costs	306,541
Fair market value of placement agent warrants on date of grant	511,742
Chart Group Related to Settlement Agreement	500,000
Legal Fee Related to West Coast Settlement	834,000
3,112,283
Less: accumulated amortization	(980,680)
Deferred financing costs, net	$2,131,603

Valuation – Methodology and Significant Inputs Assumptions

Fair values for the Company’s derivatives and financial instruments are estimated by utilizing valuation models that consider current and expected stock prices, volatility, dividends, market interest rates, forward yield curves and discount rates.  Such amounts and the recognition of such amounts are subject to significant estimates which may change in the future. The methods and significant inputs and assumptions utilized in estimating the fair value of the 2005 Warrants, 2006 Warrants, Placement Agent Warrants, and Series A Preferred are discussed below. Each of the measurements is considered a Level 3 measurement as a result of at least one unobservable input.

2005 Warrants

A Black-Scholes-Merton option-pricing model was utilized to estimate the fair value of the 2005 Warrants as of September 30, 2009. This model is subject to the significant assumptions discussed below and requires the following key inputs with respect to the Company and/or instrument:

Input	Sep.30, 2009
Stock Price	$0.53
Exercise Price	$1.00
Time to Maturity (in years)	0.75
Stock Volatility	70%
Risk-Free Rate	0.29%
Dividend Rate	0%

34

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2006 Warrants

A Black-Scholes-Merton option-pricing model was utilized to estimate the fair value of the 2006 Warrants as of September 30, 2009. This model is subject to the significant assumptions discussed below and requires the following key inputs with respect to the Company and/or instrument:

Input	Sep.30, 2009
Quoted Stock Price	$0.53
Exercise Price	$1.00
Time to Maturity (in years)	0.75
Stock Volatility	70%
Risk-Free Rate	0.29%
Dividend Rate	0%

Placement Agent Warrants

A Black-Scholes-Merton option-pricing model was utilized to estimate the fair value of the Placement Agent Warrants as of September 30, 2009. This model is subject to the significant assumptions discussed below and requires the following key inputs with respect to the Company and/or instrument:

Input	Sep.30, 2009
Quoted Stock Price	$0.53
Exercise Price	$2.00
Expected Life (in years)	3.25
Stock Volatility	70%
Risk-Free Rate	1.57%
Dividend Rate	0%

Series A Preferred

A binomial lattice model was utilized to estimate the fair value of the Series A Preferred as of September 30, 2009. The binomial model considers the key features of the Series A Preferred, as noted above, and is subject to the significant assumptions discussed below. First, a discrete simulation of the Company’s stock price was conducted at each node and throughout the expected life of the instrument. Second, an analysis of the higher position of a conversion position, redemption position, or holding position (i.e. fair value of the respective future nodes value discounted using the applicable discount rate) was conducted relative to each node until a final fair value of the instrument is conducted at the node representing the measurement date. This model requires the following key inputs with respect to the Company and/or instrument:

35

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Input	Sep.30, 2009
Risk-Free Rate	0.54%
Expected volatility	80.00%
Expected remaining term until maturity	1.25 years
Expected dividends	0.00%
Strike price (through 12/31/09)	$2.00
Strike price (following 12/31/09)	$1.25
Quoted Stock price	$0.53
Effective discount rate	29.00%
Probability of meeting December 2009 Redemption	50%

The following are significant assumptions utilized in developing the inputs

•
Stock volatility was estimated by considering (i) the annualized daily volatility of the Company’s stock price during the historical period preceding the respective valuation dates and measured over a period corresponding to the remaining life of the instruments and (ii) the annualized daily volatility of comparable companies’ stock price during the historical period preceding the respective valuation dates and measured over a period corresponding to the remaining life of the instrument. Historic prices of the Company and comparable companies’ common stock were used to estimate volatility as the Company did not have traded options as of the valuation dates;

•	Based on the Company’s historical operations and management’s expectations for the near future, the Company’s stock was assumed to be a non-dividend-paying stock;

•	Based on management’s expectations for the near future, the Company is expected to settle the future quarterly dividends due to the Series A Holders via shares;

•
The quoted market price of the Company’s stock was utilized in the valuations because ASC 820-10 requires the use of quoted market prices, if available, without considerations of blockage discounts (if the input is considered as a Level 1 input). Because the stock is thinly traded, the quoted market price may not reflect the market value of a large block of stock; and

•
The quoted market price of the Company’s stock as of measurement dates and expected future stock prices were assumed to reflect the effect of dilution upon conversion of the instruments to shares of common stock.

•	The probability of approving the reducing in Conversion Price (from $2.00 to $0.50) if the December 2009 Redemption is not met was as assumed to be 100 percent.

36

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The changes in fair value estimate between reporting periods are  related to the changes in the price of the Company’s common stock as of the measurement dates, the volatility of the Company’s common stock during the remaining term of the instrument, changes in the conversion price, effective discount rate, and probabilities of meeting the conditions underlying various Company and Series A Holders’ redemptions rights, meeting the December 2009 Redemption and approving the reduction in the conversion price (if the December 2009 Redemption is not met).

8.	DISCONTINUED OPERATIONS

On January 2, 2009, the Company entered into an agreement with the prior owners of TAG to sell the assets and liabilities back to TAG.  TAG was accounted for as a discontinued operation under GAAP, which requires the income statement information be reformatted to separate the divested business from the Company’s continuing operations.

The following amounts represent TAG’s operations and have been segregated from continuing operations and reported as discontinued operations for the three and nine month periods ended September 30, 2008.

	Three months ended September 30, 2008	Nine months ended September 30, 2008

Contract Revenues Earned	$186,439	$783,276
Cost of Revenues Earned	(105,184)	(529,274)
Gross Profit	81,255	254,002
Operating Expenses	(181,660)	(470,387)
Other Income (Expenses)	53	(431)
Net Loss	$(100,352)	$(216,816)

37

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of assets and liabilities of TAG discontinued operations as of December 31, 2008.

2008

Assets
Cash	$75,103
Inventory	591,688
Prepaid Expenses	174
Property and Equipment, net	69,648
Deferred Financing Costs	-
Total Assets	$736,613

Liabilities
Accounts Payable	$700,287
Short Term Notes	36,326
Total Liabilities	$736,613

In accordance with the terms of the agreement, the original owners of TAG agreed to repay $1,000,000 of the original $2,000,000 in consideration as follows:

2009	$75,000
2010	$100,000
2011	$175,000
2012	$275,000
2013	$375,000
Total	$1,000,000

The Company has included the entire amount as notes receivable on its balance sheet, of which $75,000 is included within other current assets and $925,000 is recorded as a long term notes receivable.  The original owners of TAG have collateralized the note receivable with their personal residence and the 250,000 shares issued to them on the date of acquisition.  These shares are being held by the Company in escrow since January 2009 and will be returned upon final payment toward the note receivable.

9.  ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

On July 27, 2009, the Company entered into an accounts Receivable Purchase Agreement with Republic Capital Access, LLC “RCA”), as of July 23, 2009 (the “RCA” Purchase Agreement”).  Under the RCA Purchase Agreement, the Company can sell eligible accounts receivables to RCA.  Eligible accounts receivable, subject to the full definition of such term in the RCA Purchase Agreement, generally are our receivables under prime government contracts.

38

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of the RCA Purchase Agreement, the Company may offer eligible accounts receivable to RCA and if RCA purchases such receivables, the Company will receive an initial upfront payment equal to 90% of the receivable.  Following RCA’s receipt of payment from customers for such receivables, RCA will pay the remaining 10% of the receivable less its fees.  In addition to the Discount Factor fee and an initial enrollment fee, the Company is required to pay RCA a program access fee equal to a stated percentage of the sold receivable, a quarterly program access fee if the average daily amount of the sold receivables is less than $2,250,000 and RCA’s initial expenses in negotiating the RCA Purchase Agreement and other expenses in certain specified situations.  The RCA Purchase Agreement also provides that in the event, but only to the extent, that the conveyance of receivables by the Company is characterized by a court or other governmental authority as a loan rather than a sale, the Company shall be deemed to have granted RCA effective as of the date of the first purchase under the RCA Purchase Agreement, a security interest in all of the Company’s right, title and interest in, to and under all of the receivables sold by the Company to RCA, whether now or hereafter owned, existing or arising.  The initial term of the RCA Purchase Agreement ends on December 31, 2009 and was subsequently extended to October 15, 2010.

The sale of the receivables is accounted for in accordance with the accounting guidance for transfers and servicing of financial assets and extinguishments of liabilities. In accordance with the Codification, receivables are considered sold when they are transferred beyond the reach of the Company and its creditors, the purchaser has the right to pledge or exchange the receivables, and the Company has surrendered control over the transferred receivables. Receivables factored net of advances from the factor were $256,888 as of September 30, 2009.

10.	TD Bank Loan Repayment

As of July 24, 2009, the Company repaid in full the entire outstanding balance under that certain Loan Agreement, dated as of May 2, 2007, among the Company, its wholly owned subsidiary A.J. Piscitelli & Associates, Inc. (“AJP”) and TD Bank, N.A. (formerly Commerce Bank, N.A., the “Bank”), as assumed by American Physical Security Group, LLC (A wholly owned subsidiary of the Company, “APSG” and together with the Company and AJP, the “Borrowing Companies”), as amended (the “Loan Agreement”), and related agreements, including but not limited to the Revolving Credit Note and the Term Note, each date May 2, 2007 (collectively the “Loan Documents”).  As of such date, (i) each of the Loan Documents have automatically terminated, (ii) the Bank’s lien or security interest in the Borrowing Companies’ assets have been terminated, and (iii) all obligations of the Borrowing Companies under the Loan Documents have been satisfied in full.

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Item 2.    Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this report and in our annual report on Form 10-K for the year ended December 31, 2008.

Except for statements of historical fact, certain information described in this report contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “project,” “will,” “would” or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this report because they involve risks, uncertainties and other factors affecting our operations, market growth, service and products.  You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this report, particularly in “Risk Factors” in Item 1A of Part II.

Overview

We are a defense and security products company engaged in three business areas: customized transparent and opaque armor solutions for construction equipment and tactical and non-tactical transport vehicles used by the military; architectural hardening and perimeter defense, such as bullet and blast resistant transparent armor, walls and doors, as well as vehicle anti-ram barriers such as bollards, steel gates and steel wedges that deploy out of the ground; and tactical training products and services consisting of our live-fire interactive T2 Tactical Training System and our American Institute for Defense and Tactical Studies.

We primarily serve the defense market and our sales are highly concentrated within the U.S. government. Our customers include various branches of the U.S. military through the U.S. Department of Defense (or DoD) and to a much lesser extent other U.S. government, law enforcement and correctional agencies as well as private sector customers.

Our recent historical revenues have been generated primarily from a limited number of large contracts and a series of purchase orders from a single customer. To continue expanding our business, we are seeking to broaden our customer base and to diversify our product and service offerings. Our strategy to increase our revenue, grow our company and increase stockholder value involves the following key elements:

•	increase exposure to military platforms in the U.S. and internationally;
•	develop strategic alliances and form strategic partnerships with original equipment manufacturers (OEMs);
•	capitalize on increased homeland security requirements and non-military platforms;
•	focus on an advanced research and development program to capitalize on increased demand for new armor materials; and
•	pursue strategic acquisitions.

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We are pursuing each of these growth strategies simultaneously, and expect one or more of them to result in additional revenue opportunities within the next 12 months.

Sources of Revenues

We derive our revenues by fulfilling orders under master contracts awarded by branches of the United States military, law enforcement and corrections agencies and private companies involved in the defense market and other customer purchase orders. Under these contracts and purchase orders, we provide customized transparent and opaque armor products for transport and construction vehicles used by the military, group protection kits and spare parts. We also derive revenues from sales of our architectural hardening and perimeter defense products, which we sometimes refer to as physical security products. To date, we have generated nominal revenues from our T2 and other training solutions and we are evaluating the continued offering of such training products and services and expect to continue that process over the next several months.

Our contract backlog as of September 30, 2009 and September 30, 2008 was $46.0 million and $55.0 million, respectively, and of our $46.0 million of contract backlog as of September 30, 2009, we estimate that $13.0 million will be filled in 2009. Accordingly, in order to maintain our current revenue levels and to generate revenue growth, we will need to win more contracts with the U.S. government and other commercial entities, achieve significant penetration into critical infrastructure and public safety protection markets, and successfully further develop our relationships with OEM’s and strategic partners.  Notwithstanding the possible significant troop reductions in Afghanistan and Iraq, we expect that demand in those countries for armored military construction vehicles will continue in order to repair significant war damage and for nation-building purposes. In addition, we are exploring interest in armored construction equipment in other countries with mine-infested regions.

We continue to aggressively bid on projects and are in preliminary talks with a number of international firms to pursue long-term government and commercial contracts, including with respect to Homeland Security. While no assurances can be given that we will obtain a sufficient number of contracts or that any contracts we do obtain will be of significant value or duration, we are confident that we will continue to have the opportunity to bid and win contracts as we have in 2008.

Cost of Revenues and Operating Expenses

Cost of Revenues.    Cost of revenues consists of parts, direct labor and overhead expense incurred for the fulfillment of orders under contract. These costs are charged to expense upon completion and acceptance of an order. Costs of revenue also includes the costs of protoyping and engineering, which are expensed upon completion of an order as well. These costs are included as costs of revenue because they are incurred to modify products based upon government specifications and are reimbursable costs within the contract. These costs for the production of goods under contract are expensed when they are complete. We allocate overhead expenses such as employee benefits, computer supplies, depreciation for computer equipment and office supplies based on personnel assigned to the job. As a result, indirect overhead expenses are included in cost of revenues and each operating expense category.

Sales and Marketing.    Expenses related to sales and marketing consist primarily of compensation for our sales and marketing personnel, sales commissions and incentives, trade shows and related travel.  Sales and marketing costs are charged to expense as incurred.

Research and Development.    Research and development expenses are incurred as we perform ongoing evaluations of materials and processes for existing products, as well as the development of new products and processes. Such expenses typically include compensation and employee benefits of engineering and testing personnel, materials, travel and costs associated with design and required testing procedures associated with our product line. We expect that in 2009, research and development expenses will increase in absolute dollars as we upgrade and extend our service offerings and develop new protections products, but will remain relatively consistent or decrease slightly as a percentage of revenues. Research and development costs are charged to expense as incurred.

General and Administrative.    General and administrative expenses consist of compensation and related expenses for executive, finance, accounting, administrative, legal, professional fees, other corporate expenses and allocated overhead. We expect that in 2009, general and administrative expenses will remain at the same or a slightly higher level in absolute dollars but decrease as a percentage of revenues.

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Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in Note 1 to the consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue and Cost Recognition.    We recognize revenue in accordance with the provisions of the Securities and Exchange Commission (SEC) Staff Accounting Board (SAB) No. 104, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met: (a) persuasive evidence of the arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller’s price to the buyer is fixed and determinable and (d) collectability is reasonably assured. Under this provision, revenue is recognized upon delivery and acceptance of the order.

We recognize revenue and report profits from purchases orders filled under master contracts when an order is complete, as defined below. Purchase orders received under master contracts may extend for periods in excess of one year. Purchase order costs are accumulated as deferred assets and billings and/or cash received are charged to a deferred revenue account during the periods of construction. However, no revenues, costs or profits are recognized in operations until the period upon completion of the order. An order is considered complete when all costs, except insignificant items, have been incurred and, the installation or product is operating according to specification or the shipment has been accepted by the customer. Provisions for estimated contract losses are made in the period that such losses are determined. As of September 30, 2009 and December 31, 2008, there were no such provisions made.

All costs associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred asset called “Costs in Excess of Billings on Uncompleted Contracts.” Upon completion of a purchase order, such associated costs are then reclassified from the balance sheet to the statement of operations as costs of revenue.

All billings associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred liability called “Billings in Excess of Costs on Uncompleted Contracts”. Upon completion of a purchase order, all such associated billings would be reclassified from the balance sheet to the statement of operations as revenues. Due to the structure of our contracts, billing is not done until the purchase order is complete, therefore there are no amounts recorded as deferred liabilities as of September 30, 2009 or December 31, 2008.

Stock-Based Compensation.    Stock based compensation consists of stock or options issued to employees, directors and contractors for services rendered. We accounted for the stock issued using the estimated current market price per share at the date of issuance. Such cost was recorded as compensation in our statement of operations at the date of issuance.

In December 2007, we adopted our 2007 Incentive Compensation Plan pursuant to which we have issued and intend to issue stock-based compensation from time to time, in the form of stock, stock options and other equity based awards. Our policy for accounting for such compensation in the form of stock options is as follows:

We have adopted the provisions of Accounting Standards Codification (ASC) 718 “Compensation–Stock Compensation” (ASC 718). In accordance with ASC 718, we use the Black-Scholes option pricing model to measure the fair value of our option awards. The Black-Scholes model requires the input of highly subjective assumptions including volatility, expected term, risk-free interest rate and dividend yield. In 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, as codified in ASC 718-10-599, which provides supplemental implementation guidance for ASC 718.

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Because we have only recently become a public entity, we will have a limited trading history.  The expected term of an award is based on the “simplified” method allowed by ASC 718-10-599, whereby the expected term is equal to the midpoint between the vesting date and the end of the contractual term of the award. The risk-free interest rate will be based on the rate on U.S. Treasury zero coupon issues with maturities consistent with the estimated expected term of the awards. We have not paid and do not anticipate paying a dividend on our common stock in the foreseeable future and accordingly, use an expected dividend yield of zero. Changes in these assumptions can affect the estimated fair value of options granted and the related compensation expense which may significantly impact our results of operations in future periods.

Stock-based compensation expense recognized will be based on the estimated portion of the awards that are expected to vest. We will apply estimated forfeiture rates based on analyses of historical data, including termination patterns and other factors.

We recognized $220,198 and $75,820 in stock compensation expense for the nine months ended September 30, 2009 and 2008, respectively.

Fair Value Measurements

We have adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures” (ASC 820). ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments. ASC 820 was effective for financial assets and liabilities on January 1, 2008. The statement deferred the implementation of the provisions of ASC 820 relating to certain non-financial assets and liabilities until January 1, 2009.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, whether using an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques requires significant judgment and are primarily dependent upon the characteristics of the asset or liability, the principal (or most advantageous) market in which participants would transact for the asset or liability and the quality and availability of inputs. Inputs to valuation techniques are classified as either observable or unobservable within the following hierarchy:

•	Level 1 Inputs: These inputs come from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
 Level 2 Inputs:  These inputs are other than quoted prices that are observable, for an asset or liability. This includes: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 Inputs: These are unobservable inputs for the asset or liability which require the company’s own assumptions.

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Series A Convertible Preferred Stock, Investor Warrants and Placement Agent Warrants

Series A Preferred Stock.  The Series A Convertible Preferred Stock is redeemable on December 31, 2010 and convertible into shares of common stock at $2.00 per share subject to adjustment should we issue future common stock at a lesser price.  As a result we elected to record the hybrid instrument, preferred stock and conversion option together, at fair value.  Subsequent reporting period changes in fair value are to be reported in the statement of operations.

The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to the Placement Agent in connection with the transaction, must be allocated to the instruments based upon relative fair value upon issuance as they must be measured initially at fair value. Therefore, after the initial recording of the Series A Preferred based upon net proceeds received, the carrying value of the Series A Preferred must be adjusted to the fair value at the date of issuance, with the difference recorded as a gain or loss. On March 7, 2008, the date of initial issuance, we recorded a derivative liability of $9.8 million. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $3.6 million.  These liabilities were subsequently adjusted to fair value as of September 30, 2009, which resulted in a loss of $498,400 and $1,183,700 for the three and nine months ended September 30, 2009. As of September 30, 2009, the Series A Preferred liability was $12.9 million.

Derivative Warrants

Investor Warrants.    The warrants issued with the Series A Preferred (or Investor Warrants) meet the criteria under ASC 815 “Derivatives and Hedging”. Under ASC 815, the warrants are recorded at fair value upon the date of issuance, with changes in the value fair value recognized as a gain or loss as they occur. On March 7, 2008, the date of initial issuance, we recorded a derivative liability of $1.1 million. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $0.4 million.  As of September 30, 2009, the Investor Warrant liability was $0.

On May 22, 2009 we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (or Settlement Agreement) pursuant to which, among other things, the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share.  The warrants were exercised in full during May and June, 2009 and the Investor Warrant liability was accordingly reclassified to Additional Paid In Capital.

For additional information, see “Liquidity and Capital Resources - Series A Convertible Preferred Stock” below.

Placement Agent Warrants.    The warrants issued to the Placement Agent with respect to the sale of the Series A Preferred and Investor Warrants (or Placement Agent Warrants) were accounted for as a transaction cost associated with the issuance of the Series A Preferred. The Placement Agent Warrants are recorded at fair value at the date of issuance. Under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, as codified in ASC 815, we satisfy the criteria for classification of the Placement Agent Warrants as equity on the date of issuance. We have recorded the corresponding amount recorded as a Deferred Financing Cost since the Series A Preferred and Investor Warrants are classified as liabilities and are amortized as additional financing costs over the term of the Series A Preferred using the interest method. At the date of each issuance, we recorded $1.0 million and $0.4 million in deferred financing costs. Effective January 1, 2009, we were required to analyze these instruments in accordance with EITF 07-5 as codified in ASC 815-40. Based on our analysis, the Placement Agent Warrants include price protection provisions whereby the exercise price could be adjusted upon certain financing transaction at a lower price per share and could no longer be viewed as indexed to our common stock. As a result, we accounted for these warrants as a “derivative” under  ASC 815 and recorded as liabilities at fair value on January 1, 2009 of $91,743. The fair value of these warrants was $86,762 as of September 30, 2009 and we recorded gain of $2,305 and $30,353 on the changes in fair value in the statement of operations for the three and nine months ended September 30, 2009.

2005 Warrants and 2006 Warrants

Upon issuance, the 2005 Warrants and 2006 Warrants met the requirements for equity classification set forth in EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock”, and SFAS No. 133 as codified in ASC 815. However, effective January 1, 2009, we were required to analyze these instruments in accordance with EITF 07-5 as codified in ASC 815-40. Based on our analysis, the 2005 Warrants and 2006 Warrants include price protection provisions whereby the exercise price could be adjusted upon certain financing transaction at a lower price per share and could no longer be viewed as indexed to our common stock. As a result, the 2005 Warrants and 2006 Warrants were accounted for as “derivatives” under ASC and recorded as liabilities at fair value on January 1, 2009 of $74,032. The fair value of these warrants was $25,571 as of September 30, 2009 and we recorded loss of $8,369 and $48,661 on the changes in fair value in the statement of operations for the three and nine months ended September 30, 2009.

Debt Extinguishment

We accounted for the effects of the May 22, 2009 settlement agreement (see Note 7 of the accompanying condensed consolidated financial statements) in accordance with the guidelines enumerated in EITF Issue No. 96-19 “ Debtor’s Accounting for a Modification of Exchange of Debt Instruments” as codified in ASC 470-50.  ASC 470-50 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt. ASC 470-50 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modifications.

We evaluated the modification of the payment terms and the related adjustment to financial instruments to determine whether these modifications resulted in the issuance of a substantially different instrument. We determined after giving effect to the changes in the due dates of payments and the consideration paid to the debt holders, in the form of reduced conversion and exercise prices, that we had issued substantially different debt instruments, which resulted in a constructive extinguishment of the original debt instrument. Accordingly, we recorded a loss on the extinguishment of debt in the amount of $2,613,630 which represented the difference in the carrying value of the old debt and fair value of the new debt. The debt instrument charge is included in the accompanying statement of operations for the nine months ended September 30, 2009.

Consolidated Results of Operations

The following discussion should be read in conjunction with the information set forth in the consolidated financial statements and the related notes thereto appearing elsewhere in this report.

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Comparison of the Three Months Ended September 30, 2009 and 2008

Revenues.  Revenues from continuing operations for the three months ended September 30, 2009 were $12.6 million, a decrease of  $0.7 million, or 5.0%, over revenues of $13.3 million in the comparable period in 2008.  This decrease was due primarily to $2.0 million in orders under our Marine Corps contract no. M67854-09-D-5069 that had been completed and expected to ship in the quarter ended September 30, 2009 but were not shipped until the beginning of October 2009 due to a delay in the inspection of the order by a third party, partially offset by an increase in our physical security product business.  For the three months ended September 30, 2009 the revenues for our security product business was $1.2 million, an increase of  $0.7 million or 58.0% over revenues of $0.5 million for the three months ended September 30, 2008.

On January 2, 2009, we discontinued the operations of our Tactical Application Group, a tactical equipment supply business.  Revenues from our discontinued operations for the three months ended September 30, 2008 was $0.2 million.  There were no revenues generated from discontinued operations during the three months ended September 30, 2009.

Cost of Revenues.  Cost of revenues for the three months ended September 30, 2009 was $10.0 million, an increase of $1.0 million, or 11.1%, over cost of revenues of $9.0 million in the comparable period in 2008.  This increase reflects additional costs with respect to our increased production under the Marine Corps contract mentioned above, and increased sales of our physical security products as well as increased sales of certain of our crew protection kits (or CPKs), which have lower gross margins than our other CPKs, as compared to the three months ended September 30, 2008.  The costs of revenue also increased due to additional costs of sales from our physical security product business during the quarter ended September 30, 2009.

Cost of revenues from discontinued operations for the three months ended September 30, 2008 was $105,184.  There were no costs of revenues generated from discontinued operations for the three months ended September 30, 2009.

Gross profit.   The gross profit margin for the three months ended September 30, 2009 and September 30, 2008 were $2.6 million and $4.3 million, respectively.  The gross profit margin percentage was 21.0% and 32.0% for the three months ended September 30, 2009 and September 30, 2008, respectively.  The decrease in gross profit margin percentage from continuing operations from 2008 to 2009 resulted primarily from an increase in overall costs incurred during the three months ended September 30, 2009 that were associated with a product mix that did not have favorable gross margin for the third quarter of 2009, as discussed above in “Cost of Revenues.”

Sales and Marketing Expenses.  Sales and marketing expenses for the three months ended September 30, 2009 and September 30, 2008 were $560,000 and $688,000, respectively, representing a decrease of $128,000, or 23.0%.  The decrease was due primarily to a decrease in trade show expenses and related expenses from selling and marketing.  There were no sales or marketing expenses for discontinued operations during the three months ended September 30, 2009 and 2008.

Research and Development Expenses.  Research and development expenses for the three months ended September 30, 2009 and September 30, 2008 were $117,000 and $170,000, respectively.  The decrease of $53,000 or 31.0% from 2008 to 2009 was primarily the result of additional testing of our CPKs, and to a lesser extent, improvements of existing products and continued work on our products in development during the three months ended September 30, 2008, that did not take place in the three months ended September 30, 2009.  There were no research and development expenses for discontinued operations during the three months ended September 30, 2009 and 2008.

General and Administrative Expenses.  General and administrative expenses from continuing operations for the three months ended September 30, 2009 and September 30, 2008 were $2.4 million and $2.1 million, respectively.  The increase of $0.3 million, or 13.0%, was primarily due to general increases in expenses of $0.2 million relating to consulting and other costs associated with compliance efforts under Section 404 of the Sarbanes-Oxley Act as well as additional general and administrative expenses associated with the facilities for our physical security product business of $0.1 million.

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General and administrative expenses associated with discontinued operations was $182,000 for the three months ended September 30, 2008.  There were no such expenses incurred during the three months ended September 30, 2009.

General and Administrative Salaries Expense.  General and administrative salaries expense for the three months ended September 30, 2009 and September 30, 2008 were $1.1 million and $1.0 million, respectively. The increase of $0.1 million, or 9.0% was due in part to the increase in salary expense at our headquarters and main facility in Hicksville, New York.  We incurred no salary expense with regard to our discontinued operations during the quarters ended September 30, 2008 and 2009.  As of September 30, 2009, there were 44 employees that were classified as general and administrative personnel, versus 41 employees as of September 30, 2008.

Depreciation expense.  Depreciation expense was $278,000 and $266,000 for the three months ended September 30, 2009 and September 30, 2008, respectively.  The increase of $12,000, or 4%, was the result of our higher property and equipment balance as of September 30, 2009 versus September 30, 2008.  This increase was the result of additional leasehold improvements and equipment associated with the expansion of our facility during 2008, property and equipment purchased in 2008 and 2009 for our Hicksville facility and physical security product business, and T2 equipment.  This higher capital balance as of September 30, 2009 resulted in higher depreciation expense.

Other (income) and expense.  As a result of our agreement to sell our Series A Convertible Preferred Stock and related warrants to purchase common stock (or investor warrants), we incurred losses which occurred upon the valuation of the Series A Convertible Preferred Stock.  Such valuation took into account the features, rights and obligations of the Series A Convertible Preferred Stock, which ultimately resulted in a higher fair value than the proceeds received.  Since the Series A Convertible Preferred Stock is required to be recorded at fair value, we recorded a loss on such securities.  The investor warrants were exercised in full during the quarter ended June 30, 2009.  We experienced a loss on adjustment of fair value with respect to our Series A Convertible Preferred Stock of $498,000 and a gain on adjustment of $126,000 for the three months ended September 30, 2009 and 2008, respectively.  We did not recognize any gain or loss on the related investor warrants for the three months ended September 30, 2009 as the warrants had been exercised in full during the three months ended June 30, 2009.  We recognized a gain on the related investor warrants of $52,000 for the three months ended September 30, 2008.  In addition, we incurred interest expense associated with the amortization of the deferred financing costs and discount on the Series A Convertible Preferred Stock of $588,765 and $270,000 for the three months ended September 30, 2009 and 2008, respectively.

Comparison of the Nine Months Ended September 30, 2009 and 2008

Revenues.  Revenues from continuing operations for the nine months ended September 30, 2009 were $36.2 million, an increase of  $4.9 million, or 15.7%, over revenues of $31.3 million in the comparable period in 2008.  This increase was due primarily to increased order fulfillment under our Marine Corp Contract No. M67854-07-D-5069 during the nine months ended September 30, 2009 versus the same period in 2008, including orders that had been expected in the fourth quarter of 2008 that were delayed into the first and second quarters of 2009.  The revenue increase also was due to additional sales generated from our physical security product business for the nine months ended September 30, 2009 of  $1.2 million an increase of  $0.2 million or 20.0% over revenues of  $1.0 million for the nine months ended September 30, 2008.

Revenues from our discontinued operations for the nine months ended September 30, 2008 was $783,000.  There were no revenues generated from discontinued operations during the nine months ended September 30, 2009.

Cost of Revenues.  Cost of revenues for the nine months ended September 30, 2009 was  $24.1 million, an increase of  $3.8 million, or 19%, over cost of revenue of $20.3 million in the comparable period in 2008.  This increase reflects additional costs with respect to our increased production under the Marine Corps contract mentioned above, and increased sales of our physical security products as well as increased sales of certain of our CPKs, which have lower gross margins than our other CPKs, as compared to the three months ended September 30, 2008.

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Cost of revenues from discontinued operations for the nine months ended September 30, 2008 was  $0.5 million.  There were no costs of revenues generated from discontinued operations for the nine months ended September 30, 2009.

Gross profit.   The gross profit margin for the nine months ended September 30, 2009 and September 30, 2008 were  $12.0 million and $11.0 million, respectively.  The gross profit margin percentage was 33.0% and 35.0% for the nine months ended September 30, 2009 and September 30, 2008, respectively. The decrease in gross profit margin percentage from continuing operations from the nine months ended September 30, 2008 to the nine months ended September 30, 2009 resulted primarily from amounts incurred during the nine months ended September 30, 2009 that were associated with a product mix that did not have favorable gross margin, as discussed above in “Cost of Revenues.”

Sales and Marketing Expenses.  Sales and marketing expenses for the nine months ended September 30, 2009 and September 30, 2008  remained unchanged at $2.0 million, respectively.  Although we expected to increase our sales and marketing as our revenues increased for 2009, during the quarter ended September 30, 2009, we have sought to keep such expenses relatively low as we continue to monitor our costs.  We did not offer the T2 during the nine months ended September 30, 2008 and, therefore, incurred no marketing expense for its promotion.  There were no sales or marketing expenses for discontinued operations for the nine months ended September 30, 2009 and 2008.

Research and Development Expenses.  Research and development expenses for the nine months ended September 30, 2009 and September 30, 2008 were  $321,000 and $540,000, respectively.  The decrease of $219,000 or 41.0% from the nine months ended September 30, 2008 to the nine months ended September 30, 2009 was the result of additional testing of our CPKs, and to a lesser extent, improvements of existing products and continued work on our products in development during the nine months ended September 30, 2009, that did not take place in the nine months ended September 30, 2009.  There were no research and development expenses for discontinued operations for the nine months ended September 30, 2009 and 2008.

General and Administrative Expenses.  General and administrative expenses from continuing operations for the nine months ended September 30, 2009 and September 30, 2008 were  $6.7 million and $5.4 million, respectively.  The increase of  $1.3 million, or 24.5%, was primarily due to general increases in expenses of  $1.0 million relating to professional fees, board of director compensation, general and liability insurance, rent and general supplies and our compliance efforts with regard to Section 404 of the Sarbanes-Oxley Act, as well as additional general and administrative expenses associated with the facilities for our physical security product business of  $130,000.

General and administrative expenses associated with discontinued operations was  $0.5 million for the nine months ended September 30, 2008.  There were no such expenses incurred during the nine months ended September 30, 2009.

General and Administrative Salaries Expense.  General and administrative salaries expense for the nine months ended September 30, 2009 and September 30, 2008 remained at approximately $3.2 million.  We incurred no salary expense with regard to our discontinued operations during the quarters ended September 30, 2008 and 2009.  As of September 30, 2009, there were 44 employees that were classified as general and administrative personnel, versus 41 employees as of September 30, 2008.

Depreciation expense.  Depreciation expense was  $0.8 million and $0.5 million for the nine months ended September 30, 2009 and September 30, 2008, respectively.  The increase of $0.2 million, or 45.3%, was the result of our higher property and equipment balance as of September 30, 2009 versus September 30, 2008.  This increase was the result of additional leasehold improvements and equipment associated with the expansion of our facility during 2009, property and equipment purchased in 2008 and 2009 for our Hicksville facility and physical security product business, and T2 equipment.  This higher capital balance as of September 30, 2009 resulted in higher depreciation expense.

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Other (income) and expense.  As a result of our agreement to sell our Series A Convertible Preferred Stock and related investor warrants to purchase common stock and the subsequent Settlement Agreement that reduced the exercise price of the investor warrants from $2.40 to $.01, we incurred losses which occurred upon the valuation of the Series A Convertible Preferred Stock.  Such valuation took into account the features, rights and obligations of the Series A Convertible Preferred Stock, which ultimately resulted in a higher fair value than the proceeds received.  Since the Series A Convertible Preferred Stock and related investor warrants are required to be recorded at fair value, we recorded a loss on such securities.  We experienced a loss on adjustment of fair value with respect to our Series A Convertible Preferred Stock of $1.2 million and a gain on adjustment of $1.4 million for the nine months ended September 30, 2009 and 2008, respectively.  We also recognized a loss of  $15,676 and a gain on the related investor warrants of $1.4 million as of September 30, 2009 and 2008, respectively.  The $2.3 million loss related to the investor warrants for the nine months ended September 30, 2009 was the result of the reduction in the exercise price from $2.40 to $.01.  In addition, we incurred interest expense associated with the amortization of the deferred financing costs and discount on the Series A Convertible Preferred Stock of $1.6 million and $0.6 million for the nine months ended September 30, 2009 and 2008. We also had a loss on deemed extinguishment of debt related to our Series A Convertible Preferred Stock for the nine months ended September 30, 2009 of $2.6 million.

Liquidity and Capital Resources

The primary sources of our liquidity during the nine months ended September 30, 2009 have come from operations and to a lesser extent under our bank credit facility.  As of September 30, 2009, our principal sources of liquidity were net accounts receivable of  $5.9 million, costs in excess of billings of  $10.2 million and the sale of accounts receivable under accounts receivable purchase agreement with Republic Capital Access (or RCA), of which RCA has not received payment from our customers for $2.2 million.

As of September 30, 2008, our principal sources of liquidity were cash and cash equivalents totaling  $3.7 million, net accounts receivable of  $8.5 million and costs in excess of billings of  $7.6 million.  The primary sources of our liquidity during the nine months ended September 30, 2008 came from operations and the proceeds from the sale of our Series A Convertible Preferred Stock.

We believe that our current cash, cash equivalents, net accounts receivable and costs in excess of billings together with our expected cash flows from operations, ability to sell accounts receivable to RCA (as described below) will be sufficient to meet our anticipated cash requirements for working capital and capital expenditures for at least the next 12 months, except with respect to our agreement to redeem $7.5 million in stated value of our outstanding Series A Convertible Preferred Stock (or Series A Preferred) by December 31, 2009 as described below. We currently are seeking to raise capital in the public markets to finance such redemption. In addition, restrictions imposed pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), our state of incorporation, would prohibit us from satisfying such redemption if we lack sufficient surplus, as such term is defined under the DGCL. If we are unable to timely raise such capital in the public market or we do not otherwise successfully raise capital or obtain access to a credit facility sufficient to fund such redemption, our cash flow could be adversely affected and our business significantly harmed.

Cash Flows from Operating Activities.  Net cash used in operating activities was  $1.6 million for the nine months ended September 30, 2009 compared to net cash used in operating activities of  $7.5 million for the nine months ended September 30, 2008.  Net cash used in operating activities during the nine months ended September 30, 2009 consisted primarily of changes in our operating assets and liabilities of  $3.6 million, including changes in accounts receivable, cost in excess of billing, prepaid expense, accounts payable and accrued liabilities.  The changes in accounts receivable and costs in excess of billing of $1.0 million and $3.1 million, respectively, reflects the increases in receivables from completed projects and costs incurred on projects in process as of September 30, 2009.  Our prepaid expenses and other current assets decreased  $0.1 million due to amounts paid in advance in connection with prepayment of legal expense and insurance.  As of September 30, 2008, we experienced an increase in accounts receivable of $1.8 million, due to increased collections during the nine month period.  The increase in our costs in excess of billings of $2.6 million as of September 30, 2008, reflects increases in projects in process as of September 30, 2008.  Our prepaid expenses increased  $1.4 million due to amounts paid in advance in connection with our intent to enter the public market and obtain outside financing.  In addition, the changes in accounts payable and accrued liabilities reflect the related increase in expenses incurred, with no funds paid out.

As of September 30, 2009, we had net operating loss carryforwards of  $4.6 million available to reduce future taxable income. In the future, we may utilize our net operating loss carryforwards and would begin making cash tax payments at that time. In addition, the limitations on utilizing net operating loss carryforwards and other minimum taxes may also increase our overall tax obligations. We expect that if we generate taxable income and/or we are not allowed to use net operating loss carryforwards, our cash generated from operations will be adequate to meet our income tax obligations.

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Net Cash Used In InvestingActivities.  Net cash used in investing activities for the nine months ended September 30, 2009 and 2008 was  $0.3 million and $2.9 million, respectively.  Net cash used in investing activities for the nine months ended September 30, 2009 consisted of amounts paid out for the general and computer equipment and miscellaneous leasehold improvements.  Net cash used in investing activities for the nine months ended September 30, 2008 consisted primarily of cash paid for the acquisition of equipment for the T2 facility and general shop equipment and machinery.  During the nine months ended September 30, 2008, we also paid out cash associated with leasehold improvements and office equipment and furniture for the expansion of our Hicksville corporate offices and warehouse.

Net Cash Provided by Financing Activities.  Net cash used in financing for the nine months ended September 30, 2009 was  $1.5 million and net cash provided by financing for the nine months ended September 30, 2009 was $12.5 million. Net cash used in financing activities during the nine months ended September 30, 2009 consisted of deferred financing costs of $1.2 million and deferred offering costs of $0.2 million. Net cash provided by financing activities during the nine months ended September 30, 2008 consisted primarily of net proceeds of $14.0 million received from the sale of the Series A Preferred.  In addition, we received  $0.2 million of proceeds from the sale of common stock and $62,000 from the term loan with TD Bank, offset by deferred financing costs of $1.7 million.

 Accounts Receivable Purchase Agreement

In July 2009, we entered into an accounts receivable purchase agreement with Republic Capital Access, LLC (RCA), which was amended in October 2009. Under the purchase agreement, we can sell eligible accounts receivables to RCA. Eligible accounts receivable, subject to the full definition of such term in the purchase agreement, generally are our receivables under prime government contracts.

Under the terms of the purchase agreement, we may offer eligible accounts receivable to RCA and if RCA purchases such receivables, we will receive an initial upfront payment equal to 90% of the receivable. Following RCA’s receipt of payment from our customer for such receivable, they will pay to us the remaining 10% of the receivable less its fees. In addition to a discount factor fee and an initial enrollment fee, we are required to pay RCA a program access fee equal to a stated percentage of the sold receivable, a quarterly program access fee if the average daily amount of the sold receivables is less than $2.25 million and RCA’s initial expenses in negotiating the purchase agreement and other expenses in certain specified situations. The purchase agreement also provides that in the event, but only to the extent, that the conveyance of receivables by us is characterized by a court or other governmental authority as a loan rather than a sale, we shall be deemed to have granted RCA effective as of the date of the first purchase under the Purchase Agreement, a security interest in all of our right, title and interest in, to and under all of the receivables sold by us to RCA, whether now or hereafter owned, existing or arising.

The initial term of the purchase agreement ends on December 31, 2009 and will renew annually after the initial term, unless earlier terminated by either of the parties. Pursuant to the October 2009 amendment, the term during which we may offer and sell eligible accounts receivable to RCA (Availability Period) has been extended from December 31, 2009 to October 15, 2010, and the discount factor rate has been reduced from 0.524% to 0.4075%. As of September 30, 2009, RCA holds $ 2.2 million of accounts receivable for which RCA has not received payment from our customers.

Bank Facility

In May 2007, we entered into a loan agreement with TD Bank (formerly known as Commerce Bank, N.A.) pursuant to which we had access to a revolving credit facility up to a maximum of $12.0 million depending upon the periodic balance of our qualified accounts receivable. As of September 30, 2009 and 2008,  we had no outstanding balance under the revolving credit facility. As part of the same loan facility, we borrowed $0 and $130,000 as of September 30, 2009 and 2008, respectively, under a term loan due July 1, 2010, which was payable in equal monthly installments. The credit facility was secured by all of our assets, and bore interest at a variable rate equal to LIBOR plus a margin of between 1.75% and 2.45%. As of July 24, 2009, we repaid in full the entire outstanding balance under the loan agreement with TD Bank, following an initial notice of default from the bank with respect to certain financial covenants on April 1, 2009, and a forbearance agreement, as amended.

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Series A Convertible Preferred Stock

In March and April 2008, we sold shares of our Series A Convertible Preferred Stock and warrants to purchase our common stock (or the Investor Warrants). We received aggregate gross proceeds of $15.0 million, before fees and expenses of the placement agent in the transaction and other expenses.

In connection with our application to list our common stock on the NYSE Amex, we entered into a Consent and Agreement (or Consent Agreement) on May 23, 2008 with the holders of our Series A Preferred (or Series A Holders) where the Series A Holders agreed to limit the number of shares of common stock issuable upon conversion of, or as dividends on, the Series A Preferred and upon the exercise of the Investor Warrants without approval of our common stockholders (which stockholder approval was received on December 12, 2008). In return, among other things, we agreed for the fiscal year ending December 31, 2008 (A) to achieve (i) revenues equal to or exceeding $50,000,000 and (ii) consolidated EBITDA equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate, and to certify to the Series A Holders, our operating results for such period, no later than February 15, 2009 (we collectively refer to these as the Financial Covenants). Under the Consent Agreement, the breach of the Financial Covenants were each deemed a ‘‘Triggering Event’’ under the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (or Certificate of Designations), which would purportedly give the Series A Holders the right to require us to redeem all or a portion of their Series A Preferred shares at a price per share calculated under the Certificate of Designations.

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We did not satisfy the terms of the Financial Covenants as of December 31, 2008 and in April 2009 we received a Notice of Triggering Event Redemption from the holder of 94% of our Series A Preferred. The notice demanded the full redemption of such holder’s Series A Preferred as a consequence of the breach of the Financial Covenants, and demanded payment of accrued dividends on the Series A Preferred and legal fees and expenses incurred in connection with negotiations concerning the breach of the Financial Covenants.

On May 22, 2009, we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (Settlement Agreement) pursuant to which, among other things, (i) the Series A Holders waived any breach by us of the Financial Covenants or our obligation to timely pay dividends on the Series A Preferred for any period through September 30, 2009, and waived any ‘‘Equity Conditions Failure’’ and any ‘‘Triggering Event’’ under the certificate of designations of the Series A Preferred otherwise arising from such breaches, (ii) the Investor Warrants were amended to reduce their exercise price from $2.40 per share to $0.01 per share, (iii) we issued the Series A Holders an aggregate of 2,000,000 shares of our common stock (Dividend Shares), in full satisfaction of our obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009, and (iv) we agreed to redeem $7.5 million in stated value of the Series A Preferred Stock by December 31, 2009. We agreed that, if we fail to so redeem $7.5 million in stated value of the Series A Preferred Stock by that date (a Redemption Failure), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by us will increase by an amount equal to 10% of the stated value, (ii) we will use our best efforts to obtain stockholder approval to reduce the conversion price of the Series A Preferred from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A Preferred is convertible), and (iii) we will expand the size of our board of directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies, and will use our best efforts to amend our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board.

The Settlement Agreement provides that if as of December 1, 2009, we do not reasonably believe that we can fund the required redemption on or before December 31, 2009, we need to take actions required to seek to obtain the stockholder approval for an amendment to our certificate of incorporation necessary for reducing the conversion price and granting the Series A Holders the right to elect two directors designated by such preferred stockholder, including, without limitation, (i) calling a meeting of our stockholders to consider such amendment; (ii) submitting to the SEC a preliminary proxy statement for such meeting of stockholders; and (iii) upon receipt of the requisite stockholder approval, filing the amendment to our certificate of incorporation. See ‘‘Risk Factors — We have entered into a Settlement Agreement, Waiver and Amendment with holders of our Series A Convertible Preferred Stock, pursuant to which, among other things, we have agreed to redeem $7,500,000 in stated value of the Series A Convertible Preferred Stock by December 31, 2009, in addition to our prior obligation to redeem any such Preferred Stock outstanding as of December 31, 2010. If we fail to redeem such Series A Convertible Preferred Stock, our cash flow could be adversely affected and our business significantly harmed.”

Item 3.    Quantitative and Qualitative Disclosure About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this Item 3.

Item 4.    Controls and Procedure

Evaluation of Disclosure Controls and Procedures

An evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on the evaluation of our disclosure controls and procedures, our Chief Executive Officer and our Chief Financial Officer determined that a material weakness exists with respect to our reporting of complex and non-routine transactions.  As a result of this material weakness, on November 23, 2009 we restated our financial statements for the year ended December 31, 2008 and for the quarters ended March 31, 2009 and June 30, 2009.

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To address this material weakness, we intend to engage outside experts to provide counsel and guidance in areas where we cannot economically maintain the required expertise internally (e.g., with the appropriate classifications and treatments of complex and non-routine transactions).

As a result of the material weakness identified with respect to our reporting of complex transactions, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Changes in Internal Controls

There were no changes in our internal controls over financial reporting during the quarter ended September 30, 2009 that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.

Limitations on the Effectiveness of Controls

        Our management, including our CEO and CFO, does not expect that our Disclosure Controls and internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, with American Defense Systems have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the controls.

        The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Item 1.    Legal Proceedings

On July 10, 2007, we filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor’s President and owner, Glenn Harris, and an associated individual, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court’s order, we filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney’s fees and the costs of suit. Defendants filed an answer to the amended complaint on April 16, 2008. Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res judicata. We filed opposition to the motion. The defendants’ motion and a subsequent application for an immediate interlocutory appeal were denied. A mediation settlement conference was held on October 31, 2008, which was unsuccessful. The defendants filed a second motion for summary judgment that was denied in May 2009. After that denial, discovery continued. A second mediation settlement conference was held in July 2009. As a result of that conference, the parties believe they may have reached a settlement in principle. The parties requested that the Court stay discovery and the trial for a period of sixty (60) days. On August 5, 2009, the Court vacated all dates in this action and removed the case from its active caseload. On October 2, 2009, the parties submitted to the Court a joint status report informing the Court that a settlement was expected to be finalized within twenty (20) days.  The settlement was not finalized within the expected twenty day period, and negotiations are ongoing.

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On February 29, 2008, Roy Elfers, a former employee commenced an action against us for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. We filed an answer to the complaint and will be commencing discovery. We believe meritorious defenses to the claims exist and we intend to vigorously defend this action.

On March 4, 2008, Thomas Cusack, our former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. Mr. Cusack seeks damages in excess of $3,000,000. On April 2, 2008, we filed a response to the charges. We believe the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, Mr. Cusack also commenced a second action against us for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County. On May 7, 2008, we served a motion to dismiss the complaint, and on or about September 26, 2008, the Court dismissed several claims (tortious interference with a contract, tortious interference with economic opportunity, fraudulent inducement to enter into a contract and breach of good faith and fair dealing). The remaining claims are Mr. Cusack’s breach of contract claims and claims seeking the lifting of the transfer restrictions on his stock, as well as one claim for conversion of his personal property which Mr. Cusack has also asserted against our chief executive officer, chief operating officer and chief financial officer. On October 13, 2008, Mr. Cusack filed an amended complaint as to the remaining claims, and on November 5, 2008, we filed an answer to the complaint and filed counterclaims against Mr. Cusack for fraud. The parties are conducting discovery and have completed scheduled depositions. We believe meritorious defenses to the claims exist and we intend to vigorously defend this action.

Item 1A.  Risk Factors

Our business, industry and common stock are subject to numerous risks and uncertainties. Any of the following risks, if realized, could materially and adversely affect our revenues, operating results, profitability, financial condition, prospects for future growth and overall business, as well as the value of our common stock.

Risks Relating to Our Company

We depend on the U.S. Government for a substantial amount of our sales and if we do not continue to experience demand for our products within the U.S. Government, our business may fail. Moreover, our growth in the last few years has been attributable in large part to U.S. wartime spending in support of troop deployments in Iraq and Afghanistan. If such troop levels are reduced, our business may be harmed.

We primarily serve the defense market and our sales are highly concentrated within the U.S. government. Customers for our products include the U.S. DoD, including the U.S. Marine Corps and U.S. Army Tank Automotive and Armaments Command (TACOM), and the U.S. Department of Homeland Security. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending.

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U.S. defense spending historically has been cyclical. Defense budgets have received their strongest support when perceived threats to national security raise the level of concern over the country’s safety, such as in Iraq and Afghanistan. As these threats subside, spending on the military tends to decrease. Accordingly, while U.S. DoD funding has grown rapidly over the past few years, there is no assurance that this trend will continue. Rising budget deficits, the cost of the war on terror and increasing costs for domestic programs continue to put pressure on all areas of discretionary spending, and the new administration has signaled that this pressure will most likely impact the defense budget. A decrease in U.S. government defense spending, including as a result of planned significant U.S. troop level reductions in Iraq or Afghanistan, or changes in spending allocation could result in our government contracts being reduced, delayed or terminated. Reductions in our government contracts, unless offset by other military and commercial opportunities, could adversely affect our ability to sustain and grow our future sales and earnings.

Our revenues historically have been concentrated in a small number of contracts obtained through the U.S. DoD and the loss of, or reduction in estimated revenue under, any of these contracts, or the inability to contract further with the U.S. DoD could significantly reduce our revenues and harm our business.

Our revenues historically have been generated by a small number of contracts. During 2008, four contracts with U.S. DoD organizations and several purchase orders from JCB represented approximately 78% of our revenue, and during the first nine months of 2009, four contracts with U.S. DoD organizations and orders from JCB represented 75% of our revenue. While we believe we have satisfied and continue to satisfy the terms of these contracts, there can be no assurance that we will continue to receive orders under such contracts. Our government customers generally have the right to cancel any contract, or ongoing or planned orders under any contract, at any time. If any of our significant contracts were canceled, or our customers reduce their orders under any of these contracts, or we were unable to contract further with the U.S. DoD, our revenues could significantly decrease and our business could be severely harmed.

We have entered into a Settlement Agreement, Waiver and Amendment with holders of our Series A Convertible Preferred Stock, pursuant to which, among other things, we have agreed to redeem $7,500,000 in stated value of the Series A Convertible Preferred Stock by December 31, 2009, in addition to our prior obligation to redeem any such Preferred Stock outstanding as of December 31, 2010. If we fail to redeem such Series A Convertible Preferred Stock, our cash flow could be adversely affected and our business significantly harmed.

At the time we issued and sold our Series A Convertible Preferred Stock (Series A Preferred) and related warrants, our securities were not yet listed on the NYSE Amex (formerly known as the American Stock Exchange) and thus such issuance and sale was not subject to the rules and regulations of the NYSE Amex including rules requiring stockholder approval of the issuance of securities with certain conversion and other provisions. Although we were not a SEC reporting company and our securities did not yet trade publicly on the NYSE Amex or elsewhere, in furtherance of our application to list our common stock on the NYSE Amex, we agreed not to issue more than a total 7,858,358 shares of common stock upon the conversion of, and as stock dividends on, the Series A Preferred and upon the exercise of the related warrants without stockholder approval. In connection with the foregoing agreement with the NYSE Amex, we entered into a consent agreement with holders of the Series A Preferred (or Series A Holders) in which the Series A Holders, among other things, consented to the requirement for such stockholder approval. Subsequently, we did not meet the financial performance targets set forth in the consent agreement. Our breach purportedly gave the Series A Holders the right to require us to redeem all or a portion of their shares of such stock. On April 14, 2009, we received a notice from the holder of approximately 94% of the Series A Preferred that it was exercising such redemption right. The Series A Holders also demanded that we pay them 12% dividends they assert accrued from January 1, 2009 to April 13, 2009, on our Series A Convertible Preferred Stock, in cash, as well as certain of their legal fees in connection with related matters. On May 22, 2009, we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders pursuant to which, among other things, we have agreed to redeem $7,500,000 in stated value of Series A Preferred by December 31, 2009. If we fail to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a Redemption Failure), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by us will increase by an amount equal to 10% of the stated value, (ii) we will use our best efforts to obtain stockholder approval to reduce the conversion price of the Series A Preferred from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A Preferred is convertible), and (iii) we will expand the size of our board of directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies, and will use our best efforts to amend our third amended and restated certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board. In addition, pursuant to the original terms of the Series A Preferred, we are required to redeem in full any remaining outstanding shares of Series A Preferred on December 31, 2010.  If we do not successfully raise capital or obtain access to a credit facility sufficient to fund the Series A Preferred Stock redemption, our business could be significantly harmed.

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Pursuant to the terms of the Settlement Agreement, we also entered into a Registration Rights Agreement with the Series A Holders, in which we agreed to file with the SEC, by June 1, 2009, a registration statement covering the resale of the shares of common stock issued as dividends on the Series A Preferred, and to use our best efforts to have such registration statement declared effective as soon as practicable thereafter. We further agreed with the Series A Holders to include in such registration statement the shares of common stock issued upon the exercise of the warrants acquired by the Series A Holders in connection with their investment in the Series A Preferred in May and June 2009. A registration statement was filed, and subsequently declared effective on August 10, 2009.

Also pursuant to the terms of the Settlement Agreement, each of our directors and executive officers entered into a Lock-Up Agreement, pursuant to which each such person agreed that, for so long as any shares of Series A Preferred remain outstanding, he will not sell any shares of our common stock owned by him as of May 22, 2009.

Also pursuant to the terms of the Settlement Agreement, on May 22, 2009 our Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders, pursuant to which he agreed, among other things, that if a Redemption Failure occurs he will vote all shares of voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred Stock from $2.00 to $0.50 and (ii) amending our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board of directors (collectively referred to as the Company Actions). Our CEO also appointed one of the Series A Holders as his proxy to vote his shares of voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of our stockholders at which such matters are considered.

We are required to comply with complex laws and regulations relating to the procurement, administration and performance of U.S. government contracts, and the cost of compliance with these laws and regulations, and penalties and sanctions for any non-compliance could adversely affect our business.

We are required to comply with laws and regulations relating to the administration and performance of U.S. government contracts, which affect how we do business with our customers and impose added costs on our business. Among the more significant laws and regulations affecting our business are the following:

•
The Federal Acquisition Regulations: Along with agency regulations supplemental to the Federal Acquisition Regulations, comprehensively regulate the formation, administration and performance of federal government contracts;

•	The Truth in Negotiations Act: Requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

•	The Cost Accounting Standards and Cost Principles: Imposes accounting requirements that govern our right to reimbursement under certain cost-based federal government contracts; and

•
Laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the export of certain products and technical data. We engage in international work falling under the jurisdiction of U.S. export control laws. Failure to comply with these control regimes can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. government.

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Our contracting agency customers periodically review our performance under and compliance with the terms of our federal government contracts. We also routinely perform internal reviews. As a result of these reviews, we may learn that we are not in compliance with all of the terms of our contracts. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties or administrative sanctions, including:

•      Termination of contracts;

•      Forfeiture of profits;

•      Cost associated with triggering of price reduction clauses;

•      Suspension of payments;

•      Fines; and

•      Suspension or debarment from doing business with federal government agencies.

If we fail to comply with these laws and regulations, we may also suffer harm to our reputation, which could impair our ability to win awards of contracts in the future or receive renewals of existing contracts. If we are subject to civil and criminal penalties and administrative sanctions or suffer harm to our reputation, our current business, future prospects, financial condition, and/or operating results could be materially harmed. In addition, we are subject to the industrial security regulations, protocols, and procedures of the U.S. Government as set forth in the National Industrial Security Program Operating Manual (NISPOM), which are designed to protect and safeguard classified information from unauthorized release to individuals and organizations not possessing a security clearance or the requisite level of clearance necessary to access that information. Accordingly, any failure to adhere to the requirements of the NISPOM could expose us to severe legal and administrative consequences, including, but not limited to, our suspension or debarment from government contracts, the revocation of our clearance, and the termination of our government contracts, the occurrence of any of which could substantially harm our existing business and preclude us from competing for or receiving future government contracts.

Government contracts are usually awarded through a competitive bidding process that entails risks not present in the acquisition of commercial contracts.

A significant portion of our contracts and task orders with the U.S. government is awarded through a competitive bidding process. We expect that much of the business we seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many government customers to increasingly purchase goods and services through indefinite delivery/indefinite quantity (IDIQ) contracts, General Services Administration (GSA) schedule contracts and other government-wide acquisition contracts (GWACs). These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring us to make sustained post- award efforts to realize revenue under each such contract. Competitive bidding presents a number of risks, including without limitation:

•	the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

•	the substantial cost and managerial time and effort that we may spend to prepare bids and proposals for contracts that may not be awarded to us;

•	the need to estimate accurately the resources and cost structure that will be required to service any contract we are awarded; and

•
the expense and delay that may arise if our or our partners’ competitors protest or challenge contract awards made to us or our partners pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract.

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If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected, and that could cause our actual results to be adversely affected. In addition, upon the expiration of a contract, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts would cause our actual results to be adversely affected.

The U.S. government may reform its procurement or other practices in a manner adverse to us.

Because we derive a significant portion of our revenues from contracts with the U.S. government or its agencies, we believe that the success and development of our business will depend on our continued successful participation in federal contracting programs. The current administration has signed a Memorandum for the Heads of Executive Departments and Agencies on Government Contracting, which orders significant changes to government contracting, including the review of existing federal contracts to eliminate waste and the issuance of government-wide guidance to implement reforms aimed at cutting wasteful spending and fraud. The federal procurement reform called for in the Memorandum requires the heads of several federal agencies to develop and issue guidance on review of existing government contracts and authorizes that any contracts identified as wasteful or otherwise inefficient be modified or cancelled. If any of our contracts were to be modified or cancelled, our actual results could be adversely affected and we can give no assurance that we would be able to procure new U.S. Government contracts to offset the revenues lost as a result of any modification or cancellation of our contracts. In addition, there may be substantial costs or management time required to respond to government review of any of our current contracts, which could delay or otherwise adversely affect our ability to compete for or perform contracts. Further, if the ordered reform of the U.S. Government’s procurement practices involves the adoption of new cost-accounting standards or the requirement that competitors submit bids or perform work through teaming arrangements, that could be costly to satisfy or could impair our ability to obtain new contracts. The reform may also involve the adoption of new contracting methods to GSA or other government-wide contracts, or new standards for contract awards intended to achieve certain socio-economic or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the U.S. government may face restrictions from other new legislation or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the U.S. government may obtain from private contractors. These changes could impair our ability to obtain new contracts. Any new contracting methods could be costly or administratively difficult for us to implement and, as a result, could harm our operating results.

Our contracts with the U.S. government and its agencies are subject to audits and cost adjustments. Unfavorable government audits could force us to adjust previously reported operating results, could affect future operating results and could subject us to a variety of penalties and sanctions.

U.S. government agencies, including the Defense Contract Audit Agency (DCAA), routinely audit and investigate government contracts and government contractors’ incurred costs, administrative processes and systems. Certain of these agencies, including the DCAA, review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the adequacy of our internal control systems and policies, including our purchase, property, estimation, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with government requirements, we may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome of an audit by the DCAA or another government agency could cause actual results to be adversely affected and differ materially from those anticipated. If a government investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the U.S. government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these events could cause our actual results to be adversely affected.

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A portion of our business depends upon obtaining and maintaining required security clearances, and our failure to do so could result in termination of certain of our contracts or cause us to be unable to bid or re-bid on certain contracts.

Obtaining and maintaining personal security clearances (PCLs) for employees involves a lengthy process, and it can be difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances, or if such employees who hold security clearances terminate their employment with us, the customer whose work requires cleared employees could terminate their contract with us or decide not to exercise available options, or to not renew it. To the extent we are not able to engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively re-bid on expiring contracts, which could adversely affect our business.

A facility security clearance (FCL) is an administrative determination by the Defense Security Service (DSS), a U.S. DoD component, that a particular contractor facility has the requisite level of security, procedures, and safeguards to handle classified information requirements for access to classified information. Our ability to obtain and maintain FCLs has a direct impact on our ability to compete for and perform U.S. government contracts, the performance of which requires access to classified information. Our inability to so obtain or maintain any facility security clearance level could result in the termination, non-renewal or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

We may not realize the full amount of revenues reflected in our backlog, which could harm our operations and significantly reduce our future revenues.

There can be no assurances that our backlog estimates will result in actual revenues in any particular fiscal period because our customers may modify or terminate projects and contracts and may decide not to exercise contract options. We define backlog as the future revenue we expect to receive from our contracts. We include potential orders expected to be awarded under IDIQ contracts. Our revenue estimates for a particular contract are based, to a large extent, on the amount of revenue we have recently recognized on that contract, our experience in utilizing capacity on similar types of contracts, and our professional judgment. Our revenue estimate for a contract included in backlog can be lower than the revenue that would result from our customers utilizing all remaining contract capacity. Our backlog includes estimates of revenues the receipt of which require future government appropriation, option exercise by our clients and/or is subject to contract modification or termination. At September 30, 2009, our backlog was approximately $46.0 million, of which $13.0 million is estimated to be realized in 2009. These estimates are based on our experience under such contracts and similar contracts, and we believe such estimates to be reasonable. However, we believe that the receipt of revenues reflected in our backlog estimate for the following twelve months will generally be more certain than our backlog estimate for periods thereafter. If we do not realize a substantial amount of our backlog, our operations could be harmed and our future revenues could be significantly reduced.

U.S. government contracts often contain provisions that are typically not found in commercial contracts and that are unfavorable to us, which could adversely affect our business.

U.S. government contracts contain provisions and are subject to laws and regulations that give the U.S. government rights and remedies not typically found in commercial contracts, including without limitation, allowing the U.S. government to:

•	terminate existing contracts for convenience, as well as for default;

•	establish limitations on future services that can be offered to prospective customers based on conflict of interest regulations;

•	reduce or modify contracts or subcontracts;

•	decline to make orders under existing contracts;

•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	decline to exercise an option to renew a multi-year contract; and

•	claim intellectual property rights in products provided by us.

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The ownership, control or influence of our company by foreigners could result in the termination, non-renewal of or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

We are subject to industrial security regulations of the U.S. DoD and other federal agencies that are designed to safeguard against unauthorized access by foreigners and others to classified and other sensitive information. If we were to come under foreign ownership, control or influence, our clearances could be revoked and our U.S. government customers could terminate, or decide not to renew, our contracts, and such a situation could also impair our ability to obtain new contracts and subcontracts. Any such actions would reduce our revenues and harm our business.

We depend on our suppliers and three, in particular, currently provide us with approximately 55% to 65% of our supply needs. If we cannot obtain certain components for our products or we lose any of our key suppliers, we would have to develop alternative designs that could increase our costs or delay our operations.

We depend upon a number of suppliers for components of our products. Of these suppliers, Action Group supplies approximately 35% and Standard Bent Glass and W.W. Williams each supplies between 10% and 15% of our overall supply needs. Moreover, Action Group supplies all of our steel pieces and hardware, Standard Bent Glass supplies all of our glass requirements and W.W. Williams supplies all of our vehicle air conditioning and heating equipment for our CPKs. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised through the loss of, or impairment of the relationship with, any of our three key suppliers or otherwise, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, we would need to select new suppliers, redesign or reconstruct processes we use to build our transparent and opaque armored products. We may not be able to manufacture one or more of our products for a period of time, which could materially adversely affect our business, results from operations and financial condition.

If we fail to keep pace with the ever-changing market of security-related defense products, our revenues and financial condition will be negatively affected.

The security-related defense product market is rapidly changing, with evolving industry standards. Our future success will depend in part upon our ability to introduce new products, designs, technologies and features to meet changing customer requirements and emerging industry standards; however, there can be no assurance that we will successfully introduce new products or features to our existing products or develop new products that will achieve market acceptance. Any delay or failure of these products to achieve market acceptance would adversely affect our business. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete. Should we fail to keep pace with the ever-changing nature of the security-related defense product market, our revenues and financial condition will be negatively affected.

We believe that, in order to remain competitive in the future, we will need to continue to invest financial resources to develop new and adapt or modify our existing offerings and technologies, including through internal research and development, acquisitions and joint ventures or other teaming arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new offerings and technologies. Due to the design complexity of our products, we may in the future experience delays in completing the development and introduction of new products. Any delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our offerings will develop or continue to expand as we currently anticipate. The failure of our technology to gain market acceptance could significantly reduce our revenues and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing technologies which gain market acceptance in advance of our products.

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We may be subject to personal liability claims for our products and if our insurance is not sufficient to cover such claims, our expenses may increase substantially.

Our products are used in applications where the failure to use our products properly or their malfunction could result in bodily injury or death, and we may be subject to personal liability claims. Although we currently maintain general liability insurance which includes $1 million of product liability coverage, our insurance may not be adequate to cover such claims. As a result, a significant lawsuit could adversely affect our business. We may be exposed to liability for personal injury or property damage claims relating to the use of our products. Any future claim against us for personal injury or property damage could materially adversely affect our business, financial condition, and results of operations and result in negative publicity. We currently maintain insurance for this type of liability as well as seek Support Antiterrorism by Fostering Effective Technologies Act of 2002 (also known as the SAFETY Act) certification for our products where we deem appropriate. However, although we maintain insurance coverage, we may experience legal claims outside of our insurance coverage, or in excess of our insurance coverage, or that insurance will not cover. Even if we are not found liable, the costs of defending a lawsuit can be high.

We are subject to substantial competition.

We are subject to significant competition that could harm our ability to win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational, defense and aerospace firms. Most of our competitors have considerably greater financial, marketing and technological resources than we do, which may make it difficult to win new contracts and we may not be able to compete successfully. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition and larger customer bases. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

We must comply with environmental regulations or we may have to pay expensive penalties or clean up costs.

We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, discharge and disposal of, hazardous or toxic substances or wastes to manufacture our products. We must comply with certain requirements for the use, management, handling, and disposal of these materials. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high. Authorities may also force us to suspend production, alter our manufacturing processes, or stop operations if we do not comply with these laws and regulations.

We may not be able to adequately safeguard our intellectual property rights and trade secrets from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.

We rely on a combination of trade secrets, trademarks, and other intellectual property laws, nondisclosure agreements and other protective measures to preserve our proprietary rights to our products and production processes.

We currently have five utility and one provisional U.S. pending patent applications. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. We have not emphasized, and do not presently intend to emphasize, patents as a source of significant competitive advantage, however, if we are issued patents we intend to seek to enforce them as commercially appropriate.

These measures afford only limited protection and may not preclude competitors from developing products or processes similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and we may face other obstacles to enforcing our intellectual property rights outside the United States including the ability to enforce judgments, the possibility of conflicting judgments among courts and tribunals in different jurisdictions and locating, hiring and supervising local counsel in such other countries.

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Although we implement protective measures and intend to defend our proprietary rights, these efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights could be expensive, require management’s attention and might not bring us timely or effective relief.

Furthermore, third parties may assert that our products or processes infringe their patent or other intellectual property rights. Our patents, if granted, may be challenged, invalidated or circumvented. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief, which could effectively block the distribution or sale of allegedly infringing products. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms, if at all.

We depend on management and other key personnel and we may not be able to execute our business plan without their services.

Our success and our business strategy depend in large part on our ability to attract and retain key management and operating personnel. Such individuals are in high demand and are often subject to competing employment offers. We depend to a large extent on the abilities and continued participation of our executive officers and other key employees. We presently maintain “key man” insurance on Anthony Piscitelli, our President and Chief Executive Officer. We believe that, as our activities increase and change in character, additional experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we may not be able to hire them when required, or have the ability to retain them.

We may partner with foreign entities, and domestic entities with foreign contacts, which may affect our business plans by increasing our costs.

We recognize that there may be opportunities for increased product sales in both the domestic and global defense markets. We have recently initiated plans to strategically team with foreign entities as well as domestic entities with foreign business contacts in order to better compete for both domestic and foreign military contracts. In order to implement these plans, we may incur substantial costs which may include additional research and development, prototyping, hiring personnel with specialized skills, implementing and maintaining technology control plans, technical data export licenses, production, product integration, marketing, warehousing, finance charges, licensing, tariffs, transportation and other costs. In the event that working with foreign entities and/or domestic entities with foreign business contacts proves to be unsuccessful, this strategy may ineffectively use our resources which may affect our profitability and the costs associated with such work may preclude us from pursuing alternative opportunities.

We are presently classified as a small business and the loss of our small business status may adversely affect our ability to compete for government contracts.

We are presently classified as a small business as determined by the Small Business Administration based upon the North American Industry Classification Systems (NAICS) industry and product specific codes which are regulated in the United States by the Small Business Administration. While we do not presently derive a substantial portion of our business from contracts which are set-aside for small businesses, we are able to bid on small business set-aside contracts as well as contracts which are open to non-small business entities. It is also possible that we may become more reliant upon small business set-aside contracts. Our continuing growth may cause us to lose our designation as a small business, and additionally, as the NAICS codes are periodically revised, it is possible that we may lose our status as a small business and may sustain an adverse impact on our current competitive advantage. The loss of small business status could adversely impact our ability to compete for government contracts, maintain eligibility for special small business programs and limit our ability to partner with other business entities which are seeking to team with small business entities as may be required under a specific contract.

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We intend to pursue international sales opportunities which may require export licenses and controls and result in the commitment of significant resources and capital.

In order to pursue international sales opportunities, we have initiated a program to obtain product classifications, commodity jurisdictions, licenses, technology control plans, technical data export licenses and export related programs. Due to our diverse products, it is possible that some products may be subject to classification under the United States State Department International Traffic in Arms Regulations (ITAR). In the event that a product is classified as an ITAR-controlled item, we will be required to obtain an ITAR export license. While we believe that we will be able to obtain such licenses, the denial of required licenses and/or the delay in obtaining such licenses may have a significant adverse impact on our ability to sell products internationally. Alternatively, our products may be subject to classification under the United States Commerce Department’s Export Administration Regulations (EAR). We also anticipate that we may be required to comply with international regulations, tariffs and controls and we intend to work closely with experienced freight forwarders and advisors. We anticipate that an internal compliance program for international sales will require the commitment of significant resources and capital.

Increases in our international sales may expose us to unique and potentially greater risks than are presented in our domestic business, which could negatively impact our results of operations and financial condition.

If our international sales grow, we may be exposed to certain unique and potentially greater risks than are presented in our domestic business. International business is sensitive to changes in the budgets and priorities of international customers, which may be driven by potentially volatile worldwide economic conditions, regional and local economic and political factors, as well as U.S. foreign policy. International sales will also expose us to local government laws, regulations and procurement regimes which may differ from U.S. Government regulation, including import-export control, exchange control, investment and repatriation of earnings, as well as to varying currency and other economic risks. International contracts may also require the use of foreign representatives and consultants or may require us to commit to financial support obligations, known as offsets, and provide for penalties if we fail to meet such requirements. As a result of these and other factors, we could experience award and funding delays on international projects or could incur losses on such projects, which could negatively impact our results of operations and financial condition.

We have made, and expect to continue to make, strategic acquisitions and investments, and these activities involve risks and uncertainties.

In pursuing our business strategies, we continually review, evaluate and consider potential investments and acquisitions. In evaluating such transactions, we are required to make difficult judgments regarding the value of business opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, acquisitions and investments involve certain other risks and uncertainties, including the difficulty in integrating newly-acquired businesses, the challenges in achieving strategic objectives and other benefits expected from acquisitions or investments, the diversion of our attention and resources from our operations and other initiatives, the potential impairment of acquired assets and the potential loss of key employees of the acquired businesses.

The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position or results of operations.

We are defendants in a number of litigation matters. These matters may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in the litigation matters to which we have been named a party and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. An adverse resolution or outcome of any of these lawsuits, claims, demands or investigations could have a negative impact on our financial condition, results of operations and liquidity. Please see “Business- Legal Proceedings” below.

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Unanticipated changes in our tax provisions or exposure to additional income tax liabilities could affect our profitability.

We are subject to income taxes in the United States. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Furthermore, changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain sales or the deductibility of certain expenses, thereby affecting our income tax expense and profitability. Although we believe our tax estimates are reasonable, the final determination of tax audits could be materially different from our historical income tax provisions and accruals. Additionally, changes in the geographic mix of our sales could also impact our tax liabilities and affect our income tax expense and profitability.

Risks Relating to Our Common Stock

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to report accurately our financial results. This could have a material adverse effect on our share price.

Effective internal controls are necessary for us to provide accurate financial reports. We are in the process of documenting and testing our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002 and the related rules of the SEC, which require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting and our independent registered public accounting firm to issue a report on that assessment. During the course of this documentation and testing, we may identify significant deficiencies or material weaknesses that we may be unable to remediate before the deadline for those reports.

Based on the evaluation of our disclosure controls and procedures, our Chief Executive Officer and our Chief Financial Officer determined that a material weakness exists with respect to our reporting of complex and non-routine transactions.  As a result of this material weakness, on November 23, 2009 we restated our financial statements for the year ended December 31, 2008 and for the quarters ended March 31, 2009 and June 30, 2009. To address this material weakness, we intend to engage outside experts to provide counsel and guidance in areas where we cannot economically maintain the required expertise internally (e.g., with the appropriate classifications and treatments of complex and non-routine transactions).

As a result of the material weakness identified with respect to our reporting of complex transactions, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

There can be no assurance that we will maintain adequate controls over our financial processes and reporting in the future or that those controls will be adequate in all cases to uncover inaccurate or misleading financial information that could be reported by members of management. If our controls failed to identify any misreporting of financial information or our management or independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information and the trading price of our shares could drop significantly. In addition, we could be subject to sanctions or investigations by the stock exchange upon which our common stock may be listed, the SEC or other regulatory authorities, which would require additional financial and management resources.

Volatility of our stock price could adversely affect stockholders.

The market price of our common stock could fluctuate significantly as a result of:

•	quarterly variations in our operating results;

•	cyclical nature of defense spending;

•	interest rate changes;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning our company or the defense industry in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends in our markets;

•	changes in laws and regulations affecting our business;

•	material announcements by us or our competitors;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;

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•	general economic and political conditions such as recessions and acts of war or terrorism; and

•	other matters discussed in the risk factors.

Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor’s investment in our company.

We currently do not intend to pay dividends on our common stock and consequently your only opportunity to achieve a return on your investment is if the price of common stock appreciates.

We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Agreements governing future indebtedness will likely contain restrictions on our ability to pay cash dividends. Consequently, your only opportunity to achieve a return on your investment in the common stock of our company will be if the market price of our common stock appreciates and you sell your common stock at a profit.

In addition, under the Certificate of Designations for the Series A Preferred, an affirmative vote at a meeting duly called or the written consent without a meeting of Series A Holders representing at least a majority of the outstanding shares of Series A Preferred is required for us to pay dividends or any other distribution on our common stock.

Provisions in our certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our stock.

Our amended and restated certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

•	establish a classified board of directors so that not all members of our board of directors are elected at one time;

•	provide that directors may be removed only “for cause” and only with the approval of 662⁄3 percent of our stockholders;

•	provide that only our board of directors can fill vacancies on the board of directors;

•	require super-majority voting to amend our bylaws or specified provisions in our certificate of incorporation;

•	authorize the issuance of “blank check” preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	limit the ability of our stockholders to call special meetings of stockholders;

•	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•	provide that the board of directors is expressly authorized to adopt, amend, or repeal our bylaws, subject to the rights of our stockholders to do the same by super-majority vote of stockholders; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company.

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These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Shares of stock issuable pursuant to our stock options, warrants and Series A Convertible Preferred Stock may adversely affect the market price of our common stock.

As of September 30, 2009, we had outstanding stock options to purchase an aggregate of 2,095,000 shares of common stock under our 2007 Incentive Compensation Plan and warrants to purchase an aggregate of 1,448,680 shares of common stock. In addition, we have 2,530,000 shares of common stock reserved for issuance under our 2007 Incentive Compensation Plan and 7,500,000 shares reserved for issuance upon the conversion of our Series A Convertible Preferred Stock.  Our outstanding warrants and Series A Convertible Preferred Stock also contain provisions that increase, subject to limited exceptions, the number of shares of common stock that may be acquired upon the conversion or exercise of such securities in the event we issue (or are deemed to have issued) shares of our common stock at a per share price that is less than their then existing exercise price, in the case of the warrants, and conversion price, in the case of the Series A Convertible Preferred Stock.  The exercise of the stock options and warrants would further reduce a stockholder’s percentage voting and ownership interest. Further, the stock options and warrants are likely to be exercised when our common stock is trading at a price that is higher than the exercise price of these options and warrants, and we would be able to obtain a higher price for our common stock than we will receive under such options and warrants. The exercise, or potential exercise, of these options and warrants or conversion of our Series A Convertible Preferred Stock could adversely affect the market price of our common stock and adversely affect the terms on which we could obtain additional financing.

Future Sales, or the availability for sale, of our common stock may cause our stock price to decline.

We have registered shares of our common stock that are subject to outstanding stock options, or reserved for issuance under our stock option plan, which shares can generally be freely sold in the public market upon issuance. Pursuant to a settlement with the holders of our Series A Convertible Preferred Stock in May 2009, we also have registered the resale of up to 5,695,505 shares of our common stock held by such preferred stockholders.  Sales, or the availability for sale, of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and could materially impair our future ability to raise capital through offerings of our common stock.

Item 2.         Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.         Defaults Upon Senior Securities

None.

Item 4.         Submission of Matters to a Vote of Security Holders

None.

Item 5.           Other Information

None.

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Item 6.           Exhibits

Exhibit Number	Exhibit
3.1 (1)	Third Amended and Restated Certificate of Incorporation
3.2 (2)	Amended and Restated Bylaws
10.1 (3)	Accounts Receivable Purchase Agreement between the Company and Republic Capital Access, LLC, dated July 23, 2009
10.2 (4)	First Amendment to Accounts Receivable Purchase Agreement, dated October 20, 2009, between the Company and Republic Capital Access, LLC
31.1*	Certification of Chairman and Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Exchange Act of 1934, as amended.*
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Act of 1934, as amended.*
32.1*	Certification of Chairman and Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

(1)  Previously filed as an Exhibit to Amendment No. 3 to the Form 10, filed on April 22, 2008.

(2)  Previously filed as an Exhibit to Amendment No.1 to the Form 10, filed on March 21, 2008.

(3)  Previously filed as an Exhibit to the Current Report on Form 8-K, filed on July 28, 2009.

(4)  Previously filed as an Exhibit to the Current Report on Form 8-K, filed on October 26, 2009.

*      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN DEFENSE SYSTEMS, INC.

Date: November 23, 2009	By:	/s/ Gary Sidorsky
Chief Financial Officer

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Index to Exhibits

Exhibit Number	Exhibit
31.1	Certification of Chairman and Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Exchange Act of 1934, as amended.*
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Act of 1934, as amended.*
32.1	Certification of Chairman and Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

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Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Piscitelli, certify that:

1. I have reviewed this quarterly report on Form 10-Q of American Defense Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  November 23, 2009

/s/ Anthony Piscitelli
Anthony Piscitelli
Chief Executive Officer, President and Chairman

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary Sidorsky, certify that:

1. I have reviewed this quarterly report on Form 10-Q of American Defense Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  November 23, 2009

/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer

Exhibit 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of American Defense Systems, Inc. (the “Company”) for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony Piscitelli, Chief Executive Officer, President and Chairman of the Company and Gary Sidorsky, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 23, 2009	By:	/s/ Anthony Piscitelli
Anthony Piscitelli
Chief Executive Officer, President and Chairman

	By:	/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2009

Commission File Number 001-33888

AMERICAN DEFENSE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-0357690
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Duffy Avenue
Hicksville, NY 11801
(516) 390-5300

(Address including zip code, and telephone number,
including area code, of principal executive offices)

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(b) of the Act: Common stock, par value $.001 per share

(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).Yes ☐ No ☒

The aggregate market value of the common stock held by nonaffiliates of the registrant (30,196,556 shares) based on the $0.51 closing price of the registrant’s common stock as reported on the NYSE Amex on June 30, 2009, was approximately $15,400,243. For purposes of this computation, all officers, directors and 10% beneficial owners of the registrant are deemed to be affiliates. Such determination should not be deemed to be an admission that such officers, directors or 10% beneficial owners are, in fact, affiliates of the registrant.

As of April 12, 2010, there were 47,858,957 outstanding shares of the registrant’s common stock.

Documents Incorporated by Reference

Portions of the registrant’s definitive proxy statement for the 2010 Annual Meeting of Stockholders, to be filed within 120 days after the end of the fiscal year covered by this Form 10-K, are incorporated by reference into Part III of this Form 10-K.

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CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

We believe that some of the information contained in this report on Form 10-K constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can indentify these statements by forward-looking words such as “may,” “expect,” “project,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “plan,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;
•	contain projections of future results of operations or financial condition; or
•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this report provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

•	our reliance on the U.S. government for a substantial amount of our sales and growth;
•	decreases in U.S. government defense spending;
•	our ability to contract further with the U.S. Department of Defense;
•	our ability to comply with complex procurement laws and regulations;
•	competition and other risks associated with the U.S. government bidding process;
•	changes in the U.S. government’s procurement practices;
•	our ability to obtain and maintain required security clearances;
•	our ability to realize the full amount of revenues reflected in our backlog;
•	our ability to finance the redemption of our Series A Convertible Preferred Stock in accordance with the terms of such series of Preferred Stock;
•	our reliance on certain suppliers;
•	intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular; and
•	other matters discussed in Item 1A. Risk Factors.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual future results to differ materially from those projected or contemplated in the forward-looking statements.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and elsewhere in this report. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. You should be aware that the occurrence of the events described in other matters discussed in Item 1A. Risk Factors and elsewhere in this report could have a material adverse effect on us.

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PART I

Item 1. Business

BUSINESS

General Information

Our business address is 230 Duffy Avenue, Hicksville, New York 11801, and our telephone number is 516-390-5300. Our website is www.adsiarmor.com. The information contained in, or that can be accessed through, our website is not part of this annual report.

History

American Defense Systems, Inc. was incorporated in December 2002 and commenced business in May 2003 upon the acquisition of our wholly-owned subsidiary, A.J. Piscitelli & Associates, Inc., or AJPA. Anthony Piscitelli, our President and Chief Executive Officer, founded AJPA in 1994. AJPA developed and distributed security-related products.

Company Overview

We are a defense and security products company engaged in three business areas: customized transparent and opaque armor solutions for construction equipment and tactical and non-tactical transport vehicles used by the military; architectural hardening and perimeter defense, such as bullet and blast resistant transparent armor, walls and doors, as well as vehicle anti-ram barriers such as bollards, steel gates and steel wedges that deploy out of the ground; and tactical training products and services consisting of our live-fire interactive T2 Tactical Training System and our American Institute for Defense and Tactical Studies.

Our armor solutions for construction equipment and tactical and non-tactical transport vehicles, which we believe are at the forefront of blast- and ballistic-protection technology, are designed to protect their occupants from landmines, hostile fire and improvised explosive devices (IEDs).

We focus primarily on research and development, design and engineering, fabrication and providing component integration. Our technical expertise is in the development of lightweight composite ballistic, blast and bullet mitigating materials used to fortify and enhance capabilities of existing and in-service equipment and structures. Our armor solutions are used in retrofit applications for equipment already in service, and we work with original equipment manufacturers (OEMs) to provide armor solutions for new equipment purchased by the military.

Similarly, our architectural hardening and perimeter defense products, which we sometimes refer to as physical security products, are incorporated in new construction, but are more often deployed in existing structures and facilities ranging from secure commercial buildings to military bases and other facilities.

We have developed and currently market advanced high-tech multimedia and interactive digital solutions for use-of-force training of military, law enforcement, security and other personnel. While we continue to experience interest in our training products and services, including our T2 in particular, to date they have generated nominal revenues. We are evaluating the continued offering of these training products and services and expect to continue that process over the next several months.

We serve primarily the defense market and our sales are highly concentrated within the United States (U.S.) government. Our customers include various branches of the U.S. military through the U.S. Department of Defense and to a much lesser extent other U.S. government, law enforcement and correctional agencies as well as private sector customers.

Market Opportunity

The war on terror and conflicts in Iraq and Afghanistan have resulted in increased spending by the U.S. Department of Defense and the U.S. Department of Homeland Security. We believe the world market for blast- and ballistic-protected civil engineering and material handling equipment (CE/MHE) and other survivability solutions continue to grow. The global war on terror, especially in Iraq and Afghanistan, has confirmed that IEDs, roadside bombs and landmines pose a significant threat to both military personnel and civilians.

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Landmines and IEDs have been used extensively by terrorists and insurgent groups in Iraq and other areas because of their relatively low cost and highly effective nature. The U.S. Department of Defense’s spending increases have resulted from increased demand for high-quality, lightweight transparent and opaque armor solutions because of the U.S. military’s need to deal with new threats (e.g., anti-personnel weapons) which will generate demand for customized armor and survivability solutions.

The U.S. government uses CE/MHE as part of the infrastructure rebuilding process in Iraq and Afghanistan. CE/MHE is used to demolish compromised or condemned properties; to level unstable structures and roadways for the health and safety of the adjacent civilian population and for the preparation of new structure foundations; to trench the ground for new sewer, water, gas and telecommunication lines; to grade, scrap and roll new roadways; and to load and unload materials and goods used to support civilian and military operations.

The U.S. military, including the U.S. Marine Corps, the U.S. Navy and the U.S. Army, use many different types of CE/MHE equipment that require armoring packages, such as graders, scrapers, rollers, vib-rollers, compacters, cranes, all terrain cranes, bulldozers, loaders, backhoes, tele-handlers, skid steers, all terrain forklifts, trams (a loader/forklift combination), cement mixers, excavators, water trucks, utility trucks, shipping container lifts and convoy trucks. Armor packages are required for this equipment and many unique forms of military equipment such as high speed, high mobility loaders, backhoes and other military-specific CE/MHE equipment. Due to the varying dimensions and armoring requirements for each of these pieces of equipment, they each require highly customized armoring kits. In addition, we believe that long-term parts support will be necessary.

Increased requirements for physical security in the U.S. and abroad also have driven demand for these products. The U.S. Department of Defense is one of the world’s largest purchasers of armored equipment and “add-on” or “up-armor” kits added to vehicles. The U.S. military’s transformation initiative to address asymmetric warfare includes ongoing modification of existing equipment and integration of new armor products in future vehicles. Asymmetric warfare refers to the use of unconventional tactics, such as guerilla warfare, urban explosive devices, and targeting civilians and non-military infrastructure, to counter the overwhelming conventional military superiority of an adversary.

We have identified several trends which we believe are driving growth in military spending and other government and private sector spending on protecting critical assets, an objective which our products and solutions address. These trends include:

Growth of the Military’s Programs to Maintain and Upgrade Current Equipment.  Combat operations in Afghanistan and Iraq have placed tremendous demands on military equipment and vehicles. Over the past several years, a significant portion of the U.S. Army’s equipment has been deployed to the Middle East, where environmental conditions are harsh. Vehicle and equipment wear-and-tear in this area of operation significantly exceeds normal peacetime wear-and-tear. The U.S. Department of Defense maintenance reset programs are designed to reverse the effects of combat wear-and-tear on equipment by repairing and refurbishing the vehicles in accordance with military maintenance standards. Based upon our expertise of the maintenance standards relating to armor, our products and solutions are designed to meet, and in some cases exceed, such standards.

Increased Military Spending to Upgrade Armor.  TACOM and the U.S. Marine Corps have significant requirements for upgrading and modernizing equipment with the next generation of armor for equipment used in base construction and rebuilding areas. Upgrades and modernization of tactical wheeled vehicles fleets will include armor requirements and create an opportunity to provide our products and survivability technologies to OEMs supplying vehicles to the military.

Continued Spending to Secure Vulnerable Buildings and Critical Infrastructure.  In addition to armoring vehicles and equipment in Iraq and Afghanistan, the U.S. government is also working rapidly to better secure vulnerable buildings and critical infrastructure in the U.S. and around the world in response to perceived terrorist threats. The U.S. Department of State is currently upgrading security for embassies and consulates. Such upgrades often include transparent armor applications and physical security products ranging from blast resistant curtain walls and doors, security stations, bollards and steel gates. In addition, there is growing

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demand to secure systemic critical financial institutions, such as major stock exchanges, from both domestic and international terrorist threats. We believe these trends will increase the demand for architectural hardening and perimeter security solutions.

Enactment of U.S. Government Economic Stimulus Programs Containing Infrastructure Security Requirements.  The U.S. government has recently enacted economic stimulus programs focusing on enhancing critical infrastructure with security related requirements. In addition, the recent terrorist activity in Kabul, Afghanistan, has resulted in increased architectural hardening opportunities in the resort and hotel industries. We believe there is an opportunity to provide our security products, which have been developed for the U.S. Government and military customers and have been battle-tested in Iraq and Afghanistan, to meet the need of these industries.

Our Strengths

As a result of our in-house capability to design, engineer, integrate and support military and architectural specific solutions that address mission-critical force protection needs across the U.S. Department of Defense, we are able to produce custom armor solutions and components to address specific customer requirements.

Positioned for Favorable Industry Trends.  Asymmetric warfare requires a rapidly mobile force and close proximity engagement. In order to fight the war on terror more effectively, armed forces must be capable of tracking small groups of enemies through varying terrain and to quickly assemble, secure and move bases. We believe our solutions directly address these requirements by armoring vehicles and equipment already in Iraq and Afghanistan that are used for these purposes. As a result, we believe we are positioned to grow as the U.S. Department of Defense continues to transform its forces, placing greater demands on existing equipment and infrastructure.

In addition, as the war in Iraq winds down and upon the eventual conclusion of the war in Afghanistan, we anticipate continuing opportunities as the U.S. military seeks to “reset” its equipment to reverse the effects of combat wear-and-tear and prepare such equipment for the next conflict. Moreover, we anticipate the U.S. Military will seek to refurbish certain of its equipment and sell it to Iraq and Afghanistan to assist those countries in rebuilding. In each of these cases, we believe we are well positioned to address the expected vehicle armoring requirement opportunities.

Strong Customer Relationships.  We currently support the U.S. Army TACOM Life Cycle Management Command, the U.S. Marine Corps, the U.S. Navy and high profile commercial customers. We believe that these relationships and the performance of our products in Iraq and Afghanistan will provide us with a significant advantage as we compete for future government contracts. We believe our brand recognition provides us with enhanced credibility with respect to our ability to successfully design and deliver armor solutions when competing for new business. In addition, based on our experience working collaboratively with these high profile customers, including under battlefield conditions, we believe we have developed clearer visibility into future opportunities and emerging requirements relating to the armor needs of the U.S. Department of Defense, the U.S. Department of Homeland Security, the U.S. Department of State and the U.S. Department of Energy.

Proprietary Technology and Commitment to Research and Development.  We focus on the research, development, design, engineering, fabrication and integration of transparent and opaque armor solutions and have created proprietary technologies. We have the ability to offer end-to-end solutions and to assist customers across a project’s life cycle from the definition of project requirements to design, development and testing and long-term maintenance and support. We have developed forty-one common size armor windows and more than fifty different add-on armor (AoA) kits for construction and material handling equipment. We are actively pursuing integration of our common parts into Joint Light Tactical Vehicles and other vehicle programs. Customers rely on us for assistance throughout the stages of a project. For example, the U.S. Marine Corps awarded us a contract for seven 644E-TRAM forklift/bucket loaders and asked us to design a complete armor cab solution under an Urgent Needs Requirement (UNS). We successfully completed the design, fabrication, production, inspection and delivery of the 644E-TRAM, including designing opaque and transparent Crew Protection Kits, or CPKs, within 40 days.

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Scalable Business Model.  Our business model is focused on research and development, design and engineering, fabrication, and providing component integration. We outsource our proprietary and other designs to third party manufacturers and suppliers that meet our selective standards. Our technical specialists in engineering, ballistics, program management and logistics work closely with these manufacturers and suppliers to ensure that our quality standards are met. By outsourcing the manufacture and supply of components, we believe that we are able to work on multiple programs of larger scale, including those with aggressive time-lines, while maintaining high quality standards.

Experienced Management Team.  Our success is due in large part to the broad experience and knowledge of our management team and key personnel. Our senior and middle managers average more than 30 years of military, architectural, construction and/or engineering experience. We believe through the experience and customer service of our senior managers and technical specialists in engineering, ballistics, government contracts, program management and logistics, we have developed long-standing customer relationships and knowledge of our customers’ mission-critical requirements.

Our Growth Strategy

Our strategy to increase our revenue, grow our company and increase stockholder value involves the following key elements:

•	increase exposure to military platforms in the U.S. and internationally;
•	develop strategic alliances and form strategic partnerships with original equipment manufacturers (OEMs);
•	capitalize on increased homeland security requirements and non-military platforms;
•	focus on an advanced research and development program to capitalize on increased demand for new armor materials; and
•	pursue strategic acquisitions.

Increase Exposure to Military Platforms in the U.S. and Internationally.  We are a provider of armor solutions for tactical and non-tactical transport military vehicles and construction equipment for TACOM, the U.S. Marine Corps Systems Command and the U.S. Navy Seabees. We are actively pursuing opportunities to provide additional armor solutions for military platforms, both in the U.S. and abroad. To execute upon this growth strategy, we are engaging strategic advisors who have held key military positions to advise us on product development and market segment focus, and enhancing our presence at industry trade shows and other business development contacts. We recently have implemented a separate sales effort that seeks potential opportunities within the U.S. Air Force and the U.S. Navy.

We also are placing greater emphasis on learning future trends and concepts for armoring military platforms to assist in formulating business development strategies. These efforts will consist of increasing participation of senior management, research and development and sales and marketing personnel in these activities, and also will impact our strategies to form strategic partnerships with OEMs, develop strategic alliances, and pursue opportunities to supply homeland security requirements and other non-military platforms.

Increase Exposure to Military Platforms in the U.S. and Internationally.  We are a provider of armor solutions for tactical and non-tactical transport military vehicles and construction equipment for TACOM, the U.S. Marine Corps Systems Command and the U.S. Navy Seabees. We are actively pursuing opportunities to provide additional armor solutions for military platforms, both in the U.S. and abroad. To execute upon this growth strategy, we are engaging strategic advisors who have held key military positions to advise us on product development and market segment focus, and enhancing our presence at industry trade shows. We recently have implemented a separate sales effort that seeks potential opportunities within the U.S. Air Force and the U.S. Navy. We also are placing greater emphasis on learning future trends and concepts for armoring new military platforms to assist in formulating business development strategies.

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Develop Strategic Alliances and Form Strategic Partnerships with OEMs.  We are pursuing strategic alliances with defense contractors and leading manufacturers of tactical wheeled vehicles and construction and material handling equipment to increase our visibility and sales opportunities. In particular, we are seeking companies with complementary products and services. Partnering with such companies would allow us to bid on a greater number of contracts where we do not possess all of the products or services required, and participate in a wider variety of programs and projects. We have designed and developed armor solutions for equipment built by material handling and civil engineering equipment manufacturers such as John Deere, JCB and Caterpillar. We are aggressively pursuing strategic partnership opportunities with OEMs to provide us with opportunities to include our armor solutions in armored vehicles they produce, as well as to serve as an alternate manufacturing entity for OEMs seeking to meet tight product delivery timeframes. In one such recent strategic partnership with an OEM, the arrangement permits us to utilize their fabrication equipment at their facility.

Capitalize on Increased Homeland Security Requirements and Non-Military Platforms.  The creation of the U.S. Department of Homeland Security has increased the U.S. government’s focus on strengthening domestic infrastructure for homeland security. We have a number of products and solutions that have application to architectural protection and domestic safety, as well as to the protection of civilian, correctional and law enforcement personnel, including blast and ballistic resistant glass and glazing, our vehicle barriers, trans-barrier system, forced entry blast resistant curtain wall and doors and mobile ballistic shield. We are increasing our marketing efforts with respect to these products and our services in the design, fabrication and installation of transparent and opaque armored products, to U.S. Department of Homeland Security, state and local governments, law enforcement and the private sector, including the construction industry. We are in the process of locating and establishing a new, larger facility to handle the continued and anticipated growth of this portion of our business and expect to secure such a facility during the first half of 2010.

To market our products to these customers, we are leveraging our past successful installations of blast and ballistic resistant glass products at a national stock exchange and a national broadcasting company, the use of our bullet resistant glass solutions during recent presidential inaugurations, and the brand recognition we have developed with the success of our products in Iraq and Afghanistan.

Focus on an Advanced Research and Development Program to Capitalize on Increased Demand for New Armor Materials.  In the transparent armor market, new materials are being introduced along with new composite manufacturing methods to reduce the high cost of some composite materials, such as Alon, Spinel and Sapphire. We intend to utilize our expertise in the research and development of new armor makeup to explore the incorporation of these new materials in our existing and future products and solutions.

Pursue Strategic Acquisitions.  Although we have no current agreements or commitments with respect to any investment or acquisition, and we currently are not engaged in negotiations with respect to any investment or acquisition, we will continue to seek opportunities to make value-based acquisitions that complement our business operations or expand our product offerings, improve our technologies, provide access to new geographic markets or provide additional distribution channels and new customer relationships. We have historically taken a disciplined, value-based approach to evaluating acquisition opportunities, driven by a prudent use of our capital, rigorous due diligence standards and a targeted expected return on our investment. No assurances can be given that any such potential acquisitions will be consummated or, if any such acquisition is consummated, as to the terms of such acquisition, including price.

Products and Services

We offer a variety of products and solutions incorporating our transparent and opaque armor solutions.

Current Products and Services

Crew Protection Kits (CPKs).  We design, engineer, fabricate prototypes, integrate the production of and deliver CPKs to customers or install completed CPKs on vehicles. Installation may occur domestically or abroad as specified by a contract’s requirements. CPKs provide comprehensive armor protection of operator compartments through the integration of opaque armor, transparent armor, specialized insulation, ingress/egress windows, combat locks and other specialized hardware, customized air conditioning units, customized windshield wipers, alternators and, for wheeled vehicles, improved tires. Our technicians are able to quickly train

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military personnel to install the kits themselves. Our technicians and military personnel have successfully installed our up-armor kits at bases in Iraq, Kuwait, Afghanistan and the United States.

VistaSteel Transparent Armor.  VistaSteel transparent armor is a tough and resilient laminated glass that provides a defensive barrier to protect against firearms, physical attack and explosive blasts. VistaSteel transparent armor is created through a process of bonding polycarbonate and glass under pressure and heat. The VistaSteel transparent armor product is sold in varying thicknesses depending on the type and level of defense required by the customer. These products have the properties of superior protection while utilizing thinner laminates. We can provide VistaSteel in spall or no-spall configurations as well as providing de-frosting and de-icing and films for architectural applications. Spall refers to the fragments of armor material that can be released from the inner surface of armor when the outer surface is impacted by a weapon’s blast or projectile. For example, upon impact from a blast or projectile on one side of the armor material, the other side may release fragments of the armor material, such as glass shards, which may impact the personnel or equipment being protected. With no-spall configurations, no fragments are expected to be released from the inner surface of the armor so long as the armor is not penetrated. Typically, armor in spall configurations have a fragile surface on its inner surface, such as glass or acrylic. No spall transparent armor typically has an inner surface of polycarbonate.

VistaSteel Opaque Armor.  VistaSteel opaque armor is utilized in conjunction with VistaSteel transparent armor to form comprehensive up-armor or add-on armor kits. A vehicle armor kit consists of full perimeter protection including front and rear vehicle armor, doors with operable and non-operable windows, windshields, rear windows, roof and undercarriage protection. These kits are engineered and installed on a wide variety of military vehicles, including many variations of the High Mobility Multipurpose Wheeled Vehicle (HMMWV’s).

Lightweight Armor Systems.  At the request of TACOM and the U.S. Marine Corps, we have developed solutions to maintain the same ballistic protection but significantly reduce the weight of our current Crew Protection Kits (CPK) and third party crew protection kits on High Mobility Multipurpose Wheeled Vehicles (HMMWV’s). Testing was conducted for a wide range of solutions that would reduce the weight while maintaining or improving the protection level for both small arms and fragmentation. The new system is a scalable solution that permits “normal” operation at a greatly reduced armor weight with an easily upgradeable add-on for high threat operations.

VistaGuard Windows.  VistaGuard windows are Forced Entry Blast Resistant (FEBR) windows, window frames and transparent armor assemblies used to mitigate forced entry, ballistic and terrorist threats in high visibility targets.

Forced Entry Blast Resistant Curtain Wall.  A full scale (approximately 6’ × 8’) FEBR window and frame has been constructed for potential use in U.S. embassies and other federal facilities around the world. The prototype FEBR window and frame have successfully completed DoS testing.

Portable Transparent Ballistic Shield (PTBS).  We have responded to interest by police agencies, correctional agencies and other security agencies for a bullet-resistant, transparent mobile shield for use as a protection device in hostage negotiation and other hostile situations. PTBSs have been sold to law enforcement agencies in New York, the U.S. Department of Veterans Affairs and overseas client.

Trans-Barrier System.  We have developed a transparent armor shield to mount to the top of existing Jersey Barriers to provide ballistic and blast protection while maintaining openness and visibility to a location or facility requiring enhanced and expandable fragmentation protection.

Heated Ballistic Ship Window.  Our heated ballistic ship windows utilize a nearly invisible Indium Tin Oxide (ITO) coating that uniformly heats the inner surface of the glass when an electrical current is applied in order to defrost and de-ice. An exterior anti-reflective coating is also part of the window assembly. Custom coatings can be incorporated into any of our ballistic window assemblies to filter or screen electromagnetic interference (EMI) or radio frequency (RF) radiation to prevent eavesdropping or to minimize the radar signature of the vehicle or vessel. The first production set of heated ballistic ship windows were delivered for use on an Australian ship.

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Proprietary Hardware.  Our hinges, rotary and slam latch, combat lock and egress window have been extensively tested by the U.S. Department of Defense for survivability and vulnerability testing through live-fire arena testing and Fragmentation Simulation Projectile, or FSP, exploitation tests.

Vehicle Anti-Ram Barriers.  Our vehicle anti-ram barriers are designed to prevent vehicles from passing through a designated area. Barriers include concrete cylinders secured to the ground, called bollards, steel gates and steel wedges that deploy out of the ground.

T2 Tactical Training System.  Our T2 Tactical Training System is a live-fire interactive training range system that provides law enforcement officers, SWAT team members, tactical specialists and military operators with the opportunity to hone their firearms and combat skills, with their own weapons and ammunition, in conjunction with realistic video scenarios broadcast on a large screen, incorporating environmental factors such as heat, cold, sound and light effects. Among other options, the T2 can be customized to provide training to war fighters or law enforcement personnel. The T2 also is used in conjunction with the training provided in our American Institute for Defense and Tactical Studies described below.

The American Institute for Defense and Tactical Studies.  The American Institute for Defense and Tactical Studies hosts courses and seminars on a variety of defense and tactical studies, including critical incident management response, tactical training, building physical threat assessment, hand-to-hand combat and weapons qualification. The courses and seminars are taught by subject matter experts in those fields. These specialists, many of whom are former operators and unit commanders, bring their knowledge and combat experience to today’s frontline law enforcement officers, military war fighters and tactical professionals.

Product Testing

Our armor products and solutions are tested extensively, both during the research and development phase and during customer evaluation of product materials, prototypes and production vehicles. These tests have been and continue to be conducted at many premier U.S. Department of Defense labs including Aberdeen Proving Grounds and the Naval Air Weapons Station at China Lake, as well as at certified testing facilities at the University of Dayton, Southwest Research Institute, Chesapeake Testing and Oregon Ballistic Labs and in active military combat situations in Iraq and Afghanistan.

Testing includes ballistic and blast protection testing (both on the armor itself and the edges, seams and other related structures), determination of ease of use by soldiers (e.g., opening doors, rolling down windows, entrance or exit of vehicles) and automotive testing to evaluate the effect of the armor solution’s weight and other characteristics on the vehicle’s road handling, wear and tear on mechanical parts, stress points caused by the extra weight, and drive shafts and power trains. We generally only pursue contracts where we have a high degree of confidence that our existing product or planned application of our product solution will satisfy the customer’s requirements.

Our physical security products are also tested extensively. Effective February 1, 2009, the U.S. Department of State, no longer conducts anti-ram vehicle barrier testing but now evaluates products that have been tested under the American Society for Testing and Materials (or ASTM) standards for the selection and approval for use at U.S. Department of State facilities. Accordingly, our anti-ram vehicle barrier products are tested at ASTM certified facilities in accordance with the new ASTM standards. Similarly, our forced entry, blast and bullet resistant products are tested at independent testing facilities approved by the U.S. Department of State.

Operations and Manufacturing

Our personnel include technical specialists in engineering, ballistics, government contracts, program management and logistics who participate in the research and development of our add-on armor (AoA) solutions. Our technical specialists work collaboratively with customers in order to determine mission specific requirements. Through feedback from the technical specialists, the appropriate products are customized to fit contract specifications.

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We purchase most of the components and materials used in our products from various suppliers. The primary materials used in the manufacturing of our products are polycarbonate glass and steel. Of our suppliers, Action Group supplies approximately 42% of our overall supply needs and supplies all of our steel pieces and hardware. We believe, however, that alternative sources are readily available and are currently evaluating different suppliers to diversify supply sources.

We have implemented a quality assurance procedure for vendor management in order to obtain the highest quality materials with minimal lead times. In order for a critical production vendor to be utilized by us, they are screened for quality assurance, prior dealings with our company and our personnel, reputation in the industry, professional affiliations and quality of product. Additionally, in 2008, we initiated an effort to implement a Quality Management System (QMS) in compliance with the requirements for the International Organization for Standardization (ISO) 9001 certification. We expect to have the certification in the first half of 2010.

We have also implemented quality control procedures for the identification of non-conforming materials, corrective actions and preventative actions. Each step of production entails review and inspection by a trained and experienced area manager. The area manager coordinates with the project manager and, where applicable, ensures that quality assurance procedures and standards are applied. When required, the project manager and/or members of the Engineering Department conduct site visits of Approved Vendor facilities to review quality assurance and inspect goods during the production of the goods.

We continually improve the effectiveness of the quality management system through use of quality policy, quality objectives, audit results, analysis of data, and corrective and preventative actions. The effectiveness of the quality management system is reviewed during periodic management reviews.

Sales and Marketing

Our sales and marketing effort focuses on developing new business opportunities as well as generating follow-on sales for our armor solutions, architectural hardening solutions and tactical training solutions. We currently employ 10 dedicated sales representatives who focus on these opportunities. Various members of our senior management also serve as effective sales representatives by contribution to the generation of military and corporate business due to their long-standing customer relationships and knowledge of our customers’ mission-critical requirements.

Our sales representatives are salaried employees and have the opportunity to earn commission-based compensation. Many of them also have a substantial military background in addition to extensive government contract sales experience. We believe these relationships give us a competitive advantage. Additionally, our program managers and service department employees assist us in earning repeat business. We believe these employees have knowledge of local requirements and practices, laws, and regulations to best address our clients’ needs. We continue to explore various domestic and international relationships to increase our sales and market penetration. Since 2008, we have continued to evaluate potential sales agents and manufacturer’s representatives whom we expect to provide us with immediate access into different geographic markets. We have a dedicated effort to pursue sales opportunities internationally. Currently, our team focuses on the Europe and Middle East markets. Our strategy in these international markets is to work with reputable sales agents and representatives in various geographic areas. The number of projects that we bid upon increased in 2009, and we expect that the number will continue to increase in 2010. As we pursue international business, we anticipate that an increasing portion of our business activities will become subject to U.S. export control laws.

We actively participate in trade shows involving defense operations and technology, military vehicles, law enforcement technology and military force protection, including the Association of the U.S. Army Annual Meeting and Winter Symposium, Modern Day Marine Expo, and Tactical Wheeled Vehicle conferences. Additionally, our business development efforts include our web site, preparation and distribution of marketing materials, advertising directed toward the military and law enforcement communities, and live-fire exhibitions demonstrating our product capabilities.

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Research and Development

General

Our research and development efforts are focused on improving and enhancing our existing products, solutions and processes, as well as developing new products and applications. Our core competency is in proprietary transparent and opaque armor solutions. While third party contractors often manufacture our products, it is our proprietary designs, engineering and research and development process that differentiates us from our competitors. Over the past year, we have been able to increase the fragmentation performance of the glass used in our CPK’s with minor increase in weight while still remaining compatible with our current glass framing system.

Our on-going research and development includes evaluations of ceramic materials including alumina, silicon carbide, Sapphire, boron carbide and Spinel for use in future lightweight CPK’s and personal protective equipment. We believe that these materials, among others, will be used in our continuing efforts to:

•	continue development of our mobile, transparent police shield as well as a lightweight, ballistic hand-carried shield that provides greater visibility, better ergonomics and lower weight than existing shields;
•	enhance combat helmets with greater ballistic protection, and better system integration and scalability;
•	enhance our existing glass laminates to further control deformation and improve fragmentation performance; and
•	produce a new, lightweight line of ballistic eye and face protective equipment for use by military and civilian law enforcement.

In 2009, we acquired an autoclave suitable for producing test samples of both opaque and transparent armor. When operational, this will enable us to rapidly revise and refine formulations to suit each new requirement without the turnaround time required when outsourcing such sample production. With the test range in operation, this will allow us to rapidly optimize sample formulations.

Our ballistic test range was put into operation in December 2009 and is undergoing final testing and refinement. The range has a universal receiver with capability to fire test rounds up to .50 cal, an automated firing system and chronographs to calibrate and measure test round velocities. The test range will allow us to rapidly test samples on site and avoid the time, cost and labor to use an outside testing facility. While our range is equipped to perform the testing in accordance with recognized test standards, we will continue to use independent laboratories for clarification to avoid appearances of conflict of interest.

As of December 31, 2009, we had 2 employees engaged in research and development. We continually work to enhance the survivability and reliability of our existing products and to develop and introduce innovative new products to satisfy the evolving needs of our customers domestically and internationally.

For the years ended December 31, 2009 and 2008, we spent $412,000 or 0.9% of net sales and $788,000 or 2.2% of net sales, respectively, on research and development.

Products in Development

Lightweight Combat Helmet.  We are continuing development of a combat helmet with improved ballistic capabilities and reduced weight. Initial prototypes were completed in 2008 and research continues on helmet weight reduction. We continue development to reduce the areal density, investigate the effect of a projectile’s angle as it strikes the helmet, or shot obliquity, and the effect on the inside of a helmet upon impact from a projectile or blast, or “behind armor” effects. In September 2009, the Office of Naval Research (ONR) awarded a Broad Agency Announcement (BAA) contract to research a wide range of potential helmet materials for ballistic performance and backface deformation.

Lightweight SAPI.  We are working with certain of our vendors to produce a lightweight Small Arms Protective Insert (SAPI) to reduce the overall combat load of a soldier or Marine. New methods of producing and encapsulating ceramic materials are being investigated and tested.

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Transparent Armor.  We have successfully completed testing of production samples of our most commonly used transparent armor solutions in accordance with TACOM’s Transparent Armor Purchase Document (ATPD 2352P). Testing includes a full range of environmental exposure testing such as abrasion resistance, thermal shock, salt fog and others. In addition, we have successfully passed the high-temperature ballistic requirements of ATPD 2352P at two of the most often required threat levels. Additional research is being conducted using high-strength interlayers, chemical strengthening and transparent polymers for both weight reduction and improved performance.

Blast Attenuation.  We are continuing research into blast mitigating composite core materials to reduce the weight of current steel solutions and mitigate the blast loading to the occupants when the vehicle is subjected to underbelly mine or IED blast.

Although none of the foregoing products in development are expected to require outside funding, we continue to seek opportunities to obtain supplemental research grants that may benefit our product development.

Security Clearances

A portion of our business depends upon obtaining and maintaining required employee and facility security clearances. Cleared employees are typically difficult to identify, recruit and retain and usually command a significant premium to non-cleared employees with similar capabilities and backgrounds. If our employees are unable to obtain or retain security clearances, or if such employees who hold security clearances terminate their employment with us, the customer whose work requires cleared employees could terminate their contract with us or decide not to exercise available options, or to not renew it.

A facility security clearance (FCL) is an administrative determination by the Defense Security Service (DSS), a U.S. Department of Defense component, that a particular contractor facility has the requisite level of security, procedures, and safeguards to handle classified information requirements for access to classified information. Our ability to obtain and maintain FCLs has a direct impact on our ability to compete for and perform U.S. government contracts, the performance of which require access to classified information.

Intellectual Property

We rely on certain proprietary technology and seek to protect our interests through a combination of trademarks, copyrights, know-how, trade secrets and security measures, including confidentiality agreements. Our policy generally is to secure protection for significant innovations to the fullest extent practicable. Further, we seek to expand and improve the technological base and individual features of our products through ongoing research and development programs.

We currently have five utility and one provisional U.S. pending patent applications. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. We have not emphasized, and do not presently intend to emphasize, patents as a source of significant competitive advantage, however, if we are issued patents we intend to seek to enforce them as commercially appropriate.

We rely on the laws of unfair competition and trade secrets to protect our proprietary rights. We attempt to protect our trade secrets and other proprietary information through confidentiality and non-disclosure agreements with customers, suppliers, employees and consultants, and through other security measures. However, we may be unable to detect the unauthorized use of, or take appropriate steps to enforce our intellectual property rights.

The laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and we may face other obstacles to enforcing our intellectual property rights outside the United States including the ability to enforce judgments, the possibility of conflicting judgments among courts and tribunals in different jurisdictions and locating, hiring and supervising local counsel in such other countries.

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Failure to adequately protect our intellectual property could harm or even destroy our brands and impair our ability to compete effectively. Further, enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources and may not prove successful. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

Customers and Certain Contracts

We serve primarily the defense market and our sales are highly concentrated within the U.S. government. Our customers include various branches of the U.S. military through the U.S. Department of Defense and to a much lesser extent other U.S. government, law enforcement and corrections agencies as well as multinational companies.

A limited number of contracts have generated a substantial majority of our historical and current revenue. During 2009, four contracts with the U.S. Department of Defense organizations represented approximately 72% of our revenue. During 2008, four contracts with the U.S. Department of Defense organizations and several purchase orders from JCB represented approximately 97% of our revenue.

While we believe we have satisfied and continue to satisfy the terms of these government contracts, there can be no assurance that we will continue to receive orders under such contracts. Our government customers generally have the right to cancel any contract, or ongoing or planned orders under any contract, at any time. If any of these contracts were canceled or there are significant reductions in expected orders under any of the contracts, our revenues could decrease significantly and our business could be severely harmed.

Backlog

Our backlog as of December 31, 2009, which consisted substantially of contracts with the U.S. government, was $45.0 million, and our backlog as of December 31, 2008 was $57.0 million. The $45.0 million of backlog is expected to be filled in 2010.

We define backlog as the future revenue we expect to receive from our contracts. The contracts included in our backlog are firm fixed price contracts where we act as either the prime contractor or as a subcontractor and IDIQ contracts. Our revenue estimates for a particular contract, including IDIQ contracts, are based, to a large extent, on the amount of revenue we have recently recognized on that contract, our experience in utilizing capacity on similar types of contracts, and our professional judgment. We do not include estimated revenue from contract options that have not been exercised. Our revenue estimate for a contract included in backlog can be lower than the revenue that would result from our customers utilizing all remaining contract capacity. In particular, the receipt of revenues reflected in our backlog estimates for the following twelve months will generally be more certain than our backlog estimate for periods thereafter.

We have not historically tracked our “funded” backlog, which we define as amounts actually appropriated by a customer for payment of goods and services less actual revenue recorded as of the measurement date under that appropriation. Although we are aware of appropriations made with respect to our U.S. government contracts, our primary government customers have the ability to reallocate the funds within such appropriations among various projects and contracts included in a given appropriation. Subject to this reallocation possibility and the definition of “backlog” above, our funded backlog as of December 31, 2009 was $45.0 million.

Competition

We are subject to significant competition that could impact our ability to gain market share, win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational defense and aerospace firms as well as small businesses.

We are subject to significant competition from companies that market and manufacture armored vehicles, as well as other companies that supply spare parts for armored vehicles and sustainment. This competition could harm our ability to win business and increase the price pressure on our products. Some of the companies we compete against include large, multinational vehicle, defense and aerospace firms. Most of our competitors have considerably greater financial, marketing and technological resources than we do, which may make it difficult for us to win new contracts, and we may not be able to compete successfully. Certain competitors operate fabrication facilities and have longer operating histories and presence in key markets, greater

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name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion, manufacturing and sale of their products.

Our primary competition in the armor products market is Armor Works, BAE Systems/Armor Holdings, Ceradyne, Inc., Ibis Tek, Plasan Sasa, and Sieraccin Corporation.

Similarly, we face strong competition in the architectural hardening and physical security products market. Some of our primary direct competitors in this market are B&B Armor Corporation, Inc., Delta Scientific Corporation, Fabrication Designs, Inc., Norshield Security Product, and Ross Technology Corporation.

We believe the principal factors that generally determine a company’s competitive advantage in these markets are:

•	engineering and design capabilities;
•	broad product functionality;
•	customer service, execution and responsiveness;
•	sales and marketing capabilities; and
•	reputation in the industry.

We believe that we compete favorably with respect to each of these factors. In particular, we believe our design and engineering expertise in providing fully integrated ballistic and blast protected armor products provides an advantage over our competitors who provide protection against only selected ballistic threats. We also believe that our experience creating armor solutions for applications other than in military and construction vehicles (such as bullet and blast resistant glass and glazing for infrastructure applications, forced entry blast resistant curtain walls and mobile ballistic shields) and our strategy to research and explore new armor materials and their potential applications in new and existing armor solutions, gives us a competitive advantage over our competitors who focus primarily on existing armor materials or vehicle or military applications.

Many of our products have a number of applications, such as our thirty-four common size armor windows and fifty-one different add-on armor (AoA) kits for construction and material handling equipment. We believe that the broad functionality and application of our products and product components provides us with a competitive advantage over certain of our competitors whose products are applied in more narrow applications.

Regulation

Our operations and products are subject to extensive government regulation, supervision, and licensing under various federal, state, local and foreign statutes, ordinances and regulations. Certain governmental agencies such as the Environmental Protection Agency (EPA) Occupational Safety and Health Administration (OSHA) and the Department of Labor (DoL) monitor our compliance with their regulations, require us to file periodic reports, inspect our facilities and products, and may impose substantial penalties for violations of the regulations.

The majority of our business is conducted under long term contracts which are administered by the U.S. Department of Defense. These contracts are subject to product and facility inspection by the Defense Contract Monitoring Agency (DCMA) as well as auditing by the Defense Contract Audit Administration (DCAA).

As our international sales grow, we may be exposed to certain unique and potentially greater risks than are presented in our domestic business, including becoming subject to foreign laws, regulations and procurement regimes which may differ from U.S. Government regulation. In addition, our actions with respect to international sales and business are subject to U.S. export control statutes, regulations, and policies, including the Export Administration Regulations (EAR), the International Traffic in Arms Regulations (ITAR), the Foreign Corrupt Practices Act (FCPA), United Nations Convention against Corruption (UNCAC) and the various embargo regulations and guidelines of the Office of Foreign Assets Control (OFAC).

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While we believe that we maintain all requisite licenses and permits and are in compliance with all applicable federal, state, local and foreign regulations, there can be no assurance that we will be able to maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could have a materially adverse effect on our business, financial condition, and results of operations.

Environmental Matters

We are subject to federal, state, local and foreign laws and regulations regarding protection of the environment, including air, water, and soil. Our business involves the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials, such as solvents, lubricants, degreasing agents, gasoline and resin. We must comply with certain requirements for the use, management, handling, and disposal of these materials. We currently maintain insurance for debris removed but do not currently maintain insurance for pollutant cleanup. If we are found responsible, however, for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly cleanup. Even if we are charged and later found not responsible for such contamination or clean up the cost of defending the charges could be high. If either of the foregoing occurs, our business results from operations and financial condition could be materially adversely affected.

Employees

As of April 12, 2010, we had approximately 90 full-time employees and 10 part-time employees, and 2 consultants. Of these total employees, 30 were in manufacturing, 12 were in engineering and research, 12 were in sales and marketing, and 48 were in general management, finance and administration. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees.

Executive Officers

Our executive officers and their respective ages and positions as of April 12, 2010 are as follows:

Name	Age	Position
Anthony J. Piscitelli	62	Chairman of the Board, President and Chief Executive Officer
Gary Sidorsky	51	Chief Financial Officer, Treasurer and Director
Fergal Foley	52	Chief Operating Officer, Secretary and Director
Curtis M. Taufman	43	Senior Vice President, Engineering and Architecture
Charles R. Pegg	54	Vice President, Operations
Victor La Sala	63	Senior Vice President, Research & Development
Russell Scales	61	Senior Vice President, Business Development
Robert C. Aldrich	63	Chief Security Officer
Kevin J. Healy	48	General Counsel

Anthony J. Piscitelli has served as our Chairman of the Board and Chief Executive Officer since our founding in 2002, and as our President since our founding through June 2004 and again from August 2005 to the present. Mr. Piscitelli is the Chairman of the Board and Chief Executive Officer of A. J. Piscitelli & Associates, Inc., our predecessor and wholly owned subsidiary, since its formation in 1994, and the President and Director of the American Institute for Defense and Tactical Studies, Inc., our wholly owned subsidiary, since its formation in 2008. Mr. Piscitelli has over 26 years of industry experience and has been active in all phases of the security business. Mr. Piscitelli received his Bachelor of Arts degree in Political Science from St. Johns University, a Master’s Degree in Political Science from the City University of New York at Queens College and a Master’s Degree in Military History from Norwich University. Mr. Piscitelli received the FBI’s Commendation for Meritorious Citizenship in 1986 and is a member of various professional organizations including the American Correctional Association, the American Jail Association, the American Society for Industrial Security, the International Society of Security Professionals, and the Protective Glazing Council of America. Mr. Piscitelli was recently made a member of the American College of Forensic Examiners for Homeland Security Level V.

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Gary Sidorsky has served as a member of our board of directors and our Treasurer, and our Chief Financial Officer since December 2007 and December 2006, respectively, and from January to December 2006 served as our Controller. He is also the Chief Financial Officer of American Physical Security Group, LLC, our wholly owned subsidiary, since its formation in January 2008. Mr. Sidorsky has 26 years of accounting experience with both accounting firms and manufacturing companies. He served as Accounting Manager for Diam International, a leading global manufacturer of merchandising displays, from September 2003 to January 2006. Mr. Sidorsky received his Bachelor of Art degree from Quinnipiac University and MBA from Dowling College. He has also earned course certificates in Finance for Executives from the University of Chicago School of Business and Logistics from the Defense Systems Acquisition Management (DSAM).

Fergal Foley has served as a member of our board of directors and our Secretary, and our Chief Operating Officer since December 2007 and October 2007, respectively. He is also the Chief Operating Officer and Secretary of American Physical Security Group, LLC, our wholly owned subsidiary, since its formation in January 2008, and the Secretary of the American Institute for Defense and Tactical Studies, Inc., our wholly owned subsidiary, since its formation in 2008. Mr. Foley retired from the New York Army National Guard in October 2006 and was promoted to Brigadier General on the State Retired List. His key military assignments included serving as Deputy Brigade Commander in New York City from 1999 to 2003. On September 11, 2001 through September 29, 2001, Mr. Foley served as the Chief of Staff and Acting Commander for the Joint Task Force “Operation World Trade Center.” In 2003, he was selected for Brigade Command in New York City. In October 2008, Mr. Foley was appointed by the Governor of New York as Commander of the New York State Defense Force. From May 1986 to February 1990, Mr. Foley worked in the private sector as the President of Dutchess County Transportation Services, and from April 1982 to May 1986 as a sales manager for an electronic component distribution company. He currently serves on the National Guard Association Homeland Security Task Force. Mr. Foley earned an Associates Degree in Business Management from Canton College (SUNY), a Bachelor of Science degree and Master of Public Administration degree from Marist College, and a Master of Science degree from the U.S. Army War College.

Curtis M. Taufman has served as our Senior Vice President of Engineering and Architecture and our Vice President of Engineering since March 18, 2008 and July 2005, respectively. From April 2004 to July 2005, Mr. Taufman served as our Chief Operating Officer. From 1996 to 2004, Mr. Taufman was an associate at James La Salsa & Associates, an architectural engineering firm. Mr. Taufman received his Bachelors of Architecture degree from the New York Institute of Technology. Mr. Taufman is a registered architect in New York, New Jersey and Vermont and maintains National Council of Architectural Registration Boards (NCARB) certification.

Charles Pegg has served as our Senior Vice President of Program Management since October 2005. From May 2005 to October 2005, Mr. Pegg served as Program Coordinator for Davis Defense Group, a defense contractor. Prior to that, from February 2003 to May 2005, he served as Program Coordinator for KC Trading, a defense contractor company. Mr. Pegg served twenty years in the United States Marine Corps, and retired in 1994 at the rank of Gunnery Sergeant. Mr. Pegg has attended various collegiate courses offered at Northern Virginia Community College and Pepperdine University. Mr. Pegg also completed a master certificate program in strategic organizational leadership from Villanova University.

Victor La Sala has served as our Senior Vice President and our Vice President of Research and Development since March 18, 2008 and June 2005, respectively. Mr. La Sala also served as our Director of Engineering from March 2004 to June 2005. Prior to that, from January 1990 to March 2004, Mr. La Sala served as Managing Partner for James, La Sala & Associates, LLP, an architectural engineering firm, and as Partner for EnerTec Consulting Engineers from February 1984 to December 1989. From May 1974 to February 1984, Mr. La Sala served as Fire Protection Engineer and Safety Specialist at the U.S. General Services Administration, Public Buildings Service. Mr. La Sala also worked at Grumman Aerospace from June 1968 to October 1970 as a Spacecraft Design Engineer for the design of the Lunar Module Spacecraft. Mr. La Sala received his Bachelors of Science degree in Aerospace Engineering from Polytechnic Institute of Brooklyn and a Master of Arts degree in Occ. Safety and Health from New York University.

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Russell Scales has served as our Senior Vice President and our Vice President of Business Development since March 18, 2008 and June 2007, respectively. He is also the President of American Physical Security Group, LLC, a manufacturer of physical security product and our wholly owned subsidiary. He served as our Chief Operating Officer from September 2006 to June 2007. Mr. Scales has over 25 years of experience in senior-level management encompassing business development, distribution systems and administration. From September 2001 to August 2006, Mr. Scales served as Director of Sales/Marketing Business Development for Tomsed Corporation, an international manufacturer/provider of physical security systems. Prior to working at Tomsed, Mr. Scales served for two years, as President of Schaefer Interstate Inc., eight years as President of Enviro-Guard Ltd. and five years as VP of Sales and Marketing of the Campbell Soup Company’s Triangle Health and Fitness Systems Division. Mr. Scales received his Bachelor of Science degree from East Carolina University.

Robert C. Aldrich has served as our Chief Security Officer since October 1, 2007. From June 1971 to June 2001, Mr. Aldrich was a career employee of the Federal Bureau of Investigation (FBI) retiring as a Supervisory Special Agent. During the administration of five Commandants of the Marine Corps (CMC), Mr. Aldrich served as FBI Special Consultant to the CMC and as Program Manager in special missions training and law enforcement liaison. After retiring from the FBI, Mr. Aldrich served as National Coordinator for Law Enforcement, Public Safety and Civil Support for the U.S. Marine Corps, which established a key nexus with local, state, and federal law enforcement and public safety authorities for shaping and implementing Marine Corps policies for combating terrorism, continuity of operations, critical infrastructure protection and support to civil authorities. Mr. Aldrich received his Bachelor of Science degree from the University of South Carolina and is a Fellow at the Potomac Institute for Policy Studies. Mr. Aldrich served as Senior Advisor for the Civitas Group, Washington, DC and has advisory roles with Archaio, L.L.C., New York, NY, and Cavalry Security Group. From 1966 to 1969, Mr. Aldrich was in active duty, military service and served in the U.S. Army Special Forces with duty in Vietnam. Mr. Aldrich is a recipient of the Department of the Navy Superior Civilian Service Award and the Distinguished Public Service Award, the Navy’s highest civilian recognition for public service.

Kevin J. Healy has served as our General Counsel since January 2010. From February 2008 to December 2009, he was a business and legal consultant for various private and not-for-profit companies. From June 2005 to January 2008, Mr. Healy served as General Counsel of Advanced BioPhotonics, Inc., a medical imaging technology developer whose common stock formerly traded on the OTC Bulletin Board until May 2008. He also served as Secretary of Advanced BioPhotonics, Inc. from September 2005 to January 2008. From November 2001 to January 2005, Mr. Healy served as Corporate Counsel of the General Semiconductor Division of Vishay Intertechnology, Inc. (NYSE: VSH), a discrete semiconductor and passive electronic components manufacturer. From November 1997 to November 2001, he served as Assistant General Counsel of General Semiconductor, Inc., a manufacturer of the discrete segment of the semiconductor. Mr. Healy received his Master of Business Administration from Dowling College School of Business, Juris Doctor from St. John’s University and Bachelor of Art degree from the State University of New York at Albany. He is admitted to the New Jersey Bar, the District of Columbia Bar, and the United States District Court, District of New Jersey.

Available Information

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonable practicable after such material is electronically filed with or furnished to the SEC. Our website is www.adsiarmor.com.

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Item 1A. Risk Factors

Our business, industry and common stock are subject to numerous risks and uncertainties. The discussion below sets forth all of such risks and uncertainties that we have identified as material, but are not the only risks and uncertainties facing us. Any of the following risks, if realized, could materially and adversely affect our revenues, operating results, profitability, financial condition, prospects for future growth and overall business, as well as the value of our common stock. Our business is also subject to general risks and uncertainties that affect many other companies, such as overall U.S. and non-U.S. economic and industry conditions, including a global economic slowdown, geopolitical events, changes in laws or accounting rules, fluctuations in interest and exchange rates, terrorism, international conflicts, major health concerns, natural disasters or other disruptions of expected economic and business conditions. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business operations and liquidity.

Risks Relating to Our Company

We depend on the U.S. Government for a substantial amount of our sales and if we do not continue to experience demand for our products within the U.S. Government, our business may fail. Moreover, our growth in the last few years has been attributable in large part to U.S. wartime spending in support of troop deployments in Iraq and Afghanistan. If such troop levels are reduced, our business may be harmed.

We primarily serve the defense market and our sales are highly concentrated within the U.S. government. Customers for our products include the U.S. Department of Defense, including the U.S. Marine Corps and U.S. Army Tank Automotive and Armaments Command (TACOM), and the U.S. Department of Homeland Security. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending.

U.S. defense spending historically has been cyclical. Defense budgets have received their strongest support when perceived threats to national security raise the level of concern over the country’s safety, such as in Iraq and Afghanistan. As these threats subside, spending on the military tends to decrease. Accordingly, while U.S. Department of Defense funding has grown rapidly over the past few years, there is no assurance that this trend will continue. Rising budget deficits, the cost of the war on terror and increasing costs for domestic programs continue to put pressure on all areas of discretionary spending, and the new administration has signaled that this pressure will most likely impact the defense budget. A decrease in U.S. government defense spending, including as a result of planned significant U.S. troop level reductions in Iraq or Afghanistan, or changes in spending allocation could result in our government contracts being reduced, delayed or terminated. Reductions in our government contracts, unless offset by other military and commercial opportunities, could adversely affect our ability to sustain and grow our future sales and earnings.

Our revenues historically have been concentrated in a small number of contracts obtained through the U.S. Department of Defense and the loss of, or reduction in estimated revenue under, any of these contracts, or the inability to contract further with the U.S. Department of Defense could significantly reduce our revenues and harm our business.

Our revenues historically have been generated by a small number of contracts. During 2009, four contracts with the U.S. Department of Defense organizations represented approximately 72% of our revenue. During 2008, four contracts with the U.S. Department of Defense organizations and several purchase orders from JCB represented approximately 97% of our revenue. While we believe we have satisfied and continue to satisfy the terms of these contracts, there can be no assurance that we will continue to receive orders under such contracts. Our government customers generally have the right to cancel any contract, or ongoing or planned orders under any contract, at any time. If any of our significant contracts were canceled, or our customers reduce their orders under any of these contracts, or we were unable to contract further with the U.S. Department of Defense, our revenues could significantly decrease and our business could be severely harmed.

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We are required to redeem any outstanding Series A Convertible Preferred Stock, of which $15.0 million in stated value is outstanding, as of April 1, 2011. If we do not generate, raise or obtain access to funds sufficient to redeem our Series A Convertible Preferred Stock or if we fail to redeem such Preferred Stock, our cash flow could be adversely affected and our business significantly harmed.

On May 22, 2009, we entered into a Settlement Agreement, Waiver and Amendment with the holders of our Series A Convertible Preferred Stock, pursuant to which, among other things, we have agreed to redeem $7,500,000 in stated value of Series A Convertible Preferred Stock by December 31, 2009. We did not effect such redemption. As a result, in lieu of any other remedies or damages available to the holders of our Series A Convertible Preferred Stock, the redemption price payable by us increased by an amount equal to 10% of the stated value, and we amended our certificate of incorporation to (i) reduce the conversion price of the Series A Convertible Preferred Stock from $2.00 to $0.50 (which increased the number of shares of our common stock into which the Series A Convertible Preferred Stock is convertible) and (ii) grant the holders of Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our board of directors.

We currently have outstanding $15.0 million in stated value of our Series A Convertible Preferred Stock. The terms of such stock provide that we are to redeem any such stock outstanding as of April 1, 2011, as extended from December 31, 2010 pursuant to a waiver agreement between us and the holders of our Series A Convertible Preferred Stock dated April 8, 2010. We are seeking to raise capital or obtain access to funds sufficient to timely redeem our Series A Convertible Preferred Stock. If we are not successful and we do not timely redeem such preferred stock, our cash flow could be adversely affected and our business significantly harmed. For additional information, please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Series A Convertible Preferred Stock.

We are required to comply with complex laws and regulations relating to the procurement, administration and performance of U.S. government contracts, and the cost of compliance with these laws and regulations, and penalties and sanctions for any non-compliance could adversely affect our business.

We are required to comply with laws and regulations relating to the administration and performance of U.S. government contracts, which affect how we do business with our customers and impose added costs on our business. Among the more significant laws and regulations affecting our business are the following:

•	The Federal Acquisition Regulations: Along with agency regulations supplemental to the Federal Acquisition Regulations, comprehensively regulate the formation, administration and performance of federal government contracts;
•	The Truth in Negotiations Act: Requires certification and disclosure of all cost and pricing data in connection with contract negotiations;
•	The Cost Accounting Standards and Cost Principles: Imposes accounting requirements that govern our right to reimbursement under certain cost-based federal government contracts; and
•	Laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the export of certain products and technical data. We engage in international work falling under the jurisdiction of U.S. export control laws. Failure to comply with these control regimes can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. government.

Our contracting agency customers periodically review our performance under and compliance with the terms of our federal government contracts. We also routinely perform internal reviews. As a result of these reviews, we may learn that we are not in compliance with all of the terms of our contracts. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties or administrative sanctions, including:

•	Termination of contracts;
•	Forfeiture of profits;

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•	Cost associated with triggering of price reduction clauses;
•	Suspension of payments;
•	Fines; and
•	Suspension or debarment from doing business with federal government agencies.

If we fail to comply with these laws and regulations, we may also suffer harm to our reputation, which could impair our ability to win awards of contracts in the future or receive renewals of existing contracts. If we are subject to civil and criminal penalties and administrative sanctions or suffer harm to our reputation, our current business, future prospects, financial condition, and/or operating results could be materially harmed. In addition, we are subject to the industrial security regulations, protocols, and procedures of the U.S. Government as set forth in the National Industrial Security Program Operating Manual (NISPOM), which are designed to protect and safeguard classified information from unauthorized release to individuals and organizations not possessing a security clearance or the requisite level of clearance necessary to access that information. Accordingly, any failure to adhere to the requirements of the NISPOM could expose us to severe legal and administrative consequences, including, but not limited to, our suspension or debarment from government contracts, the revocation of our clearance, and the termination of our government contracts, the occurrence of any of which could substantially harm our existing business and preclude us from competing for or receiving future government contracts.

Government contracts are usually awarded through a competitive bidding process that entails risks not present in the acquisition of commercial contracts.

A significant portion of our contracts and task orders with the U.S. government is awarded through a competitive bidding process. We expect that much of the business we seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many government customers to increasingly purchase goods and services through indefinite delivery/indefinite quantity (IDIQ) contracts, General Services Administration (GSA) schedule contracts and other government-wide acquisition contracts (GWACs). These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring us to make sustained post- award efforts to realize revenue under each such contract. Competitive bidding presents a number of risks, including without limitation:

•	the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;
•	the substantial cost and managerial time and effort that we may spend to prepare bids and proposals for contracts that may not be awarded to us;
•	the need to estimate accurately the resources and cost structure that will be required to service any contract we are awarded; and
•	the expense and delay that may arise if our or our partners’ competitors protest or challenge contract awards made to us or our partners pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract.

If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected, and that could cause our actual results to be adversely affected. In addition, upon the expiration of a contract, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts would cause our actual results to be adversely affected.

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The U.S. government may reform its procurement or other practices in a manner adverse to us.

Because we derive a significant portion of our revenues from contracts with the U.S. government or its agencies, we believe that the success and development of our business will depend on our continued successful participation in federal contracting programs. The current administration has signed a Memorandum for the Heads of Executive Departments and Agencies on Government Contracting, which orders significant changes to government contracting, including the review of existing federal contracts to eliminate waste and the issuance of government-wide guidance to implement reforms aimed at cutting wasteful spending and fraud. The federal procurement reform called for in the Memorandum requires the heads of several federal agencies to develop and issue guidance on review of existing government contracts and authorizes that any contracts identified as wasteful or otherwise inefficient be modified or cancelled. If any of our contracts were to be modified or cancelled, our actual results could be adversely affected and we can give no assurance that we would be able to procure new U.S. Government contracts to offset the revenues lost as a result of any modification or cancellation of our contracts. In addition, there may be substantial costs or management time required to respond to government review of any of our current contracts, which could delay or otherwise adversely affect our ability to compete for or perform contracts. Further, if the ordered reform of the U.S. Government’s procurement practices involves the adoption of new cost-accounting standards or the requirement that competitors submit bids or perform work through teaming arrangements, that could be costly to satisfy or could impair our ability to obtain new contracts. The reform may also involve the adoption of new contracting methods to GSA or other government-wide contracts, or new standards for contract awards intended to achieve certain socio-economic or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the U.S. government may face restrictions from other new legislation or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the U.S. government may obtain from private contractors. These changes could impair our ability to obtain new contracts. Any new contracting methods could be costly or administratively difficult for us to implement and, as a result, could harm our operating results.

Our contracts with the U.S. government and its agencies are subject to audits and cost adjustments. Unfavorable government audits could force us to adjust previously reported operating results, could affect future operating results and could subject us to a variety of penalties and sanctions.

U.S. government agencies, including the Defense Contract Audit Agency (DCAA), routinely audit and investigate government contracts and government contractors’ incurred costs, administrative processes and systems. Certain of these agencies, including the DCAA, review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the adequacy of our internal control systems and policies, including our purchase, property, estimation, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with government requirements, we may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome of an audit by the DCAA or another government agency could cause actual results to be adversely affected and differ materially from those anticipated. If a government investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the U.S. government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these events could cause our actual results to be adversely affected.

A portion of our business depends upon obtaining and maintaining required security clearances, and our failure to do so could result in termination of certain of our contracts or cause us to be unable to bid or re-bid on certain contracts.

Obtaining and maintaining personal security clearances (PCLs) for employees involves a lengthy process, and it can be difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances, or if such employees who hold security clearances terminate their employment with us, the customer whose work requires cleared employees could

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terminate their contract with us or decide not to exercise available options, or to not renew it. To the extent we are not able to engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively re-bid on expiring contracts, which could adversely affect our business.

A facility security clearance (FCL) is an administrative determination by the Defense Security Service (DSS), a U.S. Department of Defense component, that a particular contractor facility has the requisite level of security, procedures, and safeguards to handle classified information requirements for access to classified information. Our ability to obtain and maintain FCLs has a direct impact on our ability to compete for and perform U.S. government contracts, the performance of which requires access to classified information. Our inability to so obtain or maintain any facility security clearance level could result in the termination, non-renewal or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

We may not realize the full amount of revenues reflected in our backlog, which could harm our operations and significantly reduce our future revenues.

There can be no assurances that our backlog estimates will result in actual revenues in any particular fiscal period because our customers may modify or terminate projects and contracts and may decide not to exercise contract options. We define backlog as the future revenue we expect to receive from our contracts. We include potential orders expected to be awarded under IDIQ contracts. Our revenue estimates for a particular contract are based, to a large extent, on the amount of revenue we have recently recognized on that contract, our experience in utilizing capacity on similar types of contracts, and our professional judgment. Our revenue estimate for a contract included in backlog can be lower than the revenue that would result from our customers utilizing all remaining contract capacity. Our backlog includes estimates of revenues the receipt of which require future government appropriation, option exercise by our clients and/or is subject to contract modification or termination. At December 31, 2009, our backlog was approximately $45.0 million, of which we estimate will all be realized in 2010. These estimates are based on our experience under such contracts and similar contracts, and we believe such estimates to be reasonable. However, we believe that the receipt of revenues reflected in our backlog estimate for the following twelve months will generally be more certain than our backlog estimate for periods thereafter. If we do not realize a substantial amount of our backlog, our operations could be harmed and our future revenues could be significantly reduced.

U.S. government contracts often contain provisions that are typically not found in commercial contracts and that are unfavorable to us, which could adversely affect our business.

U.S. government contracts contain provisions and are subject to laws and regulations that give the U.S. government rights and remedies not typically found in commercial contracts, including without limitation, allowing the U.S. government to:

•	terminate existing contracts for convenience, as well as for default;
•	establish limitations on future services that can be offered to prospective customers based on conflict of interest regulations;
•	reduce or modify contracts or subcontracts;
•	decline to make orders under existing contracts;
•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;
•	decline to exercise an option to renew a multi-year contract; and
•	claim intellectual property rights in products provided by us.

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The ownership, control or influence of our company by foreigners could result in the termination, non-renewal of or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

We are subject to industrial security regulations of the U.S. Department of Defense and other federal agencies that are designed to safeguard against unauthorized access by foreigners and others to classified and other sensitive information. If we were to come under foreign ownership, control or influence, our clearances could be revoked and our U.S. government customers could terminate, or decide not to renew, our contracts, and such a situation could also impair our ability to obtain new contracts and subcontracts. Any such actions would reduce our revenues and harm our business.

We depend on our suppliers and one, in particular, currently provides us with approximately 42% of our supply needs. If we cannot obtain certain components for our products or we lose any of our key suppliers, we would have to develop alternative designs that could increase our costs or delay our operations.

We depend upon a number of suppliers for components of our products. Of these suppliers, Action Group supplied approximately 42% of the total purchases during the year ended December 31, 2009. Moreover, Action Group supplied all of our steel pieces and hardware. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised through the loss of, or impairment of the relationship with, any of our key suppliers or otherwise, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, we would need to select new suppliers, redesign or reconstruct processes we use to build our transparent and opaque armored products. We may not be able to manufacture one or more of our products for a period of time, which could materially adversely affect our business, results from operations and financial condition.

If we fail to keep pace with the ever-changing market of security-related defense products, our revenues and financial condition will be negatively affected.

The security-related defense product market is rapidly changing, with evolving industry standards. Our future success will depend in part upon our ability to introduce new products, designs, technologies and features to meet changing customer requirements and emerging industry standards; however, there can be no assurance that we will successfully introduce new products or features to our existing products or develop new products that will achieve market acceptance. Any delay or failure of these products to achieve market acceptance would adversely affect our business. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete. Should we fail to keep pace with the ever-changing nature of the security-related defense product market, our revenues and financial condition will be negatively affected.

We believe that, in order to remain competitive in the future, we will need to continue to invest financial resources to develop new and adapt or modify our existing offerings and technologies, including through internal research and development, acquisitions and joint ventures or other teaming arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new offerings and technologies. Due to the design complexity of our products, we may in the future experience delays in completing the development and introduction of new products. Any delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our offerings will develop or continue to expand as we currently anticipate. The failure of our technology to gain market acceptance could significantly reduce our revenues and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing technologies which gain market acceptance in advance of our products.

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We may be subject to personal liability claims for our products and if our insurance is not sufficient to cover such claims, our expenses may increase substantially.

Our products are used in applications where the failure to use our products properly or their malfunction could result in bodily injury or death, and we may be subject to personal liability claims. Although we currently maintain general liability insurance which includes $1 million of product liability coverage, our insurance may not be adequate to cover such claims. As a result, a significant lawsuit could adversely affect our business. We may be exposed to liability for personal injury or property damage claims relating to the use of our products. Any future claim against us for personal injury or property damage could materially adversely affect our business, financial condition, and results of operations and result in negative publicity. We currently maintain insurance for this type of liability as well as seek Support Antiterrorism by Fostering Effective Technologies Act of 2002 (also known as the SAFETY Act) certification for our products where we deem appropriate. However, although we maintain insurance coverage, we may experience legal claims outside of our insurance coverage, or in excess of our insurance coverage, or that insurance will not cover. Even if we are not found liable, the costs of defending a lawsuit can be high.

We are subject to substantial competition.

We are subject to significant competition that could harm our ability to win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational, defense and aerospace firms. Most of our competitors have considerably greater financial, marketing and technological resources than we do, which may make it difficult to win new contracts and we may not be able to compete successfully. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition and larger customer bases. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

We must comply with environmental regulations or we may have to pay expensive penalties or clean up costs.

We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, discharge and disposal of, hazardous or toxic substances or wastes to manufacture our products. We must comply with certain requirements for the use, management, handling, and disposal of these materials. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high. Authorities may also force us to suspend production, alter our manufacturing processes, or stop operations if we do not comply with these laws and regulations.

We may not be able to adequately safeguard our intellectual property rights and trade secrets from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.

We rely on a combination of trade secrets, trademarks, and other intellectual property laws, nondisclosure agreements and other protective measures to preserve our proprietary rights to our products and production processes.

We currently have five utility and one provisional U.S. pending patent applications. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. We have not emphasized, and do not presently intend to emphasize, patents as a source of significant competitive advantage, however, if we are issued patents we intend to seek to enforce them as commercially appropriate.

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These measures afford only limited protection and may not preclude competitors from developing products or processes similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and we may face other obstacles to enforcing our intellectual property rights outside the United States including the ability to enforce judgments, the possibility of conflicting judgments among courts and tribunals in different jurisdictions and locating, hiring and supervising local counsel in such other countries.

Although we implement protective measures and intend to defend our proprietary rights, these efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights could be expensive, require management’s attention and might not bring us timely or effective relief.

Furthermore, third parties may assert that our products or processes infringe their patent or other intellectual property rights. Our patents, if granted, may be challenged, invalidated or circumvented. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief, which could effectively block the distribution or sale of allegedly infringing products. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms, if at all.

We depend on management and other key personnel and we may not be able to execute our business plan without their services.

Our success and our business strategy depend in large part on our ability to attract and retain key management and operating personnel. Such individuals are in high demand and are often subject to competing employment offers. We depend to a large extent on the abilities and continued participation of our executive officers and other key employees. We presently maintain “key man” insurance on Anthony Piscitelli, our President and Chief Executive Officer. We believe that, as our activities increase and change in character, additional experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we may not be able to hire them when required, or have the ability to retain them.

We may partner with foreign entities, and domestic entities with foreign contacts, which may affect our business plans by increasing our costs.

We recognize that there may be opportunities for increased product sales in both the domestic and global defense markets. We have recently initiated plans to strategically team with foreign entities as well as domestic entities with foreign business contacts in order to better compete for both domestic and foreign military contracts. In order to implement these plans, we may incur substantial costs which may include additional research and development, prototyping, hiring personnel with specialized skills, implementing and maintaining technology control plans, technical data export licenses, production, product integration, marketing, warehousing, finance charges, licensing, tariffs, transportation and other costs. In the event that working with foreign entities and/or domestic entities with foreign business contacts proves to be unsuccessful, this strategy may ineffectively use our resources which may affect our profitability and the costs associated with such work may preclude us from pursuing alternative opportunities.

We are presently classified as a small business and the loss of our small business status may adversely affect our ability to compete for government contracts.

We are presently classified as a small business as determined by the Small Business Administration based upon the North American Industry Classification Systems (NAICS) industry and product specific codes which are regulated in the United States by the Small Business Administration. While we do not presently derive a substantial portion of our business from contracts which are set-aside for small businesses, we are able to bid on small business set-aside contracts as well as contracts which are open to non-small business entities. It is also possible that we may become more reliant upon small business set-aside contracts. Our continuing growth may cause us to lose our designation as a small business, and additionally, as the NAICS codes are periodically revised, it is possible that we may lose our status as a small business and may sustain an adverse impact

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on our current competitive advantage. The loss of small business status could adversely impact our ability to compete for government contracts, maintain eligibility for special small business programs and limit our ability to partner with other business entities which are seeking to team with small business entities as may be required under a specific contract.

We intend to pursue international sales opportunities which may require export licenses and controls and result in the commitment of significant resources and capital.

In order to pursue international sales opportunities, we have initiated a program to obtain product classifications, commodity jurisdictions, licenses, technology control plans, technical data export licenses and export related programs. Due to our diverse products, it is possible that some products may be subject to classification under the United States State Department International Traffic in Arms Regulations (ITAR). In the event that a product is classified as an ITAR-controlled item, we will be required to obtain an ITAR export license. While we believe that we will be able to obtain such licenses, the denial of required licenses and/or the delay in obtaining such licenses may have a significant adverse impact on our ability to sell products internationally. Alternatively, our products may be subject to classification under the United States Commerce Department’s Export Administration Regulations (EAR). We also anticipate that we may be required to comply with international regulations, tariffs and controls and we intend to work closely with experienced freight forwarders and advisors. We anticipate that an internal compliance program for international sales will require the commitment of significant resources and capital.

Increases in our international sales may expose us to unique and potentially greater risks than are presented in our domestic business, which could negatively impact our results of operations and financial condition.

If our international sales grow, we may be exposed to certain unique and potentially greater risks than are presented in our domestic business. International business is sensitive to changes in the budgets and priorities of international customers, which may be driven by potentially volatile worldwide economic conditions, regional and local economic and political factors, as well as U.S. foreign policy. International sales will also expose us to local government laws, regulations and procurement regimes which may differ from U.S. Government regulation, including import-export control, exchange control, investment and repatriation of earnings, as well as to varying currency and other economic risks. International contracts may also require the use of foreign representatives and consultants or may require us to commit to financial support obligations, known as offsets, and provide for penalties if we fail to meet such requirements. As a result of these and other factors, we could experience award and funding delays on international projects or could incur losses on such projects, which could negatively impact our results of operations and financial condition.

We have made, and expect to continue to make, strategic acquisitions and investments, and these activities involve risks and uncertainties.

In pursuing our business strategies, we continually review, evaluate and consider potential investments and acquisitions. In evaluating such transactions, we are required to make difficult judgments regarding the value of business opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, acquisitions and investments involve certain other risks and uncertainties, including the difficulty in integrating newly-acquired businesses, the challenges in achieving strategic objectives and other benefits expected from acquisitions or investments, the diversion of our attention and resources from our operations and other initiatives, the potential impairment of acquired assets and the potential loss of key employees of the acquired businesses.

The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position or results of operations.

We are defendants in a number of litigation matters. These matters may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in the litigation matters to which we have been named a party and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable

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to us. An adverse resolution or outcome of any of these lawsuits, claims, demands or investigations could have a negative impact on our financial condition, results of operations and liquidity. Please see “Business — Legal Proceedings” below.

Unanticipated changes in our tax provisions or exposure to additional income tax liabilities could affect our profitability.

We are subject to income taxes in the United States. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Furthermore, changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain sales or the deductibility of certain expenses, thereby affecting our income tax expense and profitability. Although we believe our tax estimates are reasonable, the final determination of tax audits could be materially different from our historical income tax provisions and accruals. Additionally, changes in the geographic mix of our sales could also impact our tax liabilities and affect our income tax expense and profitability.

Risks Relating to Our Common Stock

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to report accurately our financial results. This could have a material adverse effect on our share price.

Effective internal controls are necessary for us to provide accurate financial reports. We completed documenting and testing our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002 and the related rules of the SEC, which require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting and our independent registered public accounting firm to issue a report on that assessment.

As a result of the material weaknesses identified during the course of our evaluation of our controls and procedures, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure. We identified material weaknesses in our period-end financial close processes and general computing controls. To address these material weaknesses, we intend to engage outside experts to provide counsel and guidance in areas where we cannot economically maintain the required expertise internally. Please see Part II. Item 9A. for further discussion.

There can be no assurance that we will maintain adequate controls over our financial processes and reporting in the future or that those controls will be adequate in all cases to uncover inaccurate or misleading financial information that could be reported by members of management. If our controls failed to identify any misreporting of financial information or our management or independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information and the trading price of our shares could drop significantly. In addition, we could be subject to sanctions or investigations by the stock exchange upon which our common stock may be listed, the SEC or other regulatory authorities, which would require additional financial and management resources.

Volatility of our stock price could adversely affect stockholders.

The market price of our common stock could fluctuate significantly as a result of:

•	quarterly variations in our operating results;
•	cyclical nature of defense spending;
•	interest rate changes;
•	changes in the market’s expectations about our operating results;
•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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•	changes in financial estimates and recommendations by securities analysts concerning our company or the defense industry in general;
•	operating and stock price performance of other companies that investors deem comparable to us;
•	news reports relating to trends in our markets;
•	changes in laws and regulations affecting our business;
•	material announcements by us or our competitors;
•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;
•	general economic and political conditions such as recessions and acts of war or terrorism; and
•	other matters discussed in Risk Factors.

Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor’s investment in our company.

We currently do not intend to pay dividends on our common stock and consequently your only opportunity to achieve a return on your investment is if the price of common stock appreciates.

We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Agreements governing future indebtedness will likely contain similar restrictions on our ability to pay cash dividends. Consequently, your only opportunity to achieve a return on your investment in the common stock of our company will be if the market price of our common stock appreciates and you sell your common stock at a profit.

In addition, under the Certificate of Designations for our Series A Convertible Preferred Stock, an affirmative vote at a meeting duly called or the written consent without a meeting of the holders of such preferred stock representing at least a majority of then outstanding shares of Series A Convertible Preferred Stock is required for us to pay dividends or any other distribution on our common stock.

Provisions in our certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our stock.

Our amended and restated certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

•	establish a classified board of directors so that not all members of our board of directors are elected at one time;
•	provide that directors may only be removed “for cause” and only with the approval of 66 2/3 percent of our stockholders;
•	provide that only our board of directors can fill vacancies on the board of directors;
•	require super-majority voting to amend our bylaws or specified provisions in our certificate of incorporation;
•	authorize the issuance of “blank check” preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;
•	limit the ability of our stockholders to call special meetings of stockholders;
•	prohibit common stockholder action by written consent, which requires all common stockholder actions to be taken at a meeting of our stockholders;

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•	provide that the board of directors is expressly authorized to adopt, amend, or repeal our bylaws, subject to the rights of our stockholders to do the same by super-majority vote of stockholders; and
•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company.

These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Shares of stock issuable pursuant to our stock options, warrant and Series A Convertible Preferred Stock may adversely affect the market price of our common stock.

As of April 12, 2010, we had outstanding stock options to purchase an aggregate of 2,330,000 shares of common stock under our 2007 Incentive Compensation Plan and warrants to purchase an aggregate of 1,448,681 shares of common stock. In addition, we have 2,082,500 shares of common stock reserved for issuance under our 2007 Incentive Compensation Plan and 30,000,000 shares reserved for issuance upon the conversion of our Series A Convertible Preferred Stock. Our outstanding warrants and Series A Convertible Preferred Stock also contain provisions that increase, subject to limited exceptions, the number of shares of common stock that may be acquired upon the conversion or exercise of such securities in the event we issue (or are deemed to have issued) shares of our common stock at a per share price that is less than their then existing exercise price, in the case of the warrants, and conversion price, in the case of the Series A Convertible Preferred Stock. The exercise of the stock options and warrants would further reduce a stockholder’s percentage voting and ownership interest. Further, the stock options and warrants are likely to be exercised when our common stock is trading at a price that is higher than the exercise price of these options and warrants, and we would be able to obtain a higher price for our common stock than we will receive under such options and warrants. The exercise, or potential exercise, of these options and warrants or conversion of our Series A Convertible Preferred Stock could adversely affect the market price of our common stock and adversely affect the terms on which we could obtain additional financing.

Future sales, or the availability for sale, of our common stock may cause our stock price to decline.

We have registered shares of our common stock that are subject to outstanding stock options, or reserved for issuance under our stock option plan, which shares can generally be freely sold in the public market upon issuance. Pursuant to a settlement with the holders of our Series A Convertible Preferred Stock in May 2009, we also have registered the resale of up to 5,695,505 shares of our common stock and intend to register an additional 2,115,000 shares of our common stock held by such preferred stockholders. Sales, or the availability for sale, of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and could materially impair our future ability to raise capital through offerings of our common stock.

The continued listing of our common stock on the NYSE Amex is subject to compliance with their continued listing requirements. While we have not received any notice of an intent to delist our common stock, if such stock were delisted, the ability of investors in our common stock to make transactions in such stock would be limited.

Our common stock is listed on the NYSE Amex, a national securities exchange. Continued listing of our common stock on the NYSE Amex requires us to meet continued listing requirements set forth in the NYSE Amex’s Company Guide. These requirements include both quantitative and qualitative standards. While we have not received any notice of an intent to delist our common stock, investors should be aware that if the NYSE Amex were to delist our common stock from quotation on its exchange, this would limit investors’ ability to make transactions in our common stock.

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Item 2. Properties

Our principal offices are located at 230 Duffy Avenue, Hicksville, NY 11801 and are approximately 117,000 square feet. On February 25, 2010, we secured a facility (72,000 square feet) in Lillington, North Carolina for our architectural hardening and perimeter defense business to address the continued and anticipated growth of this portion of our business, which is currently used by American Physical Security Group, one of our subsidiaries. We also have a leased property (2,000 square feet) in Virginia which is used as a satellite office near Marine Corps Base Quantico in Virginia. We do not own any real property.

We believe that our current facilities are suitable and adequate to meet our current needs. We maintain insurance coverage against losses, including fire, casualty and theft, for each of our locations in amounts we believe to be adequate.

Item 3. Legal Proceedings

On July 10, 2007, we filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor’s President and owner, Glenn Harris, and a designer, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court’s order, we filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney’s fees and the costs of suit. Defendants filed an answer to the amended complaint on April 16, 2008. Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res judicata. We filed opposition to the motion. The defendants motion and a subsequent application for an immediate interlocutory appeal were denied. A mediation settlement conference was held on October 31, 2008, which was unsuccessful. The defendants filed a second motion for summary judgment that was denied in May, 2009. After that denial, discovery continued. A second mediation settlement conference was held in July 2009. As a result of that conference, the parties requested that the Court stay discovery and the trial for a period of sixty (60) days. On August 5, 2009, the Court vacated all dates in this action and removed the case from its active caseload. On October 2, 2009, the parties submitted to the Court a joint status report informing the Court that a settlement was expected to be finalized within twenty (20) days. On November 30, 2009, the parties entered into a settlement agreement. Pursuant to the settlement agreement, we received $250,000 and are also entitled to receive a percentage of the proceeds Gypsy Rack may receive as a result of an ongoing lawsuit Gypsy Rack has initiated against certain insurance companies, which involves claims for certain fees, costs and expenses incurred in this lawsuit. On December 15, 2009, upon receipt of the $250,000, we filed a Stipulation of Dismissal with the Court. On December 16, 2009, the Court entered an order dismissing this case.

On February 29, 2008, Roy Elfers, a former employee commenced an action against us for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. We filed an answer to the complaint. The parties have completed the discovery and taking depositions. We believe meritorious defenses to the claims exist and we intend to vigorously defend this action.

On March 4, 2008, Thomas Cusack, our former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. Mr. Cusack seeks damages in excess of $3,000,000. On April 2, 2008, we filed a response to the charges. We believe the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, Mr. Cusack also commenced a second action against us for breach of contract and related issues arising from his termination of employment in New York State

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Supreme Court, Nassau County. On May 7, 2008, we served a motion to dismiss the complaint, and on or about September 26, 2008, the Court dismissed several claims (tortious interference with a contract, tortious interference with economic opportunity, fraudulent inducement to enter into a contract and breach of good faith and fair dealing). The remaining claims are Mr. Cusack’s breach of contract claims and claims seeking the lifting of the transfer restrictions on his stock, as well as one claim for conversion of his personal property which Mr. Cusack has also asserted against our chief executive officer, chief operating officer and chief financial officer. On or about October 13, 2008, Mr. Cusack filed an amended complaint as to the remaining claims, and on November 5, 2008, we filed an answer to the complaint and filed counterclaims against Mr. Cusack for fraud. The parties have completed the discovery and scheduled depositions. We believe meritorious defenses to the claims exist and we intend to vigorously defend this action.

Item 4. (Removed and Reserved)

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PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market for Common Stock

Our common stock has been traded on the NYSE Amex (formerly known as the American Stock Exchange) under the symbol “EAG” since May 30, 2008. The following table sets forth, for the calendar quarter indicated, the quarterly high and low closing sale prices of our common stock, as reported on the NYSE Amex.

	High	Low
Fiscal Year Ended December 31, 2008
Second quarter (commencing May 30, 2008)	$1.80	$1.01
Third quarter	$1.22	$0.83
Fourth quarter	$1.02	$0.43
Fiscal Year Ended December 31, 2009
First quarter	$1.00	$0.44
Second quarter	$0.73	$0.49
Third quarter	$0.60	$0.43
Fourth quarter	$0.52	$0.31

As of April 12, 2010, there were approximately 270 record holders of our common stock and 2 record holders of our Series A Convertible Preferred Stock. These figures do not reflect persons or entities that hold their stock in nominee or “street” name through various brokerage firms.

Dividends

We have not paid any dividends on our common stock to date and do not anticipate paying any dividends in the foreseeable future. We intend to retain future earnings, if any, in the operation and expansion of our business. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deemed relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Under the Certificate of Designations for our Series A Convertible Preferred Stock, an affirmative vote at a meeting duly called or the written consent without a meeting of the holders of such preferred stock representing at least a majority of then outstanding shares of Series A Convertible Preferred Stock is required for us to pay dividends or any other distribution on our common stock.

Equity Compensation Plan Information

As of December 31, 2009, the following equity securities of our company are authorized for issuance, aggregated as follows, pursuant to our compensation plans (including individual compensation arrangements):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders	2,230,000	$1.81	2,395,000
Equity compensation plans not approved by security holders	—	—	—

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Recent Sales of Unregistered Securities

As of December 31, 2009, we issued an aggregate of 1,080,000 shares of our common stock to the holders of our Series A Convertible Preferred Stock as dividends for the fourth quarter of 2009 pursuant to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock. We relied on the exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

Item 6. Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this Item 6.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this annual report. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this annual report, particularly in “Risk Factors” in Item 1A.

Overview

We are a defense and security products company engaged in three business areas: customized transparent and opaque armor solutions for construction equipment and tactical and non-tactical transport vehicles used by the military; architectural hardening and perimeter defense, such as bullet and blast resistant transparent armor, walls and doors, as well as vehicle anti-ram barriers such as bollards, steel gates and steel wedges that deploy out of the ground; and tactical training products and services consisting of our live-fire interactive T2 Tactical Training System and our American Institute for Defense and Tactical Studies.

We primarily serve the defense market and our sales are highly concentrated within the U.S. government. Our customers include various branches of the U.S. military through the U.S. Department of Defense and to a much lesser extent other U.S. government, law enforcement and correctional agencies as well as private sector customers.

Our recent historical revenues have been generated primarily from a limited number of large contracts and a series of purchase orders from a single customer. To continue expanding our business, we are seeking to broaden our customer base and to diversify our product and service offerings. Our strategy to increase our revenue, grow our company and increase stockholder value involves the following key elements:

•	increase exposure to military platforms in the U.S. and internationally;
•	develop strategic alliances and form strategic partnerships with original equipment manufacturers (OEMs);
•	capitalize on increased homeland security requirements and non-military platforms;
•	focus on an advanced research and development program to capitalize on increased demand for new armor materials; and
•	pursue strategic acquisitions.

We are pursuing each of these growth strategies simultaneously, and expect one or more of them to result in additional revenue opportunities within the next 12 months.

Sources of Revenues

We derive our revenues by fulfilling orders under master contracts awarded by branches of the United States military, law enforcement and corrections agencies and private companies involved in the defense market and other customer purchase orders. Under these contracts and purchase orders, we provide customized transparent and opaque armor products for transport and construction vehicles used by the military, group

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protection kits and spare parts. We also derive revenues from sales of our architectural hardening and perimeter defense products, which we sometimes refer to as physical security products. To date, we have generated nominal revenues from our T2 and other training solutions and we are evaluating the continued offering of such training products and services and expect to continue that process over the next several months.

As noted in the section entitled “Business Backlog,” we have $45.0 million of contract backlog as of December 31, 2009, which we estimate will be filled in 2010. Accordingly, in order to maintain our current revenue levels and to generate revenue growth, we will need to win more contracts with the U.S. government and other commercial entities, achieve significant penetration into critical infrastructure and public safety protection markets, and successfully further develop our relationships with OEM’s and strategic partners. Notwithstanding the possible significant troop reductions in Afghanistan and Iraq, we expect that demand in those countries for armored military construction vehicles will continue in order to repair significant war damage and for nation-building purposes. In addition, we are exploring interest in armored construction equipment in other countries with mine-infested regions.

We continue to aggressively bid on projects and are in preliminary talks with a number of international firms to pursue long-term government and commercial contracts, including with respect to Homeland Security. While no assurances can be given that we will obtain a sufficient number of contracts or that any contracts we do obtain will be of significant value or duration, we are confident that we will continue to have the opportunity to bid and win contracts as we have in 2009.

Cost of Revenues and Operating Expenses

Cost of Revenues.  Cost of revenues consists of parts, direct labor and overhead expenses incurred for the fulfillment of orders under contract. These costs are charged to expense upon completion and acceptance of an order. Costs of revenue also includes the costs of prototyping and engineering, which are expensed upon completion of an order as well. These costs are included as costs of revenue because they are incurred to modify products based upon government specifications and are reimbursable costs within the contract. These costs for the production of goods under contract are expensed when they are complete. We allocate overhead expenses such as employee benefits, computer supplies, depreciation for computer equipment and office supplies based on personnel assigned to the job. As a result, indirect overhead expenses are included in cost of revenues and each operating expense category.

Sales and Marketing.  Expenses related to sales and marketing consist primarily of compensation for our sales and marketing personnel, sales commissions and incentives, trade shows and related travel. Sales and marketing costs are charged to expense as incurred. As we have implemented various cost cutting measures, we expect that in 2010, sales and marketing expenses will decrease.

Research and Development.  Research and development expenses are incurred as we perform ongoing evaluations of materials and processes for existing products, as well as the development of new products and processes. We expect that in 2010, research and development expenses will increase in absolute dollars as we upgrade and extend our service offerings and develop new protections products, but will remain relatively consistent or decrease slightly as a percentage of revenues. Research and development costs are charged to expense as incurred.

General and Administrative.  General and administrative expenses consist of compensation and related expenses for finance, accounting, administrative, legal, professional fees, other corporate expenses and allocated overhead. We expect that in 2010, general and administrative expenses will decrease in absolute dollars and decrease as a percentage of revenues due to cost cutting measures implemented at the end of 2009.

General and Administrative Salaries.  General and administrative salaries expenses consist of compensation for the officers, and IT, design and engineering personnel. We expect that in 2010, general and administrative salaries expenses will decrease in absolute dollars and decrease as a percentage of revenues due to the cost cutting measures, which include reduction in labor costs, implemented at the end of 2009.

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Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in Note 1 to the consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue and Cost Recognition.  We recognize revenue in accordance with Accounting Standards Codification (ASC) 605, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met: (a) persuasive evidence of the arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller’s price to the buyer is fixed and determinable and (d) collectability is reasonably assured. Under this provision, revenue is recognized upon delivery and acceptance of the order.

We recognize revenue and report profits from purchases orders filled under master contracts when an order is complete, as defined below. Purchase orders received under master contracts may extend for periods in excess of one year. Purchase order costs are accumulated as deferred assets and billings and/or cash received are charged to a deferred revenue account during the periods of construction. However, no revenues, costs or profits are recognized in operations until the period upon completion of the order. An order is considered complete when all costs, except insignificant items, have been incurred and, the installation or product is operating according to specification or the shipment has been accepted by the customer. Provisions for estimated contract losses are made in the period that such losses are determined. As of December 31, 2009, there were no such provisions made.

All costs associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred asset called “Costs in Excess of Billings on Uncompleted Contracts.” Upon completion of a purchase order, such associated costs are then reclassified from the balance sheet to the statement of operations as costs of revenue.

Stock-Based Compensation.  Stock based compensation consists of stock or options issued to employees, directors and contractors for services rendered. We account for the stock issued using the estimated current market price per share at the date of issuance. Such cost is recorded as compensation in our statement of operations at the date of issuance.

In December 2007, we adopted our 2007 Incentive Compensation Plan pursuant to which we have issued and intend to issue stock-based compensation from time to time, in the form of stock, stock options and other equity based awards. Our policy for accounting for such compensation in the form of stock options is as follows:

We have adopted the provisions of ASC 718 “Compensation — Stock Compensation”. In accordance with ASC 718, we use the Black-Scholes option pricing model to measure the fair value of our option awards. The Black-Scholes model requires the input of highly subjective assumptions including volatility, expected term, risk-free interest rate and dividend yield. In 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, as codified in ASC 718-10-599, which provides supplemental implementation guidance for ASC 718.

Because we have only recently become a public entity, we will have a limited trading history. The expected term of an award is based on the “simplified” method allowed by ASC 718-10-599, whereby the expected term is equal to the period of time between the vesting date and the end of the contractual term of the award. The risk-free interest rate will be based on the rate on U.S. Treasury zero coupon issues with maturities consistent with the estimated expected term of the awards. We have not paid and do not anticipate paying a dividend on our common stock in the foreseeable future and accordingly, use an expected dividend yield of zero. Changes in these assumptions can affect the estimated fair value of options granted and the related compensation expense which may significantly impact our results of operations in future periods.

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Stock-based compensation expense recognized will be based on the estimated portion of the awards that are expected to vest. We will apply estimated forfeiture rates based on analyses of historical data, including termination patterns and other factors.

We recognized $261,362 and $211,747 in stock compensation expense during the years ended December 31, 2009 and December 31, 2008, respectively.

Fair Value Measurements.  We have adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures” (ASC 820). ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments. ASC 820 was effective for financial assets and liabilities on January 1, 2008. The statement deferred the implementation of the provisions of ASC 820 relating to certain non-financial assets and liabilities until January 1, 2009.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, whether using an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques requires significant judgment and are primarily dependent upon the characteristics of the asset or liability, the principal (or most advantageous) market in which participants would transact for the asset or liability and the quality and availability of inputs. Inputs to valuation techniques are classified as either observable or unobservable within the following hierarchy:

•	Level 1 Inputs: These inputs come from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2 Inputs: These inputs are other than quoted prices that are observable, for an asset or liability. This includes: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 Inputs: These are unobservable inputs for the asset or liability which require the company’s own assumptions.

Series A Convertible Preferred Stock, Investor Warrants and Placement Agent Warrants

Series A Convertible Preferred Stock.  The Series A Convertible Preferred Stock (or Series A Preferred) is mandatorily redeemable on April 1, 2011 and convertible into shares of common stock at $0.50 per share subject to adjustment should we issue future common stock at a lesser price. As a result we elected to record the hybrid instrument, preferred stock and conversion option together, at fair value. Subsequent reporting period changes in fair value are to be reported in the statement of operations.

The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to the Placement Agent in connection with the transaction, must be allocated to the instruments based upon relative fair value upon issuance as they must be measured initially at fair value. Therefore, after the initial recording of the Series A Preferred based upon net proceeds received, the carrying value of the Series A Preferred must be adjusted to the fair value at the date of issuance, with the difference recorded as a gain or loss. On March 7, 2008, the date of initial issuance, we recorded a derivative liability of $9.8 million. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $3.6 million. These liabilities were subsequently adjusted to fair value as of December 31, 2009 and 2008, which resulted in a loss of $325,837 million and a gain of $2.9 million for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009 and 2008, the Series A Preferred liability was $12.4 million and $10.9 million, respectively.

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Derivative Warrants

Investor Warrants.  The warrants issued to the investors in the Series A Preferred (or Investor Warrants) meet the criteria under ASC 815 “Derivatives and Hedging”. Under ASC 815, the warrants are recorded at fair value upon the date of issuance, with changes in the value fair value recognized as a gain or loss as they occur. On March 7, 2008, the date of initial issuance, we recorded a derivative liability of $1.1 million. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $0.4 million. As of December 31, 2009, the Investor Warrant liability was $0 as such warrants were no longer outstanding. We recorded a loss of approximately $95,000 on the change in fair value in the statement of operations for the year ended December 31, 2009.

On May 22, 2009 we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (or Settlement Agreement) pursuant to which, among other things, the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share. The warrants were exercised in full during May and June, 2009 and the Investor Warrant liability was accordingly reclassified to Additional Paid In Capital.

For additional information, see “Liquidity and Capital Resources — Series A Convertible Preferred Stock” below.

Placement Agent Warrants.  The warrants issued to the Placement Agent with respect to the sale of the Series A Preferred and Investor Warrants (or Placement Agent Warrants) were accounted for as a transaction cost associated with the issuance of the Series A Preferred. The Placement Agent Warrants are recorded at fair value at the date of issuance. Under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, as codified in ASC 815, we satisfy the criteria for classification of the Placement Agent Warrants as equity on the date of issuance. We have recorded the corresponding amount recorded as a Deferred Financing Cost since the Series A Preferred and Investor Warrants are classified as liabilities and are amortized as additional financing costs over the term of the Series A Preferred using the interest method. At the date of each issuance, we recorded $1.0 million and $0.4 million in deferred financing costs. Effective January 1, 2009, we were required to analyze these instruments in accordance with EITF 07-5 as codified in ASC 815-40. Based on our analysis, the Placement Agent Warrants include price protection provisions whereby the exercise price could be adjusted upon certain financing transaction at a lower price per share and could no longer be viewed as indexed to our common stock. As a result, we accounted for these warrants as a “derivative” under ASC 815 and recorded as liabilities at fair value on January 1, 2009 of approximately $92,000. The fair value of these warrants was approximately $30,000 as of December 31, 2009 and we recorded gain of approximately $62,000 on the change in fair value in the statement of operations for the year ended December 31, 2009.

2005 Warrants and 2006 Warrants.  Upon issuance, warrants issued to the placement agent with respect to our sale of common stock in 2005 (2005 Warrants) and 2006 (2006 Warrants) met the requirements for equity classification set forth in EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock”, and SFAS No. 133 as codified in ASC 815. However, effective January 1, 2009, we were required to analyze these instruments in accordance with EITF 07-5 as codified in ASC 815-40. Based on our analysis, the 2005 Warrants and 2006 Warrants include price protection provisions whereby the exercise price could be adjusted upon certain financing transaction at a lower price per share and could no longer be viewed as indexed to our common stock. As a result, the 2005 Warrants and 2006 Warrants were accounted for as “derivatives” under ASC and recorded as liabilities at fair value on January 1, 2009 of $74,032. The fair value of these warrants was approximately $6,000 as of December 31, 2009 and we recorded gain of approximately $68,000 on the change in fair value in the statement of operations for the year ended December 31, 2009.

Debt Extinguishment.  We accounted for the effects of the May 22, 2009 settlement agreement (see Note 1) of the accompanying consolidated financial statements) in accordance with the guidelines enumerated in EITF Issue No. 96-19 “Debtor’s Accounting for a Modification of Exchange of Debt Instruments” as codified in ASC 470-50. ASC 470-50 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt.

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ASC 470-50 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modifications.

We evaluated the modification of the payment terms and the related adjustment to financial instruments to determine whether these modifications resulted in the issuance of a substantially different instrument. We determined after giving effect to the changes in the due dates of payments and the consideration paid to the debt holders, in the form of reduced conversion and exercise prices, that we had issued substantially different debt instruments, which resulted in a constructive extinguishment of the original debt instrument. Accordingly, we recorded a loss on the extinguishment of debt in the amount of $2,613,630 which represented the difference in the carrying value of the old debt and fair value of the new debt. The debt instrument charge is included in the accompanying statement of operations for the year ended December 31, 2009.

Consolidated Results of Operations

The following discussion should be read in conjunction with the information set forth in the consolidated financial statements and the related notes thereto appearing elsewhere in this report.

Comparison of Years Ended December 31, 2009 and 2008

Revenues.  Revenues for 2009 from continuing operations were $45.9 million, an increase of $10.3 million or 28.9%, from revenues of $35.6 million for 2008. The increase in revenues from 2008 to 2009 was due primarily to increased order fulfillment under our Marine Corp Contract No. M67854-07-D-5069 during the year ended December 31, 2009 as compared to 2008, including the orders that were delayed from the fourth quarter of 2008 into the first and second quarters of 2009. The revenue increase also was due to additional sales generated from our physical security product business for the year ended December 31, 2009 of $4.5 million an increase of $2.5 million or 125% over revenues of $2.0 million for the year ended December 31, 2008.

Revenues from our discontinued operations for the year ended December 31, 2008 were $1.3 million. There were no revenues generated from discontinued operations during the year ended December 31, 2009.

Cost of Revenues.  Cost of revenues from continuing operations for the year ended December 31, 2009 was $33.9 million, an increase of $9.2 million, or 37.2%, over cost of revenues of $24.7 million for the year ended December 31, 2008. The increase was primarily attributed to additional production costs incurred for the year ended December 31, 2009 resulting from increased sales from our physical security product business and increased production under the Marine Corps contract mentioned above as well as increased sales of certain of our CPKs, which have lower gross margins than our other CPKs, as compared to the year ended December 31, 2008.

Cost of revenue from discontinued operation for the year ended December 31, 2008 was $0.6 million. There were no costs of revenues generated from discontinued operations for the year ended December 31, 2009.

Gross Profit Margin.  The gross profit margin from continuing operations for the year ended December 31, 2009 was $12.0 million, or 26.1% of revenue, as compared to $10.9 million, or 30.6% of revenue, for the year ended December 31, 2008. The decrease in gross profit margin percentage from continuing operations from the year ended December 31, 2009 to the year ended December 31, 2008 was due primarily to the following:

•	Significantly higher sales under our Marine Corps contract mentioned above in 2009 and 2008 of product with lower gross profit margins; and
•	An aggressive sales program with OEM vendors of our armor solutions that resulted in a lower gross profit margin for such armor solutions in 2009.

Sales and Marketing Expenses.  Sales and marketing expenses for the year ended December 31, 2009 and December 30, 2008 remained unchanged at $2.7 million, respectively. Although we expected to increase

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our sales and marketing as our revenues increased for 2009, during the second half of 2009, we have sought to keep such expenses relatively low as we continue to monitor our costs. There were no sales or marketing expenses for discontinued operations for the years ended December 31, 2009 and 2008.

Research and Development Expenses.  Research and development expenses for the year ended December 31, 2009 were approximately $412,000, a decrease of approximately $376,000, or 47.7%, over research and development expenses of approximately $788,000 for the year ended December 31, 2008. During 2008, we incurred higher research and development costs associated with additional testing of our CPKs and to a lesser extent, testing and improvement of existing products, such as glass and composite armors, and continued work on our products in development, such as helmets. There were no research and development expenses for discontinued operations.

General and Administrative Expenses.  General and administrative expenses for the year ended December 31, 2009 were $7.5 million, an increase of $1.8 million, or 32.8%, over general and administrative expenses of $5.7 million for the year ended December 31, 2008. The increase was primarily due to our compliance efforts with regard to Section 404 of the Sarbanes-Oxley Act of $0.3 million and additional costs relating to professional fees.

General and administrative expenses for discontinued operations were $262,000 for the year ended December 31, 2008. There were no such expenses incurred during the year ended December 31, 2009.

General and Administrative Salaries Expense.  General and administrative salaries expense for the year ended December 31, 2009 and 2008 was $4.1 million and $4.8 million, respectively. The decrease of $0.6 million, or 12.9%, was primarily due to no bonuses being earned by our company in 2009. We incurred no salary expense with regard to our discontinued operations during the years ended December 31, 2008 and 2009. As of December 31, 2009, there were 43 employees that were classified as general and administrative personnel, versus 41 employees as of December 31, 2008.

Depreciation expense.  Depreciation expense from continuing operations was approximately $1.1 million and approximately $0.8 million for the years ended December 31, 2009 and 2008, respectively. The increase of $0.2 million, or 28.8% was the result of our higher property and equipment balance as of December 31, 2009 versus December 31, 2008. The increase was the result of depreciation of additional leasehold improvements and equipment associated with the expansion of our facility during the second half of 2008, property and equipment purchased in 2008 and 2009 for our Hicksville facility and physical security product business, and T2 equipment.

Other (income) and expense.  As a result of our agreement to sell our Series A Convertible Preferred Stock and related investor warrants to purchase common stock and the subsequent Settlement Agreement that reduced the exercise price of the investor warrants from $2.40 to $0.01, we incurred losses upon the valuation of the Series A Convertible Preferred Stock. Such valuation took into account the features, rights and obligations of the Series A Convertible Preferred Stock, which ultimately resulted in a higher fair value than the proceeds received. Since the Series A Convertible Preferred Stock and related investor warrants are required to be recorded at fair value, we recorded a loss on such securities. We experienced a loss on adjustment of fair value with respect to our Series A Convertible Preferred Stock of approximately $0.3 million and a gain on adjustment of approximately $2.9 million for the years ended December 31, 2009 and 2008, respectively. We also recognized gains of $36,000 and $1.5 million for the years ended December 31, 2009 and 2008, respectively on our warrants classified as liabilities. In addition, we incurred interest expense, including interest associated with the amortization of the deferred financing costs, issuance of dividends on the Series A Convertible Preferred Stock and amortization of the discount on the Series A Convertible Preferred Stock, of $3.6 million and $1.9 million for the years ended December 31, 2009 and 2008, respectively. We also had a loss on deemed extinguishment of debt related to our Series A Convertible Preferred Stock for the year ended December 31, 2009 of $2.6 million.

Loss from Discontinued Operations

We had no loss from operations of our discontinued division for the year ended December 31, 2009. The loss from operations of our discontinued division was $230,834 for the year ended December 31, 2008. We

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recorded a loss from disposal of our discontinued division of $575,000 and $1,915,903 for the years ended December 31, 2009 and 2008, respectively.

Liquidity and Capital Resources

The primary sources of our liquidity during the year ended December 31, 2009 have come from operations. As of December 31, 2009, our principal sources of liquidity were net accounts receivable of $2.3 million, costs in excess of billings of $6.4 million and the sale of accounts receivable under accounts receivable purchase agreement with Republic Capital Access (RCA), of which RCA has not received payment from our customers for $0.2 million.

As of December 31, 2008, our principal sources of liquidity were net accounts receivable of approximately $5.0 million and costs in excess of billings of $7.1 million. The primary sources of our liquidity during 2008 came from operations and the proceeds from the sale of our Series A Convertible Preferred Stock.

We believe that our current net accounts receivable and costs in excess of billings together with our expected cash flows from operations, ability to sell accounts receivable to RCA (as described below) will be sufficient to meet our anticipated cash requirements for working capital and capital expenditures at least through December 31, 2010, except with respect to mandatory redemption of $15.0 million in stated value of our Series A Convertible Preferred Stock at April 1, 2011, extended from December 31, 2010, pursuant to a waiver agreement which we entered into with the Series A Holders on April 8, 2010. We currently are seeking to raise capital or obtain access to capital sufficient to permit us to effect such redemption. If we are unable to timely raise capital or obtain access to a credit facility or other source of funds sufficient to fund such redemption, our cash flow could be adversely affected and our business significantly harmed. In addition, restrictions imposed pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), our state of incorporation, would prohibit us from satisfying such redemption if we lack sufficient surplus, as such term is defined under the DGCL.

Cash Flows from Operating Activities.  Net cash provided by operating activities was $1.2 million for the year ended December 31, 2009 compared to net cash used in operating activities of $10.5 million for the year ended December 31, 2008. Net cash provided in operating activities during the year ended December 31, 2009 consisted primarily of changes in our operating assets and liabilities of $9.3 million, including changes in accounts receivable, cost in excess of billing, prepaid expense, accounts payable and accrued liabilities. The changes in accounts receivable and costs in excess of billing of $2.5 million and $0.7 million, respectively, reflect the decreases in receivables from completed projects and costs incurred on projects in process as of December 31, 2009. Our prepaid expenses and other current assets decreased $1.5 million due to amounts paid in advance in connection with prepayment of legal expense, interest expense, tradeshow related expense and insurance. As of December 31, 2008, we experienced a decrease in accounts receivable of $1.7 million, due to increased collections during 2008. The increase in our costs in excess of billings of $2.1 million as of December 31, 2008, reflects increases in projects in process as of December 31, 2008. Our prepaid expenses increased $160,000 due to amounts paid in advance in connection with our intent to enter the public market and obtain outside financing. In addition, the changes in accounts payable and accrued liabilities reflect the related increase in expenses incurred, with no funds paid out.

As of December 31, 2009, we had net operating loss carryforwards of $9.3 million available to reduce future taxable income. In the future, we may utilize our net operating loss carryforwards and would begin making cash tax payments at that time. In addition, the limitations on utilizing net operating loss carryforwards and other minimum taxes may also increase our overall tax obligations. We expect that if we generate taxable income and/or we are not allowed to use net operating loss carryforwards, our cash generated from operations will be adequate to meet our income tax obligations.

Net Cash Used In Investing Activities.  Net cash used in investing activities for the year ended December 31, 2009 and 2008 was $0.4 million and $4.5 million, respectively. Net cash used in investing activities for the year ended December 31, 2009 consisted of amounts paid out for the general and computer equipment and miscellaneous leasehold improvements. Net cash used in investing activities for the year ended December 31, 2008 consisted primarily of cash paid for the acquisition of equipment for the T2 facility and general shop equipment and machinery. During the year ended December 31, 2008, we also paid out cash associated

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with leasehold improvements, office equipment and furniture for the expansion of our Hicksville corporate offices and warehouse, and the acquisition of American Anti-Ram and related intangible assets.

Net Cash Used in Financing Activities.  Net cash used in financing activities for the year ended December 31, 2009 was $1.2 million and net cash provided by financing activities for the year ended December 31, 2008 was $13.7 million. Net cash used in financing activities during the year ended December 31, 2009 consisted primarily of deferred financing costs of $1.1 million. Net cash provided by financing activities during the year ended December 31, 2008 consisted primarily of proceeds of $15.0 million received from the sale of the Series A Preferred offset by $1.4 million paid in deferred financing costs. In addition, we received $0.1 million of proceeds from the sale of common stock and proceeds received from the exercise of warrants for common stock and $0.2 million from the term loan and line of credit with TD Bank, offset by repayments of short term financing of $0.2 million.

Accounts Receivable Purchase Agreement

In July 2009, we entered into an accounts receivable purchase agreement with Republic Capital Access, LLC (RCA), which was amended in October 2009. Under the purchase agreement, we can sell eligible accounts receivables to RCA. Eligible accounts receivable, subject to the full definition of such term in the purchase agreement, generally are our receivables under prime government contracts.

Under the terms of the purchase agreement, we may offer eligible accounts receivable to RCA and if RCA purchases such receivables, we will receive an initial upfront payment equal to 90% of the receivable. Following RCA’s receipt of payment from our customer for such receivable, they will pay to us the remaining 10% of the receivable less its fees. In addition to a discount factor fee and an initial enrollment fee, we are required to pay RCA a program access fee equal to a stated percentage of the sold receivable, a quarterly program access fee if the average daily amount of the sold receivables is less than $2.25 million and RCA’s initial expenses in negotiating the purchase agreement and other expenses in certain specified situations. The purchase agreement also provides that in the event, but only to the extent, that the conveyance of receivables by us is characterized by a court or other governmental authority as a loan rather than a sale, we shall be deemed to have granted RCA effective as of the date of the first purchase under the purchase agreement, a security interest in all of our right, title and interest in, to and under all of the receivables sold by us to RCA, whether now or hereafter owned, existing or arising.

The initial term of the purchase agreement ended on December 31, 2009 and will renew annually after the initial term, unless earlier terminated by either of the parties. Pursuant to an amendment to the purchase agreement in October 2009, the term during which we may offer and sell eligible accounts receivable to RCA (Availability Period) has been extended from December 31, 2009 to October 15, 2010, and the discount factor rate has been reduced from 0.524% to 0.4075%. As of December 31, 2009, RCA held $0.2 million of accounts receivable for which RCA has not received payment from our customers.

Bank Facility

In May 2007, we entered into a loan agreement with TD Bank (formerly known as Commerce Bank, N.A.) pursuant to which we had access to a revolving credit facility up to a maximum of $12.0 million depending upon the periodic balance of our qualified accounts receivable. As of December 31, 2009 and 2008, we had no outstanding balance under the revolving credit facility. As part of the same loan facility, as of December 31, 2009 and 2008 we had $0 and $76,832 outstanding under a term loan due July 1, 2010, which was payable in equal monthly installments. The credit facility was secured by substantially all of our assets, and bore interest at a variable rate equal to LIBOR plus a margin of between 1.75% and 2.45%. As of July 24, 2009, we repaid in full the entire outstanding balance under the loan agreement with TD Bank, following an initial notice of default from the bank with respect to certain financial covenants on April 1, 2009, and a forbearance agreement, as amended.

Series A Convertible Preferred Stock

In March and April 2008, we sold shares of our Series A Convertible Preferred Stock (or Series A Preferred) and warrants to purchase our common stock (or Investor Warrants). We received aggregate gross proceeds of $15.0 million, before fees and expenses of the placement agent in the transaction and other expenses.

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In connection with our application to list our common stock on the NYSE Amex, we entered into a Consent and Agreement (or Consent Agreement) on May 23, 2008 with the holders of our Series A Preferred (or Series A Holders) where the Series A Holders agreed to limit the number of shares of common stock issuable upon conversion of, or as dividends on, the Series A Preferred and upon the exercise of the Investor Warrants without approval of our common stockholders (which stockholder approval was received on December 12, 2008). In return, among other things, we agreed for the fiscal year ending December 31, 2008 (A) to achieve (i) revenues equal to or exceeding $50,000,000 and (ii) consolidated EBITDA equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate, and to certify to the Series A Holders, our operating results for such period, no later than February 15, 2009 (we collectively refer to these as the Financial Covenants). Under the Consent Agreement, the breach of the Financial Covenants were each deemed a “Triggering Event” under the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (or Certificate of Designations), which would purportedly give the Series A Holders the right to require us to redeem all or a portion of their Series A Preferred shares at a price per share calculated under the Certificate of Designations.

We did not satisfy the terms of the Financial Covenants and in April 2009 we received a Notice of Triggering Event Redemption from the holder of 94% of our Series A Preferred. The notice demanded the full redemption of such holder’s Series A Preferred as a consequence of the breach of the Financial Covenants, and demanded payment of accrued dividends on the Series A Preferred and legal fees and expenses incurred in connection with negotiations concerning the breach of the Financial Covenants.

On May 22, 2009, we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (or Settlement Agreement) pursuant to which, among other things, (i) the Series A Holders waived any breach by us of the Financial Covenants or our obligation to timely pay dividends on the Series A Preferred for any period through September 30, 2009, and waived any “Equity Conditions Failure” and any “Triggering Event” under the certificate of designations of the Series A Preferred otherwise arising from such breaches, (ii) the Investor Warrants were amended to reduce their exercise price from $2.40 per share to $0.01 per share, (iii) we issued the Series A Holders an aggregate of 2,000,000 shares of our common stock (Settlement Shares), in full satisfaction of our obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009, and (iv) we agreed to redeem $7.5 million in stated value of the Series A Preferred Stock by December 31, 2009. We agreed that, if we fail to so redeem $7.5 million in stated value of the Series A Preferred Stock by that date (a Redemption Failure), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by us will increase by an amount equal to 10% of the stated value, (ii) we will use our best efforts to obtain stockholder approval to reduce the conversion price of the Series A Preferred from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A Preferred is convertible), and (iii) we will expand the size of our board of directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies, and will use our best efforts to amend our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board (or Series A Directors).

Pursuant to the terms of the Settlement Agreement, we also entered into a Registration Rights Agreement with the Series A Holders, in which we agreed to file with the SEC, by June 1, 2009, a registration statement covering the resale of the Settlement Shares, and to use our best efforts to have such registration statement declared effective as soon as practicable thereafter. We further agreed with the Series A Holders to include in such registration statement the shares of common stock issued upon the exercise of the Investor Warrants. A registration statement was filed, and subsequently declared effective on August 10, 2009.

Also pursuant to the terms of the Settlement Agreement, each of our directors and executive officers entered into a Lock-Up Agreement, pursuant to which each such person agreed that, for so long as any shares of Series A Preferred remain outstanding, he will not sell any shares of our common stock owned by him as of May 22, 2009.

Also pursuant to the terms of the Settlement Agreement, on May 22, 2009 our Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders, pursuant to which he agreed, among other things, that if a Redemption Failure occurs he will vote all shares

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of voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred from $2.00 to $0.50 and (ii) amending our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board of directors (collectively referred to as the Company Actions). Our CEO also appointed one of the Series A Holders as his proxy to vote his shares of voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of our stockholders at which such matters are considered.

The Settlement Agreement provides that if as of December 1, 2009, we do not reasonably believe that we can fund the required redemption on or before December 31, 2009, we need to take actions required to seek to obtain the stockholder approval for an amendment to our certificate of incorporation necessary for reducing the conversion price and granting the Series A Holders the right to elect two directors designated by such preferred stockholder (or Series A Directors), including, without limitation, (i) calling a meeting of our stockholders to consider such amendment; (ii) submitting to the SEC a preliminary proxy statement for such meeting of stockholders; and (iii) upon receipt of the requisite stockholder approval, filing the amendment to our certificate of incorporation.

We were unable to effect the redemption of the $7.5 million in stated value of the Series A Preferred by December 31, 2009 and we have accordingly increased the number of directors constituting our board of directors by two and held a special meeting of our stockholders on April 8, 2010. At this special meeting, the stockholders approved the amendments to our certificate of incorporation to reduce the conversion price of the Series A Preferred from $2.00 to $0.50 and provide for the ability of the Series A Holders to elect the Series A Directors, and we amended the certificate of incorporation as of April 9, 2010. Based on the reduction of the conversion price of the Series A Preferred, the number of our common stock into which the Series A Preferred is convertible into increased from 7.5 million to 30.0 million. Notwithstanding the Settlement Agreement and compliance with the remedies described above for the failure to redeem the $7.5 million in stated value of the Series A Preferred by December 31, 2009, the terms of the Series A Preferred provided that we are to redeem any such preferred stock outstanding on the Maturity Date, December 31, 2010, as such term is further defined in the Certificate of Designations (such redemption provision hereinafter referred to as the Mandatory Redemption Provision).

On April 8, 2010, we entered into a waiver agreement with the Series A Holders, pursuant to which the Series A Holders agreed to extend the Maturity Date from December 31, 2010 to April 1, 2011 (the period from December 31, 2010 to April 1, 2011 hereinafter referred to as the extension period). Pursuant to the waiver agreement, during the extension period, (i) the Series A Holders agreed to waive any right to the redemption of the Series A Preferred under the Mandatory Redemption Provision until the last day of the extension period and (ii) our failure to comply with the Mandatory Redemption Provision prior to the last day of the extension period shall be deemed not to be a breach of such provision or the terms and conditions of, or applicable to, the Series A Preferred. We currently are seeking to raise capital or obtain access to capital sufficient to permit us to effect the mandatory redemption.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide tabular disclosure of contractual obligations under this Item 7.

Item 7A. Quantitative and Qualitative Disclosure about Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this Item 7A.

Item 8. Financial Statements and Supplementary Data

Our consolidated financial statements and related notes required by this item are set forth as a separate section of this report. See Part IV, Item 15 of this Form 10-K.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

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Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The information contained in this section covers management’s evaluation of our disclosure controls and procedures and our assessment of our internal control over financial reporting for the periods since our last periodic report (September 30, 2009) through December 31, 2009. This assessment is as of December 31, 2009.

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures, as defined in Rules 13(a)-15(e) and 15(d)-15(e) under the Securities Exchange Act of 1934 (or Exchange Act), are controls and other procedures that are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified by the rules and forms promulgated by the SEC. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As a result of this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of December 31, 2009 because of the material weaknesses set forth below.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate “internal control over financial reporting”, as defined in Rules 13(a)-15(f) and 15(d)-15(f) under the Exchange Act. Our system of internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external reporting purposes in accordance with GAAP. Because of its inherent limitations, internal control over financial reporting may not prevent or detect every misstatement. An evaluation of effectiveness is subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may decrease over time.

Our internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized use, acquisition, or disposition of our assets that could have a material effect on the consolidated financial statements.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our internal control over financial reporting as of the year ended December 31, 2009. In making this assessment, we utilized the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework.

A material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result of this evaluation, we concluded that our internal control over financial reporting was not effective as of December 31, 2009 because of the material weaknesses set forth below.

The following is a summary of our material weaknesses as of December 31, 2009:

Financial Reporting

Due to a lack of adequate systems, processes, and resources with sufficient GAAP knowledge, experience, and training, we did not maintain effective controls over the period-end financial close and reporting processes as of December 31, 2009. Due to the actual and potential effect on financial statement balances and disclosures, the resulting restatement of our financial statements and the importance of the financial closing

42

and reporting processes, we concluded that, in the aggregate, these deficiencies in internal controls over the period-end financial close and reporting process constituted a material weakness in internal control over financial reporting. The specific deficiencies contributing to this material weakness were as follows:

•	Inadequate policies and procedures. We did not design, establish, and maintain effective documented GAAP compliant financial accounting policies and procedures, nor a formalized process for determining, documenting, communicating, implementing, monitoring, and updating accounting policies and procedures, including policies and procedures related to significant, complex, and non-routine transactions.
•	Inadequate GAAP expertise. We did not have individuals with adequate GAAP knowledge in specific complex areas and non-routine transactions such as preferred stock, warrants, discontinued operations, costs related to registration, acquisitions, and financing.
•	Equity Compensation. We did not maintain adequate policies and procedures to ensure effective controls over the administration, accounting, and disclosure for stock-based compensation sufficient to prevent a material misstatement of related compensation expense. Specifically, the following deficiencies in our granting, administration, and accounting for awards were identified:
º	Inaccurate accounting and disclosure. We did not maintain adequate procedures or effective controls over accounting, communication, and disclosure of compensation expense related to awards. Specifically, we lacked a process of financial and administrative oversight over the stock-based compensation process.
º	Inadequate administration of awards. We did not maintain effective controls as it related to the reconciliation of grants to source data.
º	Insufficient tracking of employee data. We did not maintain adequate procedures or effective controls over tracking awards that ultimately impacted the timely accounting for compensation expense.

General Computing Controls

We did not maintain adequate general computing control policies and procedures. The following individual material weaknesses were identified:

•	Inadequate system access controls. System access controls over our accounting information system were not in place to appropriately prohibit or limit user access in areas including journal entries, invoice processing, master-file maintenance.
•	Inadequate general computing controls. Overall general user and system administration were inadequate in the following areas where procedures were in place but not formalized or documented;
º	Backup and recovery of financial data
º	Systems development and change management
º	Incident management
º	Security monitoring

Our efforts to improve our internal controls are ongoing and focused on expanding our organizational capabilities to improve our control environment and on implementing process changes to strengthen our internal control and monitoring activities, however, we expect that our internal control over financial reporting and our disclosure controls and procedures remained ineffective as of December 31, 2009.

As part of our ongoing remedial efforts, we are planning, among other things, to:

•	expand our accounting policy and controls organization by creating and filling a new position with permanent and/or temporary resources with GAAP expertise around specific topics;

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•	engage external subject matter experts to:
º	advise on accounting for and disclosure of stock-based compensation related matters, including providing additional ASC 718, training and accounting assistance;
º	develop and implement formal remediation plans;
º	develop, implement and/or enhancing accounting and finance-related policies and procedures, including end-user computing;
•	initiate a project to review our key financial systems security processes and responsibilities to appropriately design automated controls that adequately segregate job responsibilities;
•	communicate to all employees the importance of adhering to IT system access segregation and change request protocols, to prevent unauthorized changes and improper accesses from recurring;

We believe that the foregoing actions will improve our internal control over financial reporting, as well as our disclosure controls and procedures. We intend to perform such procedures and commit such resources as necessary to continue to allow us to overcome or mitigate these material weaknesses such that we can make timely and accurate quarterly and annual financial filings until such time as those material weaknesses are fully addressed and remediated.

Changes in Internal Controls

There were no changes in our internal controls over financial reporting during the quarter ended December 31, 2009 that have materially affected or are reasonably likely to affect, our internal control over financial reporting.

Item 9B. Other Information

None.

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PART III

Item 10. Directors, Executive Officers and Corporate Governance

A listing of our executive officers and their biographies are included under the caption “Executive Officers” under Part I Item 1. Business of this Form 10-K. The remaining information required by this Item is incorporated herein by reference to the definitive Proxy Statement to be filed pursuant to Regulation 14A of the Exchange Act for our 2010 Annual Meeting of Stockholders.

Item 11. Executive Compensation

The information required by this Item is incorporated herein by reference to the definitive Proxy Statement to be filed pursuant to Regulation 14A of the Exchange Act for our 2010 Annual Meeting of Stockholders.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this Item is incorporated herein by reference to the definitive Proxy Statement to be filed pursuant to Regulation 14A of the Exchange Act for our 2010 Annual Meeting of Stockholders.

Item 13. Certain Relationships and Related Transactions, and Director Independence

The information required by this Item is incorporated herein by reference to the definitive Proxy Statement to be filed pursuant to Regulation 14A of the Exchange Act for our 2010 Annual Meeting of Stockholders.

Item 14. Principal Accountant Fees and Services

The information required by this Item is incorporated herein by reference to the definitive Proxy Statement to be filed pursuant to Regulation 14A of the Exchange Act for our 2010 Annual Meeting of Stockholders.

Item 15. Exhibits and Financial Statement Schedules

(a)	Documents filed as part of this report:

Consolidated Financial Statements:

•	Report of Marcum LLP Independent Registered Public Accounting Firm;
•	Report of Jewett, Schwartz, Wolfe & Associates Independent Registered Public Accounting Firm;
•	Consolidated Balance Sheets as of December 31, 2009 and 2008;
•	Consolidated Statements of Operations for the years ended December 31, 2009 and 2008;
•	Consolidated Statements of Shareholders’ (Deficiency) Equity for the years December 31, 2009 and 2008;
•	Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008; and
•	Notes to Consolidated Financial Statements.

All other financial schedules are not required under the related instructions or are inappropriate and therefore have been omitted.

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(b)	Exhibits

Exhibit Numbers	Exhibits
3.1	Third Amended and Restated Certificate of Incorporation(5)
3.2	Amended and Restated Bylaws(5)
3.3	Certificate of Designation of Series A Convertible Preferred Stock(2)
3.4	First Amendment to Amended and Restated Bylaws(20)
3.5	First Amendment to Third Amended and Restated Certificate of Incorporation(22)
4.1	Form of common stock certificate(1)
4.2	Registration Rights Agreement by and among the Registrant and the holders of the Registrant’s Series A Convertible Preferred Stock, dated May 22, 2009(13)
4.3	Form of 2009 financial advisor warrant(1)
4.4	Form of 2008 investor warrant(2)
4.5	Form of 2008 placement agent warrant(2)
4.6	Form of Series A Convertible Preferred Stock Certificate(2)
10.1	Agreement of Lease, dated 9/23/2004, between the Registrant and Industrial Management LLC(1)
10.2	Amendment to Lease, dated 5/31/2006, between the Registrant and Industrial Management LLC(1)
10.3	Second Amendment to Lease dated 2/1/2007, between the Registrant and Industrial Management LLC(1)
10.4	Contract between the Registrant and Marine Corps Systems Command dated 2/15/07, as amended by the Modification of Contract, dated 9/17/2007(1)
10.5	Contract between the Registrant and the U.S. Army Tank and Automotive Command, Life Cycle Management Command, dated 10/7/2005, as amended(1)
10.6	Contract between the Registrant and the U.S. Army Tank and Automotive Command, Life Cycle Management Command, dated 10/21/2005, as amended(1)
10.7	Contract between the Registrant and NAVFAC Southwest Specialty Center Contracts Core, dated 6/7/2007, as amended(1)
10.8	Subcontract between CH2M Hill Constructors, Inc. and American Physical Security Group, LLC(10)
10.9	Employment Agreement with Anthony J. Piscitelli dated 1/1/2007(1)
10.10	Amendment to Employment Agreement with Gary Sidorsky dated 1/9/2009(9)
10.11	Employment Agreement with Gary Sidorsky dated 1/1/2007(1)
10.13	Employment Agreement with Curtis Taufman dated 1/1/2007(1)
10.14	Employment Agreement with Fergal Foley dated 1/9/2009(9)
10.15	Agreement between the Registrant and Stifel, Nicolaus & Company, Inc., dated 8/29/2006(1)
10.16	Agreement between the Registrant and Action Group(2)
10.17	2007 Incentive Compensation Plan(1)
10.18	Amendment to Forbearance Agreement by and among the Registrant, A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated May 27, 2009(15)
10.19	Second Amendment to Forbearance Agreement by and among the Registrant, A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated June 15, 2009(15)

46

Exhibit Numbers	Exhibits
10.20	Forbearance Agreement and Amendment to Loan Agreement by and among American Defense Systems, Inc., A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated as of April 27, 2009(11)
10.21	First Amendment to Loan Agreement between the Registrant, A.J. Piscitelli & Associates, Inc. and Commerce Bank, N.A., dated July 12, 2007(11)
10.22	Assumption Agreement made by American Physical Security Group, LLC, dated January 28, 2008(11)
10.23	Loan Agreement, dated May 2, 2007, with Commerce Bank, N.A.(2)
10.24	Settlement Agreement, Agreement and Waiver by and among the Registrant and the Series A Holders, dated May 22, 2009(13)
10.25	Form of Lock-Up Agreement executed by each of the directors and executive officers of the Registrant(13)
10.26	Irrevocable Proxy and Voting Agreement by and among Anthony Piscitelli and the Series A Holders, dated May 22, 2009(13)
10.27	Consent and Agreement of Series A Convertible Preferred Stockholders, dated May 23, 2008(5)
10.28	Form of Voting Agreement for Anthony Piscitelli, Gary Sidorsky and Curtis Taufman(5)
10.29	Letter Agreement between the Registrant and West Coast Opportunity Fund, LLC, dated May 29, 2008(6)
10.30	Letter Agreement between the Registrant and Centaur Value Fund, LP and United Centaur Master Fund dated May 29, 2008(6)
10.31	Securities Purchase Agreement, dated March 7, 2008(2)
10.32	Form of Lock-Up Agreement for Anthony Piscitelli, Gary Sidorsky, Fergal Foley, Victor La Sala, John Rutledge and Curtis Taufman(2)
10.33	Consulting Services Agreement between the Registrant and Berthel Fisher & Company Financial Services, Inc. dated February 29, 2008(3).
10.34	Amendment No. 1 to Independent Consulting Agreement between Richard Torykian and the Registrant dated July 23, 2008(8)
10.35	Independent Consulting Agreement between the Registrant and Richard Torykian dated August 1, 2007(3).
10.36	Asset Purchase Agreement among the Registrant, Tactical Applications Group and Lisa Sue Quinlan dated November 15, 2007(3).
10.37	Side letter between the Registrant and West Coast Opportunity Fund, LLC dated March 28, 2008(3).
10.38	Contract No. M67854-09-D-5069 between the Registrant and the U.S. Marine Corps Systems Command, effective as of March 27, 2009(12)
10.39	Contract No. M67854-09-D-5038 between the Registrant and the U.S. Marine Corps Systems Command, effective as of May 20, 2009(14)
10.40	Accounts Receivable Purchase Agreement between the Registrant and Republic Capital Access, LLC, dated July 23, 2009(16)
10.41	Form of Incentive Stock Option Agreement under the 2007 Incentive Compensation Plan(21)
10.42	Form of Non-Qualified Stock Option Agreement under the 2007 Incentive Compensation Plan(21)
10.43	Form of Director and Officer Indemnification Agreement(21)
10.44	First Amendment to Account Receivable Purchase Agreement between the Registrant and Republic Capital Access, LLC dated October 20, 2009(18)
10.45	Employment Agreement with Victor La Sala dated January 1, 2007(21)

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Exhibit Numbers	Exhibits
10.46	Employment Agreement with Chuck Pegg dated January 1, 2007(21)
10.47	Employment Agreement with Robert Aldrich dated August 1, 2008(21)
10.48	Contact No. W56HZV-08-C-0311 between the Registrant and the U.S. Army TACOM, effective as of March 10, 2008(21)
10.49	Amendment/Modification No. P00042 to Contract No. W56HZV-05-D-0382 between the Registrant and the U.S. Army Tank and Automotive Command, Life Cycle Management Command, effective as of December 28, 2009(19)
10.50	Waiver Agreement between the Registrant and the Series A Holders, dated April 8, 2010(22)
10.51	Lease between Boon Edam, Inc. and the Registrant dated February 25, 2010*
21.1	Subsidiaries of Registrant*
23.1	Consent of Marcum LLP*
23.2	Consent of Jewett Schwartz Wolfe & Associates, CPAs*
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.*
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.*
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002.*

*	Filed herewith
(1)	Previously filed as an Exhibit to the Form 10, filed on February 11, 2008.
(2)	Previously filed as an Exhibit to Amendment No. 1 to the Form 10, filed on March 21, 2008.
(3)	Previously filed as an Exhibit to Amendment No. 2 to the Form 10, filed on April 11, 2008.
(4)	Previously filed as an Exhibit to Amendment No. 3 to the Form 10, filed on April 22, 2008.
(5)	Previously filed as an Exhibit to the Form 8-A filed on May 23, 2008.
(6)	Previously filed as an Exhibit to the Current Report on Form 8-K filed on May 27, 2008.
(7)	Previously filed as an Exhibit to the Current Report on Form 8-K filed on May 30, 2008.
(8)	Previously filed as an Exhibit to the Current Report on Form 8-K filed on August 8, 2008.
(9)	Previously filed as an Exhibit to the Current Report on Form 8-K filed on January 15, 2009.
(10)	Previously filed as an Exhibit to the Current Report on Form 8-K filed on January 16, 2009.
(11)	Previously filed as an Exhibit to the Current Report on Form 8-K filed on May 1, 2009.
(12)	Previously filed as an exhibit to the Current Report on Form 8-K filed on May 20, 2009.
(13)	Previously filed as an exhibit to the Current Report on Form 8-K filed on May 26, 2009.
(14)	Previously filed as an exhibit to the Current Report on Form 8-K filed on May 26, 2009.
(15)	Previously filed as an exhibit to the Current Report on Form 8-K filed on June 17, 2009.
(16)	Previously filed as an exhibit to the Current Report on Form 8-K filed on July 28, 2009.
(17)	Previously filed as an exhibit to the Current Report on Form 8-K filed on August 26, 2009.
(18)	Previously filed as an exhibit to the Current Report on Form 8-K filed on October 26, 2009.
(19)	Previously filed as an exhibit to the Current Report on Form 8-K filed on January 15, 2010.
(20)	Previously filed as an exhibit to the Current Report on Form 8-K filed on January 28, 2010.
(21)	Previously filed as an exhibit to Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2008 filed on April 15, 2010
(22)	Previously filed as an exhibit to the Current Report on Form 8-K filed on April 15, 2010.

48

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN DEFENSE SYSTEMS, INC.
By: /s/ Anthony J. Piscitelli Anthony J. Piscitelli Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date
/s/ Anthony J. Piscitelli Anthony J. Piscitelli	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 15, 2010
/s/ Gary Sidorsky Gary Sidorsky	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	April 15, 2010
/s/ Fergal Foley Fergal Foley	Chief Operating Officer, Secretary and Director	April 15, 2010
/s/ Alfred M. Gray Alfred M. Gray	Director	April 15, 2010
Pasquale J. D’Amuro	Director
/s/ Richard P. Torykian Richard P. Torykian	Director	April 15, 2010
Stephen R. Seiter	Director
/s/ Victor Trizzino Victor Trizzino	Director	April 15, 2010

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
of American Defense Systems, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of American Defense Systems, Inc. and Subsidiaries (the “Company”) as of December 31, 2009, and the related consolidated statements of operations, changes in shareholders’ equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Defense Systems, Inc. and Subsidiaries, as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for warrants in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Sub Topic 815-10, “Contracts in Entity’s Own Stock” effective January 1, 2009.

/s/ Marcum LLP

Marcum LLP
Melville, New York
April 15, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
American Defense Systems, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of American Defense Systems, Inc. and Subsidiaries as of December 31, 2008 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the year ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Defense Systems, Inc. and Subsidiaries as of December 31, 2008 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The Company determined that certain account balances and the presentation of financial information were not accurately presented in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These include modifying its presentation of the Series A Convertible Preferred Stock and Investor Warrants from long term liabilities to current liabilities, reclassifying an indefinite lived intangible asset from a current asset to a long term asset, reclassifying its assets and liabilities associated with its discontinued operations from long term to short term, the presentation of and reclassifying certain legal expenses recorded as prepaid to deferred financing costs on its Consolidated Balance Sheet as of December 31, 2008. In addition, the Company reclassified legal costs incurred in connection with its registration statement, initially recorded as a charge against additional paid in capital, and certain legal other costs, initially recorded as prepaid legal expense, to legal expense on its Consolidated Statement of Operations. The Company also reclassified dividends paid in connection with Series A Convertible Preferred Stock from dividends to interest expense on its Consolidated Statement of Operations. Accordingly, the consolidated balance sheet as of December 31, 2008 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year then ended have been restated to reflect corrections to previously reported amounts.

/s/Jewett, Schwartz, Wolfe & Associates

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
Hollywood, Florida
April 14, 2009

200 South Park Road, Suite 150 •   Hollywood, Florida 33021 •   Main 954.922.5885 •   Fax 954.922.5957 •   www.jsw-cpa.com
Member — American Institute of Certified Public Accountants •   Florida Institute of Certified Public Accountants
Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of the SEC

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2009	2008
ASSETS
CURRENT ASSETS
Cash	$—	$374,457
Accounts receivable, net of allowance for doubtful accounts of $222,448 and $0 as of December 31, 2009 and 2008, respectively	2,288,666	4,981,150
Accounts receivable-factoring	199,876	—
Tax receivable	108,741
Inventory	1,352,873	621,048
Prepaid expenses and other current assets	540,381	2,088,801
Costs in excess of billings on uncompleted contracts	6,409,963	7,143,089
Deferred Tax Assets	521	—
Deposits	407,137	437,496
Assets of discontinued operations	—	736,613
TOTAL CURRENT ASSETS	11,308,158	16,382,654
Property and equipment, net	3,078,724	3,743,936
Deferred Financing Costs, net	1,547,551	1,500,533
Notes Receivable, net	400,000	925,000
Intangible Assets	606,000	606,000
Goodwill	450,000	450,000
Deferred Tax Asset	—	1,167,832
Other Assets	138,001	159,560
TOTAL ASSETS	$17,528,434	$24,935,515
LIABILITIES AND SHAREHOLDERS’ (DEFICIENCY) EQUITY
CURRENT LIABILITIES
Accounts payable	$6,744,285	$2,480,652
Accrued expenses	498,795	755,615
Line of Credit	—	76,832
Warrant liability	35,413	90,409
Mandatory redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares authorized issued and outstanding	—	10,981,577
Liabilities of discontinued operations	—	736,613
TOTAL CURRENT LIABILITIES	7,278,493	15,121,698
LONG TERM LIABILITIES
Mandatory redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares authorized issued and outstanding	12,429,832	—
Deferred Tax Liability	521	—
TOTAL LIABILITIES	19,708,846	15,121,698
COMMITMENTS AND CONTINGENCIES – Note 6
SHAREHOLDERS’ (DEFICIENCY) EQUITY
Common stock, $0.001 par value, 100,000,000 shares authorized, 46,611,457 and 39,585,960 shares issued and outstanding as of December 31, 2009 and 2008, respectively	46,611	39,586
Additional paid-in capital	14,712,414	11,096,031
Accumulated Deficit	(16,939,437)	(1,321,800)
TOTAL SHAREHOLDERS’ (DEFICIENCY) EQUITY	(2,180,412)	9,813,817
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIENCY) EQUITY	$17,528,434	$24,935,515

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008
CONTRACT REVENUES EARNED	$45,893,979	$35,588,849
COST OF REVENUES EARNED	33,929,327	24,702,714
GROSS PROFIT	11,964,652	10,886,135
OPERATING EXPENSES
General and administrative expenses	7,519,114	5,661,781
General and administrative salaries	4,144,666	4,758,968
Sales and marketing	2,661,636	2,722,224
T2 expenses	531,506	—
Research and development	412,285	788,100
Settlement of litigation	63,441	57,377
Depreciation and amortization	1,085,331	842,532
Professional fees	2,734,816	1,561,415
TOTAL OPERATING EXPENSES	19,152,795	16,392,397
OPERATING LOSS	(7,188,143)	(5,506,262)
OTHER INCOME (EXPENSE)
Unrealized (loss) gain on adjustment of fair value Series A convertible preferred stock classified as a liability	(325,837)	2,900,799
Unrealized gain on warrant liability	35,673	1,450,117
Loss on deemed extinguishment of debt	(2,613,630)	—
Other income	8,869	8,551
Interest expense	(3,019,079)	(1,222,205)
Interest expense – Mandatory redeemable preferred stock dividends	(1,650,000)	(1,081,081)
Interest income	—	117,312
Finance charge	(209,698)	(22,598)
TOTAL OTHER INCOME (EXPENSE)	(7,773,702)	2,150,895
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(14,961,845)	(3,355,367)
INCOME TAX EXPENSE (BENEFIT)	752,971	(996,000)
LOSS FROM CONTINUING OPERATIONS	(15,714,816)	(2,359,367)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX:
Loss from operations of discontinued division	—	(230,834)
Loss from disposal of discontinued division	(575,000)	(1,915,903)
	(575,000)	(2,146,737)
NET LOSS	(16,289,816)	(4,506,104)
Weighted Average Shares Outstanding (Basic and Diluted)	43,192,175	39,416,278
Loss per Share – Basic and Diluted:
LOSS FROM CONTINUING OPERATIONS	$(0.37)	$(0.06)
LOSS FROM DISCONTINUED OPERATIONS	$(0.01)	$(0.05)
NET LOSS	$(0.38)	$(0.11)

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	Common Stock $.001 par		Additional Paid in Capital	Retained Earnings (Accumulated Deficit)	Shareholders’ (Deficiency) Equity
	Shares	Par Value
BALANCE AT JANUARY 1, 2008	39,207,950	$39,208	$10,274,602	$2,984,018	$13,297,828
Shares issued for:
Investors	153,010	153	99,101	—	99,254
Services	125,000	125	127,375	—	127,500
Warrant exercise	—	—	—	—	—
APSG acquisition	100,000	100	199,900	—	200,000
Stock based compensation	—	—	84,247	—	84,247
Placement agent warrants	—	—	511,092	—	511,092
Equity impact of Tactical Applications Group divestiture			(200,286)	200,286	—
Net loss	—	—	—	(4,506,104)	(4,506,104)
BALANCE AT DECEMBER 31, 2008	39,585,960	39,586	11,096,031	(1,321,800)	9,813,817
Cumulative effect of change in accounting principle (See Note 1)	—	—	(837,954)	672,179	(165,775)
BALANCE AT JANUARY 1, 2009	39,585,960	39,586	10,258,077	(649,621)	9,648,042
Shares issued for:
Compensation	250,000	250	139,250	—	139,500
Exercise of Investor Warrants	3,695,505	3,695	(3,695)	—	—
Payment of dividends recorded as interest expense	3,080,000	3,080	1,646,920	—	1,650,000
Misc. reconciling share amount	(8)
Stock option compensation expense	—	—	121,862	—	121,862
Reclassification of derivative warrants upon exercise	—	—	2,550,000	—	2,550,000
Net loss	—	—	—	(16,289,816)	(16,289,816)
BALANCE AT DECEMBER 31, 2009	46,611,457	$46,611	$14,712,414	$(16,939,437)	$(2,180,412)

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS	$(16,289,816)	$(4,506,104)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in fair value associated with preferred stock and Warrants Liabilities	290,164	(4,350,916)
Stock based compensation expense	261,362	211,747
Loss on deemed Extinguishment of debt	2,613,630	—
Amortization of deferred financing costs	1,135,465	422,902
Amortization of Discount on Series A preferred stock	834,770	429,267
Depreciation and amortization	1,085,331	842,532
Bad debt expense	222,448	—
Reserve for note receivable	575,000	—
Deferred tax assets	1,167,831	(996,000)
Changes in operating assets and liabilities:
Accounts receivable	2,470,036	1,730,011
Accounts receivable-Factoring	(199,876)	—
Inventory	(731,825)	(184,669)
Tax Receivable	(108,741)
Deposits and other assets	30,359	170,524
Cost in excess of billing on uncompleted contracts	733,126	(2,131,115)
Prepaid expenses and other assets	1,498,419	(157,730)
Accounts payable	4,263,634	(1,918,960)
Accrued expenses	1,393,180	—
Due to related party	—	(12,741)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,244,497	(10,451,252)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(420,119)	(3,461,440)
Intangible asset	—	(606,000)
Cash paid for acquisition in excess of cash received	—	(400,000)
Advances for future acquisitions	21,559	(21,560)
NET CASH USED IN INVESTING ACTIVITIES	(398,560)	(4,489,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	—	113,158
Proceeds from line of credit	—	76,832
Repayments of line of credit	(76,832)	—
Repayments of short term financing	—	(169,452)
Proceeds from the sale of common stock	—	99,254
Proceeds from sale of Series A Convertible preferred shares	—	15,000,000
Deferred financing costs	(1,143,562)	(1,412,343)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,220,394)	13,707,449

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)

	For the years ended December 31,
	2009	2008
Discontinued Operations
Cash provided by discontinued operations		172,887
Net cash provided by discontinued operations	—	172,887
NET DECREASE IN CASH	(374,457)	(1,059,916)
CASH AT BEGINNING OF YEAR	374,457	1,434,373
CASH AT THE END OF PERIOD	$—	$374,457
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$33,770	$1,451,228
Cash paid during the year for taxes	$—	$537,493
Supplemental disclosure of non-cash investing and financing activities
Stock options issued in lieu of compensation	$—	$84,247
Stock issued in lieu of cash compensation	$—	$127,500
Dividends paid in cash	$—	$800,252
Fair value of placement agent warrants	$—	$511,742
Stock issued for payment of accrued dividends on preferred stock	$1,650,000	$—
Reclassification of derivative warrant liability upon exercise	$2,550,000	$—
Cumulative effect on a change in accounting principle on (note 1):
Warrants	$165,775	$—
Additional Paid in Capital	$(837,954)	$—
Accumulative Deficit	$672,179	$—
Assets and liabilities received in acquisition of American Anti-Ram, Inc.
Fixed assets	$—	$30,000
Inventory	$—	$120,000
Goodwill	$—	$280,000
Accounts payable and accrued expense	$—	$(30,000)
Shares issuable in connection with acquisition	$—	$(200,000)
Cash paid to American Anti-Ram, Inc.	$—	$(100,000)
Amounts due to American Anti-Ram, Inc	$—	$(100,000)

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

American Defense Systems, Inc. (the “Company” or “ADSI”) was incorporated under the laws of the State of Delaware on December 6, 2002. The consolidated financial statements of the Company have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for annual reports on Form 10-K.

On November 15, 2007, the Company entered into an Asset Purchase Agreement with Tactical Applications Group (“TAG”), a North Carolina based sole proprietorship, and its owner. TAG has a retail establishment located in Jacksonville, North Carolina that supplies tactical equipment to military and security personnel. As discussed more fully in Note 9, the operations of TAG were discontinued on January 2, 2009.

In January 2008, American Physical Security Group, LLC (“APSG”) was established as a wholly owned subsidiary of the Company for the purposes of acquiring the assets of American Anti-Ram, Inc., a manufacturer of crash tested vehicle barricades. This acquisition represents a new product line for the Company. APSG is located in North Carolina.

Nature of Business

The Company designs and supplies transparent and opaque armor solutions for both military and commercial applications. Its primary customers are United States government agencies and general contractors who have contracts with governmental entities. These products, sold under Vista trademarks, are used in transport and fighting vehicles, construction equipment, sea craft and various fixed structures which require ballistic and blast attenuation.

The Company also provides engineering and consulting services, develops and installs detention and security hardware, entry control and monitoring systems, intrusion detection systems, and security glass. The Company also supplies vehicle anti-ram barriers. Its primary customer for these services and products are the detention and security industry.

Principles of Consolidation

The consolidated financial statements include the accounts of American Defense Systems, Inc. and its wholly-owned subsidiaries, A.J Piscitelli & Associates, Inc. and APSG. The accounts of TAG have been presented as discontinued operations as discussed more fully in Note 9. All significant intercompany accounts and transactions have been eliminated in consolidation.

Terms and Definitions

ADSI	American Defense Systems, Inc. (the “Company”)
AJP	A.J. Piscitelli & Associates, Inc., a subsidiary
ARB	Accounting Review Board
APSG	American Physical Security Group, LLC, a subsidiary
ASC	FASB Accounting Standards Codification
FASB	Financial Accounting Standards Board
GAAP	Generally Accepted Accounting Principles
PCAOB	Public Companies Accounting Oversight Board
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards
TAG	Tactical Applications Group, a subsidiary

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Management Liquidity Plans

As of December 31, 2009, the Company had working capital of $4,029,665, an accumulated deficit of $16,939,437, shareholders’ deficiency of $2,180,412 and no cash on hand. The Company also had losses from continuing operations of $15,714,816 and $2,359,367 and net losses of $16,289,816 and $4,506,104 for the years ended December 31, 2009 and 2008, respectively. The Company believes that its current net accounts receivable and cost in excess of billing together with its expected cash flows from operations and its ability to sell accounts receivable under its factoring agreement, the Company will be sufficient to meet its anticipated cash requirements for working capital at least through December 31, 2010. The Series A Convertible Preferred Stock (the “Series A Preferred”) had a mandatory redemption date of December 31, 2010. On April 8, 2010, the Company entered into a Waiver Agreement with the holders of our Series A Preferred (the “Series A Holders”) which extended the maturity date from December 31, 2010 to April 1, 2011. The Company is currently seeking to raise capital or obtain access to capital sufficient to permit the company to effect such redemption. If the Company is unable to timely raise capital or obtain access to a credit facility or other source of funds sufficient to fund such redemption, its cash flow could be adversely affected and its business significantly harmed. In addition, restrictions imposed pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), its state of incorporation, would prohibit the Company from satisfying such redemption if the Company lacks sufficient surplus, as such term is defined under the DGCL.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Significant estimates for all periods presented include cost in excess of billings, liabilities associated with the Series A Preferred Stock and Warrants and valuation of deferred tax assets.

Subsequent Events

The Company has evaluated events that occurred subsequent to December 31, 2009 and through the date the financial statements were issued, and except as disclosed in Note 13, Management concluded that no other events required disclosure in these consolidated financial statements.

Revenue and Cost Recognition

The Company recognizes revenue in accordance with the provisions of Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met:

(a)	persuasive evidence of the arrangement exists,
(b)	delivery has occurred or services have been rendered,
(c)	the seller’s price to the buyer is fixed and determinable and
(d)	collectibility is reasonably assured.

The Company recognizes revenue and reports profits from purchase orders filled under master contracts when an order is complete. Purchase orders received under master contracts may extend for periods in excess of one year. Purchase order costs are accumulated as deferred assets and billings and/or cash received are charged to a deferred revenue account during the periods of construction. However, no revenues, costs or profits are recognized in operations until the period upon completion of the order. An order is considered complete when all costs, except insignificant items, have been incurred and, the installation or product is

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

operating according to specification or the shipment has been accepted by the customer. Provisions for estimated contract losses are made in the period that such losses are determined. As of December 31, 2009, there were no such provisions made.

Contract Revenue

Cost in Excess of Billing

All costs associated with uncompleted customer purchase orders under contract are recorded on the balance sheet as a current asset called “Costs in Excess of Billings on Uncompleted Contracts.” Such costs include direct material, direct labor, and project-related overhead. Upon completion of a purchase order, costs are then reclassified from the balance sheet to the statement of operations as costs of revenue. A customer purchase order is considered complete when a satisfactory inspection has occurred, resulting in customer acceptance and delivery.

Retail Revenue

The Company recognizes revenue from its retail location upon point of sale. Due to the nature of the merchandise sold, the Company does not accept returns and, therefore, no provision for returns was recorded as of December 31, 2009 and 2008. As a result of the discontinuing of TAG operations, the Company does not anticipate generating retail revenue in the future. As discussed in Note 9, revenue generated in 2008 from TAG retail operations was $1,306,449.

Series A Convertible Preferred Stock, Investor Warrants and Placement Agent Warrants

See Note 8 for the Company’s accounting policy related to its preferred stock, investor warrants and placement agent warrants.

Cash

The Company’s cash balance consists of cash held in bank accounts.

Concentrations

The Company’s bank accounts are maintained in financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

The Company received certain of its components from a sole supplier. Additionally, the Company relies on a limited number of contract manufacturers and suppliers to provide manufacturing services for its products (See Note 5). The inability of any contract manufacturer or supplier to fulfill supply requirements of the Company could materially impact future operating results.

For the year ended December 31, 2009, the Company derived 72% of its revenues from various U.S. government entities. For the year ended December 31, 2008 the Company derived 97% of its revenues from various U.S. Government entities and one private company. (See Note 5.)

Inventory

Inventory, which consists of spare parts, is stated at the lower of cost or market, with cost determined using the first-in, first-out method.

Property and Equipment

Property and equipment is carried at original cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets. The Company depreciates general equipment, light vehicles and trailers and aircraft over five years; T2 demonstration arrange and fire arms over two years; office equipment over three years; and furniture and fixtures over five years. Leasehold improvements are capitalized and

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

amortized on a straight-line basis over the shorter of their useful life or the remaining term of the lease. Maintenance and repairs are expensed as incurred. When the property or equipment is retired or otherwise disposed of, related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the consolidated statement of operations.

Allowance For Doubtful Accounts

The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the account receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. Management performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information. Collections and payments from customers are continuously monitored. While such bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past. At December 31, 2009 and 2008, the allowance for doubtful accounts was approximately $222,000 and $0, respectively.

Long-Lived Assets

The Company periodically reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change, such that there is an indication that the carrying amounts may not be recoverable. If the anticipated undiscounted cash flows of the long-lived assets are less than the carrying amount, their carrying amounts are reduced to fair value, and an impairment loss is recognized.

Goodwill and Indefinite-Lived Intangible Assets

In accordance with ASC 350, “Intangibles — Goodwill and Other,” goodwill represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. The Company accounts for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The primary driver that generates goodwill is the value of synergies between the acquired entities and the company, which does not qualify as an identifiable intangible asset. The Company does not amortize the goodwill balance.

The Company assesses goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. ASC 350 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value. The Company has recorded goodwill associated with the APSG asset purchase agreement in the amount of $450,000 during the year ended December 31, 2008. During the year ended December 31, 2008, the Company recognized a goodwill impairment of $1,000,000 within the discontinued operations of TAG. The Company recognized no goodwill impairment during the year ended December 31, 2009.

The Company has recorded an indefinite-lived intangible asset of approximately $606,000 for a certification mark for research and development related to the acquisition of the assets of American Anti-Ram during the year ended December 31, 2008. The Company did not recognize any impairment in 2009 or 2008 for this indefinite-lived intangible asset.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Advertising Costs

The Company expenses all advertising costs as incurred. The Company incurred advertising costs of approximately $157,000 and $184,000 during the years ended December 31, 2009 and 2008, respectively.

Shipping and Handling

The Company expenses all shipping and handling costs as incurred, which are recorded in costs of goods sold in the accompanying consolidated financial statements. The Company incurred shipping and handling costs of approximately $537,000 and approximately $225,000 during the years ended December 31, 2009 and 2008, respectively.

Research and Development

Research and development expenses are incurred as the Company performs ongoing evaluations of materials and processes for existing products, as well as the development of new products and processes. Research and development costs are charged to expense as incurred. The Company incurred research and development costs of approximately $412,000 and $788,000 during the years ended December 31, 2009 and 2008, respectively.

Stock-Based Compensation

The Company accounts for stock based compensation in accordance with ASC 718, “Compensation —  Stock Compensation” (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee services. Under the provisions of ASC 718, share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes Model with the following assumptions: stock price, exercise price, expected volatility, dividend rate, risk free interest rate and the expected life. The Company expenses stock-based compensation by using the straight-line method. In accordance with ASC 718, excess tax benefits realized from the exercise of stock-based awards are classified in cash flows from financing activities. The future realization of the reserved deferred tax assets related to these tax benefits associated with the exercise of stock options will result in a credit to additional paid in capital if the related tax deduction reduces taxes payable. The Company has selected a “with-and-without” approach regarding the accounting for the tax effects of share-based compensation awards.

Loss per Share

Basic loss per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is anti-dilutive. Dilutive potential common shares would primarily consist of employee stock options, warrants and restricted common stock.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Securities that could potentially dilute basic EPS in the future that were not included in the computation of the diluted EPS because to do so would be anti-dilutive consist of the following:

	Year Ended December 31
	2009	2008
Warrants to purchase Common Stock	1,449,000	5,198,000
Options to Purchase Common Stock	2,230,000	1,895,000
Series A Convertible Preferred Stock	7,500,000*	7,500,000
Total Potential Common Stock	11,179,000	14,593,000

*	On April 9, 2010, pursuant to the amendment to the Company’s certificate of incorporation, the conversion price of the Series A Preferred was reduced to $0.50 and all of the outstanding shares of the Series A Preferred are now convertible into 30,000,000 shares of common stock.

Adoption of EITF 07-5

Effective January 1, 2009, the Company was required to analyze its Outstanding Financial Instruments following the guidance of EITF 07-5 (as codified in ASC 815-40): and that pronouncements effect in interpreting Statement of Financial Accounting Standards (“SFAS”) Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” as codified in ASC 815. The Company determined that certain warrants issued in 2005, 2006 and 2008 contained provisions whereby the exercise price could be adjusted upon certain financing transactions at a lower price per share could no longer be viewed as indexed to the Company’s common stock. As such, the Company changed the accounting for these warrants to a “derivative” at fair value under ASC 815. As a result the Company recorded the warrant liability at the fair value of the warrants of $165,775 as of January 1, 2009 and reclassified its issuance date fair value from additional paid-in-capital. The cumulative effect on adoption of ASC 815-40 as of January 1, 2009 is as follows:

	Additional Paid in Capital	Accumulated Deficit
Balance December 31, 2008	$11,096,031	$(1,321,800)
Cumulative effect of a change in accounting principle	(837,954)	672,179
Balance – January 1, 2009	$10,258,077	$(649,621)

The derivative warrant liability is recorded at fair value in each subsequent reporting period with changes in fair value recorded in the statement of operations. Fair value is determined using the Black Scholes Model which includes assumptions such as stock price, exercise price, expected volatility, dividend rate, risk free interest rate and the contractual life of the warrant. (See Note 8.)

Debt Extinguishment

The Company accounted for the effects of the May 22, 2009 settlement agreement (see Note 8) in accordance with the guidelines enumerated in EITF Issue No. 96-19 “Debtor’s Accounting for a Modification of Exchange of Debt Instruments” as codified in ASC 470-50. ASC 470-50 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt. ASC 470-50 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modifications.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company evaluated the modification of the payment terms and the related adjustment to financial instruments to determine whether these modifications resulted in the issuance of a substantially different instrument. The Company determined after giving effect to the changes in the due dates of payments and the consideration paid to the debt holders, in the form of reduced conversion and exercise prices, that the Company had issued substantially different debt instruments, which resulted in a constructive extinguishment of the original debt instrument. Accordingly, the Company recorded a loss on the deemed extinguishment of debt in the amount of $2,613,630 which represented the difference in the carrying value of the old debt and fair value of the new debt. The debt instrument charge is included in the accompanying statement of operations for the year ended December 31, 2009.

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, accounts receivable, note receivable, accrued compensation, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure”, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides a hierarchy for inputs and resulting measurement as follows:

Level 1

Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2

Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3

Unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company did not have any assets or liabilities categorized as Level 1 or Level 2 as of December 31, 2009.

The following summarizes the Company’s assets and liabilities measured at fair value as of December 31, 2009:

	Fair Value Measurements at Reporting Date Using
Description	Balance as of December 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Series A Preferred(1)	$12,429,832	$—	$—	$12,429,832
2005 Warrants(1)	4,372	—	—	4,372
2006 Warrants(1)	1,494	—	—	1,494
Placement Agent Warrants(1)	29,547	—	—	29,547
Total Liabilities	$12,465,245	$—	$—	$12,465,245

(1)	Methods and significant inputs and assumptions are discussed in Note 8 below.

The following is a reconciliation of the beginning and ending balances for the Company’s liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2009:

	Series A Preferred	2005 Warrants	2006 Warrants	Placement Agent Warrants	Investor Warrants	Total
Balance – January 1, 2009	$10,981,577	$55,172	$18,860	$91,743	$129,329	$11,276,681
Amortization of debt discount	834,770	—	—	—	—	834,770
Change in fair value	325,837	(50,800)	(17,366)	(62,196)	94,689	290,164
Reclassification upon exercise	—	—	—	—	(2,550,000)	(2,550,000)
Loss on deemed extinguishment of debt	287,648	—	—	—	2,325,982	2,613,630
Balance – December 31, 2009	$12,429,832	4,372	$1,494	$29,547	$—	$12,465,245

The change in fair value recorded for Level 3 liabilities for the periods above are reported in other income (expense) on the consolidated statement of operations.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Income Taxes

The Company accounts for income taxes according to ASC 740 “Income Taxes” which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

The Corporation adopted the provisions of ASC 740-10 “Accounting for Uncertainty in Income Taxes” effective January 1, 2007. ASC 740-10 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. ASC 740-10 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. The adoption of ASC 740-10 did not have a significant impact on the Company’s consolidated financial statements. The Company classifies tax related penalties and interest as income tax expense in the consolidated statement of operations. The Company is subject to taxation in the United States and various state jurisdictions. The Company remains subject to examination by tax authorities for tax years 2006 through 2009.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company has not been subject to U.S. federal income tax examinations by tax authorities nor state authorities since its inception in 2000.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”), in June 2009, issued new accounting guidance that established the FASB Accounting Standards Codification, (“Codification” or “ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities, except for the rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative Generally Accepted Accounting Principles (“GAAP”) for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. This new guidance became effective for interim and annual periods ending after September 15, 2009. Other than the manner in which new accounting guidance is referenced, the adoption of these changes did not have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued new accounting guidance, under ASC Topic 805 on business combinations, which establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent considerations, and certain acquired contingencies. This guidance also requires

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

acquisition-related transaction expenses and restructuring costs to be expensed as incurred rather than capitalized as a component of the business combination. This guidance is effective for business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this guidance will have an impact on accounting for businesses acquired after the effective date of this pronouncement.

In December 2007, the FASB issued new accounting guidance, under ASC Topic 805 on business combinations, which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as minority interests). This guidance also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon the adoption of this guidance, the Company will be required to report any noncontrolling interests as a separate component of consolidated shareholders’ equity. The Company will also be required to present any net income allocable to noncontrolling interest and net income attributable to the shareholders of the Company separately in its consolidated statements of operations. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after January 1, 2009. The implementation of this guidance would require retroactive adoption of the presentation and disclosure requirements for existing minority interests, with all other requirements of this guidance to be applied prospectively. As the Company does not have noncontrolling interests in any subsidiary, the adoption of this guidance did not have any impact upon the Company’s consolidated financial position or results of operations.

In March 2008, the FASB issued new accounting guidance, under ASC Topic 815 on derivatives and hedging, which amends and expands existing disclosure requirements to require qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This guidance was effective beginning January 1, 2009. The adoption of this guidance did not have a material impact upon the Company’s consolidated financial position or results of operations but changed the disclosures on its derivative instruments.

In June 2008, the FASB issued new accounting guidance, under ASC Topic 815-40 on derivatives and hedging, as to how an entity should determine whether an instrument (or an embedded feature) is indexed to an entity’s own stock. This guidance provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. This guidance was effective for financial statements issued for fiscal years beginning after December 15, 2008. Upon adoption of this guidance on January 1, 2009, the Company has determined that certain of its warrants were not equity-linked financial instruments, and accordingly, were derivative instruments. The Company has recorded the fair value of these instruments and the resulting cumulative effect of this change in accounting method, as of January 1, 2009.

In April 2009, the FASB issued new accounting guidance, under ASC Topic 820 on fair value measurements and disclosures, which established the requirements for estimating fair value when market activity has decreased and on identifying transactions that are not orderly. Under this guidance, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This guidance was effective for interim and annual periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations.

In May 2009, the FASB issued new accounting guidance, under ASC Topic 855 on subsequent events, which sets forth general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance is effective for interim and annual periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

In June 2009, the FASB issued new accounting guidance, under SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)”, which modify how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. This guidance clarified that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. An ongoing reassessment is required of whether a company is the primary beneficiary of a variable interest entity. Additional disclosures are also required about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial position or results of operations. This guidance has not yet been integrated into the FASB Accounting Standards Codification.

In October 2009, the FASB issued new accounting guidance, under ASC Topic 605 on revenue recognition, which amends revenue recognition policies for arrangements with multiple deliverables. This guidance eliminates the residual method of revenue recognition and allows the use of management’s best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence (VSOE), vendor objective evidence (VOE) or third-party evidence (TPE) is unavailable. This guidance is effective for all new or materially modified arrangements entered into on or after January 1, 2011 with earlier application permitted as of the beginning of a fiscal year. Full retrospective application of the new guidance is optional. The Company has not completed its assessment of this new guidance on its consolidated financial condition and results of operations.

2. COSTS IN EXCESS OF BILLINGS (BILLINGS IN EXCESS OF COSTS) ON UNCOMPLETED CONTRACTS AND ACCOUNTS RECEIVABLE

Costs in Excess of Billings and Billing in Excess of Costs

The cost in excess of billings on uncompleted purchase orders issued pursuant to contracts reflects the accumulated costs incurred on purchase orders in production but not completed. Upon completion, inspection and acceptance by the customer, the purchase order is invoiced and the accumulated costs are charged to the statement of operations as costs of revenues. The Company fully expects to collect net costs incurred in excess of billing and periodically evaluates each purchase order and contract for potential disputes related to overruns and uncollectable amounts. The Company recorded a bad debt expense of $222,000 for the year ended December 31, 2009. There was no bad debt expense recorded for the year ended December 31, 2008.

Costs in excess of billing on uncompleted contracts was $6,409,963 and $7,143,089 as of December 31, 2009 and 2008, respectively.

Backlog

The estimated gross revenue on work to be performed on backlog was $45.0 million and $57 million as of December 31, 2009 and 2008, respectively.

Accounts Receivable

The Company records accounts receivable related to its long-term contracts, based on billings or on amounts due under the contractual terms. Accounts receivable consist primarily of receivables from completed purchase orders and progress billings on uncompleted contracts. Allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Any amounts considered recoverable under the customer’s surety bonds are treated as contingent gains and recognized only when received.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. COSTS IN EXCESS OF BILLINGS (BILLINGS IN EXCESS OF COSTS) ON UNCOMPLETED CONTRACTS AND ACCOUNTS RECEIVABLE  – (continued)

Accounts receivable throughout the year may decrease based on payments received, credits for change orders, or back charges incurred. At December 31, 2009 and 2008, the Company had $2,288,666 and $4,981,150, respectively, of accounts receivable. At December 31, 2009 and 2008, the allowance for doubtful accounts was approximately $222,000 and $0, respectively.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 and 2008 consisted of the following:

	December 31,
	2009	2008
Leasehold improvements	$1,787,709	$1,749,367
General equipment	697,762	666,120
Light vehicles and trailers	221,247	221,247
T2 Demonstration range and firearms	740,433	744,454
Office equipment	1,205,446	855,294
Furniture and fixtures	192,223	163,658
Aircraft	868,750	868,750
	5,713,570	5,268,890
Less: accumulated depreciation and amortization	(2,634,846)	(1,524,954)
	$3,078,724	$3,743,936

For the years ended December 31, 2009 and 2008, the Company recorded $1,085,331 and $842,532 in depreciation and amortization expense, respectively.

The Company maintains its firearms under the custodianship of an individual in accordance with New York State law. The firearms are used for testing and demonstrating the effectiveness of the Company’s bullet resistant and blast mitigation products.

4. ACQUISITION

American Anti-Ram, Inc.

In January 2008, the Company acquired the assets of American Anti-Ram, Inc., a manufacturer of crash tested vehicle barricades. The terms of the purchase agreement specified an initial purchase price of $600,000 plus an additional payment to be determined, based on performance. On the date of acquisition, $100,000 of the initial purchase price has been paid in cash and 100,000 shares of ADSI stock, valued at $2 per share, were issued. The Company has paid the remaining $300,000 as of December 31, 2008 which completes the $600,000 initial cash purchase price. The performance portion of the purchase price will be negotiated based on the aquiree’s performance.

The Company acquired approximately $150,000 in net assets in this acquisition. Of the initial purchase price of $600,000, $150,000 of the consideration had been allocated to assets and liabilities based on internal assessments, resulting in $450,000 initially allocated to goodwill. The primary driver that generates goodwill is the value of the opportunity to enter the barricade business, which does not qualify as an identifiable intangible asset.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. MAJOR CUSTOMERS AND SUPPLIERS

The Company serves primarily the defense market and its sales are highly concentrated within the U.S. government. The Company’s customers include various branches of the U.S. military through the U.S. Department of Defense and to a much lesser extent other U.S. government, law enforcement and corrections agencies as well as multinational companies.

A limited number of contracts have generated a substantial majority of the Company’s historical and current revenue. During the year ended December 31, 2009, four contracts with the U.S. Department of Defense organizations represented approximately 72% of its revenue. During 2008, four contracts with the U.S. Department of Defense organizations and several purchase orders from JCB represented approximately 97% of our revenue. The accounts receivable balance for the U.S. Department of Defense organizations was $2.1 million and $3.5 million as of December 31, 2009 and 2008, respectively. None of the Company’s private customers represented more than 10% of the Company’s revenues for 2009.

The Company purchases most of the components and materials used in its products from various suppliers. The primary materials used in the manufacturing of the Company’s products are polycarbonate glass and steel. Of the Company’s suppliers, Action Group supplies approximately $14.2 and $12.3 million representing 42% and 35% of the costs of revenue earned during the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009 and 2008 there was approximately $1.4 million and $0.3 million, respectively, in accounts payable for this vendor. In particular, Action Group supplies all of the Company’s steel pieces and hardware.

6. COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters, and others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. The liability recorded includes probable and estimable legal costs associated with the claim or potential claim. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material. While there can be no assurances, the Company does not expect that any of its pending legal proceedings will have a material financial impact on the Company’s results.

Legal Proceedings

On July 10, 2007, the Company filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor’s President and owner, Glenn Harris, and a designer, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California. On February 21, 2008, pursuant to the court’s order, the Company filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney’s fees and the costs of suit. Defendants filed an answer to the amended complaint on April 16, 2008. Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res judicata. The Company filed opposition to the motion. The defendants motion and a subsequent application for an immediate interlocutory

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. COMMITMENTS AND CONTINGENCIES  – (continued)

appeal were denied. A mediation settlement conference was held on October 31, 2008, which was unsuccessful. The defendants filed a second motion for summary judgment that was denied in May, 2009. After that denial, discovery continued. A second mediation settlement conference was held in July 2009. As a result of that conference, the parties requested that the Court stay discovery and the trial for a period of sixty (60) days. On August 5, 2009, the Court vacated all dates in this action and removed the case from its active caseload. On October 2, 2009, the parties submitted to the Court a joint status report informing the Court that a settlement was expected to be finalized within twenty (20) days. On November 30, 2009, the parties entered into a settlement agreement. Pursuant to the settlement agreement, the Company received $250,000 and is also entitled to receive a percentage of the proceeds Gypsy Rack may receive as a result of an ongoing lawsuit Gypsy Rack has initiated against certain insurance companies, which involves claims for certain fees, costs and expenses incurred in this lawsuit. On December 15, 2009, upon receipt of the $250,000, the Company filed a Stipulation of Dismissal with the Court. On December 16, 2009, the Court entered an order dismissing this case.

On February 29, 2008, Roy Elfers, a former employee commenced an action against the Company for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. The Company filed an answer to the complaint. The parties have completed the discovery and taking depositions. The Company believes that meritorious defenses to the claims exist and intends to vigorously defend this action. The Company’s attorneys have advised that it is too early to determine an outcome at this time.

On March 4, 2008, Thomas Cusack, the Company’s former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. Mr. Cusack seeks damages in excess of $3,000,000. On April 2, 2008, the Company filed a response to the charges. On March 7, 2008, Mr. Cusack also commenced a second action against the Company for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County. On May 7, 2008, the Company served a motion to dismiss the complaint, and on or about September 26, 2008, the Court dismissed several claims (tortious interference with a contract, tortious interference with economic opportunity, fraudulent inducement to enter into a contract and breach of good faith and fair dealing). The remaining claims are Mr. Cusack’s breach of contract claims and claims seeking the lifting of the transfer restrictions on his stock, as well as one claim for conversion of his personal property which Mr. Cusack has also asserted against the Company’s chief executive officer, chief operating officer and chief financial officer. On or about October 13, 2008, Mr. Cusack filed an amended complaint as to the remaining claims, and on November 5, 2008, the Company filed an answer to the complaint and filed counterclaims against Mr. Cusack for fraud. The parties have completed the discovery and scheduled depositions. The Company believes meritorious defenses to both of Mr. Cusack’s claims exist and intends to vigorously defend this action. The Company’s attorneys have advised that it is too early to determine an outcome at this time.

Operating Leases

The Company occasionally rents various storage facilities and equipment from unrelated parties for in-progress jobs. The Company rents these items on a short-term basis.

For the years ended December 31, 2009 and 2008, the Company incurred rent expense for its rentals of $1,168,665 and $1,031,115, respectively.

The Company entered into a five-year lease commencing on September 23, 2004 for corporate offices, R&D center, and warehouse facility. This lease was amended on October 24, 2008 to include the rental of additional space. This amendment extends the existing lease through September 30, 2016.

On November 1, 2007, the Company entered into a lease agreement for small office space in Stafford, VA. The lease expires on October 31, 2010.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. COMMITMENTS AND CONTINGENCIES  – (continued)

On February 25, 2010, the Company entered into a lease agreement for manufacturing and office space in Lillington, NC for APSG. The lease agreement expires on January 31, 2015. The first year’s rent is approximately $211,000 and the rent escalation rate per the agreement is approximately 3% per year.

Total future minimum rental commitments for the lease agreements noted above for the years ended December 31 are as follows:

2010	$1,408,611
2011	1,357,471
2012	1,398,398
2013	1,440,551
2014	1,483,982
Thereafter	2,308,202
Total	$9,397,215

Employment Agreements

Effective January 9, 2009, the Company entered into a new employment agreement with its chief operating officer. The agreement has an initial term of five years that is automatically extended each year by one additional year unless either party provides written notice of non-renewal. The chief operating officer’s annual base salary under the employment agreement is $274,890, which amount shall be reviewed on an annual basis by the board of directors of the Company and increased from time to time in an amount determined by the board. The employment agreement provides for an annual bonus of an amount of 2.5% of the increase in the Company’s EBITDA over the preceding fiscal year. The agreement also provides for the entitlement to participate in the stock option plan, medical insurance benefits, and payments of the term-life insurance and disability insurance premiums for the benefit of the individuals during the term of the agreements.

In January 2009, the Company entered into an amendment to the employment agreement between the Company and its chief financial officer. The amendment provides for an annual bonus of 2.5% of the increase in the Company’s EBITDA over the preceding fiscal year. The employment agreement, as amended, provides for an annual base salary of $153,000, which amount shall be reviewed on an annual basis by the Company’s chief executive officer and increased from time to time in an amount determined by the Company’s chief executive officer.

The Company’s officers did not earn any bonuses pursuant to their respective employment agreements in 2009.

Employee Benefit Plan

The Company sponsors the American Defense Systems, Inc. 401 (k) Plan (“the Plan”) established in December 2004 to provide retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary contributions for eligible employees.

Employee contributions are limited to a maximum annual amount as set periodically by the Internal Revenue Service. Under the Plan the Company may make discretionary matching contributions. For the years ended December 31, 2009 and 2008, the Company made a Safe Harbor Matching Contribution in the amount of approximately $89,000 and $160,000, respectively.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. SHAREHOLDERS’ EQUITY

Warrants

The following is a summary of stock warrants outstanding at December 31, 2009:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance – January 1, 2009	5,198,681	1.00	2.41
Granted	3,750,000	0.01	1.89
Exercised	(3,750,000)	(0.01)	1.89
Cancelled, Forfeited or expired	(3,750,000)	(1.00)	1.89
Balance – December 31, 2009	1,448,681	1.67	0.50
Exercisable, December 31, 2009	1,448,681

Stock Option Plan

The following is a summary of stock options outstanding at December 31, 2009:

	Stock Options	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding, January 1, 2009	1,995,000	$1.92	—
Granted	275,000	$1.11	—
Exercised	—	—	—
Cancelled/forfeited	(40,000)	$2.00	—
Outstanding, December 31, 2009	2,230,000	$1.81	—
Exercisable, December 31, 2009	788,000	$1.96	—
Remaining weighted average contractual life (in years)	4.76

As of December 31, 2009, there was a total of $379,701 of unrecognized compensation arrangements granted under the 2007 Incentive Compensation Plan. The cost is expected to be recognized through 2016.

The Company accounts for all stock based compensation as an expense in the financial statements and associated costs are measured at the fair value of the award. As a result, the Company’s net loss before taxes for the years ended December 31, 2009 and 2008 included approximately $121,862 and $84,247, respectively, of stock based compensation. The stock based compensation expense is included in general and administrative expense in the consolidated statements of operations.

On February 20, 2008, additional stock options to purchase 75,000 shares of common stock were granted to employees of the Company.

On July 23, 2008, the Company entered into an Independent Consulting Agreement with a consultant, pursuant to which the Company has agreed to issue, on each July 31 during the term of the Consulting Agreement, an option to purchase 175,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock as of the date of the grant as such term is defined in the Company’s 2007 Incentive Compensation Plan. The Consulting Agreement will be effective until July 31, 2011 unless earlier terminated by either party.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. SHAREHOLDERS’ EQUITY  – (continued)

In October 2008, the Company issued options to purchase 100,000 shares of the Company’s common stock as compensation to officers and employees. The options have an exercise price per share of $2.00 and vest at the rate of 20% per year with the first 20% vesting upon the first anniversary of the grant date. They will expire on October 8, 2015 and October 31, 2015, as applicable.

On January 12, 2009, the Company issued options to purchase an aggregate of 100,000 shares of the Company’s common stock to its consultants for services rendered. The exercise price for each option is $2.00 per share and each option vested immediately upon the issuance.

On July 31, 2009, the Company issued an option to purchase an aggregate of 175,000 shares of the Company’s common stock to a consultant under an independent consulting agreement. The exercise price for the option is $0.60 per share and the option vests 20% annually on each anniversary of the date of grant.

The Black-Scholes method option pricing model was used to estimate fair value as of the date of grants during 2009 using the following weighted average assumptions:

Risk-Free	2.13%
Expected volatility	70.00%
Forfeiture rate	10.00%
Expected life	6 Years
Expected dividends	—

Based on the assumptions noted above, the fair market value of the options issued during 2009 was valued at $81,092 as of December 31, 2009.

Stock Grants

In January 2009, the Company granted 175,000 shares of its common stock to non-employee directors. The fair value of these shares on the date of grant was $96,250 based on the stock price on the date of issuance. In May 2009 the Company granted 50,000 shares of its common stock to two advisory board members. The fair value of these shares on the date of grant was $31,500 based on the stock price on the date of grant. In September 2009 the Company granted 25,000 shares of its common stock to an employee. The fair value of these shares on the date of grant was $11,750 based on the stock price on the date of grant. All of these awards were fully vested on the date of grant. The Company recorded stock based compensation of $139,500 for the year ended December 31, 2009.

8. SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT LIABILITIES

Features of the Series A Preferred and Warrants Liabilities

2005 Warrants

On June 30, 2005, in connection with the closing of its 2005 private placement offering, the Company issued purchase warrants for up to 555,790 shares of common stock at the exercise price of $1.10 per share and with the expiration date of June 30, 2010 (the “2005 Warrants”).

On August 16, 2005, the Company issued 50,000 shares of our common stock at an effective price per share of $1.00 to one of our employees for accepting a job offer. As a result of this issuance, in accordance with the terms of the 2005 Warrants agreements, the exercise price was adjusted to $1.00 per share and the number of shares of common stock that would be acquired was adjusted to 576,587.

2006 Warrants

On October 24, 2006, in accordance with the terms and conditions of the Company’s closing of its 2005 private placement offering, the Company issued purchase warrants for up to 179,175 shares of common stock at the exercise price of $1.10 per share and with the expiration date of June 30, 2010 (the “2006 Warrants”).

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT LIABILITIES  – (continued)

On February 8, 2007, the Company issued an aggregate of 260,000 shares of our common stock at an effective price per share of $1.00 to certain of our employees for services rendered. As a result of this issuance, in accordance with the terms of the 2006 Warrants agreements, the exercise price was adjusted to $1.00 per share and the number of shares of common stock that would be acquired was adjusted to 197,093.

Series A Convertible Preferred Stock and Investor Warrants

The Company entered into a Securities Purchase Agreement (“Purchase Agreement”) on March 7, 2008 to sell shares of its Series A Convertible Preferred Stock (“Series A Preferred”) and warrants (“Investor Warrants”) to purchase shares of its common stock, and to conditionally sell shares of the Company’s common stock, to three investors (the “Series A Holders”). The investors purchased an aggregate of 15,000 shares of Series A Preferred and Investor Warrants to purchase up to 3,750,000 shares of common stock, and agreed to conditionally purchase 100,000 shares of common stock. The aggregate purchase price for the Series A Preferred and Investor Warrants was $15,000,000 and the aggregate purchase price for the common stock was $500,000. The Company completed the sale of the Series A Preferred and Investor Warrants in two rounds, on March 7, 2008 and April 4, 2008, and the Company and investors determined not to complete the conditional sale of the 100,000 shares of common stock. The Series A Holders are entitled to receive cumulative dividends, due at each subsequent calendar quarter-end until maturity, at a rate of 9% if settled via cash or at a rate of 10% if settled via shares (at the option of the Company, subject to certain conditions) of the Company’s common stock. The dividends rate is subject to increase in the event of a “Triggering Event” under the Certificate of Designation and in the event of an “Equity Condition Failure” under the Certificate of Designation, settlement via shares would not be allowed for the remaining dividend payments.

The Series A Holders may convert shares of Series A Preferred, plus the amount of accrued but unpaid dividends, into shares of the Company’s common stock at the Conversion Price of $2.00 (“Conversion Price”). See discussion below regarding a change to the conversion price as of April 9, 2010. The Conversion Price is subject to certain adjustments upon issuance of certain securities, under the Certificate of Designation, with a lower exercise price and/or with negative dilutive effect. The Series A Holders may require the Company to redeem all or any portion of the outstanding shares of Series A Preferred in cash, at the amount of 100% of the “Conversion Amount” or 110% of the “Conversion Amount”, upon a Triggering Event or Equity Condition Failure.

The Company may redeem all or any portion of the outstanding shares of Series A Preferred in cash at the amount of (i) 100% of the “Conversion Amount” at any time after either the two-year anniversary of the “Public Company Date”, if certain other conditions are met, or the six-month anniversary of the “Qualified Public Offering Date”, if certain other conditions are met under the Certificate of Designation (ii) 110% of the Conversion Amount upon an Equity Condition Failure or (iii) 115% of the Conversion Amount prior to any “Fundamental Transaction” under the Certificate of Designation.

Pursuant to the terms of the Series A Preferred, the Company was required to redeem, in cash, any outstanding shares of Series A Preferred on December 31, 2010. On April 8, 2010, the Company entered into a Waiver Agreement with the Series A Holders which extended the maturity date from December 31, 2010 to April 1, 2011.

Settlement Agreement

In connection with a Notice of Triggering Event Redemption received by the Company on April 14, 2009, the Company entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders on May 22, 2009 (the “Settlement Agreement”) pursuant to which, among other things, (i) the Series A Holders waived any breach by the Company of certain financial covenants or its obligation to timely pay dividends on the Series A Preferred for any period through September 30, 2009 and waived any Equity Conditions Failure and any Triggering Event otherwise arising from such breaches (ii) the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share, (iii) the Company issued the

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT LIABILITIES  – (continued)

Holders an aggregate of 2,000,000 shares of the Company’s common stock (the “Settlement Shares”), in full satisfaction of the Company’s obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009, and (iv) the Company agreed to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009 (the “December 2009 Redemption”). The Company agreed that, if it fails to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a “Redemption Failure”), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by the Company will increase by an amount equal to 10% of the stated value, (ii) the Company will use its best efforts to obtain shareholders’ approval to reduce the conversion price of the Series A Preferred from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A preferred is convertible), and (iii) the Company will expand the size of its board of directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies, and will use its best efforts to amend the Company’s certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board.

Pursuant to the terms of the Settlement Agreement, the Company entered into a Registration Rights Agreement with the Series A Holders pursuant to which, among other things, the Company agreed to file with the Securities and Exchange Commission, by June 1, 2009, a registration statement covering the resale of the Settlement Shares, and to use its best efforts to have such registration statement declared effective as soon as practicable thereafter. The Company further agreed with the Series A Holders to include in such registration statement the shares of common stock issued upon the exercise of the Investor Warrants in May and June 2009. A registration statement was filed, and subsequently declared effective on August 10, 2009.

Pursuant to the terms of the Settlement Agreement, each of the Company’s directors and executive officers has entered into a Lock-Up Agreement, pursuant to which each such person has agreed that, for so long as any shares of Series A Preferred remain outstanding, they will not sell any shares of the Company’s common stock owned as of May 22, 2009. Also pursuant to the terms of the Settlement Agreement, the Company’s Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders (the “Voting Agreement”), pursuant to which the Company’s CEO agreed, among other things, that if a Redemption Failure occurs he will vote all shares of the Company’s voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred from $2.00 to $0.50 and (ii) amending the Company’s certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board of directors (collectively, the “Company Actions”). The Company’s CEO also appointed West Coast Opportunities Fund, LLC as his proxy to vote his shares of the Company’s voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any shareholder meeting or written consent of the Company’s shareholders at which such matters are considered.

The Company did not meet the December 2009 Redemption and has increased the size of its Board of Directors by two and held a special meeting of shareholders, on April 8, 2010. At this special meeting, the shareholders approved the amendments to the Company’s certificate of incorporation to (i) reduce the conversion price of the Series A Preferred from $2.00 to $0.50 and (ii) grant the Series A Holders the right, voting as a separate class, to elect two persons to serve on the Company’s board of directors. On April 8, 2010, the Company entered into a Waiver Agreement with the Series A Holders which extended the maturity date for the mandatory redemption of all outstanding Series A Preferred from December 31, 2010 to April 1, 2011. As a result of the foregoing extension, the Series A Preferred is classified as a long-term liability in the accompanying consolidated balance sheet as of December 31, 2009.

2008 Investor Warrants

In connection with the sale of the Series A Preferred, Investor Warrants to purchase up to 3,750,000 shares of Common Stock at $2.40 per share were issued and with an expiration date of April 11, 2011 (the “2008 Investor Warrants”). The warrant holder may require the Company to repurchase the warrant upon the occurrence of certain defined events in the Agreement. As such the Company recorded the warrants as a

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT LIABILITIES  – (continued)

derivative at fair value at issuance and subsequent reporting periods in accordance with ASC 815 “Derivatives and Hedging”. Changes in the fair value from period to period are reported in the statement of operations. In accordance with the Settlement Agreement entered into on May 22, 2009, the 2008 Investor Warrants were amended to reduce the exercise price from $2.40 to $0.01. The 2008 Investor Warrants were fully exercised on May 27, 2009, June 1, 2009, and June 8, 2009.

Placement Agent Warrants

In connection with the sale of the Series A Preferred and 2008 Investor Warrants, the placement agent for such sale received warrants (the “Placement Agent Warrants”) to purchase a total of 6% of the number of common stock issued in the Series A Preferred financing or 675,001 shares at the exercise price of $2.00 per share and with the expiration date of March 7, 2013.

Accounting for the Series A Preferred and Warrant Liabilities

Series A Preferred

The Series A Preferred Stock is redeemable on April 11, 2011 and convertible into shares of common stock at $0.50 per share as discussed in Note 13. As a result the Company elected to record the hybrid instrument, preferred stock and conversion option together, at fair value. Subsequent reporting period changes in fair value are to be reported in the consolidated statement of operations.

The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to placement agent in connection with the transaction, were allocated to the instruments based upon relative fair value upon issuance as these instruments must be measured initially at fair value.

Therefore, after the initial recording of the Series A Preferred based upon net proceeds received, the carrying value of the Series A Preferred was adjusted to the fair value at the date of issuance, with the difference recorded as a gain or loss.

A binomial lattice model was utilized to estimate the fair value of the Series A Preferred as of December 31, 2009. The binomial model considers the key features of the Series A Preferred, as noted above, and is subject to the significant assumptions discussed below. First, a discrete simulation of the Company’s stock price was conducted at each node and throughout the expected life of the instrument. Second, an analysis of the higher position of a conversion position, redemption position, or holding position (i.e. fair value of the respective future nodes value discounted using the applicable discount rate) was conducted relative to each node until a final fair value of the instrument is conducted at the node representing the measurement date. This model requires the following key inputs with respect to the Company and/or instrument:

Input	December 31, 2009
Risk-Free Rate	0.47%
Expected volatility	80.00%
Expected remaining term until maturity	1.00 years
Expected dividends	0.00%
Strike price (following 12/31/09)	$1.25
Quoted Stock price	$0.40
Effective discount rate	35.20%

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT LIABILITIES  – (continued)

The following are significant assumptions utilized in developing the inputs:

•	Stock volatility was estimated by considering (i) the annualized daily volatility of the Company’s stock price during the historical period preceding the respective valuation dates and measured over a period corresponding to the remaining life of the instruments and (ii) the annualized daily volatility of comparable companies’ stock price during the historical period preceding the respective valuation dates and measured over a period corresponding to the remaining life of the instrument. Historic prices of the Company and comparable companies’ common stock were used to estimate volatility as the Company did not have traded options as of the valuation dates;
•	Based on the Company’s historical operations and management’s expectations for the near future, the Company’s stock was assumed to be a non-dividend-paying stock;
•	Based on management’s expectations for the near future, the Company is expected to settle the future quarterly dividends due to the Series A Holders via shares;
•	The quoted market price of the Company’s stock was utilized in the valuations because ASC 820-10 requires the use of quoted market prices, if available, without considerations of blockage discounts (if the input is considered as a Level 1 input). Because the stock is thinly traded, the quoted market price may not reflect the market value of a large block of stock;
•	The quoted market price of the Company’s stock as of measurement dates and expected future stock prices were assumed to reflect the effect of dilution upon conversion of the instruments to shares of common stock; and

The changes in fair value estimate between reporting periods are related to the changes in the price of the Company’s common stock as of the measurement dates, the expected volatility of the Company’s common stock during the remaining term of the instrument, changes in the conversion price, estimated discount rate, probabilities of meeting the conditions underlying various Company and Series A Holders’ redemptions rights and the Company’s failure to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009 (a Redemption Failure).

2005 Warrants, 2006 Warrants, and Placement Agent Warrants

Upon issuance, the 2005 Warrants, 2006 Warrants, and Placement Agent Warrants met the requirements for equity classification set forth in EITF Issue 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock, and SFAS No. 133, as codified in ASC 815. However, effective January 1, 2009 the Company was required to analyze its then outstanding financial instruments in accordance with EITF 07-5 as codified in ASC 815-40. Based on the Company’s analysis, its 2005 Warrants, 2006 Warrants, and Placement Agent Warrants, include price protection provisions whereby the exercise price could be adjusted upon certain financing transaction at a lower price per share and could no longer be viewed as indexed to the Company’s common stock. As a result, the 2005 Warrants, 2006 Warrants, and Placement Agent Warrants are accounted for as “derivatives” under ASC 815 and recorded as liabilities at fair value as of January 1, 2009 with changes in subsequent period fair value recorded in the statement of operations (See Note 1).

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT LIABILITIES  – (continued)

2005 Warrants

A Black-Scholes-Merton option-pricing model was utilized to estimate the fair value of the 2005 Warrants as of December 31, 2009. This model is subject to the significant assumptions discussed below and requires the following key inputs with respect to the Company and/or instrument:

Input	Dec.31, 2009
Stock Price	$0.40
Exercise Price	$1.00
Time to Maturity (in years)	0.50
Stock Volatility	80%
Risk-Free Rate	0.20%
Dividend Rate	0%

2006 Warrants

A Black-Scholes-Merton option-pricing model was utilized to estimate the fair value of the 2006 Warrants as of December 31, 2009. This model is subject to the significant assumptions discussed below and requires the following key inputs with respect to the Company and/or instrument:

Input	Dec.31, 2009
Quoted Stock Price	$0.40
Exercise Price	$1.00
Time to Maturity (in years)	0.50
Stock Volatility	80%
Risk-Free Rate	0.20%
Dividend Rate	0%

Placement Agent Warrants

A Black-Scholes-Merton option-pricing model was utilized to estimate the fair value of the Placement Agent Warrants as of December 31, 2009. This model is subject to the significant assumptions discussed below and requires the following key inputs with respect to the Company and/or instrument:

Input	Dec. 31, 2009
Quoted Stock Price	$0.40
Exercise Price	$2.00
Expected Life (in years)	3.00
Stock Volatility	70%
Risk-Free Rate	1.70%
Dividend Rate	0%

Deferred Financing Costs

Deferred financing costs include the corresponding amount associated with the Placement Agent Warrants as indicated above, along with all other costs associated with obtaining the Series A Preferred financing. Since the Series A Preferred and Investor Warrants are classified as liabilities, the carrying value of the Placement Agent Warrants has been recorded as Other Assets on the balance sheet and is amortized as additional financing costs over the term of the Series A Preferred using the interest method.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT LIABILITIES  – (continued)

Deferred financing costs include the following as of December 31, 2009 and 2008:

	2009	2008
Placement agent costs	$1,400,000	900,000
Investor expenses	60,000	60,000
Legal and other related costs	1,140,541	458,058
Fair market value of placement agent warrants	511,742	511,742
Less: Accumulated amortization	(1,564,732)	(429,267)
Deferred financing costs, net	$1,547,551	$1,500,533

For the years ended December 31, 2009 and 2008, the Company recorded $1,135,465 and $422,902, respectively, as interest expense for the amortization of these costs.

9. DISCONTINUED OPERATIONS

On January 2, 2009, the Company entered into an agreement with the prior owners of TAG to sell the assets and liabilities back to TAG. TAG was accounted for as a discontinued operation under GAAP, which requires the income statement and cash flow information be reformatted to separate the divested business from the Company’s continuing operations.

The following amounts represent TAG’s operations and have been segregated from continuing operations and reported as discontinued operations as of December 31, 2008.

2008
Contract Revenues Earned	$1,306,449
Cost of Revenues Earned	(599,119)
Gross Profit	707,330
Operating Expenses	(611,584)
Other Expenses	(326,579)
Net Loss	$(230,833)

The following is a summary of assets and liabilities of TAG discontinued operations as of December 31, 2008.

2008
Assets
Cash	$75,103
Inventory	591,688
Prepaid Expenses	174
Property and Equipment, net	69,648
Total Assets	$736,613
Liabilities
Accounts Payable	$700,287
Short Term Notes	36,326
Total Liabilities	$736,613

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. DISCONTINUED OPERATIONS  – (continued)

In accordance with the terms of the agreement, the original owners of TAG agreed to repay $1,000,000 of the original $2,000,000 in consideration as follows:

2009	$100,000
2010	$100,000
2011	$200,000
2012	$300,000
2013	$300,000
Total	$1,000,000

The Company has included the entire amount as notes receivable on its balance sheet, of which $175,000 is included within other current assets and $800,000 is recorded as a long term notes receivable. The original owners of TAG have collateralized the note receivable with their personal residence and the 250,000 shares issued to them on the date of acquisition. These shares are being held by the Company in escrow since January 2009 and will be returned upon final payment toward the note receivable.

Due to cash flow constraints, TAG is experiencing difficulty repaying the amounts due to the Company.

The Company and the original owners of TAG are currently in the process of finalizing a re-negotiation of the contract with a new payment schedule starting in 2011. The Company recorded a reserve on the note receivable of $575,000 as of December 31, 2009 of which $175,000 is included in current assets and $400,000 is in long term assets. In addition, the Company recorded a $575,000 loss from disposal of discontinued division for the year ended December 31, 2009.

10. ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

On July 27, 2009, the Company entered into an accounts Receivable Purchase Agreement with Republic Capital Access, LLC (“RCA”), as of July 23, 2009 (the “RCA Purchase Agreement”). Under the RCA Purchase Agreement, the Company can sell eligible accounts receivables to RCA. Eligible accounts receivable, subject to the full definition of such term in the RCA Purchase Agreement, generally are our receivables under prime government contracts.

Under the terms of the RCA Purchase Agreement, the Company may offer eligible accounts receivable to RCA and if RCA purchases such receivables, the Company will receive an initial upfront payment equal to 90% of the receivable. Following RCA’s receipt of payment from customers for such receivables, RCA will pay the remaining 10% of the receivable less its fees. In addition to the Discount Factor fee and an initial enrollment fee, the Company is required to pay RCA a program access fee equal to a stated percentage of the sold receivable, a quarterly program access fee if the average daily amount of the sold receivables is less than $2,250,000 and RCA’s initial expenses in negotiating the RCA Purchase Agreement and other expenses in certain specified situations. The RCA Purchase Agreement also provides that in the event, but only to the extent, that the conveyance of receivables by the Company is characterized by a court or other governmental authority as a loan rather than a sale, the Company shall be deemed to have granted RCA effective as of the date of the first purchase under the RCA Purchase Agreement, a security interest in all of the Company’s right, title and interest in, to and under all of the receivables sold by the Company to RCA, whether now or hereafter owned, existing or arising. The initial term during which the Company may offer and sell eligible accounts receivable to RCA under the RCA Purchase Agreement ends on December 31, 2009 and was subsequently extended to October 15, 2010.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. ACCOUNTS RECEIVABLE PURCHASE AGREEMENT  – (continued)

The sale of the receivables is accounted for in accordance with the accounting guidance for transfers and servicing of financial assets and extinguishments of liabilities. In accordance with the Codification, receivables are considered sold when they are transferred beyond the reach of the Company and its creditors, the purchaser has the right to pledge or exchange the receivables, and the Company has surrendered control over the transferred receivables. Receivables factored net of advances from the factor were $199,876 as of December 31, 2009.

11. TD BANK LOAN REPAYMENT

In May 2007, the Company entered into a loan agreement with TD Bank (formerly known as Commerce Bank, N.A.) pursuant to which the Company had access to a revolving credit facility up to a maximum of $12.0 million depending upon the periodic balance of the Company’s qualified accounts receivable. As of December 31, 2009 and 2008, the Company had no outstanding balance under the revolving credit facility. As part of the same loan facility, as of December 31, 2009 and 2008 the Company had $0 and $76,832 outstanding under a term loan due July 1, 2010, which was payable in equal monthly installments. The credit facility was secured by substantially all of the Company’s assets and bore interest at a variable rate equal to LIBOR plus a margin between 1.75% and 2.45%. As of July 24, 2009, the Company repaid in full the entire outstanding balance under the loan agreement with TD Bank, following an initial notice of default from the bank with respect to certain financial covenants on April 1, 2009, and a forbearance agreement, as amended.

12. INCOME TAXES

The provision (benefit) for income taxes from continued operations for the years ended December 31, 2009 and 2008 consist of the following:

	2009	2008
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	$1,002,858	(2,060,462)
State	164,977	(681,154)
	1,167,835	(2,741,616)
Benefit from the operating loss carryforward	—	1,745,616
Benefit from operating loss carryback	(414,864)
Provision (benefit) for income taxes, net	$752,971	$(996,000)

The difference in income tax expense computed by applying the federal statutory corporate tax rate and effective rate is as follows:

	2009	2008
Statutory federal income tax rate	34.0%	34.0%
Increase in valuation allowance	(28.0)%	(69.7)%
State income taxes	—	6.0%
Other	(10.8)%
Effective tax rate	(4.8)%	29.7%

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. INCOME TAXES  – (continued)

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The net deferred tax assets and liabilities are comprised of the following:

	2009	2008
Deferred income tax asset:
Net operating loss carry-forwards	$3,727,015	$2,163,224
Stock Options	155,054
Allowance for Doubtful Accounts	88,107	—
Charitable Contributions	378,454
Long-Term Contracts	1,235,602
Valuation allowance	(5,392,011)	(995,392)
Deferred income tax asset	$192,221	$1,167,832

	2009	2008
Deferred income tax liability:
Intangibles	$(22,774)	$—
Change in Accounting Method	(169,447)	—
Deferred income tax liability	$(192,221)	$—

Total current and noncurrent deferred tax asset and liabilities are as follows:

	2009	2008
Deferred tax assets
Current	$521	$—
Non-current	191,700	1,167,832
Net deferred income tax asset	192,221	1,167,832
Deferred tax liability
Current	$—	$—
Non-current	(192,221)	—
Net deferred income tax liability	(192,221)	—

The changes in the valuation allowance for deferred tax asset for the years ended December 31, 2009 and 2008 are as follows:

	2009	2008
Beginning balance	$995,392	$—
Change in allowance	4,396,619	995,392
Ending balance	$5,392,011	$995,392

The Company has a federal net operating loss carryforward of approximately $9,335,000 available to offset future taxable income through 2029. The Company also has state net operating loss carryforward of $526,000 available to offset future state taxable income which expires in 2028.

Internal Revenue Code Section 382 limits the utilization of net operating loss carryforwards upon a change of control of a company (as defined in Section 382). The Company performed a preliminary evaluation as to whether a change of control has taken place and concluded that no such change has occurred to date. If it is determined that a change of control has taken place either historically or in the future, utilization

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. INCOME TAXES  – (continued)

of the Company’s net operating loss carryforwards could be subject to severe limitations, which could have the effect of eliminating substantial portion of the future income tax benefits of the net operating loss carryforwards.

The implementation of ASC 740-10 did not result in any current or any cumulative effect adjustment. Therefore, no adjustment was recorded to retained earnings upon adoption. For the years ended December 31, 2009 and 2008, the Company performed a tax analysis in accordance with ASC 740-10. Based upon that analysis, the Company was not required to accrue liabilities for uncertain tax positions pursuant to ASC 740-10 for the years ended December 31, 2009 and 2008, respectively, If the Company were to have any liabilities for uncertain tax positions, its accounting policy with respect to interest and penalties is to classify these amounts as income taxes. Since no liabilities for tax uncertainties have been recorded, there is no interest recognized in the statement of operations as of December 31, 2009 and 2008 and no interest is accrued as of December 31, 2009 and 2008.

13. SUBSEQUENT EVENTS

On April 8, 2010, the Company held a special meeting of shareholders where the shareholders approved amendments to the certificate of incorporation to (i) reduce of the conversion price of the Series A Preferred from $2.00 to $0.50 and (ii) grant the Series A Holders the right, voting as a separate class, to elect two persons to serve on the Company’s board of directors.

On April 8, 2010, the Company entered into a Waiver Agreement with the Series A Holders which extended the maturity date for the mandatory redemption of all outstanding Series A Preferred from December 31, 2010 to April 1, 2011 (the period from December 31, 2010 and April 1, 2011 hereinafter referred to as the “Extension Period”). Pursuant to the Waiver Agreement, during the Extension Period, (i) the Series A Holders has agreed to waive any right to the mandatory redemption of the Series A Preferred under the terms of the Series A Preferred until the last day of the Extension Period and (ii) the Company’s failure to comply with such mandatory redemption requirements prior to the last day of the extension period shall be deemed not to be a breach of such provision or the terms and conditions of, or applicable to, the Series A Preferred. Other than the terms mentioned above, the terms of the original agreement remain unchanged.

On January 1, 2010, the Company issued 125,000 shares of its common stock to the Company’s non-employee directors as part of the director compensation under the 2007 Incentive Compensation Plan.

On January 19, 2010, the Company issued 75,000 shares of its common stock to an employee as compensation under the 2007 Incentive Compensation Plan.

On March 2, 2010, the Company issued 12,500 shares of its common stock to a consultant as compensation for services rendered under the 2007 Incentive Compensation Plan.

On January 25, 2010, the Company issued an option to purchase 100,000 shares of its common stock with an exercise price of $0.40 per share to an officer as compensation under the 2007 Incentive Compensation Plan.

On February 25, 2010, the Company entered into a lease agreement for manufacturing space at a facility in Lillington, North Carolina. The lease expires on January 31, 2015. The first year’s rent is $211,240 and the rent escalation rate per the agreement is approximately 3% per year.

As of March 31, 2010, the Company issued 1,035,000 shares of its common stock to the holders of its Series A Convertible Preferred Stock as dividends pursuant to the terms of such Series A Convertible Preferred Stock.

EXHIBIT INDEX

Exhibit Numbers	Exhibits
10.51	Lease between Boon Edam, Inc. and the Registrant dated February 25, 2010
21.1	Subsidiaries of Registrant
23.1	Consent of Marcum LLP
23.2	Consent of Jewett Schwartz Wolfe & Associates, CPAs
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002.

EXHIBIT 10.51

STATE OF NORTH CAROLINA
COUNTY OF HARNETT
LEASE

THIS LEASE ("Lease"), made and entered into effective as of the 25 day of February, 2010, by and between BOON EDAM, INC. (hereinafter referred to as "Owner"), a New York corporation; and AMERICAN DEFENSE SYSTEMS, INC. (hereinafter referred to as "Tenant"), a Delaware corporation;

WITNESSETH:

WHEREAS, Owner and Tenant desire to establish the terms and conditions of a lease and execute this Lease to so establish such terms.

NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00) in hand paid to each party by the other, the receipt of which hereby is acknowledged, and the mutual promises, covenants, and conditions contained herein, the parties hereby do agree as follows:

1. Premises. Owner hereby does let and demise to Tenant and Tenant hereby leases from Owner that property commonly known as 420 McKinney Parkway, Lillington, North Carolina, which is more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Premises"), together with all improvements located thereon.

2. Term. The term of this Lease shall commence on March 1, 2010 ("Commencement Date") and shall continue for a term of five (5) years, terminating on January 31, 2015, unless sooner terminated as hereinafter provided.

3. Rent. Beginning on the fifteenth (15th) day of March 2010,  Tenant agrees to pay Owner without demand, deduction or set off, the following Rental amounts in advance on the fifteenth (15th) day of each calendar month during the Term hereof:

Lease Year	Annual Rent	Monthly Rent
Year One	$211,248.00	$17,604.00
Year Two	$217,784.00	$18,149.00
Year Three	$224,519.00	$18,710.00
Year Four	$231,463.00	$19,289.00
Year Five	$238,622.00	$19,885.00

4. Late Charges. In addition to the other remedies of Owner, Tenant shall pay to Owner, as additional rent, a late payment charge equal to five percent (5%) of the amount of the rent due if the rent is not received by Owner on or before the tenth (10th) day after the date it is due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Owner will incur by reason of such late payment.

5. Security Deposit. Tenant shall deposit with Owner upon execution of this Lease the sum of Fifty Thousand and no/100 Dollars ($50,000.00) as a security deposit which shall be held as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. If any of the rents or other charges or sums payable by Tenant shall be over due and unpaid or should payments be made by Owner on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Owner may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary, to compensate toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Owner resulting from such default on the part of the Tenant In the event Tenant furnishes Owner with proof that all utility bills have been paid through the date of Lease termination, and performs all of Tenant's other obligations under this Lease, the security deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration or sooner termination of the Term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease. The security deposit shall be held in a separate trust account or escrow account for the benefit of the tenant.

6. Rules and Regulations. Tenant agrees to perform and abide by such rules and regulations as may be made from time to time by Owner, provided such rules and regulations shall not interfere with Tenant's use of the Premises for the purposes intended by Tenant.. Tenant further agrees to perform and abide by all restrictive covenants which govern the use of the Premises and are of record in the office of the Register of Deeds of Harnett County and such other restrictive covenants, if any, as may be recorded from time to time affecting the Premises.

7. Use. During the term of this Lease, the Premises shall be used only for the following purposes: Manufacture of laminated glass products and steel manufacturing. In addition to Owner's other remedies for the breach by Tenant of the provisions of this Paragraph, Owner shall be entitled to injunctive relief, the parties agreeing that Owner's remedies at law may not be adequate. Notwithstanding anything to the contrary contained herein, Tenant shall not manufacture ammunition or explosives on the Premises.

8. Non-compete/Non-solicitation. As a material inducement to Owner entering into this Lease with Tenant, Tenant agrees that, during the term of this Lease, Tenant shall, directly or indirectly design, develop, manufacture, or sell any security revolving door, revolving door, turnstile, or optical turnstile. Further, State and Federal laws not with-standing, Owner and Tenant agree that, during the term of this Lease, neither party shall employ or seek to employ, or advise or recommend to any other person that such person employ or seek to employ, any employee of the other party or otherwise induce such an employee to terminate employment with the other party. Notwithstanding the preceding, nothing shall prohibit a party from employing or offering to employ an employee or former employee of the other party who has responded to a general solicitation in a newspaper or website with respect to a job offering.

9. Environmental. Tenant shall not permit, allow, or cause any act or deed to be performed or any practice to be adopted or followed in and about the Premises which shall cause or be likely to cause injury or damage to any person or to the Premises. Tenant at all times shall comply fully with all Environmental and Safety Requirements, provided that Tenant shall not be responsible for causing the Premises to be brought into compliance as to any environmental issue which exists prior to Tenant's occupancy or which is caused, in whole or in part, by any party other than Tenant. Tenant's compliance obligations shall only be to the extent that the applicability of the Environmental and Safety Requirements are triggered by an action or omission of Tenant. In all other respects, Owner shall, at Owner's own expense, comply with all Environmental and Safety Requirements. "Environmental and Safety Requirements" shall mean all federal, state, and local statutes, regulations, ordinances, and similar provisions having the force or effect of law, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances, wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation. Tenant shall not permit to exist on the Premises any hazardous substance, hazardous waste, pollutant, contaminant, toxic substance, asbestos, oil, other petroleum, or chemical, biological, or radioactive substance ("Hazardous Materials") which is subject to regulation under any such law, rule, regulation, order or requirement or any storage tank used for the storage thereof, whether above-ground or underground, except such as may be consented to in writing by Owner prior thereto. Any consent must be preceded by submission to Owner of appropriate Material Safety Data Sheets. In the event Owner consents to Tenant's use of Hazardous Materials, Tenant covenants that it will: (1) acquire, store, use and dispose of such Hazardous Materials in compliance with all Environmental and Safety Requirements; (2) comply with any recommendations by the insurance carrier of either Owner or Tenant relating to the use by Tenant on the Premises of such Hazardous Materials; (3) refrain from unlawfully disposing of or allowing the disposal of any Hazardous Materials upon, within, about, or under the Premises; and (4) remove all Hazardous Materials from the Premises, either after their use by Tenant or upon the expiration or earlier termination of this Lease, in compliance with all Environmental and Safety Requirements.

In the event of Owner's consent, Tenant shall be responsible for obtaining all necessary permits in connection with its use, storage, and disposal of Hazardous Materials, and shall develop and maintain, and where necessary, file with the appropriate authorities, all reports, receipts, manifests, filings, lists, and invoices covering those Hazardous Materials and Tenant shall provide Owner with copies of all such items upon request. Tenant shall provide to Owner, within five (5) days after receipt thereof, copies of all notices, orders, claims, or other correspondence from any federal, state, or local government or agency alleging any violation of any Environmental and Safety Requirements by Tenant, or related in any manner to Hazardous Materials. In addition, Tenant shall provide Owner with copies of all responses to such correspondence at the time of the response.

In addition to Owner's other remedies, Tenant agrees to indemnify and hold Owner, its successors and assigns, harmless from and against any and all loss, cost, penalty, fine, suit, liability, claim, or damage of any and every kind whatsoever (including reasonable attorney fees actually incurred) arising as a result of the failure of Tenant, Tenant's agents, employees, invitees, or successors, to comply with the provisions of this Paragraph, or as a result of contamination, escape, seepage, leakage, spillage, discharge, emission, or release from the Premises of any Hazardous Materials during the term of this Lease. This indemnity shall also apply to any release of Hazardous Materials caused by fire or other casualty to the Premises, except to the extent the release is caused by Owner or a third party.

Any failure of Tenant to comply with the covenants to be performed hereunder with respect to Hazardous Materials or Environmental and Safety Requirements, or the filing of any environmental protection lien against the Premises as a result of the actions of Tenant, its agents, employees, invitees, or successors, shall constitute a default under this Lease.

Tenant shall provide Owner with prompt notice of any release of Hazardous Materials, any fire, any damage occurring on or to the Premises, regardless of whether the release of Hazardous Materials, fire, or damage is reportable to federal, state, or local authorities. To the best of Owner's knowledge, no Hazardous Materials have been used, generated, released, handled, stored, treated, disposed or otherwise located within the Premises. Owner has received no notice of any violations of any environmental or health and safety laws, regulations, ordinances, standards, decrees, orders or permits relating to the Premises, the Building, or the Land, or that there have been any investigations, proceedings, claims, actions or notices pending, given or threatened, relating to the Building or the Land.

The warranties and indemnities contained in this Paragraph shall survive the termination of this Lease.

10. Maintenance and Repair. Tenant accepts the condition of the Premises "as is." After the term of this Lease commences, Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace as needed, the Premises, including, but not being limited to, the heating and air conditioning equipment (including, but not limited to, replacement of parts, compressors, air handling units, and heating units) and other improvements located thereon. Normal wear and tear is expected; provided, however, that all maintenance, repairs, and replacements necessitated by normal wear and tear shall be performed by Tenant at Tenant's sole cost and expense. At all times during the term of the Lease, Tenant shall keep the improvements on the Premises and the Premises themselves in as good a condition as exists on the date this Lease commences. Tenant shall return the Premises to Owner at the expiration or prior termination of this Lease in as good a condition and repair as when first received, damage by fire and similar casualties being excepted and excluding any improvements made by Tenant or any equipment to be removed by Tenant At such expiration or termination, Tenant will remove any improvements that it has made, provided that Owner shall have given notice of at least thirty (30) days prior to expiration or termination of its intention for Tenant to remove the improvements, and provided Tenant repairs any damage to the Premises resulting from such removal. Tenant, Tenant's employees, agents, contractors, or subcontractors shall take no action which may void any manufacturer's or installer's warranty with relation to the Premises. In the event Tenant fails to provide such maintenance, repair, and replacement, in addition to other remedies available to Owner, Owner may perform or have performed such maintenance, repair, and replacement and Tenant immediately shall reimburse the cost thereof to Owner as additional rent.

11. ADA Compliance. Tenant at all times shall comply fully with all applicable federal, state, and local laws, rules, regulations, orders, and requirements relating to the accommodation of individuals with disabilities, including, without limitation, the Americans with Disabilities Act and the regulations promulgated thereunder as the same from time to time may be amended (hereinafter collectively referred to as the "Disability Laws"). To the extent required by the Disability Laws and this Lease, Tenant shall insure that the Premises are accessible to employees, licensees, and invitees of Tenant with disabilities and that the Premises and Tenant's operations otherwise are in compliance with the Disability Laws, at the sole cost and expense of Tenant; provided, however, that Tenant shall not make any structural changes or alterations in or to the Premises except after obtaining the prior written consent of Owner as required by the Paragraph of this Lease entitled "Structural Changes."

12. Utilities and Services. Owner represents that the following utilities are available to the Premises; electricity, water, sanitary sewer, gas and phone. Tenant shall be responsible for and shall pay all costs and charges for utilities and services in connection with Tenant's occupancy of the Premises, including but not limited to water, sewer, energy, telephone, garbage and other services. All of the foregoing utilities and services shall be instituted and obligated for in the name of Tenant, and Owner shall have no responsibility whatsoever for the furnishing or cost of same.

13. Structural Changes. Tenant shall not make any structural changes, alterations, additions, or improvements in or to any part of the Premises except after obtaining the prior written consent of Owner which consent shall not be unreasonably withheld or delayed. Owner acknowledges and consents to the construction of a demising wall and Tenant upfit improvements as described on Exhibit B. Tenant promptly shall remove any structural changes, alterations, additions, or improvement constructed in violation of this Paragraph upon Owner's written request and promptly shall repair any damage caused thereby. All approved structural changes, alterations, additions, or improvements shall be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, by a contractor approved by Owner, and shall be free of any liens or encumbrances. Owner may require Tenant to remove any structural changes, alterations, additions, or improvements (whether or not made with Owner's consent) at the termination of the Lease and to restore the Premises to its prior condition, all at Tenant's expense. All structural changes, alterations, additions, and improvements which Owner does not require Tenant to remove shall become Owner's property and shall be surrendered to Owner upon the termination of this Lease, except that in the event Tenant is not in default, Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises and Tenant shall repair all damages caused by such removal. All furnishings, furniture, fixtures, and equipment installed by Tenant on the Premises (and not required as a maintenance, repair, or replacement item under the provisions of the Paragraph of this Lease entitled "Maintenance and Repair") may be removed from the Premises at any time prior to the expiration of this Lease. This right of removal of Tenant shall be contingent upon Tenant not being in default under the terms of this Lease and contingent upon Tenant immediately repairing and replacing any and all damage to the Premises resulting from the removal of such furnishings, furniture, fixtures, and equipment. At the expiration of the term of this Lease or earlier termination, upon demand by Owner, Tenant, at Tenant's sole cost and expense, shall remove any furnishings, furniture, fixtures, and equipment installed by Tenant on the Premises, and shall repair and replace any and all damage to the Premises resulting from such removal.

Tenant shall not at any time suffer or permit the attachment to the Premises of any mechanic's or material supplier's lien for work done or materials furnished in connection with any work done to the Premises by Tenant, or in connection with the maintenance or repair of the Premises by Tenant. Tenant agrees to indemnify Owner and to hold Owner harmless from all loss, cost, claim, suit, liability or damage (including reasonable attorney fees) arising as a result of the filing of any such lien upon Owner's title and immediately to take such action as is required to remove such lien from Owner's title. If any such lien attaches to the Premises and is not discharged or released within sixty (60) days from the date of attachment, whether or not such lien is valid, Owner may, at its option, pay to the lien claimant the amount of such lien or discharge such lien as provided by the North Carolina General Statutes and notify Tenant of such payment or discharge, in which event such amount shall be immediately due and payable by Tenant as additional rent. Tenant is a tenant only and no such lien claimant may claim a lien upon the interest of Owner in the Premises.

Notwithstanding anything to the contrary contained herein, without Owner's consent, Tenant shall have the right to make nonstructural alterations to the interior of the Premises or to the extent such alterations do not exceed Ten Thousand Dollars ($10,000.00) in value.

14. Tenant's Personal Property. All of the personal property placed or installed on the Premises by Tenant shall be at the risk of Tenant, and Owner shall not be liable for any damage to or the destruction of said personal property, or to Tenant, however occurring, including, but not limited to, the bursting or leaking of water or steam pipes or from any willful act or negligence of any other person or cause whatsoever.

15. Signs. Tenant shall place no signs upon the outside walls or roof of the Premises, except with the express written consent of Owner, which consent shall not be unreasonably withheld or delayed. Any and all permitted signs placed on the Premises by Tenant shall be maintained in compliance with all governmental rules and regulations, and any restrictive covenants governing such signs and Tenant shall be responsible to Owner for any damage caused by installation, use, or maintenance of said signs, and for all damage incident to removal thereof

16. Taxes. Tenant shall be responsible for and shall pay all ad valorem taxes and assessments imposed by any lawful authority upon the Premises including all ad valorem taxes and assessments imposed by any lawful authority upon any personal property located in or upon the Premises. Such taxes and assessments shall be prorated on a calendar year basis for any period hereunder less than a full calendar year. Owner shall deliver to Tenant at the address of Tenant set forth in the Paragraph herein captioned "NOTICE" statements for all such ad valorem taxes and assessments imposed upon the Premises; and Tenant shall pay all such taxes and assessments within fifteen (30) days after receipt thereof or on such subsequent date as Tenant may elect provided that such taxes and assessments may be paid thereafter without incurring any penalty or interest thereon. In the event Tenant shall incur any penalty or interest as a result of the failure or delay of Owner in delivery of such statements as aforesaid, Owner shall reimburse Tenant for all such penalties and interest upon demand therefor or Tenant may deduct from the next rentals due hereunder the amount of all such penalties and interest. In any event, Tenant shall furnish Owner with satisfactory evidence of payment thereof within a reasonable time thereafter.

17. Assignment and Subletting. Tenant shall have the right to assign or sublet the Premises to any affiliate of Tenant, successor by merger or consolidation, or acquirer of substantially all of the assets of Tenant without the consent of Owner. Tenant shall provide Owner with written notice of any such assignment or sublease. Except as set forth in the preceding sentence,=Tenant shall not have the right to assign this Lease or to sublet the Premises or any part thereof, or to permit the use of the Premises by any party other than Tenant, without the prior written consent of Owner, which consent shall not be unreasonably withheld. Consent to any assignment or sublease shall not impair this provision and all subsequent assignments or subleases shall be made likewise only after the prior written consent of Owner. Any permitted assignee of Tenant shall become directly liable to Owner for all obligations of Tenant hereunder, but no permitted assignment or subletting shall relieve Tenant from any liability hereunder.

18. Casualty Damage. If the Premises shall be so damaged or destroyed by fire, the elements, or other casualty so as to render the Premises unfit for tenancy for the use and purposes of Tenant as determined by Tenant using commercially reasonable judgment, Owner shall notify Tenant within thirty (30) days after the date of such damage or destruction whether or not Owner can restore the Premises for Tenant's use within one hundred twenty (120) days after such damage or destruction. If the Premises can be restored within such period. then this Lease shall continue with rent equitably abated until such time as the Premises are restored. If the Premises cannot be restored within such period, then either party shall have the option of terminating this Lease effective as of the date of such damage or destruction. If neither party elects to terminate the Lease, then rent shall equitably abate until such time as Owner restores the Premises as nearly as possible to the condition that same were in immediately prior to such damage or destruction, at which time full rent shall recommence.

In the event of any lesser damage or destruction, Owner shall have the obligation to repair, replace or restore the Premises or any portion thereof following any such damage or destruction only to the extent of insurance proceeds actually received.

Notwithstanding the foregoing, if the damage or destruction occurs during the last year of the term, and Owner determines that restoration of the Premises cannot occur within a period that would leave at least nine (9) months remaining on the Term of the Lease, then either party shall have the right to terminate this Lease effective as of the date of such damage or destruction.

19. Governmental Orders. Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Premises. Owner agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Owner and Tenant, that if in order to comply with such requirements, the cost to Owner or Tenant, as the case may be, shall exceed a sum equal to one (1) year's rent, then Owner or Tenant, whichever is obligated to comply with such requirements, may terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice in accordance with the provisions of Paragraph 36(d) hereof and which notice shall eliminate the necessity of compliance with such requirements by the party giving such notice unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving such notice all costs of compliance in excess of one (1) year's rent, or secure payment of said sum in a manner satisfactory to the party giving such notice.

20. Condemnation. If the whole or any part of the Premises, Building, or land shall be appropriated and taken by virtue of any condemnation proceeding for any public or quasi-public use or purpose so as to render the remaining portion untenantable for the uses and purposes contemplated by the parties, as determined by Tenant using commercially reasonable judgment, this Lease immediately shall terminate on the date possession thereof shall be so appropriated and taken. In the event of any lesser condemnation, and if in Tenant's reasonable opinion, the Premises are still suitable for Tenant's intended purposes, this Lease shall continue but the rent shall equitably abate based upon the portion of the Premises that are untenantable. If this Lease is not terminated following a partial condemnation, Owner shall, as speedily as is practical under the circumstances, make all necessary repairs or alterations necessary to make the Premises an architectural whole. All damages awarded for the acquisition or condemnation of the Premises, or any part thereof, shall become the sole and absolute property of Owner, regardless of whether such damages are awarded as compensation for the diminution in the value of the leasehold or the loss of the fee.

21. Inspection and Entry by Owner. Owner and its authorized agents and representatives shall have the right to enter the Premises during all reasonable hours in order to examine the Premises and shall be allowed to exhibit the Premises to any prospective tenant at any time within ninety (90) days prior to the expiration of the term of this Lease and may enter the Premises to make repairs required of Owner under the terms hereof, if any. Owner and its agents and representatives shall give at least one (1) business day's written notice of any such entry, except in the event of emergency, in which event Owner shall provide notice to Tenant as soon as reasonably possible.=The inspection rights described in this Paragraph shall in no way diminish Tenant's duty to provide notice of needed repairs described in the Paragraph of this Lease entitled "Maintenance and Repair."

22. Subordination, Non-Disturbance, Attornment and Estoppel. Subject to Tenant receiving a subordination, non-disturbance and attornment agreement ("SNDA") from every mortgagee, this Lease is subject to and subordinate to all security liens, mortgages, and deeds of trust which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements, and extensions thereof. The SNDA shall be reasonably acceptable to Tenant. Notwithstanding the self-operative nature of the foregoing, upon demand by Owner, Tenant shall execute and deliver promptly any such SNDA, provided that such SNDA is executed by Owner's mortgagee. Owner shall provide an executed SNDA from its current mortgagee, if any, within twenty (20) business days after execution of this Lease.

Neither such subordination, nor any foreclosure of any such mortgage or deed of trust, shall affect Tenant's right to continue in possession of the Premises under the terms of this Lease so long as Tenant shall not default in the performance of Tenant's obligations hereunder. Notwithstanding the foregoing, neither the party acquiring the interest of Owner hereunder as a result of foreclosure or any deed in lieu of foreclosure, nor any of such party's successors and assigns, shall be (a) liable for any act or omission of any prior owner; (b) subject to any offsets or defenses which Tenant may have against any prior owner; or (c) bound by any payments of rent which Tenant may have paid in excess of the current month's rent to any prior owner.

If the holder of any deed of trust or other instrument affecting or encumbering the fee title to the Premises shall succeed to the rights of Owner and shall allow Tenant to remain in possession under this Lease, Tenant shall attorn to and recognize such successor as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

Within ten (10) business days after request by Owner or any mortgagee or trustee under a mortgage or deed of trust of Owner that Tenant execute an estoppel certificate, Tenant shall deliver such a certificate in recordable form and satisfactory to Owner and directed to the proposed mortgagee, purchaser, or other transferee and to Owner, certifying any facts that are then true with respect to this Lease, including, without limitation (if such be the case), that this Lease is in full force and effect, the date through which rent is paid, that no default exists on the part of Owner or Tenant under this Lease, that Tenant is in possession, that Tenant has commenced the payment of rent under the Lease and that there are no defenses or offsets claimed by Tenant with respect to the rent under the Lease.

23. Casualty Insurance. Tenant, at the sole cost and expense of Tenant, shall keep the Premises insured to the extent of not less than one hundred percent (100%) of the replacement cost of all improvements upon the Premises against loss or damage by fire, with extended coverage. Each insurance policy effecting such coverage shall designate Owner, Owner's mortgagee, if any, and Tenant as insureds as their respective interests may appear, and shall contain a clause that the insurer will not cancel or modify the insurance coverage without first giving Owner a minimum of thirty (30) days' advance written notice by certified mail. Further, each such policy shall be carried with a reputable insurance company authorized to do business in North Carolina and approved by Owner, and a copy of each such policy or a certificate of insurance shall be provided to Owner together with evidence of the timely payment of all premiums. In the event Tenant at any time shall fail to maintain such insurance or shall fail to pay any and all premiums therefor, Owner shall have the right and option to effect such insurance and pay any and all premiums therefor; and, in the event of any such payment, Tenant, on the rental date next succeeding the date on which such payment shall have been made, shall pay to Owner a sum equal to the amount which was so paid for such insurance premiums, it being expressly understood that Owner shall have no obligation whatsoever hereunder to effect such insurance or to make such premium payments to cure the default of Tenant. Tenant, at the sole cost and expense of Tenant, shall keep any property located therein or thereon or affixed thereto insured to the extent that Tenant shall deem necessary to protect Tenant's interest in such property.

24. Liability Insurance. During the term of this Lease, Tenant, at Tenant's sole cost and expense, shall maintain a general comprehensive public liability insurance policy insuring Tenant, Owner and any other persons designated by Owner against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Premises by Tenant. The limits of such policy or policies shall be in an amount of not less than Two Million Dollars ($2,000,000.00) with respect to injuries to or death of any one (1) person, in an amount of not less than Two Million Dollars ($2,000,000.00) with respect to any one (1) accident or disaster, and in an amount not less than Two Million Dollars ($2,000,000.00) with respect to property damaged or destroyed. Such policy or policies shall contain a special endorsement recognizing and insuring any liability accruing to Tenant as a result of Tenant's indemnification of Owner pursuant to the Paragraph of this Lease entitled "Indemnity; Waste," and naming Owner as an additional insured. Such policy or policies shall be noncancellable except after thirty (30) days prior written notice to Owner. Such policy or policies or duly executed certificates of insurance as required shall be delivered to Owner simultaneously with the execution of this Lease and thereafter at least ten (10) days prior to the expiration of each policy term. In the event Tenant fails to maintain such insurance or to provide Owner certificates thereof, in addition to other remedies available to Owner, Owner may obtain such insurance and Tenant immediately shall reimburse the cost thereof to Owner as additional rent.

25. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, each of Owner and Tenant hereby waives all rights of recovery, claim, action or cause of action against the other for any loss or damage that may occur to the Premises, any improvements thereto, any personal property of Owner or Tenant or any personal injury arising from any cause that (a) would be insured against under the terms of any insurance required to be carried hereunder; or (b) is insured against under the terms of any insurance actually carried regardless of whether it is required hereunder. The foregoing waiver shall apply regardless of the cause of origin of the claim, including but not limited to the negligence of a party or its agents, officers, employees or contractors. The foregoing waiver shall not apply to the extent that it invalidates any insurance coverage of Owner or Tenant Each party shall obtain any special endorsements required by its insurer to evidence compliance with this waiver.

26. Indemnity; Waste. Tenant shall indemnify and hold Owner harmless from any and all loss, cost, fine, suit, damage, expense, or liability (including reasonable attorney fees) for any damage or injury to any other person or to any property occasioned by or resulting from the willful, negligent, or improper conduct, acts or omissions on the part of Tenant, its agents, employees, customers, and invitees from or in or about the Premises, including, without limitation, any claims for damages to persons or property by reason of Tenant's use or occupancy of the Premises; provided, however, that Tenant shall not be required to indemnify and hold harmless Owner from negligent or improper conduct, acts or omissions of Owner or Owner's agents, servants, or employees. Tenant shall not commit waste on the Premises. Owner shall indemnify and hold Tenant harmless from any and all loss, cost, fine, suit, damage, expense, or liability (including reasonable attorney fees) for any damage or injury to any other person or to any property occasioned by or resulting from the willful, negligent, or improper conduct, acts or omissions on the part of Owner, its agents, employees, customers, and invitees from or in or about the Premises; provided, however, that Owner shall not be required to indemnify and hold harmless Tenant from negligent or improper conduct, acts or omissions of Tenant or Tenant's agents, servants, or employees.

27. Default. The occurrence of any of the following events shall be a default by Tenant in this Lease ("Event of Default"):

a. Tenant's failure to pay any rent reserved hereunder within five (5) business days after notice the same shall be mailed to tenant due; or

b. Tenant's failure to perform any other of the terms, covenants, or conditions contained in this Lease to be observed or performed by Tenant, and such default shall continue for more than thirty (30) days after written notice thereof shall have been mailed to Tenant, provided that in the event such default cannot be cured within thirty (30) days, then such additional time as shall be required by Tenant to cure the default, provided that Tenant shall have in good faith commenced the cure and shall continue diligently and continuously thereafter to prosecure the cure to completion; or

c. Tenant's becoming bankrupt or insolvent; or

d.Tenant's filing any debtor proceeding, Tenant's allowing to be taken against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for appointment of a receiver or trustee of all or any portion of Tenant's property; or

Tenant's making an assignment for the benefit of creditors, petitioning for or entering into an arrangement, or Tenant abandoning the Premises or suffering the Lease to be taken under any right of execution. Owner shall be in default in the event Owner fails to perform any of the terms, covenants or conditions contained in this Lease to be to be observed or performed by Owner, and such default shall continue for more than thirty (30) days after written notice thereof shall have been mailed to Owner, provided that in the event such default cannot be cured within thirty (30) days, then such additional time as shall be required by Owner to cure the default, provided that Owner shall have in good faith commenced the cure and shall continue diligently and continuously thereafter to prosecure the cure to completion.

28. Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Owner, without excluding other rights and remedies that it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. If Owner should elect to re-enter as herein provided, or should take possession pursuant to legal proceedings, it may terminate this Lease and recover from Tenant damages in an amount equal to all rent which is due plus the difference in value between the present value of all rent reserved hereunder for the remainder of the term of this Lease and the present value of all reasonable rental value of the Premises for the remainder of the term of this Lease, or it may from time to time without terminating this Lease make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises for such term and at such rents as Owner may deem advisable. In the event of any such reletting, all rents received by Owner shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Owner; second, to the payment of any costs and expenses of such reletting, including the expenses of alteration and repair; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be applied by Owner in payment of future rent due and unpaid hereunder. If such reletting shall yield rentals insufficient for any month to pay the rent due by Tenant hereunder for that month, Tenant shall be liable to Owner for the deficiency and the same shall be paid monthly. No such re-entry or taking possession of the Premises by Owner shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant by Owner at the time of such re-entry. Notwithstanding such re-entry and reletting without termination, Owner, at any time thereafter, may elect to terminate this Lease for such previous breach, in which event Owner may recover from Tenant damages incurred by reason of such breach, including the cost of recovering the Premises and the difference in value between the present value of the rent reserved hereunder for the remainder of the term and the reasonable present value rental value of the Premises for the remainder of the term.

If Tenant abandons the Premises or is dispossessed by process of law, any personal property belonging to Tenant and left on the Premises shall, at the option of Owner, be deemed abandoned and available to Owner to use or sell to offset any rent due or any expenses incurred by removing same and restoring the Premises.

29. Effect of Termination of Lease. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Owner's right to collect rent for the period prior to termination thereof.

30. Holdover. Upon the expiration of the tern" of this Lease, if Tenant remains in possession of the Premises with Owner's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at the end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after the expiration of the term of this Lease without the execution of a new lease, and without Owner's acquiescence, Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the monthly rent payable under the Paragraph of this Lease entitled "Rent" shall for each month, or fraction thereof, during which Tenant remains so in possession of the Premises, be one and one-half times the monthly rent otherwise payable under the Paragraph of this Lease entitled "Rent."

31. Attorney Fees. In the event that any action or proceeding is brought to enforce any term, covenant, or condition of this Lease on the part of Owner or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney fees and costs.

32. Time of the Essence. Time is of the essence in this Lease.

33. Right of First Refusal. In the event that Owner shall elect to sell the Premises during the term hereof, Owner shall give notice to Tenant of the price and terms of the proposed sale and Tenant thereupon shall have the right of first refusal to purchase the Premises from Owner at such price and upon such terms. Tenant's right of first refusal shall expire if not exercised by notice thereof to Owner within thirty (30) days following the foregoing notice from Owner. In the event that this right of first refusal shall not be exercised by Tenant or otherwise shall expire or terminate, Tenant, by acceptance hereof, agrees to make, execute and deliver to Owner immediately upon request therefor an instrument in proper form for recordation evidencing the expiration of the aforesaid right of first refusal. In the event that Tenant shall not make, execute and deliver such instrument to Owner, Tenant shall be responsible for and Tenant hereby agrees to pay to Owner the reasonable costs and attorney fees incurred by Owner in taking such legal action as Owner may determine necessary to obtain confirmation of record by judicial action or otherwise of the expiration of such right of first refusal as well as in enforcing collection of such costs and fees. In the event Tenant exercises its right of first refusal but closing does not occur for whatever reason, Tenant's rights under this Paragraph shall terminate, but Tenant's obligations under this Lease shall not.

34. Transfer of Owner's Interest. In the event of the sale, assignment, or transfer by Owner of its interest in the Premises or in this Lease (other than a collateral assignment to secure a debt of Owner), Owner shall thereupon be released and discharged from all its covenants and obligations under this Lease, except those obligations that have accrued prior to such sale, assignment, or transfer, and Tenant agrees to look solely to the successor in interest of Owner for the performance of those covenants accruing after such sale, assignment, or transfer. Owner's assignment of this Lease, or of any or all of its rights in this Lease, shall not affect Tenant's obligations hereunder, and Tenant shall attorn and look to the assignee as Owner.

35. Quiet Enjoyment. Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed on the part of Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Premises.

36. Miscellaneous.

a. Neither the execution of this Lease nor the performance of any act pursuant to the provisions hereof shall be deemed or construed to have the effect of creating between Owner and Tenant the relationship of principal and agent, partnership, or joint venture.

b. All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative and not restrictive of those given by law.

c. No failure of Owner to exercise any power given Owner hereunder or to insist upon strict compliance by Tenant of its obligations hereunder, and no custom or practice of the party at variance with the terms hereof shall constitute a waiver of Owner's right to demand exact compliance with the terms hereof.

d. Any notice required hereunder shall be deemed sufficient notice and service thereof completed upon receipt or refusal of same if same shall be in writing and personally delivered or addressed to the addressee at the address set forth below and sent by a reputable nationwide overnight delivery service for next business day delivery.

e. Owner and Tenant agree that no representations or inducements have been made other than those expressed herein and that this Lease contains the entire agreement between the parties hereto. Any amendments to this Lease shall be in writing and signed by Owner and Tenant. This Lease supersedes and replaces all prior agreements, written or otherwise, with respect to the subject matter hereof.

f. Upon request of either Owner or Tenant, the parties hereto shall execute a short form lease ("Memorandum of Lease") in recordable form, setting forth such provisions hereof (other than the amount of rent and other sums due) as either party may wish to incorporate. The cost of recording such Memorandum of Lease shall be borne by the party requesting execution of same.

The paragraph headings are for convenience of reference only and shall not be used to construe or interpret the words used in this Lease.

h.The address of Tenant to which all notices herein provided shall be sent is:

420 McKinney Parkway
Lillington, NC 27546

i.The address of the Owner to which all notices herein provided shall be sent is:

402 McKinney Parkway
Lillington, NC 27546

j. Throughout this Lease, the masculine gender shall be deemed to include the neuter and the feminine; the singular, the plural; the plural, the singular; the corporate, the individual; and the individual, the corporate.

k. Each individual executing this Lease as director, officer, partner, member, manager, or agent of a corporation, limited liability company, or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation, limited liability company, or partnership.

1.This Lease shall be construed according to the laws of the State of

North Carolina and any action brought to enforce or interpret this Lease shall be brought only in the courts of Harnett County, North Carolina.

m.This Lease may be executed in duplicate originals, any of which shall be declared an original.

IN WITNESS WHEREOF, the parties, by and through their duly authorized representatives, have caused this Lease to be executed under seal and delivered, this the date and year first above written.

OWNER:

BOON EDAM, INC. A New York corporation		(SEAL)

By:	/s/
February 25, 2010 President

[CORPORATE SEAL]

TENANT:

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
February 23, 2010 CFO

Exhibit A

Lying and being situate in Lillington Township, Harnett County, North Carolina, and being all of that 5.65 acre tract as shown on that map dated July 1, 1996 by Mickey R. Bennett, R.L.S. and recorded in Plat Cabinet F, Slide 599B in the office of the Register of Deeds of Harnett County.

This being the same identical real property described in that deed from Simco Leasing Company, Inc. to Tomsed Corporation dated October 18, 2001 and recorded in Book 1549, Page 395 in the office of the Register of Deeds of Harnett County.

EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

A.J. Piscitelli & Associates, Inc., a New York corporation

American Physical Security Group, LLC, a Delaware limited liability company

American Institute for Defense and Tactical Studies, Inc., a New York corporation

EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of American Defense Systems, Inc. on Form S-1, File No. 333-160849, and on Form S-8, File No. 333-152610 of our report, dated April 15, 2010, with respect to our audit of the consolidated financial statements of American Defense Systems, Inc. and Subsidiaries as of December 31, 2009 and for the year then ended, which report is included in this Annual Report on Form 10-K of American Defense Systems, Inc. for the year ended December 31, 2009.

Our report on the consolidated financial statements refers to a change in the method of accounting for warrants in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Sub Topic 815-10, “Contracts in Entity’s Own Stock” effective January 1, 2009.

/s/ Marcum LLP

Marcum LLP
Melville, New York
April 15, 2010

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-152610) and Form S-1 (No. 333-160849) of American Defense Systems, Inc. of our report dated March 13, 2009 (except for Notes 8 and 11 as to which the date is April 14, 2009 and Note 2 as to which the date is April 14, 2010) relating to the consolidated financial statements of American Defense Systems, Inc. and Subsidiaries as of December 31, 2008, which appears in this Form 10-K.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
April 15, 2010

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony J. Piscitelli, President and Chief Executive Officer, certify that:

     1. I have reviewed this annual report on Form 10-K of American Defense Systems, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

     5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 15, 2010

/s/ Anthony J. Piscitelli
Anthony J. Piscitelli
President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary Sidorsky, Chief Financial Officer, certify that:

     1. I have reviewed this annual report on Form 10-K of American Defense Systems, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

     5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 15, 2010

/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of American Defense Systems, Inc. (the “Company”) for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Piscitelli, Chief Executive Officer and President of the Company and Gary Sidorsky, Chief Financial Officer of the Company, certify: pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2010

/s/ Anthony J. Piscitelli
Anthony J. Piscitelli
President and Chief Executive Officer

/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer